An offering statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR

Subject to completion, dated July 25, 2024

OFFERING CIRCULAR

RealtyMogul Apartment Growth REIT, Inc.

Sponsored by

RM Sponsor, LLC

Up to $71,628,340 in Shares of Common Stock

The United States Securities and Exchange Commission (“SEC”) does not pass upon the merits of or give its approval to any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering circular or other solicitation materials. These securities are offered pursuant to an exemption from registration with the SEC; however, the SEC has not made an independent determination that the securities offered are exempt from registration.

The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment in shares of our common stock.

	Per Share	Total Maximum (2)
Public Offering Price(1)	$9.75	$66,923,263
Underwriting Discounts and Commissions(3)	$0.10	$669,233
Underwriting Discounts and Commissions Funded by Sponsor(3)	$(0.10)	$(669,233)
Proceeds to the Company from this Offering to the Public (Before Expenses)	$9.75	$66,923,263
Maximum Distribution Reinvestment Plan	$9.75	$4,705,077

(1)	As of the date of this offering circular, our offering price per share is $9.75. The offering price per share equals our net asset value (“NAV”) per share (calculated as our NAV divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter) and will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter). Our NAV per share is $9.75, as of March 31, 2024. Investors will pay the most recent publicly announced offering price as of the date of their subscription.

(2)	On August 23, 2017, our initial offering of $50,000,000 in shares of common stock (the “Initial Offering”) was qualified by the SEC. On December 23, 2020, we commenced our follow-on offering (the “Follow-on Offering”) and terminated our Initial Offering. As of May 31, 2024, we have sold approximately 6,183,000 shares, for total gross offering proceeds of approximately $64,333,000. Pursuant to this offering circular, we are offering up to $71,628,340 in shares of our common stock (comprising $66,923,263 in shares in our primary offering and $4,705,077 in shares pursuant to our distribution reinvestment plan under Rule 251(d)(3)(i)(B) of Regulation A), which represents the value of the shares available to be offered as of July 1, 2024 out of the rolling 12-month maximum offering amount of $75,000,000 in shares of our common stock (the “Second Follow-on Offering” and collectively with the Initial Offering and the Follow-on Offering, the “Offering”).

(3)	Neither we nor our investors in this Offering will pay upfront selling commissions in connection with the purchase of shares of our common stock. Instead, our Sponsor, as defined below, will pay these upfront selling commissions to the broker-dealer executing the sale. Additionally, with respect to organization and offering expenses, the Company intends to reimburse our Manager (as defined below) for actually incurred, third-party organization and offering expenses in an amount up to 3% of gross offering proceeds, which total organization and offering expenses will not exceed 15% of the gross proceeds of the offering pursuant to Financial Industry Regulatory Authority, Inc. (“FINRA”) rules. In addition, in the aggregate, underwriting compensation from all sources will not exceed 10% of the gross proceeds from our primary offering, which 10% is included as part of the 15% limit on organization and offering expenses. See “Management Compensation” for a description of additional fees and expenses that we will pay our Manager and its affiliates, including personnel of our Managers and its affiliates. Additionally, see “Plan of Distribution” for additional items of compensation to be received by the broker-dealer involved in this Offering.

Generally, unless you are an accredited investor, no sale may be made to you in this offering, including shares sold pursuant to our distribution reinvestment plan portion, if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

This Offering Circular follows the Form S-11 disclosure format.

The date of this offering circular is __________, 2024.

Our mailing address is:

RealtyMogul Apartment Growth REIT, Inc.

10573 W. Pico Blvd.

PMB #603

Los Angeles, CA 90064

Attn: Investor Relations

Our telephone number is (877) 781-7153 and our website address is www.realtymogul.com.

Investing in shares of our common stock is speculative and involves substantial risks. You should purchase these securities only if you can afford a complete loss of your investment. You should carefully review the “Risk Factors” section of this offering circular, beginning on page 15, which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock. These risks include the following:

●	We depend on our Manager to select our investments and conduct our operations. We pay fees and expenses to our Manager and its affiliates that were determined as between related parties, and therefore we do not have the benefit of arm’s length negotiations of the type normally conducted between unrelated parties. These fees increase your risk of loss. In addition, we can offer no assurance that our Manager will remain our investment manager.

●

Some of the investments in which we will invest will be acquired by our affiliates, RM Communities, LLC (“RM Communities”) or Realty Mogul Commercial Capital, Co. (“RMCC”), each of which, in their acquisition capacity, may be referred to as an RM Originator in this offering circular. We may purchase investments directly from an RM Originator. The RM Originator may also receive profit participation fees and/or other fees with respect to investments in which we invest. A portion of these fees may be paid to personnel affiliated with our Manager for their roles in the investment opportunity. While these fees will not be paid by the Company or its investors, they may incentivize our Manager to make investments on our behalf that are riskier than we might otherwise make and thereby indirectly have the effect of lowering the return our investors would receive in the absence of these fees.

●	We have limited operating history, and there is no assurance that we will achieve our investment objectives.

●	This is a “blind pool” offering because, as of the date of this offering circular, we have not identified all of the investments we will make with the net proceeds of this offering. Depending on our progress in funding investments at the time of your purchase, you may not be able to evaluate the economic merit of all of our investments. You will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities.

●	Our ability to implement our investment strategy is dependent, in part, upon RM Securities’ ability to successfully execute sales of shares of our common stock on the Realty Mogul Platform, as defined below, which makes an investment in us more speculative.

●	There are conflicts of interest between us, our Manager and its affiliates.

●	Our Manager’s executive officers, and key real estate professionals are also officers, directors, managers and/or key professionals of Realty Mogul, Co. and its affiliates. As a result, they will face conflicts of interest, including time constraints and other conflicts created by our Manager’s compensation arrangements with us and other affiliates of Realty Mogul, Co.

●	Our Sponsor and Manager sponsors and advises, respectively, RealtyMogul Income REIT, LLC, a real estate program substantially similar to us, and they sponsor and advise additional companies that may compete with us, and neither our Sponsor nor our Manager has an exclusive management arrangement with us.

●	By purchasing shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.

●	This offering is being made pursuant to recently adopted rules and regulations under Regulation A (“Regulation A”) of the Securities Act of 1933, as amended (the “Securities Act”). The legal and compliance requirements of these rules and regulations, including ongoing reporting requirements related thereto, are relatively untested.

●	If we internalize our management functions, your interest in us could be diluted and we could incur other significant costs associated with being self-managed.

●	Our Manager may change our targeted investments and asset allocation without stockholder consent, which could result in investments that are different from, and possibly riskier than, those described in this offering circular.

●	Although our goal is to fund the payment of distributions solely from cash flow from operations, we have paid, and may continue to pay, distributions from other sources, including net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we pay distributions from sources other than our cash flow from operations, we will have less funds available for investments and your overall return may be reduced. In any event, we intend to make annual distributions as required to comply with real estate investment trust (“REIT”) distribution requirements and avoid U.S. federal income and excise taxes on retained income. We have not established a minimum distribution payment level. The amount of our distributions may fluctuate and may be adversely affected by a number of factors, including the risk factors in this offering circular.

●	The internal accountants or asset managers of our Manager or its affiliates will calculate our NAV on a quarterly basis using valuation methodologies that involve subjective judgments and estimates. As a result, our NAV may not accurately reflect the actual prices at which our commercial real estate assets and investments, including related liabilities, could be liquidated on any given day.

●	Our charter does not require the board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require the board of directors to list our shares for trading by a specified date. No public market currently exists for our shares of common stock. Unless our shares of common stock are listed on a national securities exchange, you may not have the opportunity to sell your shares. If you are able to sell your shares, you may have to sell them at a substantial loss. We do not currently intend to list our shares of common stock on a national securities exchange, and no market for our shares of common stock may develop.

●	If we fail to qualify as a REIT for U.S. federal income tax purposes and no relief provisions apply, we would be subject to entity-level federal income tax and, as a result, our cash available for distribution to our stockholders and the value of our shares could materially decrease.

●	We may be subject to adverse legislative or regulatory tax changes.

●	We will attempt to manage our portfolio so that we are not required to register as an investment company, such as a mutual fund. This may result in us not making potentially profitable investments, or in us disposing of investments at times that we otherwise would prefer to hold those investments.

●	Our direct investments in commercial real estate and other select real estate-related assets will be subject to risks relating to the volatility in the value of the underlying real estate, default on underlying income streams, fluctuations in interest rates, and other risks associated with debt and real estate investments generally. These investments are only suitable for sophisticated investors with a high-risk investment profile. Our investment strategy involves leverage. These investments may not be suitable for investors with lower risk tolerances.

●	Our Manager, its principals and/or its other affiliates may continue to sponsor and offer other real estate investment opportunities, including additional blind pool equity offerings similar to this offering, on the Realty Mogul Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business.

●	The terms of the management agreement (including our Manager’s rights and obligations and the compensation payable to our Manager and its affiliates) were not negotiated at arm’s length.

●	The board of directors may, without stockholder consent unless otherwise required by law, determine that we should engage in a roll-up or other similar transaction where we acquire other entities, including entities affiliated with the board of directors. Similarly, the board of directors may, without stockholder consent unless otherwise required by law, determine that we should list our shares on a national securities exchange.

●	Affiliates of our Sponsor and our Manager are engaged in selling investment opportunities to individuals and institutions outside of the Company, some of which may compete with the Company. There may be a conflict of interest in this arrangement because, among other things, the economic return to the entities or their respective personnel may be greater in selling opportunities to these competitive interests rather than to the Company.

●	The compensation arrangements for our Manager, its affiliates and the personnel of our Managers and its affiliates may provide them an incentive to increase leverage in the Company or its investments, which may increase risk and volatility in the Company’s performance.

RealtyMogul Apartment Growth REIT, Inc. is a Maryland corporation formed to own and manage a diversified portfolio of preferred equity and joint venture equity investments in multifamily properties located in target markets throughout the United States. We have made and intend to continue to make preferred equity and joint venture equity investments in established, well-positioned apartment communities that have demonstrated consistently high occupancy and income levels across market cycles as well as multifamily properties that offer value added opportunities with appropriate risk-adjusted returns and opportunity for value appreciation. The use of the terms “RealtyMogul Apartment Growth REIT,” the “Company,” “we,” “us” or “our” in this offering circular refers to RealtyMogul Apartment Growth REIT, Inc., unless the context indicates otherwise. We elected to be taxed, and currently qualify, as a REIT for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2017.

We are externally managed by RM Adviser, LLC (“RM Adviser” or our “Manager”), which is an affiliate of our sponsor, RM Sponsor, LLC (our “Sponsor”). Our Manager and our Sponsor are each wholly-owned subsidiaries of Realty Mogul, Co.

On August 23, 2017, our Initial Offering was qualified by the SEC. On December 23, 2020, we commenced our Follow-on Offering and terminated our Initial Offering. This Second Follow-on Offering follows the termination of the Follow-on Offering, terminated on June 20, 2024.

We are offering in this Second Follow-on Offering up to $71,628,340 in shares of our common stock (comprising $66,923,263 in shares in our primary offering and $4,705,077 in shares pursuant to our distribution reinvestment plan under Rule 251(d)(3)(i)(B) of Regulation A), which represents the value of the shares available to be offered as of July 1, 2024 out of the rolling 12-month maximum offering amount of $75,000,000 in shares of our common stock.

We expect to offer shares of our common stock in the Second Follow-on Offering until the earlier of __________, 2027, which is three years from the qualification date of the Second Follow-on Offering, or the date on which the maximum offering amount has been raised; provided however, that our board of directors may terminate the Second Follow-on Offering at any time or extend the offering. In no event will we extend the Second Follow-on Offering beyond 180 days after the third anniversary of the initial qualification date.

As of the date of this offering circular, the offering price per share for our common stock is $9.75. Our price per share will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter), and will equal our NAV per share (calculated as our NAV divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter). Investors will pay the most recent publicly announced offering price as of the date of their subscription. Our website, www.realtymogul.com, will identify the current offering price per share as well as our NAV per share. The price per share pursuant to our distribution reinvestment plan will equal our most recently announced NAV per share and any repurchases of shares made pursuant to our share repurchase program will be made at the most recent NAV per share (less any applicable discounts, as set forth herein). No sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan. See “Description of Our Common Stock—Distribution Reinvestment Plan” for additional information.

The minimum investment in shares of our common stock for initial purchases is $5,000 in common stock, including purchases by individual retirement accounts (“IRAs”) and other tax-deferred accounts. The minimum investment for subsequent purchases is $1,000, including purchases by individual retirement accounts, or IRAs, and other tax-deferred accounts. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”). Neither the Company nor our Manager provides any retirement plan, retirement, investment or tax advice to any individual investor. In the board of directors’ discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers. We will disclose any new minimum investment amount on the Realty Mogul Platform at least two days in advance of that new minimum amount taking effect. Any change to the minimum investment amount will apply prospectively to all new purchasers.

We have distributed, and intend to continue to distribute, shares of our common stock to the public exclusively through the interactive website located at www.realtymogul.com, a platform that provides functionality for RM Securities, as defined below, to interact with prospective investors. We refer to this platform as the Realty Mogul Platform. Through the use of the Realty Mogul Platform, investors can browse and screen real estate investments, view details of an investment and sign legal documents online. The Realty Mogul Platform is operated by our affiliate, RM Technologies, LLC, which is a wholly-owned subsidiary of Realty Mogul, Co. and an affiliate of our Sponsor and of our Manager.

All sales of shares of our common stock will be executed through RM Securities, LLC (“RM Securities”), which is a registered broker-dealer that is a member firm of FINRA. RM Securities is an affiliate of our Sponsor and of our Manager, and is a wholly owned subsidiary of Realty Mogul, Co. Our Sponsor has entered into a Selling and Distribution Agreement with RM Securities. Pursuant to the Selling and Distribution Agreement, our Sponsor will pay up to a 1.00% commission on the proceeds from the sale of any shares that the broker executed. These commissions will not be paid by, or charged to, either the Company or its investors. Certain employees of Realty Mogul, Co. are also registered representatives sponsored by RM Securities. RM Securities may engage additional broker-dealers or financial advisors that are members of FINRA, which we refer to as participating broker-dealers, to sell our common shares. We anticipate that RM Securities’ activity on our behalf will be conducted largely by such registered representatives, and a portion of the sales commission received by RM Securities will be paid to those registered representatives. Other than those registered representatives and RM Securities, no other affiliate of Realty Mogul, Co. will be acting as a broker or dealer in connection with this offering.

Initially, shares of our common stock will not trade on a stock exchange or other trading market. This means that it may be difficult to sell your shares. We have, however, adopted a share repurchase program designed to provide our stockholders with limited liquidity on a quarterly basis with respect to their investment in our shares. See “Description of Our Common Stock—Quarterly Share Repurchase Program” for more details.

i

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this offering circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC using a continuous offering process. Periodically, as we update our quarterly NAV per share amount or have other material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See “Additional Information” for more details.

The offering statement and all supplements and reports that we have filed or will file in the future can be read at the SEC website, www.sec.gov. Also, a copy of our offering circular and all supplements will be posted on the Realty Mogul Platform website, www.realtymogul.com. The contents of the Realty Mogul Platform website (other than the offering circular and supplements thereto) are not incorporated by reference in or otherwise a part of this offering circular.

Our Manager and those selling shares on our behalf in this offering will be permitted to make a determination that the purchasers of shares in this offering, including participants in our distribution reinvestment plan at the time of such distribution reinvestments, are “qualified purchasers” in reliance on the information and representations provided by the stockholder regarding the stockholder’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

ii

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Shares of our common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state law, or “blue sky,” review, subject to our meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our shares of common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when our shares of common stock are listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” as defined under Rule 501 of Regulation D promulgated under the Securities Act and (ii) all other investors so long as their investment in our shares of common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, the Company, or the Manager, acting on the Company’s behalf, reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company, or the Manager, acting on the Company’s behalf, determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A.

To determine whether a natural person is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the person must be a natural person:

1.	Who has an individual net worth, or joint net worth with the person’s spouse or spousal equivalent, that exceeds $1 million at the time of the purchase;

2.	Who has earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse or spousal equivalent exceeding $300,000 for those years, and a reasonable expectation of the same income level in the current year;

3.	Who has certain professional certifications, designations or credentials or other credentials issued by an accredited education institution, as designated by the SEC; or

4.	Who, with respect to investments in a private fund, are “knowledgeable employees” of the fund, as defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D.

iii

OFFERING SUMMARY

This summary highlights the information contained elsewhere in this offering circular. Because this is only a summary, it does not contain all the information that may be important to a prospective investor in our common stock and is qualified in its entirety by reference to the more detailed information appearing elsewhere in this offering circular. We reserve the right to change the terms of the offering prior to acceptance of an investor’s subscriptions. Prospective investors will be notified of any such changes that we consider to be material by way of a supplement to this offering circular or by other reasonable means. For a more complete understanding of this offering, we encourage investors to read this offering circular and any other documents to which an investor is referred. When we refer to “we,” “us,” “our” or the “Company” or similar words, we refer to RealtyMogul Apartment Growth REIT, Inc., the operating partnership and its subsidiaries, collectively.

RealtyMogul Apartment Growth REIT, Inc. is a Maryland corporation. Our mailing address is 10573 W. Pico Blvd., PMB #603, Los Angeles, California 90064. You can contact us by phone at (877) 781-7153 or you can contact us by email at Info@realtymogul.com. We elected to be taxed, and currently qualify, as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017.

The REIT	RealtyMogul Apartment Growth REIT, Inc. is a Maryland corporation formed to own and manage a diversified portfolio of preferred equity and joint venture equity investments in multifamily properties located in target markets throughout the United States. We have made and intend to continue to make preferred equity and joint venture equity investments in apartment communities that have demonstrated consistently high occupancy and income levels across market cycles as well as multifamily properties that offer value added opportunities with appropriate risk-adjusted returns and opportunity for value appreciation.

The Operating Partnership	We are structured as an umbrella partnership real estate investment trust, or UPREIT, and therefore expect to own some assets through RealtyMogul Apartment Growth REIT Operating Partnership, LP, our operating partnership (“RealtyMogul Apartment Growth REIT Operating Partnership”). We may, however, own assets directly through subsidiaries of our operating partnership or through other entities. We are the sole general partner of our operating partnership.

The REIT Manager	We are externally managed by RM Adviser, LLC, which manages our day-to-day operations, including providing investment advisory and acquisition services (including performing due diligence on our investments), offering services, asset management services, marketing and advertising services, accounting and other administrative services, stockholder services, financing services, and disposition services, among others. In addition, our Manager will make all the decisions regarding the selection, negotiation, financing and disposition of our investments, subject to the limitations in a management agreement by and between us and our Manager.

The REIT Sponsor	Our sponsor is RM Sponsor, LLC. Both our Manager and our Sponsor are wholly-owned subsidiaries of Realty Mogul, Co. (as discussed below). Our Sponsor and our Manager currently sponsor and manage, respectively, RealtyMogul Income REIT, LLC. RealtyMogul Income REIT, LLC commenced its initial offering pursuant to Regulation A on August 12, 2016, its follow-on offering pursuant to Regulation A on May 7, 2019 and its second follow-on offering pursuant to Regulation A on May 13, 2022. Our Sponsor and Manager sponsor and advise, respectively, additional companies. Neither our Sponsor nor our Manager has an exclusive management arrangement with us.

1

Realty Mogul, Co.	Realty Mogul, Co., the parent company of each of our Manager and our Sponsor, RM Technologies, LLC, RM Securities, RMCC, RM Communities (each of RMCC and RM Communities is referred to herein as an “RM Originator”), RM Manager, LLC and RM Admin, LLC.

Management of the REIT	Although our Manager manages our day-to-day operations, we operate under the direction of our board of directors, a majority of whom are independent directors.

Other than the limited stockholder voting rights described herein, our charter vests most other decisions relating to our assets and to the business of the Company, including certain decisions relating to acquisitions and dispositions, the engagement of asset managers, the issuance of securities in the Company including additional shares of our common stock, mergers, roll-up transactions, listing on a national securities exchange, and other decisions relating to our business, in our board of directors.

Realty Mogul Platform	The Realty Mogul Platform is an online technology platform focused on real estate, which can be found on the website www.realtymogul.com.

The Realty Mogul Platform gives qualified investors the ability to:

●	browse investment offerings based on investment preferences including location, asset type, and risk and return profile;

●	transact directly with real estate companies entirely online, including digital legal documentation, funds transfer, and ownership recordation;

●	manage and track investments easily through an online dashboard; and

●	receive automated distributions and/or interest payments, and regular financial reporting.

All sales of shares of our common stock will be offered exclusively online on the Realty Mogul Platform and executed through RM Securities.

Investment Objectives	Our primary investment objectives are to realize capital appreciation in the value of our investments over the long-term and to pay attractive and stable cash distributions to stockholders.

2

Investment Strategy	We have made and intend to continue to make preferred equity and joint venture equity investments in multifamily properties located in target markets throughout the United States. We have invested in, and intend to continue to invest in, apartment communities that have demonstrated consistently high occupancy and income levels across market cycles as well as multifamily properties that offer value added opportunities with appropriate risk-adjusted returns and opportunity for value appreciation. We will invest in the following types of assets: equity or preferred equity interests in companies whose primary business is to own and operate one or more specified multifamily projects.

We believe that the long-term market for investment in multifamily communities is compelling from a risk-return perspective. Millennials and Generation Z, two of the largest demographic groups comprising roughly half of the total population in the United States, are increasingly choosing to live in a variety of rental housing. The Company plans to provide rental housing for these multi-generational groups as they age through their housing needs. We believe that our investment strategy, combined with the experience and expertise of our Manager’s management team, will provide opportunities to invest in assets with attractive risk-adjusted returns.

The underwriting process for these investments involves comprehensive financial, structural, operational and legal due diligence of our partners in order to optimize pricing and structuring and mitigate risk. We believe the current and future market environment provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our stockholders.

See “Investment Objectives and Strategy – Investment Strategy” for additional detail on our investment strategy.

Leverage Policy	Although we do not expect to use leverage at the portfolio level, we use property-level leverage in connection with equity investments, which, in the aggregate across the portfolio, we do not expect to exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our total assets, capital expenditures and closing costs.

Investment Company Act Considerations	Although we intend to continue to conduct our business such that we are not deemed to be an “investment company,” as defined under the Investment Company Act, we also may rely on one or more exemptions from registration under the Investment Company Act potentially including the exemption contained in Section 3(c)(5)(C) thereof and the rules and regulations thereunder. See “Plan of Operation—Investment Company Act Considerations.”

The Second Follow-on Offering	We are offering on the Realty Mogul Platform, www.realtymogul.com, a maximum of $66,923,263 of shares of our common stock in the primary portion of this offering to the public on a “best efforts” basis at an offering price per share equal to our NAV per share. When shares of our common stock are offered to the public on a “best efforts” basis, we are only required to use our best efforts to sell shares of our common stock. Neither our Sponsor, our Manager, broker-dealers nor any other party has a firm commitment or obligation to purchase any shares of our common stock.

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Our board of directors set our initial offering price at $10.00 per share, which purchase price was arbitrarily determined. As of the date of this offering circular, our offering price per share is $9.75. Our price per share will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter), and will equal our NAV per share (calculated as our NAV divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter). Investors will pay the most recent publicly announced offering price as of the date of their subscription. Our website, www.realtymogul.com, will identify the current offering price per share as well as our NAV per share. Any subscriptions that are submitted prior to our announcement of a new quarterly NAV per share and the new per share purchase price will be executed at the price per share in effect as of the date the subscription is submitted. While this offering is ongoing, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share that will be applicable for the following three-month period, which we refer to as the pricing supplement. Additionally, our website, www.realtymogul.com, will contain this offering circular, including any supplements and amendments.

Distributions	Although our goal is to fund the payment of distributions solely from cash flow from operations, we have paid and may continue to pay distributions from other sources, including from the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such sources. Our board of directors may authorize other periodic distributions as circumstances dictate. Distributions are not guaranteed. Any distributions we make will be at the discretion of our board of directors, and will be based on, among other factors, our present and reasonably projected future cash flow. In addition, the board of directors’ discretion as to the payment of distributions will be dictated by the REIT distribution requirements, which generally require that we make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income, computed without regard to the dividends paid deduction and excluding net capital gain. Moreover, even if we make the required minimum distributions under the REIT rules, we are subject to federal income and excise taxes on our undistributed taxable income and gains. As a result, our board of directors also may authorize additional distributions, beyond the minimum REIT distribution, to avoid these taxes.

Any distributions that we make will directly impact our NAV, by reducing the amount of our assets. Our goal is to generate returns to our stockholders in the form of income through regular distributions and capital growth through increases in our NAV per share. Over the course of your investment, your distributions plus the change in NAV per share (either positive or negative), less any applicable share repurchase fees, will produce your total return.

If you elect to participate in our distribution reinvestment plan, all distributions we pay to you will be automatically reinvested in shares of our common stock.

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Share Repurchase Program	While you should view your investment in our common stock as a long-term investment with limited liquidity, we have adopted a share repurchase program whereby stockholders may request that we repurchase up to 25% of their shares quarterly while this offering is ongoing. We also may make repurchases upon the death of a stockholder (referred to as “exception repurchases”; all other repurchases are referred to as “ordinary repurchases”). In addition, if, as a result of a request for repurchase, a stockholder will own shares having a value of less than $1,000 (based on our most-recently published offering price per share), we reserve the right to repurchase all of the shares owned by such stockholder.

Management Compensation	Our Manager and its affiliates will receive fees and expense reimbursements for services relating to this offering and the investment and management of our assets. We will not pay our Manager or its affiliates any selling commissions or dealer manager fees in connection with the offer and sale of shares of our common stock. In the event we complete a transaction with a third-party partner, we expect that there will be standard fees charged to us by these third-party partners that will not be paid to Realty Mogul, Co. or its affiliates. See below and the “Management Compensation” section of this offering circular for more information.

Organization and Offering Expenses	We intend to reimburse our Manager (as defined below) for actually incurred, third-party organization and offering expenses in an amount up to 3% of gross offering proceeds it incurs before and after the date of this offering circular, which total organization and offering expenses will not exceed 15% of the gross proceeds of the offering.

Broker Sales Commission	Investors will not pay upfront selling commissions as part of the price per share of our common stock purchased in the offering. Our Sponsor will pay the broker participating in the offering selling commissions in an amount up to 1.00% of the proceeds from the sale of any shares of our common stock that the broker executed.

Asset Management Fee	We will pay our Manager a monthly asset management fee at an annualized rate of 1.25% payable in arrears, which will be based on the total equity value. For purposes of this fee, total equity value equals (a) our then-current NAV per share, as determined by our board of directors, multiplied by (b) the number of shares of our common stock then outstanding. Any portion of the asset management fee may be deferred and paid in a subsequent period upon the mutual agreement of the Company and our Manager.

Other Operating Expenses	We will reimburse our Manager for out-of-pocket expenses incurred on our behalf, including license fees, auditing fees, fees associated with SEC reporting requirements, acquisition expenses, interest expenses, property management fees, insurance costs, tax return preparation fees, marketing costs, taxes and filing fees, administration fees, fees for the services of independent directors, and third-party costs associated with the aforementioned expenses. These expenses do not include our Manager’s or Realty Mogul, Co.’s overhead, employee costs, utilities or certain technology costs. These reimbursements that we will pay to our Manager may be originally incurred by Realty Mogul, Co. in the performance of services by its employees under the shared services agreement between our Manager and Realty Mogul, Co.

Term	We expect to offer shares of common stock in the Second Follow-on Offering until the earlier of __________, 2027, which is three years from the qualification date of the Second Follow-on Offering, or the date on which the maximum offering amount has been raised; provided, however, that our board of directors may terminate the Second Follow-on Offering at any time or extend the offering. In no event will we extend the Second Follow-on Offering beyond 180 days after the third anniversary of the initial qualification date.

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Liquidity Event	While we expect to seek a liquidity transaction in the future, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable at any time. The board of directors has the discretion to consider and execute a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could include the sale of the Company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock for trading on a national securities exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares. Stockholder approval would be required for the sale of all or substantially all of our assets, the sale of the Company or certain mergers of the Company.

Stockholder Meetings	An annual meeting of our stockholders for the election of directors will be held each year. Special meetings of stockholders may be called only upon the request of the board of directors, the chairman of the board of directors, our president, or our chief executive officer and, subject to the satisfaction of certain procedural requirements, must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting.

Subject to our charter restrictions on transfer of our stock and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share of our common stock owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Stockholder Reports	We will provide you with periodic updates on our business and financial performance, including an annual report, semi-annual report, current reports for specified material events within four business days of their occurrence, supplements to the offering circular and other reports that we may file with or furnish to the SEC from time to time. We will provide this information to you by posting such information on the SEC’s website at www.sec.gov, on the Realty Mogul Platform at www.realtymogul.com or via e-mail. We will also provide you with Form 1099-DIV tax information, if required, in electronic form by January 31 of the year following each taxable year.

Transfer Agent	The transfer agent and registrar for our shares is Computershare, Inc. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

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QUESTIONS AND ANSWERS ABOUT THIS OFFERING

The following questions and answers about this offering highlight material information regarding us and this offering, including in some cases information that is not otherwise addressed in the “Offering Summary” section of this offering circular. You should read this entire offering circular, including the section entitled “Risk Factors,” before deciding to purchase shares of our common stock.

Q:	What is a REIT?

A:	In general, a REIT is an entity that:

●	Owns or finances income-producing real estate;
●	Allows investors to invest in portfolios of properties through the purchase of stock;
●	Qualifies as a REIT for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that is distributed, which substantially eliminates the “double taxation” treatment (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a corporation; and
●	Pays distributions to investors of at least 90% of its annual REIT taxable income.

In this offering circular, we refer to an entity that qualifies to be taxed as a REIT for U.S. federal income tax purposes as a REIT. We elected to be taxed, and currently qualify, as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2017.

Q:	What is an “UPREIT”?

A:	UPREIT stands for Umbrella Partnership Real Estate Investment trust. We use the UPREIT structure because a contribution of property directly to us is generally a taxable transaction to the contributing property owner. In contrast, a contributor of a property who desires to defer taxable gain on the transfer of his or her property may transfer the property to our operating partnership in exchange for limited partnership interests and generally defer taxation of gain until the contributor later disposes of his or her limited partnership interests. We believe that using an UPREIT structure gives us an advantage in acquiring desired properties from persons who may not otherwise sell their properties because of unfavorable tax results.

Q:	Why should I invest in commercial real estate investments?

A:	Potential to generate income and opportunity for capital appreciation — A key feature of commercial real estate investment is the significant proportion of total return accruing from rental income over the long-term. Rental income can allow an investor to hold a commercial real estate investment through market cycles without having to liquidate the investment to generate cash flow. In addition, investing in commercial real estate may provide an investor with the opportunity for capital appreciation.

Asset class diversification with potential to reduce volatility of a portfolio — Adding commercial real estate to your investment mix may increase your portfolio diversification. According to studies published by the National Council of Real Estate Investment Fiduciaries, commercial real estate has a low or negative correlation to other major asset classes and over time has exhibited less volatility in total returns.

Potential to hedge against inflation — Commercial real estate has the potential to hedge against inflation because property values and rents have historically been positively correlated with growth in inflation. Appreciation in property values can be as significant a part of a commercial real estate investment as cash flow from rental income. Rents are typically tied to inflation, and a property’s value is tied to its rental income. So, as inflation drives up rent, the value of the underlying property typically increases as well. Inflation also generally makes new construction more expensive because the cost of building materials rises. Less new construction could also lead to an increase in the value of existing properties.

Q:	Who might benefit from investing in shares of the Company’s common stock?

A:	An investment in shares of our common stock may be beneficial for you if you seek to diversify your personal portfolio with a commercial real estate investment vehicle focused primarily on investments in commercial real estate and other select real estate-related assets, seek to receive current income, seek to preserve capital and are able to hold your investment for a time period consistent with our liquidity strategy. On the other hand, we caution persons who require immediate liquidity or guaranteed income, or who seek a short-term investment, that an investment in our shares will not meet those needs.

Q:	Are there any risks involved in buying shares of the Company’s common stock?

A:	Investing in shares of our common stock involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives, and therefore, you should purchase these securities only if you can afford a complete loss of your investment. You should carefully review the “Risk Factors” section of this offering circular, which contains a detailed discussion of the material risks that you should consider before you invest in shares of our common stock.

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Q:	What will you do with the proceeds from this offering?

A:	We have used, and expect to continue to use substantially all of the net proceeds from this offering (after paying or reimbursing organization and offering expenses) to own and manage a diversified portfolio of preferred equity and joint venture equity investments in multifamily properties located in target markets throughout the United States. We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow, they will reduce the cash available for investment and distribution and will directly impact our NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates, including personnel of our Manager and its affiliates.

We may not be able to promptly invest the net proceeds of this offering in equity or preferred equity interests in companies whose primary business is to own and operate one or more specified multifamily projects. Additionally, from time to time, we will have excess cash that we need to manage, pending its distribution to our stockholders or investment by us in accordance with our investment strategy.

Q:	Who is RM Technologies, LLC and what is the Realty Mogul Platform?

A:	RM Technologies, LLC, a wholly-owned subsidiary of Realty Mogul, Co., operates the website www.realtymogul.com. Sales of shares of our common stock will be offered exclusively on the Realty Mogul Platform and executed through RM Securities. Jilliene Helman is the Chief Executive Officer of Realty Mogul, Co. Ms. Helman is responsible for overseeing the day-to-day operations of Realty Mogul, Co. and its affiliates, including RM Technologies, LLC.

Q:	What competitive advantages do you achieve through your relationship with Realty Mogul, Co.?

A:	Our Manager will use the personnel and resources of its affiliates to select our investments and manage our day-to-day operations. Realty Mogul, Co.’s corporate, investment and operating platforms are well established, allowing us to realize economies of scale and other benefits, including the following:

●	Vertical Integration — Because the Company will be acquiring or investing in assets that are in large part originated and managed by affiliates of Realty Mogul, Co., the Company is able to take advantage of the vertical integration and synergies brought about by this relationship. The RM Originators have professionals, processes and infrastructure in place to source equity investment opportunities, respectively, and they anticipate being able to provide high-quality investment opportunities to the Company and its stockholders. Moreover, the availability of qualified executive and managerial talent at Realty Mogul, Co. and its affiliates directly benefits the Company and permits significant visibility into the assets being acquired and held by the Company from very early in their underwriting or origination process.

●	Market Knowledge and Industry Relationships — Through their active and broad participation in the real estate industry, Realty Mogul, Co.’s affiliates benefit from market information that enables them to identify attractive commercial real estate equity investment opportunities and to make informed decisions with regard to the relative valuation of financial assets and capital allocation. We believe that these extensive industry relationships with a wide variety of commercial real estate owners and operators, brokers and other intermediaries and third-party commercial real estate equity originators will provide us with a competitive advantage in sourcing attractive investment opportunities to meet our investment objectives.

●

Related Party Loans and Warehousing of Assets — If we do not have sufficient funds to acquire a particular investment, or have sufficient funds to acquire only a portion of a particular investment, then, in order to cover the shortfall, we may obtain a related party loan from Realty Mogul, Co. or one of its affiliates, including an RM Originator, on commercially reasonable terms. The board of directors has authorized us to enter into unsecured related party loans that, in the aggregate, do not exceed $20 million, provide for no more than three principal payments and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans, without the approval of the board of directors. All other related party loans obtained by us from Realty Mogul, Co. or one of its affiliates would require prior approval of the board of directors.

Alternatively, an RM Originator or its affiliates may close and fund a loan or other investment prior to it being acquired by us. This ability to “warehouse” investments allows us the flexibility to deploy our offering proceeds as funds are raised. Our conflicts of interest policy allows us to acquire investments from affiliates, provided that such affiliated transactions are approved by the board of directors, including a majority of our independent directors. See “Plan of Operation — Related Party Loans and Warehousing of Assets.”

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Q:	What transactions would require the approval of the board of directors?

A:	Our Manager will make recommendations on all investments to our board of directors. The board of directors has preapproved investments that are less than 10% of the asset value of the REIT or have less than 75% leverage. In addition, the board of directors has authorized us to enter into unsecured related party loans that, in the aggregate, do not exceed $20 million, provide for no more than three principal payments and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans without the approval of the board of directors.

Q:	Will the distributions I receive be taxable as ordinary income?

A:	REIT distributions, including distributions that are reinvested pursuant to our distribution reinvestment plan, may be treated as ordinary income, capital gains, and return of capital for tax purposes, each of which may be taxed at a different rate for different investors:

●	The majority of recurring REIT distributions will be taxed at your ordinary income rate if they are from current or accumulated earnings and profits, but you may be entitled to a deduction under section 199A of the Code. See the section of this offering circular entitled “U.S. Federal Income Tax Considerations.”
●	The portion of your distribution in excess of current and accumulated earnings and profits will be considered a return of capital for U.S. federal income tax purposes and will not result in current tax, but will lower the tax basis of your investment until it is reduced to, but not below, zero. Any return of capital in excess of your tax basis will be treated as sales proceeds from the sale of shares of our common stock and will be taxed accordingly.
●	Distributions that are designated as capital gain will generally be taxable at the long-term capital gains rate.

Importantly, neither the Company nor our Manager provides tax advice to any individual investor. Because each investor’s tax considerations are different, we recommend that you consult with your tax advisor. You also should review the section of this offering circular entitled “U.S. Federal Income Tax Considerations,” for a discussion of the special rules applicable to distributions in the repurchase of shares and liquidating distributions.

Q:	Will I be able to reinvest my cash distributions in additional shares?

A:	Yes. If you elect to participate in our distribution reinvestment plan, all distributions we pay to you will be automatically reinvested in shares of our common stock. See “Description of Our Common Stock – Distribution Reinvestment Plan.”

Q:	What amount will you pay for shares of common stock repurchased pursuant to the share repurchase program?

A:	We have adopted a share repurchase program whereby stockholders may request that we repurchase up to 25% of their shares quarterly while this offering is ongoing. We also may make repurchases upon the death of a stockholder (referred to as “exception repurchases”; all other repurchases are referred to as “ordinary repurchases”). For ordinary repurchases, the amount we will pay to repurchase your shares will depend upon how long a stockholder requesting repurchase has held his or her shares, or the Effective Repurchase Rate, as described below.

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Exception repurchases are not subject to any discount associated with the amount of time shares were held and will be repurchased at 100% of the most recently announced NAV per share. For ordinary repurchases, we will repurchase the shares at the most recently announced NAV per share, multiplied by the Effective Repurchase Rate. The Effective Repurchase Rates at which we will repurchase shares are as follows:

Share Repurchase Anniversary (Year)	Effective Repurchase Rate (1)
Less than 1 year	(Lock-up) 0%
1 year until 2 years	98%
2 years until 3 years	99%
3 or more years	100%
Exception Repurchases	100%

(1)	As a percentage of the most recently announced NAV per share. The repurchase price will be rounded down to the nearest $0.01.

In addition, if, as a result of a request for repurchase, a stockholder will own shares having a value of less than $1,000 (based on our most-recently published offering price per share), we reserve the right to repurchase all of the shares owned by such stockholder.

During the first year in which you have owned shares, you may not request that we repurchase your shares; provided, however, exception repurchase requests may be made at any time and, in such an event, the repurchase price we will pay will equal 100% of the most recently announced NAV per share, as described above.

Any fee charged to the Company by a third party in connection with a repurchase will be deducted from the total repurchase price, or Repurchase Cost. Accordingly, stockholders who present shares for repurchase will be paid an amount equal to the product of the most recently announced NAV per share multiplied by the Effective Repurchase Rate, minus the Repurchase Cost. For purposes of determining the time period a stockholder has held each share, the time period begins as of the date the stockholder acquired the share.

In the event that a stockholder requests repurchase of 100% of the shares owned by the stockholder on the date of presentment, we will waive the one-year holding period requirement for any shares presented that were acquired through our distribution reinvestment plan.

The dollar value difference between 100% of the shares owned by the stockholder on the date of presentment, and the Effective Repurchase Rate, if any, is not paid to our Manager, its affiliates or any other party. That amount remains in the Company as cash.

There is no regular trading market for our common stock. We do not expect that a regular trading market will develop unless we list our shares of common stock on a national securities exchange and we currently do not intend to do so. Further, following the conclusion of this offering, the board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time. Reasons we may amend, suspend, or terminate the share repurchase program include, but are not limited to, (i) to protect our operations and our remaining stockholders, (ii) to prevent an undue burden on our liquidity, (iii) to preserve our status as a REIT, or (iv) following any material decrease in our NAV. See “Description of Our Common Stock — Quarterly Share Repurchase Program” for more details.

Q:	Will there be any limits on my ability to redeem my shares?

A:	Yes. We intend to limit the number of shares to be repurchased during any calendar year to 5.0% of the weighted average number of shares of common stock outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year). While we designed our share repurchase program to allow stockholders to request share repurchases on a quarterly basis (subject to the one-year holding period), we need to impose limitations on the total amount of net repurchases per quarter in order to maintain sufficient sources of liquidity to satisfy share repurchase requests without impacting our ability to invest in commercial real estate assets and maximize investor returns. In the event that we do not have sufficient funds available to repurchase all of the shares of common stock for which share repurchase requests have been submitted in any quarter, such pending requests will be honored on a pro rata basis. For investors who hold shares of common stock with more than one record date, share repurchase requests will be applied to such shares in the order in which they were purchased, on a first in first out basis. See “Description of Our Common Stock — Quarterly Share Repurchase Program” for more details.

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Q:	How is an investment in the Company’s common stock different from investing in shares of other online REITs?

A:	We have a different investment strategy compared to other online REITs. See “Investment Objectives and Strategy — Investment Strategy” for additional detail on our investment strategy. For example, we will not invest in raw land as a standalone investment or in the new construction of any building. Additionally, we have a uniquely qualified management team, which will manage our originations, credit and underwriting, and asset management functions. See “Management — Executive Officers of our Manager” for additional detail on our management team’s experience.

Q:	How is an investment in the Company’s common stock different from investing in shares of other real estate investment opportunities offered on the Realty Mogul Platform?

A:	We are one of the few non-exchange traded REITs offered directly to potential investors primarily over the internet. Most other similar online investment platforms that we are aware of typically offer individual property investments as private placements to accredited investors only. We intend to own a more diversified portfolio, with certain tax advantages unique to REITs, that is accessible to both accredited and non-accredited investors at a low investment minimum.

Q:	Who can buy shares?

A:	Generally, you may purchase shares of our common stock if you are a “qualified purchaser” (as defined in Regulation A). “Qualified purchasers” include:

●	“accredited investors” as defined under Rule 501 of Regulation D; and
●	all other investors so long as their investment in our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home. The Company, or the Manager, acting on the Company’s behalf, reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company, or the Manager, acting on the Company’s behalf, determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Regulation A. See “State Law Exemption and Purchase Restrictions” above for more information.

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Q:	How do I buy shares?

A:	You may purchase our common stock in this offering by creating a new account, or logging into your existing account, at the Realty Mogul Platform. You will need to fill out a subscription agreement like the one attached as an exhibit to this offering circular and make arrangements to pay for the shares at the time you subscribe.

Q:	Is there a minimum investment required?

A:	Yes. You must initially purchase at least $5,000 in common stock. You should note that an investment in our shares will not, in itself create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. In the board of directors’ discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers.

Q:	May I make an investment through my IRA or other tax-deferred retirement account?

A:	Yes. Subject to certain restrictions set forth in this offering circular, you will be able to make an investment through your individual retirement account, or IRA, or other tax deferred account. When making investment decisions, you should consider, at a minimum, (i) whether the investment is in accordance with the documents and instruments governing your IRA or other deferred tax account; (ii) whether the investment is consistent with the fiduciary and other obligations associated with your IRA or other tax deferred account; (iii) whether the investment will generate an unacceptable amount of unrelated business taxable income, or UBTI, for your IRA or other tax deferred account; (iv) whether you will be able to comply with the requirements under ERISA and the Code that you value the assets of the IRA or other tax deferred account annually; and (v) whether the investment would constitute a prohibited transaction under applicable law. Neither the Company nor our Manager provides any retirement plan, retirement, investment or tax advice to any individual investor.

Q:	Are there special considerations that apply to employee benefit plans subject to ERISA or other retirement plans that are investing in shares?

A:	Yes. The section of the offering circular entitled “ERISA Considerations” describes the effect the purchase of shares will have on IRAs and retirement plans subject to ERISA, and/or the Code. ERISA is a federal law that regulates the operation of certain tax-advantaged retirement plans. Any retirement plan trustee or individual considering purchasing shares for a retirement plan or an IRA should carefully read that section of the offering circular.

We may make some investments that generate UBTI or, in certain circumstances, can result in a tax being imposed on us. Although we do not expect the amount of such income to be significant, there can be no assurance in this regard.

Q:	Is there a maximum investment?

A:	Yes. You cannot own more than 9.8% in value of our outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock at any time. Additionally, if you do not qualify as an accredited investor, you may invest no more than 10% of the greater of your annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). If you want to invest more than the limitations set forth in the preceding sentence, you must qualify as an “accredited investor” as defined in Rule 501 of Regulation D.

Q:	Who can help answer my questions about the offering?

A:	If you have more questions about the Offering, or if you would like additional copies of this offering circular, you should contact us by phone at (877) 781-7153, by email at Info@realtymogul.com or by mail at:

RealtyMogul Apartment Growth REIT, Inc.

10573 W. Pico Blvd.

PMB #603

Los Angeles, CA 90064

Attn: Investor Relations

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Q:	How will the Company’s NAV per share be calculated?

A:	At the end of each fiscal quarter (or as soon as commercially reasonable thereafter), the internal accountants or asset managers of our Manager or its affiliates will calculate our NAV per share. The NAV per share calculation will reflect the total value of our assets minus the total value of our liabilities, divided by the number of shares of our common stock outstanding as of the close of the last business day of the prior fiscal quarter. Our commercial real estate assets and investments will constitute a significant component of our total assets. We will take estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon performance, market default rates, discount rates, loss severity rates, and, if the board of directors deems it necessary, individual appraisal reports of the underlying real estate assets provided periodically by third-party appraisers or an independent valuation expert. The independent valuation expert will not be responsible for, or prepare, our quarterly NAV per share. However, we may hire a third party to calculate, or assist with calculating, the quarterly NAV per share. See “Description of Our Common Stock—Valuation Policies” for more details about our NAV and how it will be calculated.

Q:	How exact will the calculation of the quarterly NAV per share be?

A:	Our goal is to provide a reasonable estimate of the value of the shares of our common stock as of the end of each fiscal quarter. Our assets will consist principally of equity and preferred equity investments in a diverse portfolio of multifamily properties located in target markets throughout the United States. The valuation of the real estate investments by the internal accountants or asset managers of our Manager or its affiliates (with the input of our independent valuation expert, as needed) is subject to a number of subjective judgments and assumptions that may not prove to be accurate. The use of different judgments or assumptions would likely result in different estimates of the value of our real estate investments. Moreover, although we evaluate and provide our NAV per share on a quarterly basis, our NAV per share may fluctuate daily, so that the NAV per share in effect for any fiscal quarter does not represent (i) the price at which our shares would trade on a national securities exchange, (ii) the amount per share a stockholder would obtain if he, she or it tried to sell his, her or its shares or (iii) the amount per share stockholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities. Further, for any given quarter, our published NAV per share may not fully reflect certain material events to the extent that they are not known or their financial impact on our portfolio is not immediately quantifiable. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV. While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website. Any resulting potential disparity in our NAV per share may be in favor of either stockholders who have their shares repurchased, or stockholders who buy new shares, or existing stockholders. See “Description of Our Common Stock—Valuation Policies.”

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OUR STRUCTURE

The chart below shows the relationship among various Realty Mogul, Co. affiliates and the Company as of the date of this offering circular:

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RISK FACTORS

An investment in shares of our common stock involves substantial risks. You should carefully consider the following risk factors in addition to the other information contained in this offering circular before purchasing shares of our common stock. You should purchase shares of our common stock only if you can afford a complete loss of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this offering circular, including statements in the following risk factors, constitute forward-looking statements. See “Cautionary Note Regarding Forward-Looking Information.”

Risks Related to an Investment in RealtyMogul Apartment Growth REIT, Inc.

We have limited operating history.

Our limited operating history significantly increases the risk and uncertainty you face in making an investment in our shares. While we will provide you with information on a regular basis regarding our real estate investments after they are acquired, we will not provide you with a significant amount of information, if any, for you to evaluate our future investments prior to our making them. Since we currently have not identified all of the investments we intend to purchase, this offering is considered to be a “blind pool” offering. You will not be able to evaluate the economic merit of our future investments until after such investments have been made. As a result, an investment in our shares is speculative.

Because no public trading market for shares of our common stock currently exists, it will be difficult for you to sell your shares and, if you are able to sell your shares, you will likely sell them at a substantial discount to the public offering price.

Our charter does not require the board of directors to seek stockholder approval to liquidate our assets by a specified date, nor does our charter require the board of directors to list our shares for trading on a national securities exchange by a specified date. There is no public market for our shares. While we and our affiliates may explore developing a secondary trading market for our common stock, it is possible that we will not be able to, or will decide not to, develop such a market. Our charter prohibits the ownership of more than 9.8% in value of our outstanding stock or more than 9.8% in value or number of shares, whichever is more restrictive, of our outstanding common stock unless exempted prospectively or retroactively by the board of directors, which may inhibit large investors from purchasing your shares. Following the conclusion of this offering, in its sole discretion, including to protect our operations and our remaining stockholders, to prevent an undue burden on our liquidity or to preserve our status as a REIT, the board of directors could amend, suspend or terminate our share repurchase program without notice. Further, the share repurchase program includes numerous restrictions that would limit your ability to sell your shares. We describe these restrictions in more detail under “Description of Our Common Stock — Quarterly Share Repurchase Program.” Therefore, it will be difficult for you to sell your shares promptly or at all. If you are able to sell your shares, you would likely have to sell them at a substantial discount to their public offering price. It is also likely that your shares would not be accepted as the primary collateral for a loan. Because of the illiquid nature of our common stock, you should purchase shares of our common stock only as a long-term investment and be prepared to hold them for an indefinite period of time.

Due to the illiquid nature of our common stock, a higher investment concentration in us may increase the impact of any losses on your investment.

If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment. Due to the illiquid nature of our common stock, a higher investment concentration in us may increase the impact of any such losses on your investment.

If we are unable to find suitable investments, or are delayed in finding suitable investments, we may not be able to achieve our investment objectives or pay distributions in a timely manner, or at all.

Our ability to achieve our investment objectives and to pay distributions depends upon the performance of our Manager in the acquisition of our investments and the ability of our Manager to identify investment opportunities for us. Except for investments that may be described in supplements to this offering circular prior to the date you subscribe for shares of our common stock, you will have no opportunity to evaluate the economic merits or the terms of our investments before making a decision to invest in the Company. You must rely entirely on the management abilities of our Manager, and the loan servicers our Manager may select.

To the extent that our Manager’s real estate finance professionals face competing demands upon their time in instances when we have capital ready for investment, we may face delays in execution. Further, because we are raising a “blind pool” whereby we have not identified all of the investments we will make with the net proceeds of this offering, it may be difficult for us to invest the net offering proceeds promptly and on attractive terms.

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We cannot assure you that our Manager will be successful in obtaining suitable investments on financially attractive terms or that, if our Manager makes investments on our behalf, our objectives will be achieved. If we would continue to be unsuccessful in locating suitable investments, we may ultimately decide to liquidate. In the event we are unable to timely locate suitable investments, we may be unable or limited in our ability to pay distributions, and we may not be able to meet our investment objectives.

We may allocate the net proceeds from this offering to investments with which you may not agree.

We will have significant discretion in the types of multifamily investments we will make with the net proceeds of this offering. You will be unable to evaluate the manner in which the net proceeds of this offering will be invested or the economic merit of all of our investments and, as a result, we may use the net proceeds from this offering to invest in investments with which you may not agree. The failure of our management to apply these proceeds effectively or find investments that meet our investment criteria in sufficient time or on acceptable terms could result in unfavorable returns and could cause the value of our common stock to decline.

We may be unable to pay or maintain cash distributions or increase distributions over time.

There are many factors that can affect the availability and timing of cash distributions to our stockholders. Distributions are based primarily on anticipated cash flow from operations over time. The amount of cash available for distributions is affected by many factors, such as the performance of our Manager in selecting investments for us to make, selecting tenants for our properties and securing financing arrangements, our ability to buy properties as offering proceeds become available, the amount of rental income from our properties, and our operating expense levels, as well as many other variables. We may not always be in a position to pay distributions to you and any distributions we do make may not increase over time. In addition, our actual results may differ significantly from the assumptions used by the board of directors in establishing the distribution rate to our stockholders. There also is a risk that we may not have sufficient cash flow from operations to fund distributions required to qualify as a REIT or maintain our REIT status.

We have paid, and may continue to pay, some of our distributions from sources other than cash flow from operations, including borrowings, proceeds from asset sales or the sale of our securities in this or future offerings, which may reduce the amount of capital we ultimately invest in real estate and may negatively impact the value of your investment in our common stock.

Although our goal is to fund the payment of distributions solely from cash flow from operations, we have paid, and may continue to pay, distributions from other sources, including the net proceeds of the Offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities. We have no limits on the amounts we may pay from sources other than cash flow from operations. The payment of distributions from sources other than cash provided by operating activities may reduce the amount of proceeds available for investment and operations or cause us to incur additional interest expense as a result of borrowed funds, and may cause subsequent investors to experience dilution. This may negatively impact the value of your investment in our common stock.

Because we may pay distributions from sources other than our cash flow from operations, distributions at any point in time may not reflect the current performance of our properties or our current operating cash flows.

Our organizational documents permit us to make distributions from any source, including the sources described in the risk factor above. Because the amount we pay out in distributions may exceed our earnings and our cash flow from operations, distributions may not reflect the current performance of our properties or our current operating cash flows. To the extent distributions exceed cash flow from operations, distributions may be treated as a return of your investment and could reduce your basis in our common stock. A reduction in a stockholder’s basis in our common stock could result in the stockholder recognizing more gain upon the disposition of his or her shares, which, in turn, could result in greater taxable income to such stockholder.

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Future disruptions in the financial markets or deteriorating economic conditions could adversely impact the commercial real estate market as well as the market for equity-related investments generally, which could hinder our ability to implement our business strategy and generate returns to you.

We have acquired and intend to continue to acquire a portfolio of preferred equity and joint venture equity investments in real estate, which may be significantly impacted by economic conditions. See “— Risks Related to Our Shares and Investments in Real Estate.” The value of our real estate assets or the collateral securing or underlying any debt investment we make could decrease below our investment or outstanding principal amount of such investment. In addition, revenues on the properties and other assets underlying any investments we may make could decrease, making it more difficult for tenants or operators to meet their payment obligations to us. Each of these factors would increase the likelihood of default, which would likely have a negative impact on the value of our investment.

More generally, the risks arising from the financial market and economic conditions are applicable to all of the investments we may make. The risks apply to any equity investments we may make as well as any investments held by entities in which we invest. They also apply to the debt and equity securities of companies that have investment objectives similar to ours.

The continuing developments in the Russian war against Ukraine and sanctions which have been announced by the United States and other countries against Russia, which caused and may continue to cause significant uncertainty, have added to continuing concerns about supply chain disruptions, inflation and increases in interest rates in the markets in which we operate. Additionally, the more recent Israel-Hamas war could have adverse effects on global macroeconomic conditions, which could negatively impact our business, financial condition, and results of operations.

In addition, recent macroeconomic trends, including inflation and rising interest rates, may adversely affect our business, financial condition and results of operations. During 2022, inflation in the United States accelerated and, as of the date of this offering circular, is currently expected to continue at an elevated level in the near-term. The U.S. Federal Reserve significantly raised interest rates throughout 2023 to combat inflation and restore price stability and, as of the date of this offering circular, rates have remained at an elevated level. As a result, to the extent our exposure to increases in interest rates is not eliminated through interest rate swaps or other protection agreements, such increases may result in higher debt service costs, which will adversely affect our cash flows.

Future disruptions in the financial markets or deteriorating economic conditions may also impact the market for our investments and the volatility of our investments. The returns available to investors in our targeted investments are determined, in part, by: (i) the supply and demand for such investments and (ii) the existence of a market for such investments, which includes the ability to sell or finance such investments. During periods of volatility, the number of investors participating in the market may change at an accelerated pace. If either demand or liquidity increases, the cost of our targeted investments may increase. As a result, we may have fewer funds available to make distributions to investors.

All of the factors described above could adversely impact our ability to implement our business strategy and make distributions to our investors and could decrease the value of an investment in our common stock.

This is a blind pool offering, and we have not identified all of the investments that we will make with the net proceeds of this offering. You will not have the opportunity to evaluate our investments before we make them, which makes your investment more speculative.

This is a blind pool offering whereby we have not identified all of the investments we will make with the net proceeds of this offering. Apart from any investments that may be described in supplements to this offering circular, we are not able to provide you with any information to assist you in evaluating the merits of any specific investments that we may make. We have invested and intend to continue to invest substantially all of the offering proceeds available for investment, after the payment of fees and expenses, in multifamily properties located in target markets throughout the United States. Except as noted above, because you will be unable to evaluate the economic merit of assets before we invest in them, you will have to rely entirely on the ability of our Manager to select suitable and successful investment opportunities. These factors increase the risk that your investment may not generate returns comparable to our competitors.

You may be more likely to sustain a loss on your investment because our Sponsor does not have as strong an economic incentive to avoid losses as do sponsors that have made significant equity investments in their companies.

Our Sponsor has invested $100,000 in us through the purchase of 10,000 shares of our common stock at $10.00 per share. Therefore, our Sponsor has little exposure to loss in the value of our shares. Without this exposure, our investors may be at a greater risk of loss because our Sponsor does not have as much to lose from a decrease in the value of our shares as do those sponsors who make more significant equity investments in their companies. In addition, we will pay fees to our Manager and other affiliates of our Sponsor that are not dependent on the quality of services provided. Moreover, we may only terminate the management agreement for “cause.” Unsatisfactory financial performance of the Company does not constitute “cause” under the management agreement.

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Because we are limited in the amount of funds we can raise, we will be limited in the number and type of investments we make and the value of your investment in our common stock will fluctuate with the performance of the specific assets we acquire.

This offering is being made on a “best efforts” basis. Further, under Regulation A, we are only allowed to sell up to $71,628,340 in shares of our common stock in this Second Follow-on Offering (comprising $66,923,263 in shares in our primary offering and $4,705,077 in shares pursuant to our distribution reinvestment plan under Rule 251(d)(3)(i)(B) of Regulation A) out of the rolling 12-month maximum offering amount of $75,000,000 in shares of our common stock. We expect the size of the investments that we make will range from $1.5 million to $10.0 million per investment. As a result, the amount of proceeds we raise in this offering may be substantially less than the amount we would need to achieve a diversified portfolio of investments, even if we are successful in raising the maximum offering amount. If we are unable to raise substantial funds, we will make fewer investments resulting in less diversification in terms of the type, number and size of investments that we make. In that case, the likelihood that any single asset’s performance would adversely affect our profitability will increase. Your investment in our common stock will be subject to greater risk to the extent that we lack a diversified portfolio of investments. Further, we will have certain fixed operating expenses, including certain filings with the SEC, regardless of whether we are able to raise substantial funds in this offering. Our inability to raise substantial funds would increase our fixed operating expenses as a percentage of gross income, reducing our net income and limiting our ability to make distributions.

Our investments may be concentrated and will be subject to risk of default.

 While we intend to continue to diversify our portfolio of investments in the manner described in this offering circular, we are not required to observe specific diversification criteria. We have not established and do not plan to establish any investment criteria to limit our exposure to these risks for future investments. To the extent that our portfolio is concentrated in any one geographic region, downturns relating generally to such region may result in tenant defaults or defaults on our preferred equity investments within a short time period, which may reduce our net income and the value of our shares and accordingly may reduce our ability to pay distributions to you.

Any adverse changes in Realty Mogul, Co.’s financial health or our relationship with Realty Mogul, Co. or its affiliates could hinder our operating performance and the return on your investment.

At this early stage in its development, Realty Mogul, Co. has funded substantially all of its operations with proceeds from private financings. To meet its financing requirements in the future, it may raise funds through equity offerings, debt financings or strategic alliances. Raising additional funds may involve agreements or covenants that restrict Realty Mogul, Co.’s business activities and options. Additional funding may not be available to it on favorable terms, or at all. If Realty Mogul, Co. is unable to obtain additional funds, it may be forced to reduce or terminate its operations. Any inability for Realty Mogul, Co. to fund its operations could have a substantial and deleterious effect on our business and operations.

We have engaged our Manager to manage our operations and our portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other real estate-related assets. Our Manager’s employees are also personnel of Realty Mogul, Co. and perform services through a shared services agreement between our Manager and Realty Mogul, Co. Our ability to achieve our investment objectives and to pay distributions is dependent upon the performance of our Manager and its affiliates as well as Realty Mogul, Co.’s real estate professionals in the identification and acquisition of investments, the management of our assets, and operation of our day-to-day activities. Any adverse changes in Realty Mogul, Co.’s financial condition or our relationship with Realty Mogul, Co. could hinder our Manager’s ability to successfully manage our operations and our portfolio of investments.

We are dependent on our Manager and Realty Mogul, Co.’s key personnel for our success.

Our future depends, in part, on the continued contributions of our Manager, its executive officers, members of its investment committee, and Realty Mogul, Co.’s key personnel, each of whom would be difficult to replace. In particular, Jilliene Helman of Realty Mogul, Co. is critical to the management of our business and operations and the development of our strategic direction. Ms. Helman, our Manager’s Chief Executive Officer, and Eric Levy, our Manager’s Managing Director, make up our Manager’s investment committee. The loss of the services of Ms. Helman or other executive officers or key personnel and the process to replace any key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.

In addition, we can offer no assurance that our Manager will remain our investment manager. If our Manager does not remain our investment manager, and no suitable replacement is found to manage us, we may not be able to execute our business plan. Moreover, our Manager is not obligated to dedicate any of Realty Mogul, Co.’s key personnel exclusively to us nor is it obligated to dedicate any specific portion of its time to our business, and none of Realty Mogul, Co.’s key personnel are contractually dedicated to us.

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Our ability to implement our investment strategy is dependent, in part, upon RM Securities’ ability to successfully execute sales of shares of our common stock on the Realty Mogul Platform, which makes an investment in our common stock more speculative.

We are conducting this offering on the Realty Mogul Platform, which is operated by RM Technologies, LLC, an affiliate of Realty Mogul, Co., with all sales of shares of our common stock on the Realty Mogul Platform expected to be executed by RM Securities. Realty Mogul, Co. has sponsored other real estate investment opportunities under other formats prior to this offering, including RealtyMogul Income REIT, LLC. The success of this offering, and our ability to implement our business strategy, is dependent upon RM Securities’ ability to execute sales of shares of our common stock to investors on the Realty Mogul Platform. If we are not successful in selling shares of our common stock through RM Securities on the Realty Mogul Platform, our ability to raise proceeds through this offering will be limited and we may not have adequate capital to implement our investment strategy. Additionally, given the different regulatory regime and advertising restrictions placed on this type of offering from many of the other offerings accomplished on the Realty Mogul Platform in the past, it is crucial to the success of this offering that this offering be properly segregated from the other offerings on the Realty Mogul Platform. If we are unsuccessful in raising proceeds through this offering, and, in turn, implementing our investment strategy, the value of your investment could be adversely affected.

If we do not successfully implement a liquidity transaction, you may have to hold your investment for an indefinite period.

Although we expect to complete a transaction providing liquidity to stockholders sometime in the future, our charter does not require the board of directors to pursue such a liquidity transaction. Market conditions and other factors could cause us to delay the listing of our shares on a national securities exchange, delay developing a secondary trading market, or delay the commencement of a liquidation or other type of liquidity transaction, such as a merger or sale of assets. If our Manager does determine to pursue a liquidity transaction, we would be under no obligation to conclude the process within a set time. If we adopt a plan of liquidation, the timing of the sale of assets will depend on real estate and financial markets, economic conditions in areas in which properties are located, and federal income tax effects on stockholders, that may prevail in the future. We cannot guarantee that we will be able to liquidate all assets. After we adopt a plan of liquidation, we would likely remain in existence until all our investments are liquidated. If we do not pursue a liquidity transaction, or delay such a transaction due to market conditions, your shares may continue to be illiquid and you may, for an indefinite period of time, be unable to convert your investment to cash easily and could suffer losses on your investment.

We may change our targeted investments without stockholder consent.

Our Manager may change our targeted investments and asset allocation at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this offering circular. A change in our targeted investments may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the value of our common stock and our ability to make distributions to you. Furthermore, a change in our asset allocation could result in our making investments in asset categories different from those described in this offering circular.

The market in which we participate is competitive and, if we do not compete effectively, our operating results could be harmed.

This market is competitive and rapidly changing. We expect competition to persist and potentially intensify in the future, which could harm our ability to increase volume on the Realty Mogul Platform and our operating results.

Our principal competitors include major financial institutions, private equity funds, real estate investment trusts, insurance companies, private investment funds, hedge funds, as well as online platforms that compete with the Realty Mogul Platform. Competition could result in the failure of the Realty Mogul Platform to achieve or maintain more widespread market acceptance, which could harm RM Securities’ ability to execute sales of shares of our common stock on the Realty Mogul Platform, and, in turn, our business. In addition, in the future, we and the Realty Mogul Platform may experience new competition from more established internet companies possessing large, existing customer bases, substantial financial resources and established distribution channels. If any of these companies or any major financial institution, acquire one of our existing competitors or form a strategic alliance with one of our competitors, our ability to compete effectively could be significantly compromised and our operating results could be harmed.

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Many of our competitors listed above have significantly more financial and other resources than we do and may be able to devote greater resources to the development and support of their platforms and distribution channels. We may not be able to compete successfully with those competitors for investments. In addition, the number of entities and the amount of funds competing for suitable investments may increase. If we pay higher prices for investments, our returns will be lower and the value of our assets may not increase or may decrease significantly below the amount we paid for such assets. If such events occur, you may experience a lower return on your investment.

The online real estate investing industry is driven by constant innovation. If we or the Realty Mogul Platform are unable to compete with such companies and meet the need for innovation, the demand for the Realty Mogul Platform, and RM Securities’ ability to execute sales of shares of our common stock on the Realty Mogul Platform, could stagnate or substantially decline.

We rely on third-party banks and on third-party computer hardware and software. If we are unable to continue utilizing these services, our business and ability to service the corresponding project loans may be adversely affected.

We and the Realty Mogul Platform rely on third-party and depository institutions insured by the Federal Deposit Insurance Corporation to process our transactions, including payments of corresponding loans and distributions to our stockholders. Under the Automated Clearing House, or ACH, rules, if we experience a high rate of reversed transactions, known as “chargebacks,” we may be subject to sanctions and potentially disqualified from using the system to process payments. We, in conjunction with RM Securities and RM Technologies, also rely on computer hardware purchased and software licensed from third parties to operate the Realty Mogul Platform. This purchased or licensed hardware and software may be physically located off-site, as is often the case with “cloud services.” This purchased or licensed hardware and software may not continue to be available on commercially reasonable terms, or at all. If the Realty Mogul Platform cannot continue to obtain such services elsewhere, or if it cannot transition to another processor quickly, our ability to process payments will suffer and your ability to receive distributions will be delayed or impaired.

Our Manager’s due diligence of potential investments may not reveal all of the liabilities associated with such investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

Before making an investment, our Manager assesses the strengths and weaknesses of the originator or issuer of the asset as well as other factors and characteristics that are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, our Manager relies on resources available to it and, in some cases, an investigation by third parties. There can be no assurance that our Manager’s due diligence process will uncover all relevant facts or that any investment will be successful.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may cause the value of our common stock to decline.

In the future, we may raise capital through the issuance of debt or equity securities. Upon liquidation, holders of our debt securities and preferred stock, if any, and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or cause the value of our common stock to decline, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Sales of substantial amounts of our common stock, or the perception that these sales could occur, could have a material adverse effect on the price of our common stock. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings, if any. Thus, holders of our common stock will bear the risk of our future offerings reducing the value of our common stock and diluting the value of their stock holdings in us.

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Subject to the approval of a majority of the board of directors, including a majority of the independent directors, we may enter into unsecured related party loans. If we choose to raise debt capital and there is an economic slowdown or recession that would force us to liquidate, this debt would be paid back prior to distributions on our equity. Further, if we incur debt, we may choose to pay back such debt rather than offering share repurchases to our stockholders. If we prioritize paying debt over offering share repurchases, fewer, if any, funds would be available for share repurchases and your investment would be less liquid.

The long-term macroeconomic effects of the COVID-19 pandemic and any future pandemic or epidemic could have a material adverse impact on our financial performance and results of operations.

While many of the direct impacts of the COVID-19 pandemic have eased, the longer-term macroeconomic effects on global supply chains, inflation, labor shortages and wage increases continue to impact many industries. Moreover, with the potential for new strains of COVID-19 to emerge, governments and businesses may re-impose aggressive measures to help slow its spread in the future. For this reason, among others, the potential global impacts are uncertain and difficult to assess.

While we believe that our business is well-positioned for the post-COVID environment, long-term macroeconomic effects, including from supply and labor shortages, of the COVID-19 pandemic may in the future have an adverse impact on our NAV, results of operations, cash flows and capital raising, and may have an adverse impact on our ability to source new investments, obtain financing, fund distributions to stockholders and satisfy repurchase requests, among other factors.

The full extent of the impact and effects of COVID-19 will depend on future developments, including, among other factors, future variants of the virus, availability, acceptance and effectiveness of vaccines along with related travel advisories, quarantines and restrictions, the recovery time of the disrupted supply chains and industries, the impact of labor market interruptions, the impact of government interventions, and uncertainty with respect to the duration of the global economic slowdown. COVID-19, or any future pandemics or epidemics, and resulting impacts on the financial, economic and capital markets environment, and future developments in these and other areas present uncertainty and risk with respect to our performance, results of operations and ability to continue to pay distributions.

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Risks Related to the Investment Platform

The Realty Mogul Platform may not operate as we anticipate.

We distribute shares of our common stock to the public exclusively on the Realty Mogul Platform, with all sales of such shares on the Realty Mogul Platform expected to be executed by RM Securities. The use of the Realty Mogul Platform by RM Securities is pursuant to a software and technology license agreement between RM Securities and RM Technologies. We anticipate that we will be able to use the Realty Mogul Platform to sell our shares through RM Securities. If the Realty Mogul Platform experiences technical challenges that inhibit RM Securities’ ability to sell shares on the platform, RM Securities may need to implement more manpower-intensive strategies to sell our shares, and such strategies may not be successful and, as a result, we may not raise the anticipated proceeds in this offering.

If the security of our investors’ confidential information stored on the Realty Mogul Platform is breached or otherwise subjected to unauthorized access, your secure information may be stolen.

The Company and its affiliates can store investors’ bank information and other personally-identifiable sensitive data through the Realty Mogul Platform. The Realty Mogul Platform is hosted in data centers that are compliant with payment card industry security standards and the website uses daily security monitoring services provided by Imperva certification and Incapsula. However, any accidental or willful security breach or other unauthorized access could cause your secure information to be stolen and used for criminal purposes, and you would be subject to increased risk of fraud or identity theft. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until they are launched against a target, the Realty Mogul Platform and its third-party hosting facilities may be unable to anticipate these techniques or to implement adequate preventative measures. In addition, many states have enacted laws requiring companies to notify individuals of data security breaches involving their personal data. These mandatory disclosures regarding a security breach are costly to implement and often lead to widespread negative publicity, which may cause our investors and real estate companies to lose confidence in the effectiveness of our data security measures. Any security breach, whether actual or perceived, would harm our reputation, could result in a loss of investors, and the value of your investment in us could be adversely affected.

Any significant disruption in service on the Realty Mogul Platform or in its computer or communications systems could harm RM Securities’ ability to execute sales of shares on the Realty Mogul Platform.

We will conduct this offering on the Realty Mogul Platform, which is operated by RM Technologies, LLC, an affiliate of Realty Mogul, Co., with all sales of shares of our common stock on the Realty Mogul Platform expected to be executed through RM Securities. The success of this offering depends on RM Securities’ ability to execute sales of shares on the Realty Mogul Platform. If a catastrophic event resulted in a Realty Mogul Platform outage and physical data loss, RM Securities’ ability to perform its obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of RM Technologies, LLC’s technology and its underlying hosting services infrastructure are critical to RM Securities’ ability to execute sales of shares on the Realty Mogul Platform. RM Technologies, LLC’s hosting services infrastructure is provided by a third party hosting provider (the “Hosting Provider”). RM Technologies, LLC also maintains a backup system at a separate location that is owned and operated by a third party. There is no guarantee that access to the Realty Mogul Platform will be uninterrupted, error-free or secure. RM Technologies, LLC’s operations depend on the Hosting Provider’s ability to protect its and RM Technologies, LLC’s systems in its facilities against damage or interruption from natural disasters, power or telecommunications failures, air quality, temperature, humidity and other environmental concerns, computer viruses or other attempts to harm our systems, criminal acts and similar events. If RM Technologies, LLC’s arrangement with the Hosting Provider is terminated, or there is a lapse of service or damage to its facilities, the Realty Mogul Platform could experience interruptions in its service as well as delays and additional expense in arranging new facilities. Any interruptions or delays in RM Technologies, LLC’s service, whether as a result of an error by the Hosting Provider or other third-party error, RM Technologies, LLC’s own error, natural disasters or security breaches, whether accidental or willful, could harm our ability to perform any services for corresponding project investments or maintain accurate accounts, and could harm RM Securities’ ability to execute sales of shares on the Realty Mogul Platform. RM Technologies, LLC’s disaster recovery plan has not been tested under actual disaster conditions, and it may not have sufficient capacity to recover all data and services in the event of an outage at a facility operated by the Hosting Provider. Any of these factors could prevent us from processing or posting payments on the corresponding investments, damage RM Technologies, LLC’s, Realty Mogul, Co.’s, RM Securities’ and our brand and reputation, divert Realty Mogul, Co.’s employees’ attention, and cause users to abandon the Realty Mogul Platform.

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If Realty Mogul, Co. or RM Technologies, LLC were to enter bankruptcy proceedings, the operation of the Realty Mogul Platform and the activities with respect to our operations and business would be interrupted and subscription proceeds held in a segregated account may be subject to the bankruptcy.

The success of this offering depends on RM Securities’ ability to execute sales of shares on the Realty Mogul Platform. If Realty Mogul, Co. or RM Technologies, LLC were to enter bankruptcy proceedings or were to cease operations, RM Securities would be required to find other ways to execute sales of shares of our common stock. Should RM Securities need to pursue such alternatives, that could harm our operations and business by resulting in delays in the disbursement of distributions or the filing of reports or requiring us to pay significant fees to another company that we engage to perform services for us.

Risks Related to Compliance and Regulation

We are offering our common stock pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers will make our common stock less attractive to investors as compared to a traditional initial public offering.

As a Tier 2 issuer, we will be subject to scaled disclosure and reporting requirements, which may make our common stock less attractive to investors who are accustomed to traditional initial public offerings, which have enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our securities, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our common stock, we may be unable to raise the necessary funds to develop a diversified portfolio of real estate investments, which could severely affect the value of our common stock.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional initial public offering on Form S-11.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $75 million in any 12-month period in this offering under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

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There may be deficiencies with our internal controls that require improvements, and if we are unable to adequately evaluate internal controls, we may be subject to sanctions.

As a Tier 2 issuer, we do not need to provide a report on the effectiveness of our internal controls over financial reporting, and we are exempt from the auditor attestation requirements concerning any such report as long as we are a Tier 2 issuer. We conducted an evaluation of our internal controls and believe we have the necessary framework in place. However, internal controls have inherent limitations. Because of such limitations, there is a risk that material misstatements may not be prevented or detected on a timely basis by our internal controls. However, we believe that our internal controls are effective in providing reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles, or GAAP.

Non-compliance with laws and regulations may impair our ability to manage our assets.

Failure to comply with the laws and regulatory requirements applicable to our business may, among other things, limit our, or a collection agency’s, ability to collect all or part of the payments on our investments. In addition, our non-compliance could subject us to damages, revocation of required licenses or other authorities, class action lawsuits, administrative enforcement actions, and civil and criminal liability, which may harm our business.

Maintenance of our Investment Company Act exclusion imposes limits on our operations, which could adversely affect our operations.

We intend to continue to conduct our operations so that neither we nor any subsidiaries we may establish will be required to register as an investment company under the Investment Company Act. A person will generally be deemed to be an “investment company” as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis.

If, however, our operations are conducted in such a manner so as to cause us to fall within the definition of an “investment company” under the Investment Company Act, we intend to continue to rely on an exclusion from the definition of investment company provided by Section 3(c)(5)(C) of the Investment Company Act. Section 3(c)(5)(C) of the Investment Company Act as interpreted by the staff of the SEC, requires us to invest at least 55% of the total value of our assets in mortgages and other liens on, and interests in, real estate, including fee interests, leasehold interests in real estate and promissory notes fully secured by mortgages solely on real estate, or Qualifying Real Estate Assets, and at least 80% of the total value of our assets in Qualifying Real Estate Assets plus real estate-related assets.

To classify the assets held by us or any of our subsidiaries as Qualifying Real Estate Assets or real estate-related assets, we will rely on no-action letters and other guidance published by the staff of the SEC regarding those kinds of assets, as well as upon our analyses (in consultation with outside counsel) of guidance published with respect to other types of assets. There can be no assurance that the laws and regulations governing the Investment Company Act status of companies similar to ours, or the guidance from the SEC or its staff regarding the treatment of assets as Qualifying Real Estate Assets or real estate-related assets, will not change in a manner that adversely affects our operations. In fact, in August 2011, the SEC published a concept release in which it asked for comments on this exclusion from regulation. To the extent that the staff of the SEC provides more specific guidance regarding any of the matters bearing upon our exclusion from the need to register or exclusion under the Investment Company Act, we may be required to adjust our strategy accordingly. Any additional guidance from the staff of the SEC could further inhibit our ability to pursue the strategies that we have chosen.

Although we will continue to monitor our holdings and income in an effort to comply with Section 3(c)(5)(C) and related guidance, there can be no assurance that we will be able to remain in compliance or to maintain our exclusion from registration. If we are required to adjust our strategy, our ability to make certain investments could be limited or we could be required to sell assets in a manner, at a price or at a time that we otherwise would not have chosen. This could negatively affect the value of our shares of common stock, the sustainability of our business model and our ability to make distributions.

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Registration under the Investment Company Act would require us to comply with a variety of substantive requirements that impose, among other things:

●	limitations on capital structure;

●	restrictions on specified investments;

●	restrictions on leverage or senior securities;

●	restrictions on unsecured borrowings;

●	prohibitions on transactions with affiliates; and

●	compliance with reporting, record keeping, voting, proxy disclosure and other rules and regulations that would significantly increase our operating expenses.

If we were required to register as an investment company but failed to do so, we could be prohibited from engaging in our business, and criminal and civil actions could be brought against us.

Registration with the SEC as an investment company would be costly, would subject us to a host of complex regulations and would divert attention from the conduct of our business, which could materially and adversely affect us. In addition, if we purchase or sell any real estate assets to avoid becoming an investment company under the Investment Company Act, our net asset value, the amount of funds available for investment and our ability to pay distributions to our stockholders could be materially adversely affected.

We are not subject to regulatory oversight by any state or federal regulatory agency.

We are not subject to the periodic examinations to which, for example, commercial banks and other thrift institutions are subject. Consequently, our acquisition, financing and disposition decisions and our decisions regarding establishing the fair value of our investments are not subject to periodic review by any governmental agency. Moreover, we are not subject to regulatory oversight relating to our capital, asset quality, management or compliance with laws.

Recent legislative and regulatory initiatives have imposed restrictions and requirements that could have an adverse effect on our business.

The financial industry is becoming more highly regulated. There has been, and may continue to be, a related increase in regulatory investigations and regulation of the operating and investment activities of alternative investment funds. Such investigations and regulation may impose additional expenses on us, may require the attention of senior management of our Manager and may result in fines if we are deemed to have violated any regulations.

As internet commerce develops, federal and state governments may adopt new laws to regulate internet commerce, which may negatively affect our business.

As internet commerce continues to evolve, increasing regulation by federal and state governments becomes more likely. Our business and the Realty Mogul Platform’s business could be negatively affected by the application of existing laws and regulations or the enactment of new laws applicable to lending. The cost to comply with such laws or regulations could be significant and would increase our operating expenses, and we may be required to pass along those costs to our sponsors in the form of increased fees, which could negatively impact our ability to make real estate investments. In addition, federal and state governmental or regulatory agencies may decide to impose taxes on services provided over the internet. These taxes could discourage the use of the internet as a means of commercial financing, which would adversely affect the viability of the Realty Mogul Platform.

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Laws intended to prohibit money laundering may require us to disclose investor information to regulatory authorities.

The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, or the PATRIOT Act, requires that financial institutions establish and maintain compliance programs to guard against money laundering activities, and requires the Secretary of the U.S. Department of Treasury to prescribe regulations in connection with anti-money laundering policies of financial institutions. The Financial Crimes Enforcement Network, or FinCEN, an agency of the Department of Treasury, has announced that it is likely that such regulations would subject certain pooled investment vehicles to enact anti-money laundering policies. It is possible that there could be promulgated legislation or regulations that would require us or our service providers to share information with governmental authorities with respect to prospective investors in connection with the establishment of anti-money laundering procedures. Such legislation and/or regulations could require us to implement additional restrictions on the transfer of our common stock to comply with such legislation and/or regulations. We reserve the right to request such information as is necessary to verify the identity of prospective stockholders and the source of the payment of subscription monies, or as is necessary to comply with any customer identification programs required by FinCEN and/or the SEC. In the event of delay or failure by a prospective stockholder to produce any information required for verification purposes, an application for, or transfer of, shares of our common stock may be refused. We will not have the ability to reject a transfer of shares of our common stock where all necessary information is provided and any other applicable transfer requirements, including those imposed under the transfer provisions of our charter, are satisfied.

We are relying on the exception for insignificant participation by benefit plan investors under ERISA.

Department of Labor regulations set forth in 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA, or the Plan Assets Regulation, provides that the assets of an entity will not be deemed to be the assets of an employee benefit plan if equity participation in the entity by benefit plan investors, including employee benefit plans and IRAs, is not “significant.” The Plan Assets Regulation provides that equity participation in the entity by benefit plan investors is “significant” if at any time 25% or more of the value of any class of equity interest is held by benefit plan investors, which for these purposes includes IRAs (even though IRAs themselves are not subject to regulation under ERISA). Because we are relying on this exception, we will not accept investments from benefit plan investors equal to or exceeding, in the aggregate, 25% of the value of any class of equity interest. If repurchases of shares cause us to go over this limit, we may repurchase shares of benefit plan investors in accordance with the terms of our charter and/or operating partnership agreement without their consent until we are under the 25% limit. See “ERISA Considerations” for additional information regarding the Plan Assets Regulation.

Risks Related to Conflicts of Interest

There are conflicts of interest between us, our Manager and its affiliates.

Our Manager’s executive officers are principals in the Manager’s parent company, Realty Mogul, Co., and/or their respective affiliates, which provide asset management and other services to our Manager and us. All of the agreements and arrangements between such parties, including those relating to compensation, are not the result of arm’s length negotiations. Contractual rates are determined by our Manager and affiliates based on industry standards and expectations of what our Manager would be able to negotiate with a third party on an arm’s length basis and are intended to approximate prevailing market rates, but there can be no assurances that the contracts are in fact consistent with the prevailing market rates or terms. In addition, third parties with which we invest, including sponsors of preferred equity investments and special purpose entities in which we invest, may also be managed by, and pay fees to, our Manager or an affiliate for services those entities render to the third parties, or fees for services rendered to us that the third party has agreed to pay. Some of the conflicts inherent in the Company’s transactions with our Manager and its affiliates are described below. To the extent that such parties take actions that are more favorable to other entities than us, these actions could have a negative impact on our financial performance and, consequently, on distributions to stockholders and the value of our common stock.

Our Manager, Sponsor and their affiliates, including our executive officers, directors and other key real estate professionals, face conflicts of interest, which could result in actions that are not in the long-term best interests of our stockholders.

Our executive officers, directors, officers of our Manager and other key real estate professionals of Realty Mogul, Co. performing services for us are also officers, directors, managers, and/or key professionals of Realty Mogul, Co. and other affiliated entities as well as another real estate-related program externally managed by our Manager and sponsored by our Sponsor, RealtyMogul Income REIT, LLC, which has investment objectives that are similar to ours. These persons have legal and, in certain instances, fiduciary obligations with respect to those entities that are similar to us. As such, conflicts of interest can arise from such individuals serving in their capacity as officers, directors, managers and/or key professionals of RealtyMogul, Co., other affiliated entities and other real estate programs sponsored by our Sponsor. Even if these persons do not violate their duties to us and our stockholders, they will have competing demands on their time and resources and can have conflicts of interest in allocating their time and resources among us and these other entities and persons. Should such persons devote insufficient time or resources to our business, we can be adversely impacted.

The interests of our Manager, its principals and its other affiliates may conflict with your interests.

The management agreement provides our Manager with broad powers and authority which may result in one or more conflicts of interest between your interests and those of our Manager, its principals and its other affiliates. This risk is increased by our Manager being controlled by Jilliene Helman, who is a principal of Realty Mogul, Co. and who participates, or expects to participate, directly or indirectly in other offerings by Realty Mogul, Co. and its affiliates. Potential conflicts of interest include, but are not limited to, the following:

●	our Manager, its principals and/or its other affiliates are expected to continue to originate and offer other real estate investment opportunities, including additional blind pool equity offerings similar to this offering, on the Realty Mogul Platform, and may make investments in real estate assets for their own respective accounts, whether or not competitive with our business;

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●	affiliates of our Manager may compete with us with respect to certain investments which we may want to acquire, and as a result we may either not be presented with the opportunity or have to compete with the affiliates to acquire these investments. Our Manager’s officers may choose to allocate favorable investments to our Manager’s affiliates instead of to us. The ability of our Manager, its officers and individuals providing services to our Manager to engage in other business activities may reduce the time our Manager spends managing us;
●	our Manager, its principals and/or its other affiliates are not required to devote all of their time and efforts to our affairs. For example, during turbulent conditions in the mortgage industry, distress in the credit markets or other times when we will need focused support and assistance from our Manager, other entities for which our Manager also acts as an investment manager will likewise require greater focus and attention, placing our Manager’s resources in high demand. In such situations, we may not receive the necessary support and assistance we require or would otherwise receive if we were internally managed or if our Manager did not act as a manager for other entities;
●	our Manager, or one of its affiliates, is entitled to receive an acquisition fee for sourcing equity investments on our behalf, and a portion of that fee may be paid by our Manager to a third party for its role in sourcing the investment opportunity. As a result, our Manager may be incentivized to prioritize investments acquired by our Manager over investments sourced by an unaffiliated third party. In addition, the acquisition fee will be based upon the total transaction value of the asset acquired, which may create a disincentive on the part of our Manager to negotiate a lower price for us. Such fee will be payable by us regardless of the quality of the asset acquired;
●	affiliates of Realty Mogul, Co., including our Manager and its principals, may earn acquisition, profit sharing and/or disposition fees for assets acquired by RealtyMogul Apartment Growth REIT, Inc.; and
●	our Manager, its principals and/or its other affiliates will not be required to disgorge any profits or fees or other compensation they may receive from any other business they own separately from us, and you will not be entitled to receive or share in any of the profits, return fees or compensation from any other business owned and operated by our Manager, its principals and/or its other affiliates for their own benefit.

We have agreed to limit remedies available to us and our stockholders for actions by our Manager.

In the management agreement, we have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. These provisions are detrimental to stockholders because they restrict the remedies available to them for actions that might constitute breaches of duty and could reduce stockholder returns. By purchasing shares of our common stock, you will be treated as having consented to the provisions set forth in the management agreement. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement because of our desire to maintain our ongoing relationship with our Manager.

By purchasing shares in this offering, you are bound by the arbitration provisions contained in our subscription agreement which limits your ability to bring class action lawsuits or seek remedy on a class basis.

By purchasing shares in this offering, you agree to be bound by the arbitration provisions contained in Section 13 of our subscription agreement. Such arbitration provision provides that either party may elect and require that any “Claim” (as defined in the subscription agreement) relating to this offering, including claims arising under federal securities laws and the rules and regulations thereunder, be submitted to binding arbitration and, among other things, limits the ability of investors to bring class action lawsuits or similarly seek remedy on a class basis. While not mandatory, in the event that we elect to invoke the arbitration clause of Section 13, your right to seek redress in court would be severely limited. In addition, arbitration rules generally limit discovery, which could impede your ability to bring or sustain claims, and the ability to collect attorneys’ fees or other damages may be limited in the arbitration. Nevertheless, it is not certain that all arbitration provisions will be enforceable. If any portion of the arbitration provisions is deemed invalid or unenforceable, the remaining arbitration provisions shall nevertheless remain in force. In addition, you are not deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder by agreeing to the arbitration provisions in the subscription agreement. See the form of subscription agreement, Section 13 – Arbitration, attached hereto as Exhibit 4.1 to this offering circular.

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If Realty Mogul, Co. establishes additional REITs and other Realty Mogul Platform investment opportunities in the future, there may be conflicts of interests among the various REIT offerings.

Our Sponsor and our Manager, which are wholly-owned subsidiaries of Realty Mogul, Co., currently sponsor and manage, respectively, RealtyMogul Income REIT, LLC whose second follow-on offering circular was qualified on May 13, 2022. In addition, our Sponsor and our Manager are expected to sponsor and manage, respectively, additional REIT offerings and continue to offer investment opportunities on the Realty Mogul Platform, including offerings that will acquire or invest in commercial real estate loans and other real estate-related assets. These additional REITs may have investment criteria that compete with us. Except under any policies that may be adopted by our Manager or Sponsor, no REIT (including us) or Realty Mogul Platform investment opportunity will have any duty, responsibility or obligation to refrain from:

●	engaging in the same or similar activities or lines of business as any other REIT or Realty Mogul Platform investment opportunity;

●	doing business with any potential or actual tenant, lender, purchaser, supplier, customer or competitor of any REIT or Realty Mogul Platform investment opportunity;

●	engaging in, or refraining from, any other activities whatsoever relating to any of the potential or actual tenants, lenders, purchasers, suppliers or customers of any REIT or Realty Mogul Platform investment opportunity;

●	establishing material commercial relationships with another REIT or Realty Mogul Platform investment opportunity; or

●	making operational and financial decisions that could be considered to be detrimental to another REIT or Realty Mogul Platform investment opportunity.

In addition, any decisions by our Sponsor or Manager to renew, extend, modify or terminate an agreement or arrangement, or enter into similar agreements or arrangements in the future, may benefit one REIT more than another REIT or limit or impair the ability of any REIT to pursue business opportunities. In addition, third parties may require as a condition to their arrangements or agreements with or related to any one particular REIT that such arrangements or agreements include or not include another REIT, as the case may be. Any of these decisions may benefit one REIT more than another REIT.

Our Manager faces a conflict of interest because the asset management fee it receives for services performed for us is based on our NAV, which is determined by the internal accountants or asset managers of our Manager or its affiliates.

Our Manager is paid an asset management fee, which is based on our NAV as calculated by the internal accountants or asset managers of our Manager or its affiliates. The calculation of our NAV involves certain subjective judgments with respect to estimating, for example, the value of our commercial real estate assets and investments and accruals of our operating revenues and expenses, and therefore, our NAV may not correspond to the realizable value upon a sale of those assets. Because the calculation of NAV involves subjective judgment, there can be no assurance that the estimates used by the internal accountants or asset managers of our Manager or its affiliates to calculate our NAV, or the resulting NAV, will be identical to the estimates that would be used, or the NAV that would be calculated, by an independent consultant. In addition, our Manager may benefit by us retaining ownership of our assets at times when our stockholders may be better served by the sale or disposition of our assets in order to avoid a reduction in our NAV. Finally, the determination of our NAV is not based on, nor intended to comply with, fair value standards under GAAP, and our NAV may not be indicative of the price that we would receive for our assets at current market conditions.

Our participation in a co-ownership arrangement could subject us to risks that otherwise may not be present in other real estate investments, which could result in litigation or other potential liabilities that could increase our costs and negatively affect our results of operations.

From time to time, we may enter in co-ownership arrangements with respect to properties. Co-ownership arrangements involve risks generally not otherwise present with an investment in real estate and could result in litigation or other potential liabilities, such as the following:

●	the risk that a co-owner may at any time have economic or business interests or goals that are or become inconsistent with our business interests or goals;

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●	the risk that third parties involved in the transaction may also be managed by, and pay fees to, our Manager or affiliates, and such fees may incentivize our Manager to recommend such investments to us;
●	the risk that a co-owner may be in a position to take action contrary to our instructions or requests or our policies or objectives or status as a REIT;
●	the possibility that an individual co-owner might become insolvent or bankrupt, or otherwise default under any mortgage loan financing documents applicable to the property, which may constitute an event of default under all of the applicable mortgage loan financing documents, result in a foreclosure and the loss of all or a substantial portion of the investment made by the co-owner, or allow the bankruptcy court to reject the agreements entered into by the co-owners owning interests in the property;
●	the possibility that a co-owner might not have adequate liquid assets to make cash advances that may be required in order to fund operations, maintenance and other expenses related to the property, which could result in the loss of current or prospective tenants and otherwise adversely affect the operation and maintenance of the property, could cause a default under any mortgage loan financing documents applicable to the property and result in late charges, penalties and interest, and could lead to the exercise of foreclosure and other remedies by the lender;
●	the risk that a co-owner could breach agreements related to the property, which may cause a default under, and possibly result in personal liability in connection with, any mortgage loan financing documents applicable to the property, violate applicable securities laws, result in a foreclosure or otherwise adversely affect the property and the co-ownership arrangement;
●	the risk that we could have limited control and rights, with management decisions made entirely by a third party; and
●	the possibility that we will not have the right to sell the property at a time that otherwise could result in the property being sold for its maximum value.

In the event that our interests become adverse to those of the other co-owners, we may not have the contractual right to purchase the co-ownership interests from the other co-owners. Even if we are given the opportunity to purchase such co-ownership interests in the future, we cannot guarantee that we will have sufficient funds available at the time to purchase co-ownership interests from the co-owners.

We might want to sell our co-ownership interests in a given property at a time when the other co-owners in such property do not desire to sell their interests. Therefore, because we anticipate that it will be much more difficult to find a willing buyer for our co-ownership interests in a property than it would be to find a buyer for a property we owned outright, we may not be able to sell our co-ownership interest in a property at the time we would like to sell.

Our Manager faces conflicts of interest relating to joint ventures or other co-ownership arrangements that we may enter into with our Sponsor or real estate programs sponsored by our Sponsor, which could result in a disproportionate benefit to our Sponsor or another real estate program it sponsors.

We have entered into and may continue to enter into joint ventures with our Sponsor or other real estate programs it sponsors for the acquisition, development or improvement of properties as well as the acquisition of real estate-related investments. Since one or more of the executive officers of our Manager are executive officers of our Sponsor, our Manager may face conflicts of interest in determining which real estate program should enter into any particular joint venture or co-ownership arrangement. These persons also may have a conflict in structuring the terms of the relationship between us and any affiliated co-venturer or co-owner, as well as conflicts of interests in managing the joint venture, which may result in the co-venturer or co-owner receiving benefits greater than the benefits that we receive.

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In the event we enter into joint venture or other co-ownership arrangements with our Sponsor or other real estate programs it sponsors, our Manager and its affiliates may have a conflict of interest when determining when and whether to buy or sell a particular property, or to make or dispose of another real estate-related investment. In addition, if we become listed for trading on a national securities exchange, we may develop more divergent goals and objectives from any affiliated co-venturer or co-owner that is not listed for trading. In the event we enter into a joint venture or other co-ownership arrangement with another real estate program it sponsors that has a term shorter than ours, the joint venture may be required to sell its properties earlier than we may desire to sell the properties. Even if the terms of any joint venture or other co-ownership agreement between us and our Sponsor or another real estate program it sponsors grants us the right of first refusal to buy such properties, we may not have sufficient funds or borrowing capacity to exercise our right of first refusal under these circumstances.

We have adopted certain procedures for dealing with potential conflicts of interest as described in “Conflicts of Interest - Certain Conflict Resolution Measures.”

The conflicts of interest policy we have adopted may not adequately address all of the conflicts of interest that may arise with respect to our activities and is subject to change or suspension.

In order to avoid any actual or perceived conflicts of interest among the REITs and with our Manager’s officers and affiliates, we have adopted a conflicts of interest policy to specifically address some of the conflicts relating to our activities. There is no assurance that this policy will be adequate to identify or resolve all of the conflicts that may arise or will identify or resolve such conflicts in a manner that is favorable to us. The board of directors may modify, suspend or rescind our conflicts of interest policy, including any resolution implementing the provisions of the conflicts of interest policy, in each case, without a vote of our stockholders.

Risks Related to Our Shares and Investments in Real Estate

Investing in our common stock may involve a high degree of risk.

The investments we make in accordance with our investment objectives may result in a high amount of risk when compared to alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, are subject to credit risk, interest rate, and market value risks, among others, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

We may not realize income or gains from our investments.

We invest to generate both current income and capital appreciation. The investments we invest in may, however, not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize income or gains from our investments. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

We may invest in equity interests of other companies which may limit the control that our Manager has over the investments.

We may take equity stakes in companies that own real estate or other real estate-related assets, subject to certain limitations related to our qualification as a REIT and to not meeting the definition of an “investment company” under the Investment Company Act. In such situations, our Manager’s ability to control these equity investments may depend on our relative ownership stake in such investments. We may be a minority investor in some circumstances and our Manager’s ability to control the underlying assets of the entity may be limited. In addition, the entity and its other stockholders may have economic or business interests or goals that are inconsistent with our own, or may be in a position to take action contrary to our investment objective which could cause a material adverse effect on you and could cause the value of our stock to decline.

The real estate-related equity securities in which we may invest are subject to specific risks relating to the particular issuer of the securities and may be subject to the general risks of investing in subordinated real estate securities.

We may invest in equity securities of real estate companies, subject to certain limitations related to our qualification as a REIT and to not meeting the definition of an “investment company” under the Investment Company Act, which involves a higher degree of risk than debt securities due to a variety of factors, including that such investments may be subordinate to creditors and are not secured by the issuer’s property. Our investments in real estate-related equity securities will involve special risks relating to the particular issuer of the equity securities, including the financial condition and business outlook of the issuer. Issuers of real estate-related equity securities generally invest in real estate or real estate-related assets and are subject to the inherent risks associated with real estate, including risks relating to rising interest rates.

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In addition, the equity investments we may make in partnerships and limited liability companies may expose us to risks associated with non-target assets. While our target assets are various types of multifamily properties, we may make non-controlling investments in entities that invest not only in multifamily properties but other types of assets, as well. Accordingly, we would be exposed to the risks associated with such other types of assets, including, among other risks, the following:

●	Mortgage real estate loans, which are subject to the risks associated with the underlying property, the creditworthiness of the borrower, difficulties in enforcing collection and foreclosure remedies, as well as fluctuations in value caused by changing interest rates, other market conditions, and regulations;

●	Subordinated commercial real estate loans, B Notes, and mezzanine loans, which are also subject to the same risks noted above, but are also subject to the priority of senior loans and, in the case of subordinated loans, the rights of senior lenders under any intercreditor arrangements, and, in the case of mezzanine loans, the likelihood of higher aggregate loan-to-value ratios;

●	Construction loans, which are subject to the additional risks associated with cost overruns and non-completion of the construction or renovation of the underlying properties;

●	Mortgage backed securities, which are subject to all the risks of the underlying mortgage loans (noted above), including the risks of prepayment or default, as well as the viability of the credit support underlying the particular tranche of the securities to which we are indirectly exposed and the actions of the loan servicers and sub-servicers, which could take actions that adversely affect the securities held; and

●	Collateralized Debt Obligation securities, or CDOs, which are subject to the risks of the underlying instruments securing the CDOs, such as debt instruments, bonds, mortgage-backed securities, and swaps.

Commercial real estate equity investments will be subject to risks inherent in ownership of real estate.

Real estate cash flows and values are affected by a number of factors, including competition from other available properties and our ability to provide adequate property maintenance and insurance and to control operating costs. Real estate cash flows and values are also affected by such factors as government regulations (including zoning, usage and tax laws), interest rate levels, the availability of financing, property tax rates, utility expenses, potential liability under environmental and other laws and changes in environmental and other laws. Commercial real estate equity investments that we make will be subject to such risks.

Many of our investments are illiquid and we may not be able to vary our portfolio in response to changes in economic and other conditions.

The illiquidity of our target investments may make it difficult for us to sell such investments if the need or desire arises. We expect many of our investments will be illiquid, and if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments and our ability to vary our portfolio in response to changes in economic and other conditions may be relatively limited, which could adversely affect our results of operations and financial condition.

Declines in the market values of our investments may adversely affect periodic reported results of operations and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders.

Some of our assets will be classified for accounting purposes as “available-for-sale.” These investments are carried at estimated fair value and temporary changes in the market values of those assets will be directly charged or credited to stockholders’ equity without impacting net income on the income statement. Moreover, if we determine that a decline in the estimated fair value of an available-for-sale security falls below its amortized value and is not temporary, we will recognize a loss on that security on the income statement, which will reduce our earnings in the period recognized.

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A decline in the market value of our assets may adversely affect us particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we may have to sell assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders.

Further, credit facility providers may require us to maintain a certain amount of cash reserves or to set aside unlevered assets sufficient to maintain a specified liquidity position, which would allow us to satisfy our collateral obligations. As a result, we may not be able to leverage our assets as fully as we would choose, which could reduce our return on equity. In the event that we are unable to meet these contractual obligations, our financial condition could deteriorate rapidly.

Market values of our investments may decline for a number of reasons, such as changes in prevailing market rates, increases in defaults, increases in voluntary prepayments for those investments that we have that are subject to prepayment risk, widening of credit spreads and downgrades of ratings of the securities by ratings agencies.

Some of our portfolio investments will be carried at estimated fair value as determined by us and there may be uncertainty as to the value of these investments.

Some of our portfolio investments will be in the form of securities that are recorded at fair value but that have limited liquidity or are not publicly traded. The fair value of securities and other investments that have limited liquidity or are not publicly traded may not be readily determinable. We estimate the fair value of these investments on a quarterly basis. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on numerous estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock could be adversely affected if our determinations regarding the fair value of these investments are materially higher than the values that we ultimately realize upon their disposal.

If we overestimate the value or income-producing ability or incorrectly price the risks of our investments, we may experience losses.

Analysis of the value or income-producing ability of a commercial property is highly subjective and may be subject to error. Our Manager will value our potential investments based on yields and risks, taking into account estimated future losses on select commercial real estate equity investments, and the estimated impact of these losses on expected future cash flows and returns. In the event that we underestimate the risks relative to the price we pay for a particular investment, we may experience losses with respect to such investment.

A prolonged economic slowdown, a lengthy or severe recession or declining real estate values could harm our operations.

Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. An economic slowdown or recession, in addition to other non-economic factors such as an excess supply of properties, could have a material negative impact on the values of commercial real estate. Declining real estate values will likely reduce our ability to acquire new real estate assets, since sponsors often use increases in the value of their existing properties to support the purchase or investment in additional properties. Any sustained period of increased payment delinquencies, foreclosures or losses could significantly harm our revenues, results of operations, financial condition, business prospects and our ability to make distributions to you.

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Terrorist attacks and other acts of violence or war may affect the value of our common stock and underlying investments.

Terrorist attacks may harm the value of our underlying investments and our common stock. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly impact the property underlying our investments. More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economies. These and other types of adverse economic conditions could harm the value of the property underlying our investments or the securities markets in general which could harm our investment returns and may adversely affect our ability to make distributions.

Our operating results will be affected by economic and regulatory changes that impact the real estate market in general. Our investments in multifamily properties will be subject to risks generally attributable to the ownership of real property, including:

●	changes in global, national, regional or local economic, demographic or real estate market conditions;

●	changes in supply of or demand for similar properties in an area;

●	increased competition for real property investments targeted by our investment strategy;

●	bankruptcies, financial difficulties or lease defaults by our residents;

●	changes in interest rates and availability of financing;

●	changes in the terms of available financing, including more conservative loan-to-value requirements and shorter debt maturities;

●	competition from other residential properties;

●	the inability or unwillingness of residents to pay rent increases;

●	changes in government rules, regulations and fiscal policies, including changes in tax, real estate, environmental and zoning laws;

●	the severe curtailment of liquidity for certain real estate related assets; and

●	rent restrictions due to government program requirements.

All of these factors are beyond our control. Any negative changes in these factors could affect our ability to meet our obligations and make distributions to stockholders. We are unable to predict future changes in global, national, regional or local economic, demographic or real estate market conditions. For example, a recession or rise in interest rates could make it more difficult for us to lease or dispose of multifamily properties and could make alternative interest-bearing and other investments more attractive and therefore potentially lower the relative value of the real estate investments we make. These conditions, or others we cannot predict, may adversely affect our results of operations and returns to our stockholders. In addition, the value of the multifamily properties underlying our investments may decrease following the date we acquire such assets due to the risks described above or any other unforeseen changes in market conditions. If the value of any of our investments decrease, we may be forced to dispose of the investment at a price lower than the price we paid to acquire it, which could adversely impact the results of our operations and our ability to make distributions and return capital to our investors.

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A concentration of our investments in the multifamily sector or in certain geographic regions may leave our profitability vulnerable to a downturn or slowdown in the sector or state or region.

We expect that our property portfolio will be comprised solely of multifamily properties. As a result, we will be subject to risks inherent in investments in a single type of property. If our investments are solely in the multifamily sector, the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, resulting from a downturn or slowdown in the multifamily sector could be more pronounced than if we had more fully diversified our investments.

The underlying value of our properties and the ability to make distributions to our stockholders depend upon the ability of the residents of our properties to generate enough income to pay their rents in a timely manner, and the success of our investments depends upon the occupancy levels, rental income and operating expenses of our properties and our company. Residents’ inability to timely pay their rents may be impacted by employment and other constraints on their personal finances, including debts, purchases and other factors. These and other changes beyond our control may adversely affect our residents’ ability to make rental payments. In the event of a resident default or bankruptcy, we may experience delays in enforcing our rights as landlord and may incur costs in protecting our investment and re-leasing our property. We may be unable to re-lease the property for the rent previously received. We may be unable to sell a property with low occupancy without incurring a loss. These events and others could cause us to reduce the amount of distributions we make to stockholders and the value of our stockholders’ investment to decline.

In order to attract residents, we may be required to expend funds for capital improvements and property renovations when residents do not renew their leases or otherwise vacate their apartment homes. In addition, we may require substantial funds to renovate an apartment community in order to sell it, upgrade it or reposition it in the market. If we have insufficient capital reserves, we will have to obtain financing from other sources. We intend to establish capital reserves in an amount we, in our discretion, believe is necessary. A lender also may require escrow of capital reserves in excess of any established reserves. If these reserves or any reserves otherwise established are designated for other uses or are insufficient to meet our cash needs, we may have to obtain financing from either affiliated or unaffiliated sources to fund our cash requirements. We cannot assure our stockholders that sufficient financing will be available or, if available, will be available on economically feasible terms or on terms acceptable to us. Moreover, certain reserves required by lenders may be designated for specific uses and may not be available for capital purposes such as future capital improvements. Additional borrowing for capital needs and capital improvements will increase our interest expense, and therefore our financial condition and our ability to make cash distributions to our stockholders may be adversely affected.

In addition, if our investments are concentrated in a particular state or geographic region, and such state or geographic region experiences economic difficulty disproportionate to the nation as a whole, then the potential effects on our revenues, and as a result, on cash available for distribution to our stockholders, could be more pronounced than if we had more fully diversified our investments geographically. The geographic concentration of our portfolio may make us particularly susceptible to adverse economic developments in the real estate markets of those areas. In addition to general, regional and national economic conditions, our operating results may be impacted by the economic conditions of the specific markets in which we have concentrations of properties. Any adverse economic or real estate developments in these markets, such as business layoffs or downsizing, industry slowdowns, relocations of businesses, changing demographics and other factors, or any decrease in demand for multifamily property space resulting from the local business climate, could adversely affect our property revenue, and hence net operating income.

A property that experiences significant vacancy could be difficult to sell or re-lease.

A property may experience significant vacancy through the eviction of residents and/or the expiration of leases. Certain of the multifamily properties in which we invest may have some level of vacancy at the time of our acquisition of the property and we may have difficulty obtaining new residents. If vacancies continue for a long period of time, we may suffer reduced revenues resulting in lower cash distributions to stockholders. In addition, the resale value of the property could be diminished because the market value may depend principally upon the value of the leases of such property.

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We will compete with numerous other persons and entities for real estate investments.

We will be subject to significant competition in seeking real estate investments and residents. We will compete with many third parties engaged in real estate investment activities, including other REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies and other entities. Many of our competitors may have substantially greater financial and other resources than we have and may have substantially more operating experience than us. They may also enjoy significant competitive advantages that result from, among other things, a lower cost of capital. There is no assurance that we will be able to invest in multifamily properties on favorable terms, if at all. These factors could adversely affect our results of operations, financial condition, value of our investments and ability to pay distributions to you.

Competition from other multifamily communities and housing alternatives for residents could reduce our profitability and the return on your investment.

The multifamily property market in particular is highly competitive. This competition could reduce occupancy levels and revenues at our multifamily properties, which would adversely affect our operations. We will face competition from many sources, including from other multifamily properties in our target markets. In addition, overbuilding of multifamily properties may occur, which would increase the number of multifamily homes available and may decrease occupancy and unit rental rates. Furthermore, multifamily properties in which we invest most likely will compete with numerous housing alternatives in attracting residents, including owner-occupied single-family and multifamily homes available to rent or purchase. Competitive housing in a particular area and the increasing affordability of owner-occupied single-family and multifamily homes available to rent or buy (caused by declining mortgage interest rates and government programs to promote home ownership) could adversely affect our ability to retain our residents, lease apartment homes and increase or maintain rental rates.

Our strategy for acquiring value-enhancement multifamily properties involves greater risks than more conservative investment strategies.

We expect to implement a “value-enhancement” strategy for the conventional multifamily homes we invest in. Our value-enhancement strategy involves the acquisition of under-managed, stabilized apartment communities in high job and population growth neighborhoods and the investment of additional capital to make strategic upgrades of the interiors of the apartment homes. These opportunities will vary in degree based on the specific business plan for each asset, but could include new appliances, upgraded cabinets, countertops and flooring. Our strategy for acquiring value-enhancement multifamily properties involves greater risks than more conservative investment strategies. The risks related to these value-enhancement investments include risks related to delays in the repositioning or improvement process, higher than expected capital improvement costs, possible borrowings necessary to fund such costs, and ultimately that the repositioning process may not result in the higher rents and occupancy rates anticipated. In addition, our value-enhancement properties may not produce revenue while undergoing capital improvements. Furthermore, we may also be unable to complete the improvements of these properties and may be forced to hold or sell these properties at a loss. For these and other reasons, we cannot assure you that we will realize growth in the value of our value-enhancement multifamily properties, and as a result, our ability to make distributions to our stockholders could be adversely affected.

Multifamily properties are illiquid investments, and we may be unable to adjust our portfolio in response to changes in economic or other conditions or sell a property if or when we decide to do so.

Multifamily properties are illiquid investments. We may be unable to adjust our portfolio in response to changes in economic or other conditions. In addition, the real estate market is affected by many factors, such as general economic conditions, availability of financing, interest rates, supply and demand, and other factors that are beyond our control. We cannot predict whether we will be able to sell any real property for the price or on the terms set by us, or whether any price or other terms offered by a prospective purchaser would be acceptable to us. We cannot predict the length of time needed to find a willing purchaser and to close the sale of a real property.

Additionally, we may be required to expend funds to correct defects or to make improvements before a real property can be sold. We cannot assure you that we will have funds available to correct such defects or to make such improvements.

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We may have no or only limited recourse for any problems later identified for multifamily apartment communities in which we invest, which could materially and adversely affect us, including our results of operations.

We anticipate sellers of multifamily apartment communities will sell such properties “as is,” “where is” and “with all faults,” without any warranties of merchantability or fitness for a particular use or purpose. In addition, purchase and sale agreements may contain limited warranties, representations and indemnifications that will only survive for a limited period after the closing. The purchase of multifamily apartment communities with no or limited warranties increases the risk that we may lose some or all of our invested capital in the property, as well as the loss of rental income from that multifamily apartment community, which could materially and adversely affect us.

Short-term apartment leases expose us to the effects of declining market rent, which could adversely impact our ability to make cash distributions to our stockholders.

We expect that substantially all of our apartment leases will be for a term of one year or less. Because these leases generally permit the residents to leave at the end of the lease term without penalty, our rental revenues may be impacted by declines in market rents more quickly than if our leases were for longer terms.

Increased construction of similar properties that compete with our apartment communities in any particular location could adversely affect the operating results of our properties and our cash available for distribution to our stockholders.

We may invest in apartment communities in locations that experience increases in construction of properties that compete with our apartment communities. This increased competition and construction could:

●	make it more difficult for us to find residents to lease apartment homes in our apartment communities;

●	force us to lower our rental prices in order to lease apartment homes in our apartment communities; or

●	substantially reduce our revenues and cash available for distribution to our stockholders.

Our multifamily properties will be subject to property taxes that may increase in the future, which could adversely affect our cash flow.

Our multifamily properties will subject to real and personal property taxes, as well as excise taxes, that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. As the owner of the properties, we will be ultimately responsible for payment of the taxes to the applicable government authorities. If we fail to pay any such taxes, the applicable taxing authority may place a lien on the real property and the real property may be subject to a tax sale. In addition, we will generally be responsible for real property taxes related to any vacant space.

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Uninsured losses or costly premiums for insurance coverage relating to real property may adversely affect your returns.

We intend to ensure that all of the multifamily properties in which we invest will be adequately insured against casualty losses. The nature of the activities at certain properties we may acquire may expose us and our operators to potential liability for personal injuries and property damage claims. In addition, there are types of losses, generally catastrophic in nature, such as losses due to wars, acts of terrorism, earthquakes, floods, tornadoes, hurricanes, pollution or environmental matters that are uninsurable or not economically insurable, or may be insured subject to limitations, such as large deductibles or co-payments. Risks associated with potential acts of terrorism could sharply increase the premiums we pay for coverage against property and casualty claims. Mortgage lenders sometimes require commercial property owners to purchase specific coverage against acts of terrorism as a condition for providing mortgage loans. These policies may not be available at a reasonable cost, if at all, which could inhibit our ability to finance or refinance our properties. In such instances, we may be required to provide other financial support, either through financial assurances or self-insurance, to cover potential losses. Changes in the cost or availability of insurance could expose us to uninsured casualty losses. Inflation, changes in building codes and ordinances, environmental considerations, and other factors also might make it infeasible to use insurance proceeds to replace a property if it is damaged or destroyed. In the event that any of our properties incurs a casualty loss that is not fully covered by insurance, the value of our assets will be reduced by any such uninsured loss. In addition, we cannot assure you that funding will be available to us for repair or reconstruction of damaged real property in the future.

All real property investments and the operations conducted in connection with such investments are subject to federal, state and local laws and regulations relating to environmental protection and human health and safety.

Some of these laws and regulations may impose joint and several liability on customers, owners or operators for the costs to investigate or remediate contaminated properties, regardless of fault or whether the acts causing the contamination were legal. Under various federal, state and local environmental laws, a current or previous owner or operator of real property may be liable for the cost of removing or remediating hazardous or toxic substances on such real property. These environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. In addition, the presence of hazardous substances, or the failure to properly remediate these substances, may adversely affect our ability to sell, rent or pledge such real property as collateral for future borrowings. Environmental laws also may impose restrictions on the manner in which real property may be used or businesses may be operated. Some of these laws and regulations have been amended so as to require compliance with new or more stringent standards as of future dates. Compliance with new or more stringent laws or regulations or stricter interpretation of existing laws may require us to incur material expenditures. Future laws, ordinances or regulations may impose material environmental liability. Additionally, the existing condition of land when we buy it, operations in the vicinity of our properties, such as the presence of underground storage tanks, or activities of unrelated third parties, may affect our properties. There are also various local, state and federal fire, health, life-safety and similar regulations with which we may be required to comply and which may subject us to liability in the form of fines or damages for noncompliance. In connection with the acquisition and ownership of our properties, we may be exposed to these costs in connection with such regulations. The cost of defending against environmental claims, any damages or fines we must pay, compliance with environmental regulatory requirements or remediating any contaminated real property could materially and adversely affect our business and results of operations, lower the value of our assets and, consequently, lower the amounts available for distribution to our stockholders.

Potential liability for environmental matters could adversely affect our financial condition.

Although we intend to subject our multifamily apartment communities to an environmental assessment prior to acquisition, we may not be made aware of all the environmental liabilities associated with a property prior to its purchase. There may be hidden environmental hazards that may not be discovered prior to acquisition. The costs of investigation, remediation or removal of hazardous substances may be substantial. In addition, the presence of hazardous substances on one of our properties, or the failure to properly remediate a contaminated property, could adversely affect our ability to sell or rent the property or to borrow using the property as collateral.

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Various federal, state and local environmental laws impose responsibilities on an owner or operator of real estate and subject those persons to potential joint and several liabilities. Typical provisions of those laws include:

●	responsibility and liability for the costs of investigation, removal, or remediation of hazardous substances released on or in real property, generally without regard to knowledge of or responsibility for the presence of the contaminants;

●	liability for claims by third parties based on damages to natural resources or property, personal injuries, or costs of removal or remediation of hazardous or toxic substances in, on, or migrating from our property;

●	responsibility for managing asbestos-containing building materials, and third-party claims for exposure to those materials; and

●	environmental laws also may impose restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require expenditures.

The properties will include certain amenities for the residents at the properties that could increase the potential liabilities at the properties.

In addition to the apartment buildings, the properties will be improved with various amenities, such as swimming pools, exercise rooms, playgrounds, laundry facilities, business centers and/or rentable club houses. Certain claims could arise in the event that a personal injury, death, or injury to property should occur in, on, or around any of these improvements. There can be no assurance that particular risks pertaining to these improvements that currently may be insured will continue to be insurable on an economical basis or that current levels of coverage will continue to be available. If a loss occurs that is partially or completely uninsured, we may lose all or part of our investment. We may be liable for any uninsured or underinsured personal injury, death or property damage claims. Liability in such cases may be unlimited but stockholders will not be personally liable.

The costs associated with complying with the Americans with Disabilities Act and other tax credit programs may reduce the amount of cash available for distribution to our stockholders.

Investment in properties may also be subject to the Americans with Disabilities Act of 1990, as amended, or the ADA. Under the ADA, all places of public accommodation are required to comply with federal requirements related to access and use by disabled persons. We are committed to complying with the ADA to the extent to which it applies. The ADA has separate compliance requirements for “public accommodations” and “commercial facilities” that generally require that buildings and services be made accessible and available to people with disabilities. With respect to the properties we invest in, the ADA’s requirements could require us to remove access barriers and could result in the imposition of injunctive relief, monetary penalties or, in some cases, an award of damages. We will attempt to invest in properties that comply with the ADA or place the burden on the seller or other third party, such as residents, to ensure compliance with the ADA. We cannot assure you that we will be able to invest in properties or allocate responsibilities in this manner. Any monies we use to comply with the ADA will reduce the amount of cash available for distribution to our stockholders.

In addition, we may invest in properties that are subject to low-income housing tax credits, historic preservation tax credits or other similar tax credit rules at the federal, state or municipal level. The application of these tax credit rules is extremely complicated and noncompliance with these rules may have adverse consequences for us. Noncompliance with applicable tax regulations may result in the loss of future or other tax credits and the fractional recapture of these tax credits already taken. Accordingly, noncompliance with these tax credit rules and related restrictions may adversely affect our ability to distribute any cash to our stockholders.

Government housing regulations may limit the opportunities at some of the government-assisted housing properties we invest in, and failure to comply with resident qualification requirements may result in financial penalties or loss of benefits, such as rental revenues paid by government agencies.

To the extent that we invest in government-assisted housing, we may invest in properties that benefit from governmental programs intended to provide affordable housing to individuals with low or moderate incomes. These programs, which are typically administered by the U.S. Department of Housing and Urban Development (“HUD”) or state housing finance agencies, typically provide mortgage insurance, favorable financing terms, tax credits or rental assistance payments to property owners. As a condition of the receipt of assistance under these programs, the properties must comply with various requirements, which typically limit rents to pre-approved amounts and impose restrictions on resident incomes. Failure to comply with these requirements and restrictions may result in financial penalties or loss of benefits. In addition, we will typically need to obtain the approval of HUD in order to acquire or dispose of a significant interest in or manage a HUD-assisted property.

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Hedging against interest rate exposure may adversely affect our earnings, limit our gains or result in losses, which could adversely affect cash available for distribution to our stockholders.

We may enter into interest rate swap agreements or pursue other interest rate hedging strategies. Our hedging activity will vary in scope based on the level of interest rates, the type of portfolio investments held, and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

●	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

●	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

●	the duration of the hedge may not match the duration of the related liability or asset;

●	our hedging opportunities may be limited by the treatment of income from hedging transactions under the rules determining REIT qualification;

●	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction;

●	the party owing money in the hedging transaction may default on its obligation to pay; and

●	we may purchase a hedge that turns out not to be necessary, i.e., a hedge that is out of the money.

Any hedging activity we engage in may adversely affect our earnings, which could adversely affect cash available for distribution to our stockholders. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged or liabilities being hedged may vary materially. Moreover, for a variety of reasons, we may not seek to establish a perfect correlation between such hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation may prevent us from achieving the intended hedge and expose us to risk of loss.

Our use of certain hedging techniques may expose us to counterparty risks.

If a swap counterparty under an interest rate swap agreement that we intend to enter into as part of our hedging strategy cannot perform under the terms of the interest rate swap, we may not receive payments due under that agreement, and thus, we may lose any unrealized gain associated with the interest rate swap. The hedged liability could cease to be hedged by the interest rate swap. Additionally, we may also risk the loss of any collateral we have pledged to secure our obligations under the interest rate swap if the counterparty becomes insolvent or files for bankruptcy. Similarly, if an interest rate cap counterparty fails to perform under the terms of the interest rate cap agreement, in addition to not receiving payments due under that agreement that would off-set our interest expense, we could also incur a loss for all remaining unamortized premium paid for that security.

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Complying with REIT requirements may limit our ability to hedge effectively.

The REIT provisions of the Code may limit our ability to hedge our assets, operations and liabilities. Under these provisions, any income that we generate from transactions intended to hedge our interest rate, inflation and/or currency risks will be excluded from gross income for purposes of the REIT 75% and 95% gross income tests if the instrument hedges (1) interest rate risk on liabilities incurred to carry or acquire real estate or (2) risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the REIT 75% or 95% gross income tests, and such instrument is properly identified under applicable Department of Treasury regulations. Income from hedging transactions that do not meet these requirements will generally constitute nonqualifying income for purposes of both the REIT 75% and 95% gross income tests. As a result of these rules, we may have to limit our use of hedging techniques that might otherwise be advantageous, or implement the hedges through a taxable REIT subsidiary, or TRS. This could increase the cost of our hedging activities because our TRS would be subject to tax on income or gains resulting from hedges entered into by it or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear. In addition, losses in our TRSs will generally not provide any tax benefit, except for being carried forward for use against future taxable income in the TRSs. Any limitation on hedging could result in greater risks associated with interest rate or other changes than we would otherwise incur.

We may elect not to qualify for hedge accounting treatment.

If we choose to use derivative and hedge transactions and instruments in the future, we will record them in accordance with Accounting Standards Codification (“ASC”) Topic 815, “Derivatives and Hedging.” If we elect not to qualify for hedge accounting treatment, our operating results may be more volatile or suffer because losses on the derivatives that we enter into may not be offset by a change in the fair value of the related hedged transaction, depending on other accounting policy elections we make.

Our strategy involves leverage, which may cause substantial loss.

Although we do not expect to use leverage at the portfolio level, we use property-level leverage in connection with our equity investments, which, in the aggregate, we do not expect to exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our total assets, capital expenditures and closing costs. By incurring this leverage, we could enhance our returns. Nevertheless, this leverage, which is fundamental to our investment strategy, also creates significant risks.

Because of our leverage, we may incur substantial losses if our borrowing costs increase. Our borrowing costs may increase for any of the following reasons:

●	short-term interest rate increases;

●	the market value of our securities decreases;

●	interest rate volatility increases; or

●	the availability of financing in the market decreases.

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We may enter into financing facilities that contain covenants that restrict our operations and inhibit our ability to grow our business and increase revenues.

We may enter into financing facilities that contain restrictions, covenants, and representations and warranties that, among other things, could require us to satisfy specified financial, asset quality, loan eligibility and loan performance tests. If we fail to meet or satisfy any of these covenants or representations and warranties, we would be in default under these agreements and our lenders could elect to declare all amounts outstanding under the agreements to be immediately due and payable, enforce their respective interests against collateral pledged under such agreements and restrict our ability to make additional borrowings. We also may enter into financing agreements that contain cross-default provisions, such that if a default occurs under any one agreement, the lenders under our other agreements could also declare a default. Covenants and restrictions in future financing facilities may restrict our ability to, among other things:

●	incur or guarantee additional debt;

●	make certain investments or acquisitions;

●	make distributions on common stock;

●	repurchase common stock pursuant to our share repurchase program;

●	engage in mergers or consolidations;

●	reduce liquidity below certain levels;

●	grant liens;

●	incur operating losses for more than a specified period; and

●	enter into transactions with affiliates.

Such restrictions could interfere with our ability to obtain financing, including the financing needed to qualify as a REIT, or to engage in other business activities, which may significantly harm our business, financial condition, liquidity and results of operations. A default and resulting repayment acceleration could significantly reduce our liquidity, which could require us to sell our assets to repay amounts due and outstanding. This could also significantly harm our business, financial condition, results of operations, and our ability to make distributions. A default could also significantly limit our financing alternatives such that we could be unable to pursue our leverage strategy, which could curtail our investment returns.

Our subsidiaries have entered into, and may continue to enter into, financing under which we have entered into certain guaranty of recourse obligations.

Pursuant to such obligations, we may guarantee payment of certain fees and expenses due under such financing, and may be liable for certain conduct, such as fraud, bad faith and gross negligence. Upon the occurrence of such conduct, we may be held liable, which could result in significant costs to our business and adversely impact our operations.

If the counterparty to a repurchase transaction defaulted on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security declined as of the end of that term or if we defaulted on our obligations under a repurchase agreement, we would lose money on a repurchase transaction.

If we engage in a repurchase transaction, we would generally sell securities to the transaction counterparty and receive cash from the counterparty. Under these circumstances, the counterparty would be obligated to resell the securities back to us at the end of the term of the transaction, which is typically 30 to 90 days. Because the cash we received from the counterparty when we initially sold the securities to the counterparty was less than the value of those securities (this difference is referred to as the haircut), if the counterparty defaulted on its obligation to resell the securities back to us we would incur a loss on the transaction equal to the amount of the haircut (assuming there was no change in the value of the securities).

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We would also lose money on a repurchase transaction if the value of the underlying securities declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Any losses we would incur on our repurchase transactions could adversely affect our earnings, and thus our cash available for distribution to you. If we defaulted on one of our obligations under a repurchase transaction, the counterparty could terminate the transaction and cease entering into any other repurchase transactions with us. In that case, we may need to establish a replacement repurchase facility with another repurchase dealer. There is no assurance we would be able to establish a suitable replacement facility.

Our rights under a repurchase agreement would be subject to the effects of the bankruptcy laws in the event of the bankruptcy or insolvency of us or our lenders under a repurchase agreement.

In the event of our insolvency or bankruptcy, certain repurchase agreements, if any, may qualify for special treatment under the U.S. Bankruptcy Code, the effect of which, among other things, would be to allow the lender under the applicable repurchase agreement to avoid the automatic stay provisions of the U.S. Bankruptcy Code and to foreclose on the collateral agreement without delay. In the event of the insolvency or bankruptcy of a lender during the term of a repurchase agreement, the lender may be permitted, under applicable insolvency laws, to repudiate the contract, and our claim against the lender for damages may be treated simply as an unsecured creditor. In addition, if the lender is a broker or dealer subject to the Securities Investor Protection Act of 1970, or an insured depository institution subject to the Federal Deposit Insurance Act, our ability to exercise our rights to recover our securities under a repurchase agreement or to be compensated for any damages resulting from the lender’s insolvency may be further limited by those statutes. These claims would be subject to significant delay and, if and when received, may be substantially less than the damages we actually incur.

Guarantees provided by us are subject to specific risks relating to the particular borrower and are subject to the general risks of investing in commercial real estate.

We may provide certain guarantees associated with the financing of certain investments. Such guarantees will involve risks relating to the particular borrower under the financing, including the financial condition and business outlook of the borrower, which borrower may be an affiliate of our Manager. In addition, borrowers who receive such guarantees are subject to the risks inherent in commercial real estate discussed in this offering circular.

Risks Related to Our Corporate Structure

Our charter permits the board of directors to authorize the issuance of stock with terms that may subordinate the rights of stockholders or discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders.

Our charter permits the board of directors to authorize the issuance of up to 20,000,000 shares of stock, of which 19,000,000 shares are classified as common stock and 1,000,000 shares are classified as preferred stock. In addition, the board of directors, without any action by our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares or the number of shares of any class or series of stock that we have authority to issue. The board of directors may classify or reclassify any unissued common stock or preferred stock into other classes or series of stock and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of any such stock. Shares of our common stock shall be subject to the express terms of any series of our preferred stock. The board of directors could authorize the issuance of preferred stock with terms and conditions that have a priority as to distributions and amounts payable upon liquidation over the rights of the holders of our common stock. Preferred stock could also have the effect of delaying, deferring or preventing the removal of incumbent management or a change of control of us, including an extraordinary transaction (such as a merger, tender offer or sale of all or substantially all of our assets) that might provide a premium to the purchase price of our common stock for our stockholders. See “Description of Our Common Stock – Preferred Stock.”

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Maryland law prohibits certain business combinations, which may make it more difficult for us to be acquired and may limit your ability to dispose of your shares.

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he, she or it otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any such business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares. The business combination statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, the board of directors has exempted any business combination involving our Manager or any affiliate of our Manager. As a result, our Manager and any affiliate of our Manager may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute. The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer. For a more detailed discussion of the Maryland laws governing us and the ownership of shares of our common stock, see “Description of Our Common Stock – Business Combinations.”

Maryland law also limits the ability of a third party to buy a large percentage of our outstanding shares and exercise voting control in electing directors.

Under its Control Share Acquisition Act, Maryland law also provides that a holder of “control shares” of a Maryland corporation acquired in a “control share acquisition” has no voting rights with respect to such shares except to the extent approved by the corporation’s disinterested stockholders by a vote of two-thirds of the votes entitled to be cast on the matter. Shares of stock owned by interested stockholders, that is, by the acquirer, or officers of the corporation or employees of the corporation who are directors of the corporation, are excluded from shares entitled to vote on the matter. “Control shares” are voting shares of stock that would entitle the acquirer, except solely by virtue of a revocable proxy, to exercise voting control in electing directors within specified ranges of voting control. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of issued and outstanding control shares. The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation. Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions of our stock by any person. This provision may be amended or eliminated at any time in the future. If this provision were amended or eliminated, this statute could have the effect of discouraging offers from third parties to acquire us and increasing the difficulty of successfully completing this type of offer by anyone other than our Manager or any of its affiliates. For a more detailed discussion on the Maryland laws governing control share acquisitions, see “Description of Our Common Stock – Control Share Acquisitions.”

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Our charter includes a provision that may discourage a stockholder from launching a tender offer for our shares.

Our charter requires that any tender offer, including any “mini-tender” offer, must comply with most of the requirements of Regulation 14D of the Exchange Act of 1934, or the Exchange Act. The offering person must provide us notice of the tender offer at least 10 business days before initiating the tender offer. If the offering person does not comply with these requirements, our stockholders will be prohibited from transferring any shares to such non-complying person unless they first offered such shares to us at the tender offer price offered by the non-complying person. In addition, the non-complying person shall be responsible for all of our expenses in connection with that person’s noncompliance. This provision of our charter may discourage a person from initiating a tender offer for our shares and prevent you from receiving a premium to your purchase price for your shares in such a transaction.

The board of directors may change certain of our policies without stockholder approval, which could alter the nature of your investment. If you do not agree with the decisions of the board of directors, you only have limited control over changes in our policies and operations and may not be able to change such policies and operations.

The board of directors determines our major policies, including our policies regarding investments, financing, growth, debt capitalization, REIT qualification and distributions. The board of directors may amend or revise these and other policies without a vote of our stockholders. As a result, the nature of your investment could change without your consent. If the board of directors determines to make any such change, we will notify our stockholders through a supplement to this offering circular, a letter to our stockholders and/or a public filing with the SEC. Under the Maryland General Corporation Law and our charter, our stockholders generally have a right to vote only on the following:

●	the election or removal of directors;

●	an amendment of our charter, except that the board of directors may amend our charter without stockholder approval to increase or decrease the aggregate number of our shares or the number of our shares of any class or series that we have the authority to issue, to change our name, to change the name or other designation or the par value of any class or series of our stock and the aggregate par value of our stock or to effect certain reverse stock splits;

●	our dissolution; and

●	a merger or consolidation, a conversion, a statutory share exchange or the sale or other disposition of all or substantially all of our assets.

All other matters are subject to the discretion of the board of directors.

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Our rights and the rights of our stockholders to recover claims against our officers, directors and our Manager are limited, which could reduce your and our recovery against them if they cause us to incur losses.

Maryland law provides that a director has no liability in that capacity if he or she performs his or her duties in good faith, in a manner he or she reasonably believes to be in the corporation’s best interests and with the care that an ordinarily prudent person in a like position would use under similar circumstances. Our bylaws, in the case of our directors and officers, and our bylaws and the management agreement, in the case of our Manager and its affiliates, require us, to the maximum extent permitted by Maryland law, to indemnify and advance expenses to our directors, our officers, and our Manager and its affiliates. Our bylaws permit us to provide such indemnification and advance for expenses to our employees and agents. Additionally, our charter limits, to the maximum extent permitted by Maryland law, the liability of our directors and officers to us and our stockholders for monetary damages. We and our stockholders may have more limited rights against our directors, officers, employees and agents, and our Manager and its affiliates, than might otherwise exist under common law, which could reduce our stockholders’ and our recovery against them. In addition, our Manager is not required to retain cash to pay potential liabilities and it may not have sufficient cash available to pay liabilities if they arise. If our Manager is held liable for a breach of its fiduciary duty to us, or a breach of its contractual obligations to us, we may not be able to collect the full amount of any claims we may have against our Manager. We may be obligated to fund the defense costs incurred by our directors, officers, employees and agents or our Manager in some cases, which would decrease the cash otherwise available for distribution to our stockholders.

Our NAV per share is an estimate as of a given point in time. As a result, our NAV per share may not reflect the amount that you might receive for your shares in a market transaction, and the purchase price you pay in our offering may be higher than the value of our assets per share of common stock at the time of your purchase. In addition, our NAV per share likely will not represent the amount of net proceeds that would result if we were liquidated or dissolved or completed a merger or other sale of the Company.

The offering price per share equals our most recent NAV per share (calculated as our NAV divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter). Our NAV per share will be adjusted at the beginning of each fiscal quarter (or as soon as commercially reasonable thereafter). At the end of each fiscal quarter, the internal accountants or asset managers of our Manager or its affiliates will calculate our NAV per share. Estimates will be based on available information and our Manager’s judgment. Therefore, actual values and results could differ from our Manager’s estimates and that difference could be significant. This approach to valuing our shares may bear little relationship to, and will likely exceed, what you might receive for your shares if you tried to sell them or if we liquidated our portfolio. Moreover, the offering price may not be indicative of the proceeds that you would receive upon liquidation and may be significantly more than the price at which the shares would trade if they were to be listed on an exchange or actively traded by broker-dealers.

Our Manager may amend our valuation policy at any time, and there is no limitation on the ability of our Manager to cause us to vary from any valuation policy to the extent it deems appropriate, subject to applicable regulations, with or without an express amendment to the policy. The NAV per share is an estimate as of a given point in time and likely does not represent the amount of net proceeds that would result from an immediate sale of our assets. Our NAV per share will fluctuate over time as a result of, among other things, developments related to individual assets and changes in the real estate and capital markets.

Your interest in us will be diluted if we issue additional shares.

Existing stockholders and potential investors in this offering do not have preemptive rights to any shares issued by us in the future. Investors purchasing shares in this offering likely will suffer dilution of their equity investment in us in the event that we (1) sell shares in this offering or sell additional shares in the future, including those issued pursuant to our distribution reinvestment plan, (2) sell securities that are convertible into shares of our common stock, (3) issue shares of our common stock in a private offering of securities to institutional investors, (4) issue shares of our common stock to our Manager, its successors or assigns in payment of an outstanding fee obligation as set forth under our management agreement or (5) issue shares of our common stock to sellers of properties in which we have invested in connection with an exchange of limited partnership interests of our operating partnership.

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Federal Income Tax Risks

Failure to qualify as a REIT would cause us to be taxed as a regular corporation, which would substantially reduce funds available for distributions to our stockholders.

We believe that our organization, prior and proposed ownership, and method of operation have enabled and will enable us to meet the requirements for qualification and taxation as a REIT. However, we cannot assure you that we will qualify as such. This is because qualification as a REIT involves the application of highly technical and complex provisions of the Code as to which there are only limited judicial and administrative interpretations and involves the determination of facts and circumstances not entirely within our control. Future legislation, new regulations, administrative interpretations or court decisions may significantly change the tax laws or the application of the tax laws with respect to qualification as a REIT or the U.S. federal income tax consequences of such qualification.

If we fail to qualify as a REIT in any taxable year, we will face serious tax consequences that will substantially reduce the funds available for distributions to our stockholders because:

●	we would not be allowed a deduction for distributions paid to stockholders in computing our taxable income and would be subject to U.S. federal income tax at regular corporate rates;

●	we could be subject to the U.S. federal alternative minimum tax (for taxable years beginning before December 31, 2017) and possibly increased state and local taxes; and

●	unless we are entitled to relief under certain U.S. federal income tax laws, we could not re-elect REIT status until the fifth calendar year after the year in which we failed to qualify as a REIT.

In addition, if we fail to qualify as a REIT, we will no longer be required to make distributions. As a result of all these factors, our failure to qualify as a REIT could impair our ability to expand our business and raise capital, and it would adversely affect the value of shares of our common stock. See “U.S. Federal Income Tax Considerations” for a discussion of material U.S. federal income tax consequences relating to us and our common stock.

If we were considered to actually or constructively pay a “preferential dividend” to certain of our stockholders, our status as a REIT could be adversely affected.

As stated above, in order to qualify as a REIT, we must distribute as dividends to our stockholders at least 90% of our annual REIT taxable income, determined without regard to the dividends-paid deduction and excluding net capital gains. Historically, in order for dividends to be counted as satisfying the annual distribution requirements for REITs, and to provide us with a REIT-level tax deduction, the dividends could not be “preferential dividends.” A dividend is not a preferential dividend if the distribution is pro rata among all outstanding shares of stock within a particular class and in accordance with the preferences among different classes of stock as set forth in a REIT’s organizational documents. On December 18, 2015, Congress passed the Protecting Americans from Tax Hikes Act of 2015, which is commonly referred to as the PATH Act. The PATH Act repealed the set of rules prohibiting preferential dividends, but only with respect to REITs that file annual and periodic reports with the SEC under the Exchange Act. We do not expect to become subject to the reporting requirements of the Exchange Act and therefore will not be exempt from the preferential dividend rule. We intend to make dividends pro rata by class as disclosed under “Description of Our Common Stock – Distributions.” Nevertheless, if the IRS were to take the position that we paid a preferential dividend while we were subject to the preferential dividend rule, such dividends would not qualify for the dividends paid deduction, we may be deemed to have failed the 90% distribution test, and our status as a REIT could be terminated for the year in which such determination is made.

Though we qualify as a REIT, we may owe other taxes that will reduce our cash flows.

Though we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income and assets, on taxable income that we do not distribute to our stockholders, on net income from certain “prohibited transactions,” and on income from some activities conducted as a result of a foreclosure, and state or local income, property and transfer taxes. For example, to the extent we satisfy the 90% distribution requirement but distribute less than 100% of our REIT taxable income, we will be subject to U.S. federal corporate income tax on our undistributed taxable income. We also will be subject to a 4% nondeductible excise tax if the actual amount that we distribute to our stockholders in a calendar year is less than a minimum amount specified under the Code. As another example, we would be subject to a 100% “prohibited transaction” tax on any gain from a sale of property that is characterized as held for sale, rather than investment, for U.S. federal income tax purposes, unless we comply with a statutory safe harbor or transfer the property to a TRS. Further, our TRS will be subject to regular corporate U.S. federal, state and local taxes. Any of these taxes would decrease cash available for distribution to stockholders.

REIT distribution requirements could adversely affect our liquidity and may force us to borrow funds during unfavorable market conditions.

In order to maintain our REIT status and to meet the REIT distribution requirements, we may need to borrow funds on a short-term basis or sell assets, even if the then-prevailing market conditions are not favorable for these borrowings or sales. In addition, we may need to reserve cash (including proceeds from this offering) to satisfy our REIT distribution requirements, even though there are attractive investment opportunities that may be available. To qualify as a REIT, we generally must distribute to our stockholders at least 90% of our REIT taxable income each year, computed without regard to the dividends paid deduction and excluding net capital gains. In addition, we will be subject to corporate income tax to the extent we distribute less than 100% of our REIT taxable income, as adjusted.

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We intend to make distributions to our stockholders to comply with the requirements of the Code for REITs and to minimize or eliminate our corporate income tax obligation to the extent consistent with our business objectives. Our cash flows from operations may be insufficient to fund required distributions, for example as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, the effect of non-deductible capital expenditures, the creation of reserves or required debt service or amortization payments. The insufficiency of our cash flows to cover our distribution requirements could have an adverse impact on our ability to raise short- and long-term debt or sell equity securities in order to fund distributions required to maintain our REIT status. In addition, we will be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. To address and/or mitigate some of these issues, we may make taxable distributions that are in part paid in cash and in part paid in our common stock. In such cases our stockholders may have tax liabilities from such distributions in excess of the cash they receive. The treatment of such taxable share distributions is not clear, and it is possible the taxable share distribution will not count towards our distribution requirement, in which case adverse consequences could apply.

We intend to distribute our REIT taxable income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that TRSs distribute their after-tax net income to their parent REIT or their stockholders. Our taxable income may substantially exceed our net income as determined in accordance with GAAP because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. To the extent that we generate such non-cash taxable income in a taxable year, we may incur corporate income tax and the 4% nondeductible excise tax on that income if we do not distribute such income to our stockholders in that year. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or at times that we regard as unfavorable to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

If we fail to invest a sufficient amount of the net proceeds from selling our common stock in real estate assets within one year from the receipt of the proceeds, we could fail to qualify as a REIT.

Temporary investment of the net proceeds from sales of our common stock in short-term securities and income from such investment generally will allow us to satisfy various REIT income and asset requirements, but only during the one-year period beginning on the date we receive the net proceeds. If we are unable to invest a sufficient amount of the net proceeds from sales of our common stock in qualifying real estate assets within such one-year period, we could fail to satisfy one or more of the gross income or asset tests and/or we could be limited to investing all or a portion of any remaining funds in cash or cash equivalents. If we fail to satisfy any such income or asset test, unless we are entitled to relief under certain provisions of the Code, we could fail to qualify as a REIT. See “U.S. Federal Income Tax Considerations.”

Our TRS could increase our overall tax liability.

Our TRS will be subject to U.S. federal, state and local income tax on its taxable income. Accordingly, although our ownership of TRSs may allow us to participate in the operating income from certain activities that we could not participate in without violating the REIT income tests requirements of the Code or incurring the 100% tax on gains from prohibited transactions, the TRS through which we earn such operating income or gain will be fully subject to corporate income tax. The after-tax net income of our TRS would be available for distribution to us; however, any dividends received by us from our domestic TRSs will only be qualifying income for the 95% REIT income test, not the 75% REIT income test. If we have any non-U.S. TRSs, then they may be subject to tax in jurisdictions where they operate and under special rules dealing with foreign subsidiaries, and they may generate income that is nonqualifying for either of the REIT income tests.

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Although our use of TRSs may partially mitigate the impact of meeting certain requirements necessary to maintain our qualification as a REIT, there are limits on our ability to own and engage in transactions with TRSs, and a failure to comply with the limits would jeopardize our REIT qualification and may result in the application of a 100% excise tax.

A REIT may own up to 100% of the stock or securities of one or more TRSs. A TRS may hold assets and earn income that would not be qualifying assets or income if held or earned directly by a REIT. A TRS also may sell assets without incurring the 100% tax on prohibited transactions. Both the subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. In addition, the rules limit the deductibility of interest paid or accrued by a TRS to its parent REIT to assure that the TRS is subject to an appropriate level of corporate taxation. The rules also impose a 100% excise tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s length basis (for example if we charged our TRS interest in excess of an arm’s length rate). We have jointly elected with one or more subsidiaries for those subsidiaries to be treated as TRSs for U.S. federal income tax purposes. These TRSs will pay U.S. federal, state and local income tax on their taxable income, and their after-tax net income will be available for distribution to us but is not required to be distributed to us. We will monitor the value of our respective investments in our TRSs for the purpose of ensuring compliance with TRS ownership limitations and intend to structure our transactions with such TRSs on terms that we believe are arm’s length to avoid incurring the 100% excise tax described above. There can be no assurance, however, that we will be able to comply with the 20% TRS limitation or to avoid application of the 100% excise tax.

Distributions payable by REITs generally are subject to a higher tax rate than regular corporate dividends under current law.

The maximum U.S. federal income tax rate for “qualified dividends” payable to U.S. stockholders that are individuals, trusts and estates generally is 20%. Dividends payable by REITs, however, are generally not eligible for the reduced rates for qualified dividends and are taxed at ordinary income rates (but under the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), U.S. stockholders that are individuals, trusts and estates generally may deduct 20% of ordinary dividends from a REIT for taxable years beginning after December 31, 2017, and before January 1, 2026). Although these rules do not adversely affect the taxation of REITs or dividends payable by REITs, to the extent that the reduced rates continue to apply to regular corporate qualified dividends, investors that are individuals, trusts and estates may perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could materially and adversely affect the value of the shares of REITs, including our common stock.

If our operating partnership or certain other subsidiaries fail to maintain their status as disregarded entities or partnerships, their income may be subject to taxation, which would reduce the cash available to us for distribution to you.

We intend to cause RealtyMogul Apartment Growth REIT Operating Partnership, our operating partnership, to maintain its current status as a disregarded entity, or in the alternative, a partnership for federal income tax purposes. Our operating partnership would lose its status as a disregarded entity for federal income tax purposes if it issues interests to any subsidiary we establish that is not a disregarded entity for tax purposes (a regarded entity) or a person other than us. If our operating partnership issues interests to any subsidiary we establish that is a regarded entity for tax purposes or a person other than us, we would characterize our operating partnership as a partnership for federal income tax purposes. As a disregarded entity or partnership, our operating partnership is not subject to federal income tax on its income. However, if the Internal Revenue Service (the “IRS”) were to successfully challenge the status of our operating partnership as a disregarded entity or partnership, RealtyMogul Apartment Growth REIT Operating Partnership would be taxable as a corporation. In such event, this would reduce the amount of distributions that the operating partnership could make to us. This could also result in our losing REIT status. This would substantially reduce the cash available to us to make distributions to you and the return on your investment.

In addition, if certain of our other subsidiaries through which RealtyMogul Apartment Growth REIT Operating Partnership owns its properties, in whole or in part, lose their status as partnerships or disregarded entities for federal income tax purposes, such subsidiaries would be subject to taxation as corporations, thereby reducing cash available for distributions to our operating partnership. Such a re-characterization of RealtyMogul Apartment Growth REIT Operating Partnership’s subsidiaries also could threaten our ability to maintain REIT status.

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Complying with REIT requirements may cause us to forego otherwise attractive opportunities or to liquidate otherwise attractive investments.

To qualify as a REIT, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our shares. We may be required to make distributions to our stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may, for instance, hinder our ability to make certain otherwise attractive investments or undertake other activities that might otherwise be beneficial to us and our stockholders, or may require us to borrow or liquidate investments in unfavorable market conditions and, therefore, may hinder our investment performance. As a REIT, at the end of each calendar quarter, at least 75% of the value of our assets must consist of cash, cash items, U.S. Government securities and qualified “real estate assets.” The remainder of our investments in securities (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our total assets (other than cash, cash items, U.S. Government securities, securities issued by a TRS and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more TRSs. After meeting these requirements at the close of a calendar quarter, if we fail to comply with these requirements at the end of any subsequent calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification. As a result, we may be required to liquidate from our portfolio or forego otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

You may be restricted from acquiring, transferring or being approved for repurchase of certain amounts of our common stock.

In order to maintain our REIT qualification, among other requirements, no more than 50% in value of our outstanding shares may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain kinds of entities, during the last half of any taxable year, other than the first year for which a REIT election is made. To assist us in qualifying as a REIT, our charter contains an aggregate share ownership limit and a common stock ownership limit. Generally, any of our shares owned by affiliated owners will be added together for purposes of the aggregate share ownership limit, and any common stock owned by affiliated owners will be added together for purposes of the common stock ownership limit.

If anyone attempts to transfer or own shares in a way that would violate the aggregate share ownership limit or the common stock ownership limit (or would prevent us from continuing to qualify as a REIT), unless such ownership limits have been waived prospectively or retroactively by the board of directors, those shares instead will be deemed transferred to a trust for the benefit of a charitable beneficiary and will be either repurchased by us or sold to a person whose ownership of the shares will not violate the aggregate share ownership limit or the common stock ownership limit and will not prevent us from qualifying as a REIT. If this transfer to a trust fails to prevent such a violation or our disqualification as a REIT, then the initial intended transfer or ownership will be null and void from the outset. Anyone who acquires or owns shares in violation of the aggregate share ownership limit or the common stock ownership limit, unless such ownership limit or limits have been waived prospectively or retroactively by the board of directors, or the other restrictions on transfer or ownership in our charter, bears the risk of a financial loss when the shares are repurchased or sold, if the NAV of our shares falls between the date of purchase and the date of repurchase or sale.

Our limits on ownership of our shares also may require us to decline share repurchase requests that would cause other stockholders to exceed such ownership limits. In addition, in order to comply with certain of the distribution requirements applicable to REITs we will decline to honor any repurchase request that we believe is a “dividend equivalent” repurchase, as discussed in “U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders — Repurchases of Common Stock.”

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The ability of the board of directors to revoke our REIT qualification without stockholder approval may cause adverse consequences to our stockholders.

Our charter provides that the board of directors may revoke or otherwise terminate our REIT election, without the approval of our stockholders, if it determines that it is no longer in our best interest to continue to qualify as a REIT. If we cease to be a REIT, we will not be allowed a deduction for distributions paid to stockholders in computing our taxable income and will be subject to U.S. federal income tax at regular corporate rates, as well as state and local taxes, which may have adverse consequences on our total return to our stockholders.

Investments outside the United States could present additional complications to our ability to satisfy the REIT qualification requirements and may subject us to additional taxes.

Although we do not expect to invest in non-U.S. real estate assets, if we were to make such investments, operating in functional currencies other than the U.S. dollar and in environments in which real estate transactions are customarily structured differently than they are in the United States or are subject to different legal rules, it may complicate our ability to structure non-U.S. investments in a manner that enables us to satisfy the REIT qualification requirements. In addition, non-U.S. investments may subject us to various non-U.S. tax liabilities, including withholding taxes.

The IRS may take the position that gains from sales of property are subject to a 100% prohibited transaction tax.

We may have to sell assets from time to time to fund share repurchase requests, to satisfy our REIT distribution requirements, to satisfy other REIT requirements, or for other purposes. It is possible that the IRS may take the position that one or more sales of our properties may be a prohibited transaction, which is a sale of property held by us primarily for sale in the ordinary course of our trade or business. If we are deemed to have engaged in a prohibited transaction, our gain from such sale would be subject to a 100% tax. The Code sets forth a safe harbor under which a REIT may, under certain circumstances, sell property without risking the imposition of the 100% tax, but there is no assurance that we will be able to qualify for the safe harbor. We do not intend to hold property for sale in the ordinary course of business, but there is no assurance that the IRS will not challenge our position, especially if we make frequent sales or sales of property in which we have short holding periods. For example, we could be subject to this tax if we were to own a portfolio of real estate assets and shortly thereafter dispose of portions of the portfolio we did not want to hold long-term. Therefore, in order to avoid the prohibited transactions tax, we may choose to hold certain assets that we believe would not perform as well as the remaining assets of such a portfolio, or we may choose not to own a portfolio offered on an “all-or-none” basis, even though certain assets in the portfolio might otherwise satisfy our investment criteria and be beneficial to us.

Our stockholders may have a current tax liability on distributions they elected to reinvest in our shares of our common stock.

If our stockholders participated in our distribution reinvestment plan, they will be deemed to have received, and for United States federal income tax purposes will be taxed on, the amount reinvested in our shares of common stock to the extent the amount reinvested was not a tax-free return of capital. In addition, our stockholders may be treated, for United States federal income tax purposes, as having received an additional distribution to the extent the shares are purchased at a discount from their fair market value. As a result, unless our stockholders are a tax-exempt entity, our stockholders may have to use funds from other sources to pay their tax liability on the value of the shares of common stock received.

Possible legislative, regulatory or other actions affecting REITs could adversely affect our stockholders and us.

In recent years, numerous legislative, judicial and administrative changes have been made in the provisions of the federal income tax laws applicable to investments similar to an investment in our common stock. In particular, on December 22, 2017, the Tax Act was signed into law. The Tax Act includes sweeping changes to U.S. tax laws and represents the most significant changes to the Code since 1986. In addition to reducing corporate and individual tax rates, the Tax Act eliminates or restricts various deductions. Most of the changes applicable to individuals are temporary and apply only to taxable years beginning after December 31, 2017, and before January 1, 2026. The Tax Act also makes numerous large and small changes to the tax rules that do not affect the REIT qualification rules directly, but may otherwise affect us or our stockholders.

While the changes in the Tax Act generally appear to be favorable with respect to REITs, the extensive changes to non-REIT provisions in the Code may have unanticipated effects on us or our stockholders. Moreover, Congressional leaders have recognized that the process of adopting extensive tax legislation in a short amount of time without hearings and substantial time for review is likely to have led to drafting errors, issues needing clarification and unintended consequences that will have to be revisited in subsequent tax legislation.

In addition, recently enacted legislation intended to support the economy during the COVID-19 pandemic, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), made technical corrections, or temporary modifications, to certain of the provisions of the Tax Act. Additional changes to tax laws were enacted as part of the Inflation Reduction Act of 2022 (the “Inflation Reduction Act”). Additional changes to the tax laws are likely to continue to occur, and we cannot assure you that any such changes will not adversely affect your taxation, the investment in the common stock or the market value or the resale potential of our properties. You are urged to consult with your own tax advisor with respect to the impact of recent legislation, including the Tax Act, CARES Act and Inflation Reduction Act, on your investment in the common stock and the status of legislative, regulatory or administrative developments and proposals and their potential effect on an investment in the common stock.

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A portion of our distributions may be treated as a return of capital for U.S. federal income tax purposes, which could reduce the basis of a stockholder’s investment in our common stock and may trigger taxable gain.

A portion of our distributions, including distributions that are reinvested pursuant to our distribution reinvestment plan, may be treated as a return of capital for U.S. federal income tax purposes. As a general matter, a portion of our distributions will be treated as a return of capital for U.S. federal income tax purposes if the aggregate amount of our distributions for a year exceeds our current and accumulated earnings and profits for that year. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. See “U.S. Federal Income Tax Considerations.” Distributions that are reinvested pursuant to our distribution reinvestment plan will be treated as a new share purchase as of the date of the distribution.

Our ability to provide certain services to our tenants may be limited by the REIT rules, or may have to be provided through a TRS.

As a REIT, we generally cannot hold interests in rental property where tenants receive services other than services that are customarily provided by landlords, nor can we derive income from a third party that provides such services. If services to tenants at properties in which we hold an interest are limited to customary services, those properties may be disadvantaged as compared to other properties that can be operated without the same restrictions. However, we can provide such non-customary services to tenants or share in the revenue from such services if we do so through a TRS, though income earned through the TRS will be subject to corporate income taxes.

Our Manager and its affiliates have limited prior experience managing a portfolio of assets to comply with REIT requirements.

REITs are subject to numerous complex requirements in order to maintain their REIT status, including income and asset composition tests. Our Manager and its affiliates have limited prior experience managing a portfolio in the manner intended to comply with such requirements. To the extent our Manager and its affiliates manage us in a manner that causes us to fail to be a REIT, it could adversely affect the value of shares of our common stock.

Our qualification as a REIT and avoidance of the 100% tax on prohibited transactions may depend on the characterization of loans that are made as debt for U.S. federal income tax purposes.

As noted previously, we must consider the assets and income of entities treated as partnerships for federal tax purposes when determining whether we meet the qualifications to be taxed as a REIT. If partnerships in which we invest hold loans that the IRS considers to have sufficient equity characteristics for federal income tax purposes to require their recharacterization as equity, our REIT status could be jeopardized. Moreover, to the extent the issuers of such recharacterized debt hold their assets as dealer property or inventory, our share of gains from sales by the borrower would be subject to the 100% tax on prohibited transactions. See “U.S. Federal Income Tax Considerations – Gross Income Tests.”

The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to qualify as a REIT.

We may indirectly (for example, through investments in partnerships) hold investments in loans whose qualification as a real estate mortgage loan for REIT purposes is uncertain or which are treated in part as qualifying mortgage loans and in part as unsecured loans. The failure of a loan that we treated as a qualifying mortgage loan to qualify as such for REIT purposes could cause us to fail one or more of the REIT income or asset tests, and thereby cause us to fail to qualify as a REIT unless certain relief provisions also apply. See “U.S. Federal Income Tax Considerations – Gross Income Tests – Interest Income” and “U.S. Federal Income Tax Considerations – Asset Tests.”

Failure of a mezzanine loan to qualify as a real estate asset could adversely affect our REIT status.

We may acquire mezzanine loans, for which the IRS has provided a safe harbor but not rules of substantive law. Pursuant to the safe harbor, if a mezzanine loan meets certain requirements, it will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from the mezzanine loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. To the extent that any mezzanine loans we may acquire in the future do not meet all of the requirements for reliance on the safe harbor, such loans may not be real estate assets and could adversely affect our REIT status.

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The “taxable mortgage pool” rules may increase the taxes that we or our stockholders may incur.

Borrowings incurred by partnerships in which we invest could result in such partnerships holding taxable mortgage pools for U.S. federal income tax purposes. Certain categories of stockholders, however, such as non-U.S. stockholders eligible for treaty or other benefits, stockholders with net operating losses, and certain U.S. tax-exempt stockholders that are subject to UBTI, could be subject to increased taxes on a portion of their dividend income from us that is attributable to such taxable mortgage pools. In addition, to the extent that our shares are owned by tax-exempt “disqualified organizations,” such as certain government-related entities and tax-exempt organizations that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool. In that case, we may reduce the amount of our distributions to any disqualified organization whose share ownership gave rise to the tax.

An investment in our common stock could result in UBTI to tax-exempt investors.

If (1) we are allocated income from partnerships holding taxable mortgage pools, (2) we are a ‘‘pension-held REIT,’’ (3) a tax-exempt stockholder has incurred debt to purchase or hold our common stock, or (4) the residual real estate mortgage investment conduit interests (“REMICs”) purchased by us or partnerships in which we invest generate ‘‘excess inclusion income,’’ then a portion of the distributions to, and in the case of a stockholder described in clause (3), gains realized on the sale of common stock by, such tax-exempt stockholder may be subject to federal income tax as UBTI under the Code.

We could fail to qualify as a REIT or we could become subject to a penalty tax if income we recognize from certain investments that are treated or could be treated as equity interests in a foreign corporation exceeds 5% of our gross income in a taxable year.

We may invest in securities that are treated or could be treated for U.S. federal (and applicable state and local) corporate income tax purposes as equity interests in foreign corporations. Categories of income that qualify for the 95% gross income test include dividends, interest and certain other enumerated classes of passive income. Under certain circumstances, the federal income tax rules concerning controlled foreign corporations and passive foreign investment companies require that the owner of an equity interest in a foreign corporation include amounts in income without regard to the owner’s receipt of any distributions from the foreign corporation. Amounts required to be included in income under those rules are technically neither actual dividends nor any of the other enumerated categories of passive income specified in the 95% gross income test. Furthermore, there is no clear precedent with respect to the qualification of such income under the 95% gross income test. Due to this uncertainty, we intend to limit our direct investment in securities that are or could be treated as equity interests in a foreign corporation such that the sum of the amounts we are required to include in income with respect to such securities and other amounts of non-qualifying income do not exceed 5% of our gross income. We cannot assure you that we will be successful in this regard. To avoid any risk of failing the 95% gross income test, we may be required to invest only indirectly, through a domestic TRS, in any securities that are or could be considered to be equity interests in a foreign corporation. This, of course, will result in any income recognized from any such investment to be subject to federal income tax in the hands of the TRS, which may, in turn, reduce our yield on the investment. For further information, see “U.S. Federal Income Tax Considerations.”

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Foreign investors may be subject to FIRPTA on the sale of our common stock if we are unable to qualify as a “domestically controlled qualified investment entity.”

A foreign person disposing of a U.S. real property interest, including shares of a U.S. corporation whose assets consist principally of U.S. real property interests, is generally subject to the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, on the gain recognized on the disposition. FIRPTA does not apply, however, to the disposition of stock in a REIT if the REIT is a “domestically controlled qualified investment entity” and does not apply to the disposition of stock in a REIT if the holder is a “qualified foreign pension fund.”

A REIT is a domestically controlled qualified investment entity if, at all times during a specified testing period (the continuous five-year period ending on the date of disposition or, if shorter, the entire period of the REIT’s existence), less than 50% in value of its shares is held directly or indirectly by non-U.S. holders. We cannot assure you that we will qualify as a domestically controlled qualified investment entity. If we were to fail to so qualify, gain realized by a foreign investor on a sale of our common stock would be subject to FIRPTA unless our common stock were traded on an established securities market and the foreign investor did not at any time during a specified testing period directly or indirectly own more than 10% of the value of our outstanding common stock or the investor was a qualified foreign pension fund.

A qualified foreign pension fund (including entities all of the interests of which are held by qualified foreign pension funds) is any trust, corporation, or other organization or arrangement (a) that is created or organized under the law of a country other than the United States, (b) that is established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (c) that does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (d) that is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (e) with respect to which, under the laws of the country in which it is established or operates, either (i) contributions made to it, which would otherwise be subject to tax under such laws, are deductible or excluded from the gross income or taxed at a reduced rate, or (ii) taxation of any of its investment income is deferred or taxed at a reduced rate. Accordingly, both public and private non-U.S. pension plans may benefit from this new FIRPTA exemption.

Retirement Plan Risks

If you fail to meet the fiduciary and other standards under ERISA or the Code as a result of an investment in our common stock, you could be subject to criminal and civil penalties.

If the fiduciary of an employee benefit plan subject to ERISA (such as a profit sharing, Section 401(k), or pension plan) or any other retirement plan or account (such as an IRA or Keogh plan) fails to meet the fiduciary and other standards under ERISA or Section 4975 of the Code or similar applicable laws as a result of an investment in our stock, the fiduciary could be subject to civil (and criminal, if the failure is willful) penalties.

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There are special considerations that apply to such plans and accounts subject to ERISA and Section 4975 of the Code whose assets are being invested in our common stock. If you are investing the assets of such a plan or account (including assets of an insurance company general account or entity whose assets are considered plan assets under ERISA) in our common stock, in addition to meeting the fiduciary obligations noted in the preceding paragraph, you should satisfy yourself that:

●	your investment is made in accordance with the documents and instruments governing your plan or IRA, including your plan or account’s investment policy;

●	your investment satisfies the fiduciary prudence and diversification requirements of Section 404(a)(1)(B) and 404(a)(1)(C) of ERISA and other applicable provisions of ERISA, the Code and other similar laws;

●	your investment in our shares, for which no trading market exists or is expected to develop, is consistent with, and will not impair the liquidity of the plan or IRA, including liquidity needed to satisfy minimum and other distribution requirements and tax withholding requirements that may be applicable;

●	your investment will not produce unacceptable UBTI for the plan or IRA;

●	you will be able to value the assets of the plan annually (or more frequently, if required) in accordance with ERISA requirements and applicable provisions of the plan or IRA;

●	your investment will not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; and

●	our assets will not be treated as “plan assets” of the plan or IRA.

With respect to the annual (or more frequent) valuation requirements under ERISA and the Code, we expect to continue to provide an estimated NAV for shares of our common stock quarterly. See “Description of Our Common Stock – Valuation Policies.” You should ensure that this frequency and approach to valuation is acceptable to the trustee or custodian of any plan or account before any investment in our shares is made by such plan or account. The estimated value we report is not likely to reflect the proceeds you would receive upon our liquidation or upon the sale of your shares of common stock. Accordingly, we can make no assurances that such estimated value will satisfy the applicable annual valuation requirements under ERISA, the Code, or similar applicable laws. The Department of Labor or the IRS may determine that a plan fiduciary or an IRA custodian is required to take further steps to determine the value of shares of our common stock. In the absence of an appropriate determination of value, a plan fiduciary or an IRA custodian may be subject to damages, penalties, or other sanctions.

Failure to satisfy the fiduciary standards of conduct and other applicable requirements of ERISA and the Code may result in the imposition of civil (and, if willful, criminal) penalties and could subject the fiduciary to liability and equitable remedies. In addition, if an investment in our common stock constitutes a non-exempt prohibited transaction under ERISA or the Code, the fiduciary, party-in-interest, or disqualified person that authorized or directed the investment may be subject to the imposition of excise taxes with respect to the amount invested, have to compensate the plan for any losses the plan suffered as a result of the prohibited transaction, have to restore the plan of any profits made by such person as a result of the transaction, and for IRAs, the tax-exempt status of the IRA may be lost and all of the assets of the IRA may be deemed distributed and subject to tax.

While we believe that our assets will not be deemed to be “plan assets” for purposes of the Plan Assets Regulation, we have not requested an opinion to that effect, and as stated above, no assurances can be given that our assets will never constitute “plan assets.” As stated above, ERISA makes plan fiduciaries personally responsible for any losses relating to the plan from any breach of fiduciary duty, and, as such, investors should confirm that an investment satisfies applicable law. For further discussion of the considerations associated with an investment in our shares by a qualified employee benefit plan or IRA, see “ERISA Considerations.” ERISA plan fiduciaries and IRA owners and custodians should consult with counsel before making an investment in our common stock.

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Significant investment by benefit plan investors (as defined by ERISA) could result in treatment of our assets as benefit plan assets.

The Plan Assets Regulation describes what constitutes the assets of an entity whose underlying assets are considered to include “plan assets” of such plans, accounts, and arrangements (each of which we refer to as a benefit plan) with respect to the benefit plan’s investment in an entity for purposes of the fiduciary responsibility provisions of Title I of ERISA and Section 4975 of the Code. Under the Plan Assets Regulation, if a benefit plan invests in an “equity interest” of an entity that is neither a “publicly offered security” nor a security issued by an investment company registered under the Investment Company Act, the benefit plan’s assets are deemed to include both the equity interest itself and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or the equity participation by “benefit plan investors” (as defined in Section 3(42) of ERISA) is not “significant.”

Under the Plan Assets Regulation, equity participation in an entity by benefit plan investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interest in the entity is held by benefit plan investors. We refer to this as the 25% limitation. For purposes of making determinations under the 25% limitation, (i) the value of any equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets, any person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any affiliate of such a person, is disregarded and (ii) an entity that holds plan assets shall be considered to be a benefit plan investor only to the extent of its equity interests held by other benefit plan investors. The definition of a “benefit plan investor” includes employee benefit plans subject to ERISA, plans described in Section 4975 of the Code (including IRAs), and any entity whose underlying assets include plan assets by reason of the plan’s investment in such entity, but effectively excludes governmental, church, and foreign benefit plans.

We do not expect our common stock to be considered a “publicly offered security” for purposes of ERISA. Additionally, we will not be registered under the Investment Company Act, and we may not qualify as an “operating company” for purposes of the Plan Assets Regulation. Therefore, if participation in us through the acquisition of any class of equity interest by benefit plan investors is “significant” within the meaning of the Plan Assets Regulation our assets could be deemed to be the assets of benefit plans investing in our securities unless we are otherwise able to meet one of the other exceptions under ERISA. See “ERISA Considerations.”

If our assets were deemed to be “plan assets” under ERISA, among other things:

(i)	the prudence and other fiduciary responsibility standards of ERISA would apply to investments we make;

(ii)	certain transactions in which we might seek to engage could constitute “prohibited transactions” under ERISA and the Code, which, absent an exemption, could restrict us from acquiring an otherwise desirable investment or from entering into an otherwise favorable transaction;

(iii)	our assets could be subject to ERISA’s reporting and disclosure requirements;

(iv)	the fiduciary causing the benefit plan to make an investment in our securities could be deemed to have delegated its responsibility to manage the assets of the benefit plan; and

(v)	the indicia of ownership of our assets would have to be maintained within the jurisdiction of the district courts of the United States unless certain regulatory exceptions were applicable.

We cannot guarantee that we will be able to limit equity participation in our securities by benefit plan investors to less than 25% of the total value of each class of our equity securities or that we could qualify under one of the “operating company” exceptions. Accordingly, our assets may be deemed “plan assets” under ERISA, which could severely restrict our operations or subject us to fines if we fail to comply with the above-noted requirements.

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If you invest in our shares through an IRA or other retirement plan, you may be limited in your ability to withdraw required minimum dividends.

If you establish a plan or account through which you invest in our common stock, federal law may require you to withdraw required minimum dividends from such plan or account in the future. Our shares will be highly illiquid, and our share repurchase program only offers limited liquidity. See “Description of Our Common Stock – Quarterly Share Repurchase Program.” If you require liquidity, you may generally sell your shares, but such sale may be at a price less than the price at which you initially purchased your common stock. If you fail to withdraw required minimum distributions from your plan or account, you may be subject to certain taxes and tax penalties.

Specific rules apply to foreign, governmental and church plans.

As a general rule, certain employee benefit plans, including foreign pension plans, governmental plans established or maintained in the United States (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA’s requirements and are not “benefit plan investors” within the meaning of the Plan Assets Regulation. Any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code and, under certain circumstances in the case of church plans, Section 4975 of the Code. Also, some foreign plans and governmental plans may be subject to foreign, state, or local laws which are, to a material extent, similar to the provisions of ERISA or Section 4975 of the Code. Each fiduciary of a plan subject to any such similar law should make its own determination as to the need for and the availability of any exemption relief.

The SEC and U.S. Department of Labor have recently finalized rules that apply heightened standards of care to plans and IRAs.

On June 5, 2019, the SEC finalized “Regulation Best Interest” which, among other things, generally requires a heightened standard of care for broker-dealers (i.e., that they act in the “best interest” of their retail customers when recommending securities transactions) and clarifies the SEC’s views of the fiduciary duty that investment advisors owe their clients. In addition, on December 18, 2020, the U.S. Department of Labor finalized a prohibited transaction class exemption allowing investment advisors, broker-dealers, banks, insurance companies and other financial firms that provide fiduciary investment advice to give retirement investment advice using “Impartial Conduct Standards,” which are intended to be consistent with the Regulation Best Interest issued by the SEC and the fiduciary duty of registered investment advisers under securities laws. The Impartial Conduct Standards generally require investment advice fiduciaries to provide advice in the best interest of retirement investors, charge only reasonable compensation, and make no materially misleading statements. The new exemption also describes when advice about rollovers to IRAs could be considered fiduciary advice under ERISA and the Code. Fiduciaries of benefit plans and beneficial owners of IRAs are urged to consult with their own advisors regarding the impact of these rules on purchasing and holding our common stock.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make statements in this offering circular that are forward-looking statements within the meaning of the federal securities laws. The words “believe,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “seek,” “may,” “continue,” “could,” “might,” “potential,” “predict,” “should,” “will,” “would,” and similar expressions or statements regarding future periods or the negative of these terms are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements, or industry results, to differ materially from any predictions of future results, performance or achievements that we express or imply in this offering circular or in the information incorporated by reference into this offering circular.

The forward-looking statements included in this offering circular are based upon our current expectations, plans, estimates, assumptions and beliefs that involve numerous risks and uncertainties. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that the expectations reflected in such forward-looking statements are based on reasonable assumptions, our actual results and performance could differ materially from those set forth in the forward-looking statements. Factors which could have a material adverse effect on our operations and future prospects include, but are not limited to:

●	our ability to raise proceeds and to effectively deploy the proceeds raised in this offering;

●	RM Securities’ ability to attract potential purchasers of shares of our common stock to the Realty Mogul Platform;

●	public health crises, pandemics and epidemics, such as those caused by new strains of viruses such as H5N1 (avian flu), severe acute respiratory syndrome (SARS) and, most recently, COVID-19, including variants thereof;

●	risks associated with breaches of our data security;

●	changes in economic conditions generally and the real estate and securities markets specifically;

●	expected rates of return provided to investors;

●	the ability of our Manager, or its affiliates, to source, originate and service our loans and other assets, and the quality and performance of these assets;

●	the ability of our Manager to hire and retain competent individuals who will provide services to us and appropriately staff our operations;

●	legislative or regulatory changes impacting our business or our assets (including changes to the laws governing the taxation of REITs and SEC guidance related to Regulation A or the JOBS Act);

●	changes in business conditions and the market value of our assets, including changes in interest rates, prepayment risk, operator or borrower defaults or bankruptcy, and generally the increased risk of loss if our investments fail to perform as expected;

●	our ability to implement effective conflicts of interest policies and procedures among the various real estate investment opportunities sponsored by Realty Mogul, Co.;

●	our ability to access sources of liquidity when we have the need to fund share repurchases of our common stock in excess of the proceeds from the sales of shares our common stock in our continuous offering and the consequential risk that we may not have the resources to satisfy share repurchase requests;

●	our failure to maintain our status as a REIT for U.S. federal income tax purposes;

●	our compliance with applicable local, state and federal laws, including the Investment Advisers Act of 1940, as amended, or the Advisers Act, the Investment Company Act and other laws; and

●	changes to GAAP.

Any of the assumptions underlying forward-looking statements could be inaccurate. You are cautioned not to place undue reliance on any forward-looking statements included in this offering circular. All forward-looking statements are made as of the date of this offering circular and the risk that actual results will differ materially from the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements after the date of this offering circular, whether as a result of new information, future events, changed circumstances or any other reason. In light of the significant uncertainties inherent in the forward-looking statements included in this offering circular, including, without limitation, the risks described under “Risk Factors,” the inclusion of such forward-looking statements should not be regarded as a representation by us or any other person that the objectives and plans set forth in this offering circular will be achieved.

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INDUSTRY DATA

This offering circular contains statistical data, estimates and forecasts that are based on independent industry publications, such as those published by Axiometrics, Inc., Joint Center of Housing Studies of Harvard University, Prequin, Chandan Economics, The Wharton School at University of Pennsylvania, CBRE, J.P. Morgan, Wells Fargo, Blackstone, McKinsey & Company, CoStar, or other publicly available information, as well as information based on internal sources. Although we believe that the third-party sources referred to in this offering circular are reliable, we have not independently verified the information provided by these third parties. While we are not aware of any misstatements regarding any third-party information presented in this offering circular, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” and elsewhere in this offering circular.

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ESTIMATED USE OF PROCEEDS

The table below sets forth our estimated use of proceeds from this offering, assuming we sell in this offering $71,628,340 in shares of our common stock, the maximum offering amount. As of the date of this offering circular, our offering price per share is $9.75, which, as previously disclosed, equals our most recent NAV per share. Our price per share will be adjusted at the beginning of every fiscal quarter (or as soon as commercially reasonable thereafter), and will equal our NAV per share (calculated as our NAV divided by the number of shares of our common stock outstanding as of the end of the prior fiscal quarter). As of May 31, 2024, we have raised total gross offering proceeds of approximately $64,333,000 from settled subscriptions and issued an aggregate of approximately 6,183,000 shares of common stock. We have used and intend to continue to use substantially all of the proceeds of this offering to invest in a diverse portfolio of preferred equity and joint venture equity investments in multifamily properties located in target markets throughout the United States.

We expect that any expenses or fees payable to our Manager for its services in connection with managing our daily affairs will be paid from cash flow from operations. If such fees and expenses are not paid from cash flow (or not waived) they will reduce the cash available for investment and distribution and will directly impact our NAV. See “Management Compensation” for more details regarding the fees that will be paid to our Manager and its affiliates, including personnel of our Manager and its affiliates. Many of the amounts set forth in the table below represent our Manager’s best estimate since they cannot be precisely calculated at this time.

We may not be able to promptly invest the net proceeds of this offering in properties and other investments in real estate. Accordingly, from time to time, we will have excess cash that we need to manage, pending investment by us in accordance with our investment strategy or distribution to our stockholders.

Maximum
Offering
Amount
Gross Offering Proceeds	$71,628,340
Less Distribution Reinvestment Plan:	4,705,077
Less Offering Expenses:
Selling Commissions(1)	669,233
Selling Commissions Funded by Sponsor(1)	(669,233)
Organization and Offering Expenses(2)(3)	2,148,850
Amount Available for Investments	$64,774,413

(1)	Neither we nor our investors will pay upfront selling commissions in connection with the purchase of shares of our common stock. Instead, our Sponsor will pay these upfront selling commissions to the broker-dealer executing the sale. No selling commissions will be paid with respect to shares purchased pursuant to our distribution reinvestment plan. Accordingly, the amount of selling commissions set forth in the table above represents 1.0% of the maximum primary offering amount of $66,923,263.

(2)	We intend to reimburse our Manager for actually incurred, third-party organization and offering expenses in an amount up to 3% of gross offering proceeds, which total organization and offering expenses will not exceed 15% of the gross proceeds of the offering. Please see “Management Compensation” for a description of additional fees and expenses that we will pay our Manager and its affiliates, including personnel of our Manager and its affiliates.

(3)	Amount reflected is an estimate. Includes estimated expenses to be paid by us in connection with the marketing and distribution of shares, including, without limitation, expenses for printing, engraving and amending offering statements or supplementing offering circulars, mailing and distributing costs, telephones, internet and other telecommunications costs, all advertising and marketing expenses, charges of experts and fees, expenses and taxes related to the filing, registration and qualification of the sale of shares under federal and state laws, including taxes and fees and accountants’ and attorneys’ fees. See “Plan of Distribution.”

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MANAGEMENT

General

We operate under the direction of the board of directors. We have retained RM Adviser, LLC as our Manager to manage our day-to-day affairs, including the acquisition and disposition of our investments, subject to the board of directors’ supervision.

Our charter and bylaws provide that the number of directors on the board of directors may be established by a majority of the entire board of directors, but may not be less than the minimum number permitted by Maryland law. Our bylaws provide, in general, that a majority of the board of directors must be independent directors. An “independent director” is a person who the board of directors affirmatively determines has no material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. A director is not independent if: (i) the director is, or has been within the last three years, an employee of us, or an immediate family member of the director is, or has been within the last three years, an executive officer of us; (ii) the director has received, or has an immediate family member who is an executive officer of us and has received, during any 12-month period within the last three years, more than $120,000 in compensation directly from us; (iii) the director or an immediate family member of the director is a current partner of our auditor, the director is a current employee of the auditor, an immediate family member of the director is a current employee of the auditor and personally works on our audit, or the director or an immediate family member of the director was within the last three years a partner or employee of the auditor and personally worked on our audit within that time; (iv) the director or an immediate family member of the director is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or (v) the director is a current employee, or an immediate family member of the director is a current executive officer, of an organization that has made to or received from us payments for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of 2% of such other company’s consolidated gross revenues or $1 million. As of the date of this offering circular, we have a total of three directors, a majority of whom are independent directors.

Each director will serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director.

Any director may resign at any time and may be removed for cause by the stockholders upon the affirmative vote of stockholders entitled to cast at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Any vacancy created by the death, resignation, removal, adjudicated incompetence or other incapacity of a director may be filled by the affirmative vote of a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any vacancy created by an increase in the number of directors may be filled by a majority of the entire board of directors. Any director elected to fill a vacancy will serve until the next annual meeting of stockholders and until his or her successor is elected and qualifies. Each director will be bound by our charter and bylaws.

Our directors will not be required to devote all of their time to our business and only are required to devote the time to our affairs as their duties require. We expect that our directors will meet semi-annually, in person or by teleconference, or more frequently if necessary. Consequently, in the exercise of their responsibilities, our directors will rely heavily on our Manager and on information provided by our Manager. Our directors will supervise the relationship between us and our Manager. The board of directors is empowered to fix the compensation of all officers that it selects and approve the payment of compensation to directors for services rendered to us.

The board of directors has adopted written policies on investments and borrowing, the general terms of which are set forth in this offering circular. Our directors may revise those policies or establish further written policies on investments and borrowings and monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled and are in the best interests of our stockholders. During the discussion of a proposed transaction, independent directors may offer ideas for ways in which transactions may be structured to offer the greatest value to us, and our Manager will take these suggestions into consideration when structuring transactions.

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From time to time, our Manager may direct certain of its affiliates to invest in properties that would be suitable investments for us or our Manager may create special purpose entities to invest in properties that would be suitable investments for us. Subsequently, we may invest in such properties from such affiliates of our Manager if and when we have sufficient offering proceeds to do so. A majority of our directors, including a majority of our independent directors, who are not otherwise interested in the transaction must approve all transactions with our Manager or its affiliates. Our board of directors also will be responsible for reviewing the performance of our Manager and determining, from time to time and at least on an annual basis, that the compensation to be paid to our Manager is reasonable in relation to the nature and quality of services performed and that the provisions of the management agreement are being carried out.

The management agreement has a one-year term and will be automatically renewed for an unlimited number of successive one-year periods. Our Manager will be able to terminate the management agreement upon 60 days’ written notice without cause or penalty. We will be able to terminate the management agreement only for “cause.” “Cause” is defined as:

●	our Manager’s continued breach of any material provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

●	the commencement of any proceeding relating to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

●	our Manager committing fraud against us, misappropriating or embezzling our funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under the management agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of our Manager or one of its affiliates and our Manager (or such affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of our Manager’s actual knowledge of its commission or omission, then the management agreement may not be terminated; or

●	the dissolution of our Manager.

Unsatisfactory financial performance of the Company does not constitute “cause” under the management agreement. Fees to be payable to our Manager pursuant to the management agreement are described below under “Management Compensation.”

Neither our Manager nor any of its affiliates will vote or consent to the voting of shares of our common stock they now own or hereafter acquire on matters submitted to the stockholders regarding either (1) the removal of our Manager, any director or any of their respective affiliates, or (2) any transaction between us and our Manager, any director or any of their respective affiliates. In determining the requisite percentage in interest required to approve such a matter, shares owned by our Manager and its affiliates will not be included.

Committees of the Board of Directors

The entire board of directors will be responsible for supervising our entire business and considering all major business decisions. However, our bylaws provide that the board of directors may establish such committees as the board of directors believes appropriate and in our best interests. The board of directors will appoint the members of the committee in the board of directors’ discretion. Committees typically report to the entire board of directors.

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Audit Committee

The board of directors established an audit committee, consisting of Flynann Janisse and Louis S. Weeks III, our independent directors. Louis S. Weeks III serves as chairman of the audit committee. The audit committee, by approval of at least a majority of its members, selects the independent auditors to audit our annual financial statements, reviews with the independent auditors the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent auditors, reviews the independence of the independent auditors, and considers the range of audit and non-audit fees and its impact on auditor independence.

Executive Officers and Directors

As of the date of this offering circular, our executive officers and directors are as follows:

Name	Age*	Position
Jilliene Helman	37	Chief Executive Officer, President and Director
Kevin Moclair	51	Chief Accounting Officer and Treasurer
Flynann Janisse	55	Independent Director
Louis S. Weeks III	71	Independent Director

*As of April 26, 2024

Jilliene Helman has served as our Chief Executive Officer, President and a director since January 2017. She previously served as our Chief Financial Officer and Treasurer from January 2017 to February 2022, and our Secretary from January 2017 to September 2021. Ms. Helman has served as Chief Executive Officer of our Manager since its inception in March 2016 and previously served as its Chief Financial Officer from October 2018 to February 2022. Since May 2012, Ms. Helman has served as the Chief Executive Officer and a director of Realty Mogul, Co., where she is responsible for Realty Mogul, Co.’s strategic direction and operations. During this time, over $1.0 billion of investments with property values worth over $5.9 billion have been listed on the Realty Mogul platform. From July 2008 to September 2012, Ms. Helman served in a variety of capacities at Union Bank, including as a Management Training Associate; an Assistant Vice President, Sales Development Manager; and Vice President, Corporate Risk Management. Ms. Helman held these positions across the wealth management, finance and risk management departments of Union Bank. Ms. Helman is a Certified Wealth Strategist and holds Series 7, Series 63 and Series 24 licenses. Ms. Helman has a Bachelor of Science in Business Administration degree from Georgetown University.

Kevin Moclair has served as our and our Manager’s Chief Accounting Officer and Treasurer since February 2022. Mr. Moclair is responsible for all our financial accounting and reporting. From April 2009 to February 2022, Mr. Moclair served as Chief Accounting Officer for Ladder Capital, an internally-managed commercial REIT specializing in underwriting commercial real estate. In that role, Mr. Moclair developed and implemented the financial reporting infrastructure from initial private equity structure through public debt and equity issuances and related SEC reporting requirements. From 1998 to March 2009, Mr. Moclair served as Controller – US Operations for Rabobank International, a global banking institution focused in the food and agricultural sector. As Controller, he managed the accounting, product control and regulatory reporting functions as well as participating in local and global implementation of reporting processes and systems to support local and global requirements, including Sarbanes-Oxley Act of 2002 implementation and reporting. From 1994 to 1998, Mr. Moclair worked as a senior auditor with Ernst & Young LLP in the Financial Services Audit and Advisory Services Group. Mr. Moclair has a Bachelor of Science in Accounting (Business Administration) degree from Manhattan College, Riverdale, New York.

Flynann Janisse has served as one of our independent directors since July 2017. She is serving as the Executive Director of Rainbow Housing Assistance Corporation (“Rainbow”), President and Executive Director of Equality Community Housing Corporation, and President and Chairman of the Board of Rainbow Housing Texas, Inc. Ms. Janisse supports the national operations of an award-winning Resident Services Division of Rainbow and the asset management for an extensive affordable housing portfolio. Prior to joining Rainbow, Ms. Janisse served as Director of Property Management at Community Services of Arizona, a fully-integrated management company specializing in the management of multifamily, service-enriched affordable housing. Ms. Janisse has extensive experience in managing market rate (REIT), Section 42 Tax Credit, Project Section 8, and HUD and RD-financed housing communities. As an Advisory Board member for Novogradac’s Journal of Tax Credits, Ms. Janisse is honored to provide industry knowledge through publications reaching over 45,000 readers and to serve as a judge for their industry Development of Distinction Awards at the Tax Credit Developers Conference recognizing excellence and ingenuity in the development of tax credit projects across the country using the Low Income Housing Tax Credit Program. With 30+ years of experience in asset management, with an emphasis on the development and implementation of social service programs for service-enriched affordable housing, she has assembled a team of professionals to serve the mission of Rainbow with integrity and passion.

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Louis S. Weeks III has served as one of our independent directors since July 2017. As of January 22, 2021, Mr. Weeks also serves as an independent representative of RealtyMogul Income REIT, LLC. Mr. Weeks is the Founder and Principal at SeaburyCoxe Advisors LLC, consultants in financing and investing in commercial real estate. The firm is located in Baltimore, MD and is active nationally with projects and clients in New York, Philadelphia, Hartford and Los Angeles. Mr. Weeks has been involved in commercial real estate investments and finance for more than 35 years. He spent 26 years at ColumbiaNational Real Estate Finance, an 80-year-old Mortgage Banking firm in Baltimore, MD founded by the late James W. Rouse. His responsibilities included 10 years as the firm’s Managing Partner and CEO. He was responsible for the firm’s overall operations, production, servicing and finance. Over the years, Mr. Weeks has arranged debt and equity for clients totaling over $3.0 billion. Mr. Weeks’ early career was spent in the banking industry in New York City with Manufacturers Hanover Trust and Bankers Trust Co. He has been an active member of the local chapters of NAIOP (the Commercial Real Estate Development Association), the Urban Land Institute, the International Council of Shopping Centers, the Mortgage Bankers Association and the Baltimore Downtown Partnership and served on numerous local community organizations. Mr. Weeks graduated from Skidmore College as a Periclean Scholar with a degree in Philosophy and attended Pratt Institute as a candidate for a Masters of Architecture degree.

Responsibilities of Independent Directors

In accordance with our charter, a majority of our independent directors generally must approve corporate actions or policies that directly relate to the following:

●	any transfer or sale of our Sponsor’s initial investment in us; provided, however, our Sponsor may not sell its initial investment while it remains our Sponsor, but our Sponsor may transfer the shares to an affiliate;

●	the duties of our directors, including ratification of our charter, the written policies on investments and borrowing, the monitoring of administrative procedures, investment operations and our performance and the performance of our Manager;

●	the management agreement;

●	liability and indemnification of our directors, Manager and affiliates;

●	fees, compensation and expenses, including organization and offering expenses, acquisition fees and acquisition expenses, disposition fees, total operating expenses, real estate commissions on the resale of property, incentive fees, and Manager compensation;

●	any change or modification of our statement of investment objectives;

●	real property appraisals;

●	our borrowing policies;

●	annual and special meetings of stockholders;

●	election of our directors; and

●	our distribution reinvestment plan.

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Compensation of Directors

We pay to each of our directors a retainer of 1,000 shares of our common stock per year, plus an additional retainer of 500 shares of our common stock to the chairman of the audit committee. All directors will receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at each meeting of the board of directors. Directors are not reimbursed by us, our Sponsor, our Manager or any of their affiliates for spouses’ expenses to attend events (if any) to which spouses are invited.

Limited Liability and Indemnification of Our Directors, Officers, Manager and Other Agents

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to our stockholders and us for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment and that is material to the cause of action.

The Maryland General Corporation Law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The Maryland General Corporation Law allows directors and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding unless it is established that:

●	an act or omission of the director or officer was material to the cause of action adjudicated in the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

●	the director or officer actually received an improper personal benefit in money, property or services; or

●	with respect to any criminal proceeding, the director or officer had reasonable cause to believe his or her act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. The Maryland General Corporation Law permits a corporation to advance reasonable expenses to a director or officer upon receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

To the maximum extent permitted by Maryland law, our charter limits directors’ and officers’ liability to us and our stockholders for monetary damages. To the maximum extent permitted by Maryland law, our charter authorizes us to obligate ourselves and our bylaws obligate us to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to our directors, our officers, our advisor or any of its affiliates. Our charter and bylaws also permit us to provide such indemnification and advance of expenses to our employees and agents. This provision does not reduce the exposure of directors and officers to liability under federal or state securities laws, nor does it limit the stockholders’ ability to obtain injunctive relief or other equitable remedies for a violation of a director’s or an officer’s duties to us, although the equitable remedies may not be an effective remedy in some circumstances.

We have also agreed to indemnify and hold harmless our Manager and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the management agreement. As a result, our stockholders and we may be entitled to a more limited right of action than they and we would otherwise have if these indemnification rights were not included in the management agreement.

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The general effect to our stockholders of any arrangement under which we agree to insure or indemnify any persons against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or indemnification payments in excess of amounts covered by insurance. In addition, indemnification could reduce the legal remedies available to our stockholders and us against our officers and directors.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable.

Our Manager

Our Manager manages our day-to-day affairs and implements our investment strategy. A majority of the investment committee of our Manager will approve each of our investments. Jilliene Helman, our Manager’s Chief Executive Officer, and Eric Levy, our Manager’s Managing Director, make up our Manager’s investment committee. Our Manager and its officers are not required to devote all of their time to our business and are only required to devote such time to our affairs as their duties require.

We will follow the investment and borrowing policies set forth in this offering circular unless they are modified by the board of directors. Our Manager will monitor our administrative procedures, investment operations and performance to ensure that the policies are fulfilled.

Our Manager performs its duties and responsibilities pursuant to the management agreement. We have agreed to limit the liability of our Manager and to indemnify our Manager against certain liabilities. Our Manager is a wholly-owned subsidiary of Realty Mogul, Co.

Our Manager currently manages another REIT with similar investment objectives, RealtyMogul Income REIT, LLC, which commenced its second follow-on offering on May 13, 2022. RealtyMogul Income REIT, LLC has not established a targeted date or time frame for pursuing a liquidity event, although it has disclosed in its offering circular that it expects to seek a liquidity transaction in the future if it determines that such transaction is in its best interests.

Responsibilities of our Manager

Subject to the oversight and direction of the board of directors, the responsibilities of our Manager include:

Investment Advisory and Acquisition Services

●	oversee our overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

●	serve as our investment and financial manager with respect to investing in and managing a diverse portfolio of multifamily properties located in targeted markets throughout the United States;

●	oversee and administer our debt financing strategies;

●	arrange joint ventures, limited partnerships and other such relationships with third parties;

●	advise our board of directors with respect to the timing and method of providing liquidity opportunities to the stockholders;

●	obtain market research and economic and statistical data in connection with our investments and investment objectives and policies;

●	oversee and conduct the due diligence process related to prospective investments; and

●	negotiate and execute approved investments and other transactions.

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Offering Services

●	the development of this offering, including the determination of its specific terms;

●	in conjunction with RM Securities, the preparation and approval of all marketing materials to be used by us relating to this offering;

●	in conjunction with RM Securities, the negotiation and coordination of the receipt, collection, processing and acceptance of subscription agreements and other administrative support functions;

●	in conjunction with RM Securities, the creation and implementation of various technologies and electronic communications related to this offering; and

●	in conjunction with RM Securities, all other services related to this offering.

Asset Management Services

●	investigate, select, and, on our behalf, engage and conduct business with such persons as our Manager deems necessary to the proper performance of its obligations under the management agreement, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by our Manager necessary or desirable for the performance of any of the services under the management agreement;

●	monitor applicable markets and obtain reports (which may be prepared by our Manager or its affiliates) where appropriate, concerning the value of our investments;

●	monitor and evaluate the performance of our investments, provide daily management services to us and perform and supervise the various management and operational functions related to our investments;

●	formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

●	coordinate and manage relationships between us and any joint venture partners.

Accounting and Other Administrative Services

●	manage and perform the various administrative functions necessary for our day-to-day operations;

●	provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to our business and operations;

●	provide financial and operational planning services and portfolio management functions;

●	maintain accounting data and any other information concerning our activities as will be required to prepare and to file all periodic financial reports and returns required to be filed with the SEC and any other regulatory agency, including annual financial statements;

●	maintain all appropriate Company books and records;

●	oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

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●	make, change, and revoke such tax elections on behalf of the Company as the board of directors deems appropriate, including, without limitation, (i) making an election to be treated as a REIT or to revoke such status and (ii) making an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes;

●	supervise the performance of such ministerial and administrative functions as may be necessary in connection with our daily operations;

●	provide us with all necessary cash management services;

●	manage and coordinate with the transfer agent the process of making distributions and payments to stockholders;

●	evaluate and obtain adequate insurance coverage based upon risk management determinations;

●	provide timely updates related to the overall regulatory environment affecting us, as well as managing compliance with regulatory matters;

●	evaluate our corporate governance structure and appropriate policies and procedures related thereto; and

●	oversee all reporting, record keeping, internal controls and similar matters in a manner to allow us to comply with applicable law.

Stockholder Services

●	advise our board of directors with respect to our distribution policy;

●	determine amounts available for repurchases of our common stock;

●	manage communications with our stockholders, including answering phone calls and preparing and sending written and electronic reports and other communications; and

●	establish technology infrastructure to assist in providing stockholder support and services.

Financing Services

●	identify and evaluate potential financing and refinancing sources, engaging a third-party broker if necessary;

●	negotiate terms of, arrange and execute financing agreements;

●	manage relationships between us and our lenders, if any; and

●	monitor and oversee the service of our debt facilities and other financings, if any.

Disposition Services

●	evaluate and arrange potential asset dispositions, sales or liquidity transactions on the Company’s behalf in compliance with the Company’s investment objectives and policies; and

●	structure and negotiate the terms and conditions of transactions pursuant to which our assets may be sold.

Our Manager may hire third parties to assist with the performance of the aforementioned services.

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Allocation of Investment Opportunities

Investment opportunities may arise that could be allocated to either one of the REITs managed by our Manager. Our Manager’s investment committee will advise our Manager with respect to the allocation of investment opportunities in accordance with the following general policies.

Our Manager intends to allocate all investment opportunities to the Company and any other REITs managed by our Manager based upon the applicability of such investment opportunity to the investment policies (including targeted asset class) of the respective entity, the diversification and current asset concentration of each entity, the amount of capital available to each entity at the time an investment is presented, the income tax effects of the purchase to each entity, the size of the investment and other similar factors. To the extent that, based on these factors, an investment opportunity is an equally appropriate investment for the Company and any other REITs managed by our Manager, our Manager will allocate such investment opportunity based upon which REIT has gone the longest period of time without making an investment. Although we expect our Manager to follow these general allocation policies, our Manager may deviate from these policies if adherence to these policies would cause the applicable entity to become subject to regulation under the Investment Company Act or to fail to meet the requirements for REITs set forth in the Code, or if other factors exist that affect whether the investment would be in the best interest of the respective entity.

In the event that the investment committee of our Manager determines that it is in our best interest to acquire only a portion of an investment opportunity because, for example, the size of the investment would create undue concentration in our portfolio, we may acquire a portion of such investment and the remainder may be sold on the Realty Mogul Platform.

Shared Services Agreement

Our Manager has entered into a shared services agreement with Realty Mogul, Co. Pursuant to this agreement, employees of Realty Mogul, Co. will provide certain services to our Manager, including portfolio management, asset valuation, risk management, accounting, and asset management services as well as administration services addressing legal, compliance, investor relations and information technologies necessary for the performance by our Manager of its duties under the management agreement. Under the shared services agreement, Realty Mogul, Co. will be entitled to receive reimbursement of expenses incurred on behalf of us or our Manager as described in “Management Compensation” and pursuant to the management agreement. All employees of Realty Mogul, Co. who provide services to our Manager will be subject to our Manager’s policies and procedures in relation to the services they provide, including its Code of Ethics.

Executive Officers of our Manager

As of the date of this offering circular, the executive officers of our Manager and their positions and offices are as follows:

Name	Age*	Position
Jilliene Helman	37	Chief Executive Officer
Kevin Moclair	51	Chief Accounting Officer and Treasurer
Tara Horne	38	Chief Compliance Officer
Eric Levy	37	Managing Director

*As of April 26, 2024

Biographical information for Ms. Helman and Mr. Moclair is provided above under the caption “— Executive Officers and Directors.”

Eric Levy has served as our Manager’s Managing Director since April 2024. Previously, he served as our Manager’s Vice President, Portfolio Manager from January 2019 to March 2024. Mr. Levy is responsible for portfolio and asset management for debt and equity assets held by us and by RealtyMogul Income REIT, LLC. From April 2013 to September 2017, Mr. Levy served as Strategic Projects Manager at World Class Capital Group, a national real estate investment firm focused on acquiring, developing and managing real estate with over $1.2 billion in assets under management. In that role, he led the asset management of over 2.3 million square feet of retail and office properties, oversaw capital improvement plans for over 4.5 million square feet of self-storage facilities, managed portfolio-wide investor reporting and investor relationships and helped to develop the operational infrastructure of the company. From August 2010 to March 2013, Mr. Levy served as Senior Paralegal – M&A, Real Estate, Credit at Willkie, Farr & Gallagher LLP. Mr. Levy has more than ten years of experience in commercial real estate. Mr. Levy has a Bachelor of Arts degree from the University of Wisconsin-Madison.

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Tara Horne has served as the Chief Compliance Officer of our Manager since June 2023. Ms. Horne is responsible for managing all compliance and regulatory matters for our Manager. Since May 2022, Ms. Horne also serves as a Director of Investment Adviser and Broker Dealer Compliance at DFP Partners where she provides comprehensive compliance-related services to support registered investment advisers and registered broker-dealers, including compliance program ownership and supervision and oversight of firm activities. DFP Partners is engaged with RM Advisers, LLC as a compliance partner. From December 2009 to May 2022, Ms. Horne served in various roles for National Regulatory Services, including senior compliance consultant, manager and compliance examiner of the audit solutions program in which roles she provided compliance support to various clients. During her career as a compliance professional in the financial services industry, Ms. Horne has completed thousands of mock regulatory exams and has extensive experience leading firms through the investment adviser and broker-dealer registration process as well as developing robust control and operational frameworks for a variety of financial institutions, including broker-dealers, clearing agencies, registered investment advisers, private funds and investment banking firms. Ms. Horne is a Certified Anti-Money Laundering Specialist and holds a designation as an Investment Adviser Certified Compliance Professional. Ms. Horne also holds Series 7 and Series 24 licenses. Ms. Horne has a Bachelor of Science in Business Marketing and Finance from California State University of Long Beach, California.

Compensation of the Executive Officers of our Manager

We do not currently have any employees nor do we currently intend to hire any employees who will be compensated directly by us. As described above, certain of the executive officers of Realty Mogul, Co. also serve as executive officers of our Manager. Each of these individuals receives compensation for his or her services, including services performed for us on behalf of our Manager, from Realty Mogul, Co. As executive officers of our Manager, these individuals will manage our day-to-day affairs, oversee the review, selection and recommendation of investment opportunities, service acquired investments and monitor the performance of these investments to ensure that they are consistent with our investment objectives. We will indirectly bear some of the costs of the compensation paid to these individuals through fees we pay to our Manager. In addition, we pay to each of the Chief Executive Officer and Managing Director of our Manager a retainer of 1,000 shares of our common stock per year. As our Chief Executive Officer also serves as a director, she receives a total of 1,000 shares of our common stock per year for both roles.

Holdings of Shares of Our Common Stock

Our Sponsor has invested $100,000 in us through the purchase of 10,000 shares of our common stock in a private placement at $10.00 per share.

Realty Mogul Platform

Shares of our common stock will be offered exclusively on the Realty Mogul Platform, with all sales of shares of our common stock expected to be executed by RM Securities. The use of the Realty Mogul Platform by RM Securities is pursuant to a software and technology license agreement between RM Securities and RM Technologies, LLC, a wholly-owned subsidiary of Realty Mogul, Co. which operates the Realty Mogul Platform. The Realty Mogul Platform is operated by RM Technologies, LLC, a wholly-owned subsidiary of Realty Mogul, Co. We will not pay RM Technologies, LLC any sales commissions or other remuneration for the execution of sales of shares of our common stock by RM Securities on the Realty Mogul Platform. The Realty Mogul Platform has previously hosted private offerings of investment opportunities originated by the RM Originators under similar arrangements. The Realty Mogul Platform was formed in 2013 and has a limited operating history. See “Risk Factors – Risks Related to the Investment Platform.”

License Agreement

We entered into a license agreement with Realty Mogul, Co., pursuant to which Realty Mogul, Co. grants us a non-exclusive, royalty free license to use the name “Realty Mogul.” Other than this license, we will have no legal right to use the “Realty Mogul” name. In the event that our Manager ceases to manage us, we would be required to change our name to eliminate the use of “Realty Mogul.”

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Prior Performance of our Sponsor

Realty Mogul, Co. and its affiliates historically have not sponsored real estate investment programs. However, in 2016, our Sponsor, RM Sponsor, LLC, a subsidiary of Realty Mogul, Co., sponsored RealtyMogul Income REIT, LLC (“RealtyMogul Income REIT”), a Delaware limited liability company that has elected to be taxed as a REIT.

RealtyMogul Income REIT

RealtyMogul Income REIT currently is offering up to $55,588,775 in common shares, including shares that may be sold by RealtyMogul Income REIT pursuant to its distribution reinvestment plan. RealtyMogul Income REIT’s second follow-on offering pursuant to Regulation A under the Securities Act and was qualified by the SEC on May 13, 2022. RealtyMogul Income REIT intends to use substantially all of the proceeds of the offering to invest in and manage a diverse portfolio of commercial real estate investments, including loans and equity in commercial real estate ventures and other select real estate-related assets. As of May 31, 2024, RealtyMogul Income REIT had raised approximately $142,363,000 from investors in its offering.

RealtyMogul Income REIT intends to hold: (1) at least 55% of the total value of its assets in direct interests in real estate that meet certain criteria outlined by staff of the SEC as well as commercial mortgage-related instruments that are closely tied to one or more underlying commercial real estate projects, such as senior mortgage loans, subordinated mortgage loans, mezzanine debt and participations (also referred to as B-Notes) and (2) at least 80% of the total value of its assets in the types of assets described above, plus “real estate-related assets” that are related to one or more underlying commercial real estate projects. These real estate-related assets may include assets such as equity or preferred equity interests in companies whose primary business is to own and operate one or more specified commercial real estate projects, debt securities whose payments are tied to a pool of commercial real estate projects (such as commercial mortgage-backed securities, collateralized debt obligations and REIT senior unsecured debt), interests in publicly traded REITs, and other commercial real estate-related assets. Like our company, RealtyMogul Income REIT is externally managed by RM Adviser, LLC.

As of June 30, 2024, RealtyMogul Income REIT owned 16 diversified real estate investments, consisting of one preferred equity investment and 15 joint venture equity investments. The properties that are the subject of such investments are commercial properties, including 10 multifamily, three office, one mixed-use and one retail property located in Kentucky, Missouri, Ohio, Oregon, Texas, Virginia, and Washington. Since inception and in addition to the investments listed above, RealtyMogul Income REIT had 22 debt or debt-like investments go full-cycle, including six mezzanine loans, four bridge loans, two junior participation loans, one subordinated loans and nine preferred equity investments, which investments had an aggregate principal balance of over $55,000,000.

Distributions

During the years ended December 31, 2023 and 2022, RealtyMogul Income REIT paid distributions of approximately $7,326,000 and $6,881,000, respectively, including through the issuance of shares pursuant to the distribution reinvestment plan.

Realty Mogul, Co. and Affiliates Originations (as of December 31, 2023):

The table below summarizes the originations by Realty Mogul, Co. and affiliates as of December 31, 2023:

Type	Total Originations (millions)	Sold/Repaid in Full (millions)	Assets Under Management (millions)
Common Equity	$841.6	$196.5	$645.1
1031 Exchanges	$25.0	$25.0	$0.0
Preferred Equity	$28.9	$20.3	$8.6
Mezzanine Debt	$18.0	$18.0	$0.0
Senior Debt	$174.4	$174.4	$0.0
Total	$1,087.9	$434.2	$653.7

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MANAGEMENT COMPENSATION

Our Manager and its affiliates, including personnel of our Manager and its affiliates, will receive fees and expense reimbursements for services relating to this offering and the investment, management and servicing of our assets. As described below, we will pay our Manager an asset management fee and we will reimburse our Manager for certain expenses. We will also pay to an RM Originator certain servicing and special servicing fees in connection with equity investments, as described below. The remainder of the fees described below will be paid to our Manager or its affiliates by affiliated and unaffiliated third-parties in connection with the investment and/or management of equity investments.

Additionally, our Sponsor will pay a sales commission of up to 1.00% to RM Securities for its services in connection with the sale of shares of our common stock. Such sales commissions will not be paid by us or our investors. A portion of that sales commission will be paid to employees of our affiliates, who are serving as registered representatives of RM Securities. Actual amounts are dependent upon the offering proceeds we raise. The broker sales commission, assuming the maximum amount of the primary portion of this offering is raised and up to a 1.00% commission is paid on each executed sale, will be $669,233.

Fees Paid by Us

The following table sets forth the fees and expense reimbursements paid directly by us to our Manager and/or its affiliates for services relating to this offering and the investment, management and servicing of our assets.

Form of Compensation and Recipient	Determination of Amount	Estimated Amount for Maximum Offering

Organization and Offering Stage

Reimbursement of Organization and Offering Expenses — Manager	Our Manager or its affiliates has paid and may continue to pay organization and offering expenses on our behalf. We intend to reimburse our Manager for actually incurred, third-party organization and offering costs it incurs on our behalf in an amount up to 3% of gross offering proceeds, the amount of which will depend on the offering proceeds we raise; provided, however, total organization and offering expenses will not exceed 15% of the gross proceeds of the offering. See “Estimated Use of Proceeds” for more details.	For the year ended December 31, 2023, we paid $118,832 to our Manager for reimbursement of actually incurred, third-party organization and offering costs.

Operational Stage

Asset Management Fee — Manager	We will pay our Manager a monthly asset management fee equal to 1.25% at an annualized rate, payable in arrears, which will be based on the total equity value. For purposes of this fee, total equity value equals (a) our then-current NAV per share, as determined by our board of directors, multiplied by (b) the number of shares of our common stock then outstanding.	Actual amounts are dependent upon the offering proceeds we raise (and any leverage we employ) and the results of our operations and changes to our NAV. We cannot determine these amounts at the present time. For the year ended December 31, 2023, we paid an aggregate of $740,018 of asset management fees to our Manager.

Reimbursement of Other Operating Expenses — Manager

We will reimburse our Manager or its affiliates for out-of-pocket expenses incurred on our behalf, including, without limitation, license fees, auditing fees, fees associated with SEC reporting requirements, acquisition expenses, interest expenses, property management fees, insurance costs, tax return preparation fees, marketing costs, taxes and filing fees, administration fees, fees for the services of independent directors, and third-party costs associated with the aforementioned expenses. These expenses do not include our Manager’s or Realty Mogul, Co.’s overhead, employee costs, utilities or certain technology costs.

The aforementioned expense reimbursements that we will pay to our Manager or its affiliates may be originally incurred by Realty Mogul, Co. in the performance of services by its employees under the shared services agreement between our Manager and Realty Mogul, Co. See “Management – Shared Services Agreement.”

Actual amounts are dependent upon our operations. We cannot determine these amounts at the present time. For the year ended December 31, 2023, we paid $294,989 to our Manager for reimbursement of other operating expenses.

Servicing Fee – Affiliate of the Manager (Preferred Equity Only)

With respect to any preferred equity investments we make or acquire, we will pay a servicing fee of 0.50% of the principal balance plus accrued interest of each preferred equity investment and any applicable additional amounts associated with such investment to an RM Originator for the servicing and administration of certain investments held by us. An RM Originator may decide to enter into a servicing agreement with an unaffiliated third party to service and administer the preferred equity investments held by us, and will pay for any expenses incurred in connection with standard subservicing thereunder out of the servicing fee paid to it by us. The servicing agreement will define the terms of the servicing arrangement as well as the amount of the servicing fee that is paid by an RM Originator to the unaffiliated third party. The servicing fee is calculated as an annual percentage of the principal balance of the preferred equity investment plus accrued interest and any applicable additional amounts associated with such investment, and is deducted at the time that payments on the asset are made. The fee is deducted in proportion to the split between accrued and current payments. Servicing fees payable by us may be waived at the RM Originator’s sole discretion.

Actual amounts are dependent upon the principal amount of the preferred equity investments. We cannot determine these amounts at the present time. For the year ended December 31, 2023, we paid an aggregate of $20,539 of servicing fees to RM Originators.

Special Servicing Fee – Affiliate of the Manager (Preferred Equity Only)

We may pay a special servicing fee to an RM Originator equal to an annualized rate of 1.00% of the principal balance of a non-performing preferred equity investment serviced by such RM Originator and any additional amounts associated with such investment. Whether an investment is deemed to be non-performing is in the sole discretion of our Manager.

The payment of the special servicing fee shall be in addition to any third-party special servicing expenses incurred by us, which may include special fees associated with recovery efforts by an RM Originator.

Actual amounts are dependent upon the principal amount of the preferred equity investments. We cannot determine these amounts at the present time. For the year ended December 31, 2023, we did not pay any special servicing fees to RM Originators.

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Fees Paid by Unaffiliated and Affiliated Third Parties to our Manager or Affiliates Related to Equity Investments

From time to time, unaffiliated and affiliated third parties will pay our Manager or an affiliate of our Manager one or more of the fees set forth below in connection with the investment and management of our equity investments. A portion of some of these fees are paid to personnel affiliated with our Manager or its affiliates for their roles in the investment opportunity, including officers of our Manager, Jilliene Helman and Eric Levy. Additionally, affiliates of our Manager and other personnel affiliated with our Manager, including Ms. Helman, may co-invest directly in an investment opportunity. These affiliates may be entitled to certain rights, fees and other incentives in connection with such co-investments. As a result of the above, the judgement of such affiliates can be influenced by their interests in such equity investments and co-investments, which interests can diverge from, and cause these affiliates to take actions contrary to, our best interests. See “Conflicts of Interest – Our Affiliates’ Interests in Other Realty Mogul Entities – Co-Investments.” The following fees are not paid directly by us, and we will not be entitled to these fees. There are instances in which we are the sole member and have control of a third-party entity in which we invest and which will pay the following fees. In addition, the following fees may reduce the amount of funds that are invested in the underlying real estate and/or the amount of funds available to pay distributions to us, thereby reducing our returns in that particular investment.

The actual amounts of the following fees are dependent on, among other things, total invested equity, real estate transaction sizes, financing amounts, property income and performance, and distributable cash. We cannot determine these specific amounts at the present time.

●	Buyer’s Real Estate Brokerage Fee / Real Estate Due Diligence Fee / Real Estate Acquisition Fee – an amount up to 3% of the total contract purchase price of the property. For the year ended December 31, 2023, our Manager or its affiliates received an aggregate of $874,000 of such fees.

●	Financing Coordination Fee and Credit Guarantee Fee – an amount up to 1.0% of the financing amount in the event that an affiliate or officer of our Manager provides services in connection with arranging the debt or provides a credit guarantee in connection with the financing. For the year ended December 31, 2023, our Manager or its affiliates received an aggregate of $111,390 of such fees.

●	Property-Level Asset Management Fee – an amount up to an annualized 1.50% of Effective Gross Income (as defined below) that will be paid monthly to the Manager for asset management services related to certain transactions. Effective Gross Income means a property’s potential gross rental income plus other income less vacancy and credit costs for any applicable period. For the year ended December 31, 2023, our Manager or its affiliates received an aggregate of $105,719 of such fees.

●	Seller’s Real Estate Brokerage Fee / Real Estate Disposition Fee – an amount up to 2% of the contract sales price of a property in the event that an affiliate of our Manager or our Manager provides disposition services for the property. For the year ended December 31, 2023, our Manager or its affiliates received an aggregate of $193,500 of such fees.

●	Promoted Interest – an undetermined amount of the entity’s distributable cash, after all other partners or members have been paid a (6% or higher) cumulative, non-compounded preferred return. For the year ended December 31, 2023, our Manager did not receive such promoted interest.

●	Construction Management/Capital Expenditure Management Fee – an amount up to 5% of the aggregate expenditures in connection with services related to capital improvements. For the year ended December 31, 2023, our Manager or its affiliates did not receive any such fees.

Fees and Reimbursements Paid by Unaffiliated Third Parties to Affiliates of our Manager Related to Preferred Equity Investments

From time to time, unaffiliated third parties will pay to an affiliate of our Manager, including, without limitation, an RM Originator, one or more of the fees set forth below in connection with the origination, investment and management of preferred equity investments. The following fees are not paid directly by us, and we will not be entitled to these fees. In addition, the following fees reduce the amount of funds that are invested in the underlying preferred equity investments and/or the amount of funds available to pay distributions to us, thereby reducing our returns in that particular investment. The actual amount of the following fees are dependent on, among other things, the total loan or private equity transaction size, closing costs, financing amounts, and interest rates and payments. We cannot determine these specific amounts at the present time.

●	Origination Fee – an amount up to 3% of the financing amount. For the year ended December 31, 2023, our Manager or its affiliates received an aggregate of $157,500 of such fees.

●	Underwriting Fee – an amount up to 1% of the financing amount. For the year ended December 31, 2023, our Manager or its affiliates received an aggregate of $15,000 of such fees.

●	Extension Fee – an amount up to 1% of the financing amount per preferred equity extension. For the year ended December 31, 2023, our Manager or its affiliates did not receive any such fees.

●	Modification Fee – an amount up to 1% of the financing amount per preferred equity modification. For the year ended December 31, 2023, our Manager or its affiliates did not receive any such fees.

●	Default Interest – interest paid in an amount defined under the particular preferred equity agreement. For the year ended December 31, 2023, our Manager or its affiliates did not receive any such default interest.

●	Prepayment Penalties – amount paid based on the amount of interest that would have accrued on the principal amount of the preferred equity investment at the time of prepayment during the period commencing on the prepayment date and ending on the prepayment penalty period end date. For the year ended December 31, 2023, our Manager or its affiliates did not receive any such prepayment penalties.

●	Exit Fee – an amount (i) up to 1% upon payoff or (ii) calculated as a percentage of the financing amount or outstanding preferred equity balance per extension. For the year ended December 31, 2023, our Manager or its affiliates did not receive any such fees.

●	Reimbursement of Closing Costs – expenses reimbursed in connection with closing of preferred equity investment. For the year ended December 31, 2023, our Manager or its affiliates received an aggregate of $724 for reimbursement of closing costs.

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PRINCIPAL STOCKHOLDERS

The following table sets forth the beneficial ownership of our common stock as of March 18, 2024 for each person or group that holds more than 5% of our common stock, for each of our executive officers and directors and the executive officers of our Manager, and for our executive officers and directors and the executive officers of our Manager as a group. To our knowledge, each person that beneficially owns shares of our common stock has sole voting and disposition power with regard to such shares. Percentages of beneficial ownership are based on 5,438,259 shares of our common stock outstanding as of March 18, 2024. As of March 18, 2024, no person or group held more than 5% of our common stock.

Unless otherwise indicated below, each person or entity has an address in care of our mailing address at 10573 W. Pico Blvd., PMB #603, Los Angeles, CA 90064.

	Common Stock
	Number of
	Shares
	Beneficially	Percent of All
Name of Beneficial Owner(1)	Owned	Shares
RM Sponsor, LLC (2)	12,721	*	%
Jilliene Helman	4,352	*
Kevin Moclair	—	—
Flynann Janisse	6,000	*
Louis S. Weeks III	10,259	*
Tara Horne	—	—
Eric Levy	6,046	*
All executive officers and directors as a group (6 persons)	39,378	*	%

*Represents less than 1.0% of our outstanding common stock.

(1)	Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has a right to acquire within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest.

(2)	All voting and investment decisions with respect to shares of our common stock that are held by RM Sponsor, LLC are controlled by its manager, Jilliene Helman. Ms. Helman disclaims beneficial ownership of such shares.

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CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our Manager and its affiliates. We discuss these conflicts below and conclude this section with a discussion of the corporate governance measures we have adopted to mitigate some of the risks posed by these conflicts.

Our Affiliates’ Interests in Other Realty Mogul Entities

General

Our executive officers, directors, officers of our Manager and other key real estate professionals of Realty Mogul, Co. performing services for us are also officers, directors, managers, and/or key professionals of Realty Mogul, Co. and other affiliated entities as well as another real estate-related program sponsored by our Sponsor, RealtyMogul Income REIT, LLC, which has investment objectives that are similar to ours. These persons have legal and, in certain instances, fiduciary obligations with respect to those entities that are similar to us. In the future, these persons and other affiliates of Realty Mogul, Co. may organize other real estate-related programs and acquire for their own account real estate-related investments that may be suitable for us. In addition, Realty Mogul, Co. may grant equity interests in our Manager to certain management personnel performing services for our Manager. As such, conflicts of interest can arise from such individuals serving in their capacity as officers, directors, managers, and/or key professionals of RealtyMogul, Co., other affiliated entities and other real estate programs sponsored by our Sponsor. Even if these persons do not violate their duties to us and our stockholders, they will have competing demands on their time and resources and can have conflicts of interest in allocating their time and resources among us and these other entities and persons.

Allocation of Investment Opportunities

Investment opportunities may arise that could be allocated to either one of the REITs managed by our Manager. Our Manager’s investment committee will advise our Manager with respect to the allocation of investment opportunities in accordance with the following general policies.

Our Manager intends to allocate all investment opportunities to the Company and any other REITs managed by our Manager based upon the applicability of such investment opportunity to the investment policies (including targeted asset class) of the respective entity, the diversification and current asset concentration of each entity, the amount of capital available to each entity at the time an investment is presented, the income tax effects of the purchase to each entity, the size of the investment and other similar factors. To the extent that, based on these factors, an investment opportunity is an equally appropriate investment for the Company and any other REITs managed by our Manager, our Manager will allocate such investment opportunity based upon which REIT has gone the longest period of time without making an investment. Although we expect our Manager to follow these general allocation policies, our Manager may deviate from these policies if adherence to these policies would cause the applicable entity to become subject to regulation under the Investment Company Act or to fail to meet the requirements for REITs set forth in the Code, or if other factors exist that affect whether the investment would be in the best interest of the respective entity.

In the event that the investment committee of our Manager determines that it is in our best interest to acquire only a portion of an investment opportunity because, for example, the size of the investment would create undue concentration in our portfolio, we may acquire a portion of such investment and the remainder may be sold on the Realty Mogul Platform.

For more information, see “Management – Allocation of Investment Opportunities.”

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Allocation of Our Affiliates’ Time

We rely on Realty Mogul, Co.’s and its affiliates’ key real estate professionals who act on behalf of our Manager, including Jilliene Helman, for the day-to-day operation of our business. A majority of the investment committee of our Manager will approve each of our investments. Jilliene Helman, our Manager’s Chief Executive Officer, and Eric Levy, our Manager’s Managing Director, make up our Manager’s investment committee. Jilliene Helman is also the Chief Executive Officer of Realty Mogul, Co and other affiliates of our Manager. As a result of her interests in other affiliated entities, her obligations to other investors and the fact that she engages in and she will continue to engage in other business activities on behalf of herself and others, Jilliene Helman will face conflicts of interest in allocating her time among us, our Manager and other affiliated entities and other business activities in which she is involved. However, we believe that our Manager and its affiliates have sufficient real estate professionals to fully discharge their responsibilities to the affiliated entities for which they work.

Co-Investments

Affiliates of our Manager and other personnel affiliated with our Manager, including our chief executive officer and our Manager’s chief executive officer, Jilliene Helman, may co-invest directly in an investment opportunity.  These affiliates may be entitled to certain rights, fees and other incentives in connection with such co-investments.  As a result, the judgement of such affiliates can be influenced by their interests in such co-investments, which interests can diverge from, and cause these affiliates to take actions contrary to, our best interests. As a result of any conflicts of interest associated with such co-investments, to the extent applicable, affiliated parties who will have a co-investment in a particular investment opportunity, including Ms. Helman, will not participate in any determination regarding the approval of such investment opportunity.

Receipt of Fees and Other Compensation by our Manager and its Affiliates

Our Manager and its affiliates will receive substantial fees from us, which fees have not, and will not, be negotiated at arm’s length. These fees could influence our Manager’s advice to us as well as the judgment of affiliates of our Manager, some of whom also serve as our Manager’s officers and the key real estate professionals of Realty Mogul, Co. and its affiliates. Among other matters, these compensation arrangements could affect their judgment with respect to:

●	the continuation, renewal or enforcement of provisions in the management agreement involving our Manager and its affiliates, or the shared services agreement between our Manager and Realty Mogul, Co.;

●	public offerings of equity by us, which will likely entitle our Manager to increased asset management fees and other fees;

●	borrowings up to or in excess of our stated borrowing policy to acquire investments, which borrowings will increase asset management fees payable by us to our Manager;

●	whether and when we seek to list our shares of common stock on a national stock exchange or other trading market;

●

whether we seek stockholder approval to internalize our management, which may entail acquiring assets (such as office space, furnishings and technology costs) and the key real estate professionals of Realty Mogul, Co. who are performing services for us on behalf of our Manager for consideration that would be negotiated at that time and may result in these real estate professionals receiving more compensation from us than they currently receive from Realty Mogul, Co.;

●	whether and when we seek to sell the Company or its assets; and

●	whether and when we merge or consolidate our assets with other companies, including companies affiliated with our Manager.

Our Manager may experience a conflict of interest in determining whether to acquire, on our behalf, assets sourced by third parties rather than those sourced by an RM Originator. However, our objective is to use an RM Originator and their principals’ expertise in sourcing equity opportunities.

In addition, third parties in which we invest, including sponsors of preferred equity investments and special purpose entities in which we invest, may also be managed by, and pay fees to, our Manager or an affiliate for services those entities render to the third parties, or fees for services rendered to us that the third party has agreed to pay. A portion of some of these fees are paid to personnel affiliated with our Manager or its affiliates for their roles in the investment opportunity, including officers of our Manager, Jilliene Helman and Eric Levy. As a result of the above, the judgement of such affiliates can be influenced by their interests in such equity investments, which interests can diverge from, and cause these affiliates to take actions contrary to, our best interests. See “Management Compensation” for more information regarding fees paid to our Manager and its affiliates, including personnel of our Manager and its affiliates.

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Entry into Related Party Loans

The board of directors has authorized us to enter into unsecured related party loans that, in the aggregate, do not exceed $20 million, provide for no more than three principal payments and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans, without the approval of the board of directors. All other related party loans obtained by us from Realty Mogul, Co. or one of its affiliates would require prior approval of the board of directors. See “ – Certain Conflict Resolution Measures – Prohibition on Certain Transactions.”

Acquisition of Investments from Affiliates

Our conflicts of interest policy allows us to acquire investments from affiliates, provided that such affiliated transactions are approved by the board of directors, including a majority of our independent directors.

Duties Owed by Some of Our Affiliates to Our Manager and Our Manager’s Affiliates

Our Manager’s officers and the key real estate professionals of Realty Mogul, Co. performing services on behalf of our Manager are also officers, directors, managers and/or key professionals of:

●	Realty Mogul, Co.;

●	RM Adviser, LLC, our Manager;

●	RM Sponsor, LLC, our Sponsor;

●	Realty Mogul Commercial Capital, Co.;

●	RM Technologies, LLC, the operator of the Realty Mogul Platform;

●	RM Admin, LLC;

●	RM Communities, LLC;

●	RM Securities, LLC; and

●	other affiliated entities.

As a result, they owe duties to each of these entities, their stockholders, members and limited partners. From time to time, these duties may conflict with the duties that they owe to us.

No Independent Underwriter

As we are conducting this offering without the aid of an independent underwriter, you will not have the benefit of an independent due diligence review and investigation of the type normally performed by an independent underwriter in connection with the offering of securities. See “Plan of Distribution.”

Legal Counsel

Morris, Manning & Martin, LLP is legal counsel for the Company. Morris, Manning & Martin, LLP does not and will not serve as counsel for or represent the interests of investors, and such counsel has disclaimed any fiduciary or attorney-client relationship with the investors.

License Agreement

We entered into a license agreement with Realty Mogul, Co., pursuant to which Realty Mogul, Co. grants us a non-exclusive, royalty free license to use the name “Realty Mogul.” See “Management – License Agreement.”

Certain Conflict Resolution Measures

Prohibition on Certain Transactions

In addition to the provisions in the management agreement described below and our Manager’s investment allocation policies described above, we have adopted the following policies prohibiting us from entering into certain types of transactions with our Manager, our Sponsor, their officers or any of their affiliates in order to further reduce the potential for conflicts inherent in transactions with affiliates.

Pursuant to our conflicts of interest policy, we may not engage in the following types of transactions unless such transaction is approved by the board of directors:

●	sell or lease any investments to our Manager, our Sponsor, their officers or any of their affiliates;

●	acquire or lease any investments from our Manager, our Sponsor, their officers or any of their affiliates, except as described in “Plan of Operation — Related Party Loans and Warehousing of Assets”; or

●	accept a loan from any affiliate of our Manager other than loans that (a) do not exceed $20 million, (b) provide for no more than three principal payments and (c) do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans, which have been authorized by the board of directors.

Our conflicts of interest policy may be amended at any time in the board of directors’ discretion.

Other Management Agreement Provisions Relating to Conflicts of Interest

Term of our Manager. The management agreement provides that our Manager will serve as our Manager for an unlimited number of successive one-year periods, but that our Manager will be able to terminate the management agreement upon 60 days’ written notice without cause or penalty. We will be able to terminate the management agreement only for “cause.” Unsatisfactory financial performance of the Company does not constitute “cause” under the management agreement.

Other Transactions Involving Affiliates. Subject to any conflict resolution policy adopted by the board of directors, the Manager shall report to the board of directors the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Manager’s obligations to the Company and its obligations to or its interest in any other person.

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INVESTMENT OBJECTIVES AND STRATEGY

Investment Objectives

Our primary investment objectives are:

●	to realize capital appreciation in the value of our investments over the long-term; and

●	to pay attractive and stable cash distributions to stockholders.

We cannot assure you that we will attain these objectives or that the value of our assets will not decrease. Furthermore, within our investment objectives and policies, our Manager will have substantial discretion with respect to the selection of specific investments and the purchase and sale of our assets.

Investment Strategy

We intend to use substantially all of the proceeds of this offering to invest in a diverse portfolio of preferred equity and joint venture equity investments in multifamily properties located in target markets throughout the United States. We intend to make preferred equity and joint venture equity investments in established, well-positioned, apartment communities with operating histories that have demonstrated consistently high occupancy and income levels across market cycles as well as multifamily properties that offer value added opportunities with appropriate risk-adjusted returns and opportunity for value appreciation.

We will hold both equity and preferred equity related investments, with an objective to achieve consistent cash distributions and realize capital appreciation supported by recurring payments from investments in equity and preferred equity, and by capital gains driven by appreciation from investments in equity.

On August 28, 2020, we acquired shares of iShares Preferred and Income Securities ETF (NASDAQ: PFF) (“PFF”) and Invesco Variable Rate Preferred ETF (NASDAQ: VRP) (“VRP”) for approximately $2,397,000 and $1,596,000, respectively (collectively, the “Preferred Stock Investments”). PFF is an exchange-traded fund, which tracks the investment results of the ICE Exchange-Listed Preferred & Hybrid Securities Index, which measures the performance of a select group of exchange-listed, U.S. dollar-denominated preferred securities, hybrid securities and convertible preferred securities listed on the NYSE or NASDAQ. VRP is also an exchange-traded fund, which tracks the investment results of the Wells Fargo Hybrid and Preferred Securities Floating and Variable Rate Index, which measures the performance of preferred stocks and hybrid securities of U.S. and foreign issuers that pay a floating or variable rate dividend or coupon. We acquired the Preferred Stock Investments through JPMorgan Chase. We acquired the Preferred Stock Investments because they have demonstrated historic positive returns on investments. In addition, the Preferred Stock Investments are liquid in nature so that they can provide us flexibility while we consider future possible investments and acquisitions. On February 19, 2021, the Company completed the sale of certain exchange-traded funds reported as marketable securities for net proceeds of $2,458,155 and resulting in a realized gain of $58,000.

On November 18, 2022, we acquired three investments in United States treasury bills with a par value of $1,625,000, $10,927,500 and $10,927,500, respectively (the “T-Bills”). The T-Bills were acquired at a discount rate of 3.597%, 3.860% and 4.095%, respectively, and had maturity dates of one month from the purchase date with respect to the $1,625,000 T-Bill, two months from the purchase date with respect to the first $10,927,500 T-Bill and three months from the purchase date with respect to the second $10,927,500 T-Bill. The T-Bills did not accrue any interest prior to their respective maturity dates. The T-Bills were issued, and were backed, by the United States government. We acquired the T-Bills as we believe they provide a compelling risk-adjusted return on our outstanding cash, which was approximately 150 basis points higher on a blended basis than the current return on our outstanding cash in our money market account.

On June 9, 2023, we acquired three investments in T-Bills each with a par value of $4,900,000. The T-Bills were acquired at a discount rate of 5.126%, 5.059% and 4.995%, respectively, and had maturity dates of one month from the purchase date with respect to the first $4,900,000 T-Bill with a 4.995% discount rate, two months from the purchase date with respect to the second $4,900,000 T-Bill with a 5.059% discount rate and three months from the purchase date with respect to the third $4,900,000 T-Bill with a 5.126% discount rate. The T-Bills did not accrue any interest prior to their respective maturity dates. The T-Bills were issued, and were backed, by the United States government. We acquired the T-Bills as we believe they provide a compelling risk-adjusted return on our outstanding cash, which was approximately 100 basis points higher on a blended basis than the current return on our outstanding cash in our money market account.

We will seek to maintain a portfolio of investments that generate a low volatility income stream of attractive and consistent cash distributions to our stockholders. We will seek to generate and distribute rental income on a quarterly basis while maximizing the potential for future capital appreciation. Distributions are expected to be paid quarterly; however, the board of directors may declare other periodic distributions as circumstances dictate. We expect that our portfolio of equity and preferred equity investments will be secured primarily by U.S.-based collateral and diversified by property type and geographic location. We may invest additional capital in cosmetic improvements as well as potentially reposition the properties to increase both average rental rates and resale value. Our primary investment characteristics include:

●	Preferred equity and joint venture equity investments of $1.5 million to $10 million;

●	Well positioned and established multifamily apartment communities with stable operating histories;

●	Historically high-occupancy rates and income levels;

●	Value-add and appreciation opportunities; and

●	Managed by our Manager, its affiliates or other experienced partner-managers with an established track record of expertise in their respective target markets.

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Additionally, we will:

●	Not invest in properties requiring the ground-up development of an entire property;

●	Not invest in raw land as a standalone investment;

●	Target investments in properties with existing revenue; and

●	Invest only in projects sponsored by our Manager or its affiliates or backed by established real estate companies or experienced real estate professionals.

We will generally target equity investments ranging from approximately $1.5 million to $10 million. Although we do not expect to use leverage at the portfolio level, we use property-level leverage in connection with our equity investments, which, in the aggregate across the portfolio, we do not expect to exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our total assets, capital expenditures and closing costs.

We intend to underwrite potential investments for up to a 10-year term to a target gross property-level internal rate of return of between 14% and 18% in order to achieve our targeted net investor-level internal rate of return of between 12% and 16% and a target net cash-on-cash return of between 4% and 7% although there can be no assurance that such returns can or will be achieved. This is an overall target, and the Company may underwrite potential investments for terms that differ from those as described above.

Inherent Value (Acquisition): Understand and Capitalize on Key Drivers within the Apartment Market

We intend to employ the following key strategies in our evaluation and selection of our multifamily property investments.

Invest in Properties in Markets with Great Fundamentals

Our primary acquisition criterion for our multifamily property investments is location. Key characteristics we will look for may include: stabilized employment rates with strong anticipated job growth; limited forecasted additions to multifamily inventory based upon historical norms and available data; positive demographic trends with appreciable population growth; and metropolitan statistical areas, or MSAs, that are within close proximity to medical centers, universities or state and federal government offices.

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Once we have identified a market that we believe has the appropriate fundamentals, we will transition our review to where a specific apartment property is located within its community, relative to job centers, hospitals, entertainment, transportation and competing properties.

Selected locations may include:

●	Revitalized neighborhoods within densely populated urban centers;

●	Downtown, upscale buildings supported by strong business districts;

●	Municipalities with restrictive development policies, thus limiting future competitive supply;

●	Areas with higher-than-average job growth projections;

●	Demographic demand for independent age-restricted communities;

●	Markets where per-unit construction costs are significantly higher than per-unit acquisition costs for similar properties; and

●	“Green Forward” communities attractive to increasingly eco-conscious renters.

Target the Right Residents

We believe the best way to establish and maintain high occupancy rates is to target properties that attract key demographic groups exhibiting higher-than-average propensities to rent. These groups include, but are not limited to:

●	Young professionals (ages 20-34), who value geographic mobility and career flexibility over home ownership;

●	Households earning from 60-120% of the area’s median income (referred to as workforce housing);

●	Retirees, especially those who are either disinclined or unable to maintain their own homes; and

●	Displaced homeowners, who desire the amenities of home ownership but are otherwise priced out of that market due to tightened lending standards or personal financial burdens.

Target Specific Property Types

We believe that specific property types are uniquely positioned to capitalize on key components of demographic and economic growth that impact apartment rental markets. These properties include:

●	For young professionals and students, downtown loft conversions, urban in-fill and business-district residential towers;

●	For retirees, independent age-restricted communities; and

●	For families and displaced homeowners, high-amenity suburban communities, townhomes and family-friendly apartment homes with at least two bedrooms and garages.

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Offer Amenities that Attract and Retain Residents

With the exception of workforce housing, invest in properties with amenities that elevate their living experience from a mere apartment unit to a home. Such amenities may include:

●	Community centers/club houses;

●	Pools or hot tubs;

●	Expansive landscaped common areas (in suburban locations);

●	Pet-friendly policies;

●	Fitness centers;

●	Covered parking/garages;

●	Activities catering to independent seniors for age-restricted communities;

●	Gated entries; and

●	Dedicated on-site maintenance staff.

Strategic Capital Improvements

Beyond our practice of pursuing operational excellence, we will seek opportunities to convert good properties into better ones by acquiring properties where we can initiate strategic value-enhancement opportunities and capital improvement projects. The frequency and extent of these opportunities will be determined on a case-by-case basis, and we intend to implement the majority of interior improvements while apartment homes are vacant so as to limit the disruption to residents and any negative impact on the property’s revenue.

Market Overview and Opportunity

We believe that a number of factors account for the continued strength of the multifamily sector, including: (1) entry into the job market of the Millennial generation and Generation Z, who are a prime age cohort for rentals; (2) credit issues for consumers, compounded by student debt, and tightened bank requirements for home mortgages; (3) general consumer preference to remain flexible in their lifestyles, which is facilitated by rental housing; and (4) the rise in pricing of single-family homes after the COVID-19 pandemic and the rise in the cost of mortgages, both of which are making it more challenging to purchase a single-family home.

During Q4 2023, the U.S. Bureau of Economic Analysis estimated that U.S. seasonally adjusted real GDP increased 3.3% quarter over quarter. The Federal Reserve updated its forecast for 2023 growth in the nation’s GDP from the 2.1% it projected in September 2023 to 2.6% as well as projected a 3.8% unemployment rate for 2023, the same as the September 2023 estimate of 3.8%. The unemployment rate ended 2022 at 3.7%. Average hourly earnings for employees increased 5.5% year over year according to the U.S. Bureau of Labor Statistics. In addition, the Consumer Price Index (“CPI”) rose year over year 3.2% in October, 3.1% in November, and 3.4% in December according to the U.S. Bureau of Labor Statistics. Shelter costs, which comprise approximately one-third of CPI, increased 6.2% year over year. Given the economic inflation, the Federal Reserve has taken steps to cool off the economy by increasing the Federal Funds Rate, the rate at which commercial banks borrow and lend their excess reserves to each other overnight, seven times in 2022 and four times in 2023 from a target rate of 0.00% to 0.25% to the current target rate of 5.25% to 5.50%. The Federal Reserve is reducing their balance sheet through quantitative tightening, allowing bonds to mature without reinvestment of the principal. As it relates to real estate purchases, the cost to finance a real estate investment with a mortgage has increased in each quarter of 2022, stabilizing in Q4 2022 before increasing again in Q2 2023 and falling again in Q4 2023 to Q4 2022 levels; however, we believe that real estate is positively correlated with inflation as property prices and rental income tend to rise as inflation rises. We like multifamily investments in an inflationary environment as the typical one-year lease term allows an owner to mark rents to market on an annual basis. We believe that RealtyMogul Apartment Growth REIT is well positioned as it continues to seek a diversified portfolio of multifamily real estate, which has a low or negative correlation to other major asset classes and over time has exhibited less volatility than other asset classes.

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MULTIFAMILY FUNDAMENTALS AND OUTLOOK

RealtyMogul Apartment Growth REIT is focused entirely on multifamily apartment communities. We have pursued this strategy, in part, because we believe multifamily assets have significant upside potential due to the nationwide housing shortage as a result of under-building. According to Freddie Mac, the United States is underbuilt by approximately 3.8 million homes. We look at this undersupply, coupled with the drastic rise of interest rates over the past two years leading to a subsequent rise in the cost of home mortgages, as a significant barrier to entry to home ownership for many American families. In terms of risk mitigation, we believe that multifamily assets provide downside protection as a result of the large numbers of tenants at each multifamily property, creating diverse income streams.

Since 2022, real estate values have decreased. As property fundamentals are by and large holding up, we believe this decrease in real estate values is largely due to cap rate expansion with cap rates rising across the country. We believe much of this expansion is a result of the increase in interest rates that has made financing real estate more expensive for many. In order to achieve the same level of risk adjusted returns, investors have demanded acquiring assets at higher cap rates to compensate. Since January 2022, short- and long-term interest rates have increased significantly, with the Federal Funds Rate increasing over 5% and the 10-year U.S. Treasury increasing by almost 3%.

Over the long term, we believe that the limited supply of new single-family housing as well as increasingly prohibitive home ownership costs will continue to put upward pressure on multifamily rents, making investment in the multifamily asset class compelling from a risk-return perspective. We fundamentally believe in the strategy to acquire multifamily properties due to the asset class’s resiliency during downturns and potential long-term appreciation. We have acquired, and will continue to acquire, cash-producing investments that meet our investment criteria, and we will continue to employ an acquisition strategy that supports this goal. The combination of our team’s vast experience in underwriting potential acquisitions and executing business plans positions the Company to take advantage of purchasing opportunities in 2024.

INVESTMENT STRATEGY

Since the inception of RealtyMogul Apartment Growth REIT, we have focused on two key objectives: realize capital appreciation in the value of our investments over the long term and pay attractive and stable cash distributions to stockholders.

We have made, and intend to continue to make, preferred equity and joint venture equity investments in multifamily properties located in target markets throughout the United States. We have invested, and intend to continue to invest, in apartment communities that have demonstrated consistently high occupancy and income levels across market cycles as well as multifamily properties that offer value added opportunities with appropriate risk-adjusted returns and opportunity for value appreciation. We will invest in the following types of assets: equity or preferred equity interests in companies whose primary business is to own and operate one or more specified multifamily projects.

For our value-add multifamily investments, our investment strategy involves acquiring apartment communities that can benefit from a value-add plan in which the real estate operator is making both exterior improvements, such as adding amenities like playgrounds, clubhouses and outdoor living areas, as well as interior improvements such as upgraded appliances, air conditioning and finishes. We believe that these investments have a high value from an investment standpoint and also a local community standpoint by enhancing previously underserviced apartment buildings. We also believe that these properties offer downside protection on one’s investment due to the large number of tenants at each property and the adaptability of individual property business plans.

The underwriting process for these investments involves comprehensive financial, structural, operational and legal due diligence of our partners in order to optimize pricing and structuring and mitigate risk. We believe the current and future market environment provides a wide range of opportunities to generate compelling investments with strong risk-return profiles for our stockholders.

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Targeted Investments

We will seek to continue to maintain a diverse portfolio of multifamily properties located in targeted markets throughout the United States, with the objective of generating stable rental income and maximizing the opportunity for future capital appreciation. We expect that the portfolio will consist of established, well-positioned apartment communities with existing high occupancies and consistent rental revenue, intended to provide a potential source of stable income to investors. Established apartments are typically older, more affordable apartments that cater to the middle-class segment of the workforce, with monthly rental rates that accommodate the generally accepted guidelines for housing costs as a percentage of gross income. As a result, the demand for apartment housing at these properties is higher compared to other types of multifamily properties and is generally more consistent in all economic cycles. We also intend to execute a “value-enhancement” strategy whereby we will invest in under-managed assets in high-demand neighborhoods, invest additional capital, and reposition the properties to increase both average rental rates and resale value. We believe that many of the properties targeted for “value-enhancement” typically will also be established, well-positioned, multifamily communities with existing high occupancies and consistent rental revenue. However, these properties present an opportunity to increase rental revenue by expending incremental capital (typically approximately 4-7% of the original unit price) in superficial, aesthetic improvements such as new doors and lighting hardware, flooring, window coverings, appliances and landscaping. Often such enhancements are of such a cosmetic nature as to generally not require building permits. These properties are deemed “under-managed” insofar as prior owners either failed to recognize the potential for, or did not have the capital to execute, a “value-enhancement” strategy.

Multifamily Equity and Preferred Equity Investments

We intend to continue to make preferred equity and joint venture equity investments in established, well-positioned apartment communities with operating histories that have demonstrated consistently high occupancy and income levels across market cycles as well as multifamily properties that offer value added opportunities with appropriate risk-adjusted returns and opportunity for value appreciation. In certain instances, we may provide certain guarantees associated with the financing of certain investments and may receive fees associated with such guarantees. Although we generally prefer the benefits of origination through an RM Originator, our expectation of market conditions in the near term suggests that there may be opportunities to invest in preferred equity and joint venture equity investments in multifamily properties at prices that compensate the buyer for its ability to make quick and accurate credit determinations. The experience of our Manager’s management team in making such credit decisions greatly augments our capabilities in this area.

The underwriting process for potential Company investments involves financial, structural, market, operational and legal due diligence of partners. The due diligence and analysis for potential Company investments generally includes assessment of current and future market conditions for specific assets, assessment of asset sellers and other counterparties, and identification of available financing opportunities from third parties. When evaluating a potential investment opportunity for the Company, a financial review and valuation will be completed.

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The underwriting process utilized for Company investment opportunities, focuses on the following four aspects of a transaction:

1)	the property (condition, financials, comparable properties, and tenants);

2)	the location (population, employers, and transportation);

3)	the real estate company (background, credit, experience, and references); and

4)	third-party reports (property management company, lender, and environmental and title reports).

Investments in Real Property

If we invest through majority-owned subsidiaries, we expect to have or share major decision rights over matters, including, but not limited to, financing, refinancing, sale, and material changes to the underlying real estate. If we invest through majority-owned subsidiaries, we expect that our majority-owned subsidiaries would generally make investments that meet the following criteria: (i) our subsidiaries would exercise ongoing control rights over the management of the underlying property (e.g., consent rights over sale, refinance, major project decisions, development plans, budgets, raising additional equity or debt, etc.), (ii) our subsidiaries would have approval rights in connection with any material decision pertaining to the administration and servicing of any mortgage loan and with respect to any material modification of such mortgage loan agreements that encumber the underlying property, (iii) our subsidiaries would have recognition from the mortgage lender entitling it to notice of defaults, the right to readily cure monetary or non-monetary defaults or purchase the mortgage loan in the event of a default on the mortgage loan, and (iv) our subsidiaries would have the right to unilaterally force the sale or purchase the property upon a default under our charter, and, through its ownership of the property-owning entity, become the sole owner of the underlying property.

We intend to leverage our Manager and its affiliates’ management teams’ extensive prior experience in this sector and its financial institution relationships to identify these investment opportunities in commercial real property that are appropriate for our investment portfolio at the appropriate time in the real estate cycle. We expect that the commercial real properties in which we invest will have occupancy levels consistent with the performance of the local market and would generate accretive capital appreciation and immediate cash flow. Although current market conditions may allow us to invest in properties with little or no leverage, given the stabilized nature of a portion of the targeted properties, we may apply modest levels of leverage to enhance our returns. Our Manager will manage and dispose of any commercial real property assets in which we invest in the manner it determines is most advantageous to us.

Other Real Estate Investments

We may invest in other real estate assets, including, without limitation, private issuances of equity of public companies for which the business of the related obligor is significantly related to real estate, in each case, subject to certain limitations related to our qualification as a REIT and to maintaining our exclusion under the Investment Company Act.

These investments may or may not have a scheduled maturity and are expected to be of longer duration (five-to-ten-year terms) than our typical portfolio investment. Such investments are expected to be fixed rate (if they have a stated investment rate), and may have accrual structures and provide other distributions or equity participations in overall returns above negotiated levels. These investments are also expected to be collateralized or otherwise backed primarily by U.S. real estate collateral.

We do not anticipate allocating a large amount of our capital or time to these investments.

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Other Possible Investments

Although we expect that most of our investments will be of the types described above, we may make other investments. In fact, we may invest in whatever types of interests in real estate assets that we believe are in our best interests. Although we can purchase any type of interest in real estate assets, our conflicts of interest policy and charter do limit certain types of investments involving our Manager, our Sponsor, their officers or any of their affiliates. See “Conflicts of Interest – Certain Conflict Resolution Measures.”

Ownership Structure

We intend for our investments in real estate to generally take the form of holding fee title or a long-term leasehold estate. We expect to acquire some investments either directly through our operating partnership or indirectly through limited liability companies, limited partnerships or other entities owned and/or controlled by our operating partnership. We may invest in properties by acquiring the entity that holds the desired properties. We also may invest in properties through investments in joint ventures, partnerships, co-tenancies or other co-ownership arrangements with third parties. See “Description of Our Operating Partnership Agreement” and “— Joint Venture Investments” below.

Joint Venture Investments

We may enter into joint ventures, partnerships, co-tenancies and other co-ownership arrangements with third parties, including third parties that are affiliated entities of our Sponsor or Manager, other real estate programs sponsored or managed by our Sponsor or Manager or their affiliates, for the acquisition, development or improvement of properties or the acquisition of other real estate-related investments. We may also enter into such arrangements with real estate developers, owners and other unaffiliated third parties for the purpose of developing, owning and operating real properties. In determining whether to invest in a particular joint venture, our Manager will evaluate the underlying real property or other real estate-related investment using the same criteria described above for the selection of our real property investments. Our Manager also will evaluate the joint venture or co-ownership partner and the proposed terms of the joint venture or a co-ownership arrangement. We expect to pay our Manager and its affiliates compensation for services provided in connection with our joint venture’s investments; provided, however, that the amount of such compensation to be paid to our Manager and its affiliates will generally be calculated based upon our ownership percentage of the joint venture. See “Management Compensation.”

The co-venturer may have economic or business interests or goals that are or may become inconsistent with our business interests or goals. In addition, in the event that we enter into a joint venture with an entity that is affiliated with, sponsored by or managed by our Sponsor or Manager, our Manager’s officers and key persons may face a conflict in structuring the terms of the relationship between our interests and the interest of the affiliated co-venturer and in managing the joint venture. Since some or all of our Manager’s officers and key persons will also advise the affiliated co-venturer, agreements and transactions between us and any other co-venturer sponsored by or associated with our Sponsor or Manager will not have the benefit of an arm’s length negotiation of the type normally conducted between unrelated co-venturers, which may result in the co-venturer receiving benefits greater than the benefits that we receive. In addition, we may assume liabilities related to the joint venture that exceed the percentage of our investment in the joint venture.

Investment Process

Our Manager has the authority to make all the decisions regarding our investments subject to the limitations in the management agreement and investment parameters established by the board of directors. A majority of the investment committee of our Manager will approve each of our investments. Ms. Helman, our Manager’s Chief Executive Officer, and Eric Levy, our Manager’s Managing Director, make up our Manager’s investment committee. We will not, however, purchase or lease assets in which our Manager, any of our officers or any of their affiliates has an interest without a determination by the independent directors that such transaction is fair and reasonable to us and at a price to us that is not materially greater than the cost of the asset to the affiliated seller or lessor. In the event that a majority of the members of the investment committee are interested parties in a transaction, the independent directors will consider and vote upon the approval of the transaction.

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Our Manager will focus on select purchasing of multifamily real estate assets. It will source our investments itself, from its affiliates, or from new or existing customers of Realty Mogul, Co., former and current investment partners of Realty Mogul, Co., third-party intermediaries and competitors looking to share risk.

In selecting investments for us, our Manager will utilize an established investment and underwriting process, which focuses on ensuring that each prospective investment is being evaluated appropriately. The criteria that our Manager will consider when evaluating prospective investment opportunities include:

●	compliance with the guidelines established above in “— Investment Strategy;”

●	macroeconomic conditions that may influence operating performance;

●	real estate market factors that may influence the economic performance of the underlying real estate collateral;

●	fundamental analysis of the underlying real estate collateral, including tenant rosters, lease terms, zoning, operating costs and the asset’s overall competitive position in its market;

●	the operating expertise and financial strength of the sponsor;

●	real estate and leasing market conditions affecting the underlying real estate collateral;

●	the cash flow in place and projected to be in place over the term of the investment;

●	the appropriateness of estimated costs and timing associated with capital improvements of the underlying real estate collateral;

●	a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the underlying asset;

●	review of third-party reports, including appraisals, engineering and environmental reports, to the extent available;

●	physical inspections of underlying real estate collateral and analysis of markets; and

●	the overall structure of the investment.

If a potential investment meets our Manager’s underwriting criteria, our Manager will review the proposed transaction structure. Our Manager will evaluate the asset’s position within the overall capital structure and its rights in relation to other capital tranches. Our Manager will analyze each potential investment’s risk-return profile and review financing sources, if applicable, to ensure that the investment fits within the parameters of financing facilities and to ensure performance of the underlying real estate collateral.

Leverage

Although we do not expect to use leverage at the portfolio level, we use property-level leverage in connection with our equity investments, which, in the aggregate across the portfolio, we do not expect to exceed 75% of the cost (before deducting depreciation or other non-cash reserves) of our total assets, capital expenditures and closing costs. See “Investment Objectives and Strategy” for more details.

Operating Policies

Credit Risk Management. We may be exposed to various levels of credit and special hazard risk depending on the nature of our underlying assets and the nature and level of credit enhancements supporting our assets. Our Manager and its executive officers will review and monitor credit risk and other risks of loss associated with each investment. In addition, we will seek to diversify our portfolio of assets to avoid undue geographic, sponsor, industry and certain other types of concentrations. Our Manager will monitor the overall portfolio risk and levels of provision for loss.

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Interest Rate Risk Management. To the extent consistent with maintaining our qualification as a REIT, we intend to mitigate the negative effects of major interest rate changes. We intend to minimize our interest rate risk from borrowings by attempting to “match-fund,” which means our Manager will seek to structure the key terms of our borrowings to generally correspond to the interest rate term of our assets and through hedging activities.

Hedging Activities. We may engage in hedging transactions to protect our investment portfolio from interest rate fluctuations and other changes in market conditions. These transactions may include interest rate swaps, the purchase or sale of interest rate collars, caps or floors, options, mortgage derivatives and other hedging instruments. These instruments may be used to hedge as much of the interest rate risk as we determine is in the best interest of our stockholders, given the cost of such hedges and the need to maintain our qualification as a REIT. We may from time to time enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. We may elect to bear a level of interest rate risk that could otherwise be hedged when our Manager believes, based on all relevant facts, that bearing such risk is advisable or economically unavoidable.

Equity Capital Policies. Under our charter, the board of directors is authorized to provide for the issuance of an unlimited amount of one or more classes or series of shares in the Company, including preferred shares, and to fix the number of shares, the relative powers, preferences and rights, and the qualifications, limitations or restrictions applicable to each class or series thereof without stockholder approval. After your purchase in this offering, the board of directors may elect to: (i) sell additional shares of common stock or other securities in this or future public offerings (whether on Form S-11, Form 1-A or otherwise), (ii) issue additional shares of common stock or other securities in private offerings or (iii) issue shares to our Manager, or its successors or assigns, in payment of an outstanding fee obligation. To the extent we issue additional equity interests after your purchase in this offering, your percentage ownership interest in us will be diluted. In addition, depending upon the terms and pricing of any additional offerings and the value of our investments, you may also experience dilution in the book value and fair value of your shares.

Disposition Policies

The period that we will hold our investments in multifamily related assets will vary depending on the type of asset and other factors. Our Manager will develop a well-defined exit strategy for each investment we make. Our Manager will continually perform a hold-sell analysis on each asset in an attempt to determine the optimal time to hold the asset and generate a strong return to our stockholders. In addition to the type of asset and other factors that influence the holding period of our investments, economic and market conditions may influence us to hold our investments for different periods of time. We may sell an asset before the end of the expected holding period if we believe that market conditions have maximized its value to us or the sale of the asset would otherwise be in our best interests.

Liquidity Event

While we expect to seek a liquidity transaction in the future, there can be no assurance that a suitable transaction will be available or that market conditions for a transaction will be favorable at any time. The board of directors has the discretion to consider and execute a liquidity transaction at any time if it determines such event to be in our best interests. A liquidity transaction could include the sale of the Company, the sale of all or substantially all of our assets, a merger or similar transaction, the listing of our shares of common stock on a national exchange or an alternative strategy that would result in a significant increase in the opportunities for stockholders to dispose of their shares. We do not have a stated term, as we believe setting a finite date for a possible, but uncertain future liquidity transaction may result in actions that are not necessarily in the best interest or within the expectations of our stockholders.

Prior to our completion of a liquidity transaction, our share repurchase program may provide an opportunity for you to have your shares repurchased, subject to certain restrictions and limitations. See “Description of Our Common Stock – Quarterly Share Repurchase Program.”

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PLAN OF OPERATION

General

We are a Maryland corporation formed to own and manage a diversified portfolio of preferred equity and joint venture equity investments in multifamily properties located in targeted markets throughout the United States, with the objective of generating stable rental income and maximizing the opportunity for future capital appreciation. We expect that the portfolio will consist of established, well-positioned apartment communities with existing high occupancies and consistent rental revenue, intended to provide a potential source of stable income to investors. We have invested and intend to continue to invest in multifamily related preferred equity or joint-venture equity investments primarily originated by an RM Originator. In addition, we may invest in any real properties or multifamily related real estate equity investments that in the opinion of our Manager, meet our investment objectives. Subject to certain limitations related to our qualification as a REIT and to not meeting the definition of an “investment company” to avoid regulation under the Investment Company Act, we plan to diversify our portfolio by investment type, investment size and investment risk with the goal of attaining a portfolio of multifamily real estate assets that provide capital appreciation and stable returns to our investors. We may make our investments through the acquisition of individual assets or by acquiring portfolios of assets, mortgage REITs or companies with investment objectives similar to ours.

Our Manager manages our day-to-day operations and our portfolio of multifamily related real estate investments, including equity and preferred equity in multifamily related real estate ventures. Our Manager also has the authority to make all of the decisions regarding our investments, subject to the limitations in the management agreement. Realty Mogul, Co. also provides asset management, marketing, investor relations and other administrative services on our behalf.

We made an election to be taxed, and currently qualify, as a REIT under the Code, commencing with our taxable year ended December 31, 2017. If we qualify as a REIT for U.S. federal income tax purposes, we generally will not be subject to U.S. federal income tax to the extent we distribute qualifying dividends to our stockholders. If we fail to qualify as a REIT in any taxable year after electing REIT status, we will be subject to U.S. federal income tax on our taxable income at regular corporate income tax rates and generally will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year in which our qualification is denied. Such an event could materially and adversely affect our net income and cash available for distribution. However, we intend to continue to operate so as to remain qualified as a REIT for U.S. federal income tax purposes.

Competition

There are numerous REITs and other public and private entities with asset acquisition objectives similar to ours, and others may be organized in the future, which may increase competition for the investments suitable for us. Competitive variables include market presence and visibility, size of investments offered and underwriting standards. To the extent that a competitor is willing to risk larger amounts of capital in a particular transaction or to employ more liberal underwriting standards when evaluating potential investments than we are, our investment volume and profit margins for our investment portfolio could be impacted. Our competitors may also be willing to accept lower returns on their investments and may succeed in buying the assets that we have targeted for acquisition. Although we believe that we are well positioned to compete effectively in each facet of our business, there is significant competition in our market sector and there can be no assurance that we will compete effectively or that we will not encounter increased competition in the future that could limit our ability to conduct our business effectively.

Liquidity and Capital Resources

We require capital to fund our investment activities and operating expenses. Our capital sources may include net proceeds from this offering, cash flow from operations and borrowings under credit facilities.

We currently obtain the capital required to purchase real estate-related investments and conduct our operations from the proceeds of this offering and any future offerings we may conduct, from secured or unsecured financings from banks and other lenders and from any undistributed funds from our operations. As of December 31, 2023 and 2022, we had cash and cash equivalents of approximately $8,560,000 and $10,069,000, respectively, and approximately $8,131,000 and $23,210,000, respectively, invested in marketable securities at fair value that are available to provide capital for operations and investments. We anticipate that proceeds from this offering, cash flow from operations and available cash will provide sufficient liquidity to meet future funding commitments for at least one year from the date the financial statements incorporated herein by reference were available to be issued. For information regarding the anticipated use of proceeds from this offering, see “Estimated Use of Proceeds.”

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We expect to selectively employ leverage to enhance total returns to our stockholders. Our targeted portfolio-wide leverage after we have acquired an initial substantial portfolio of diversified investments is up to 75% of the fair market value or expected fair market value (for a value-add acquisition) of our assets; provided, however, we may exceed this limit for certain temporary bridge financings. During the period when we are acquiring our initial portfolio, we may employ greater leverage on individual assets (that will also result in greater leverage of the initial portfolio) in order to quickly build a diversified portfolio of assets. As of December 31, 2023 and 2022, we had outstanding borrowings of approximately $135,482,000 and $116,245,000, respectively, net of deferred financing costs and premium.

In addition to making investments in accordance with our investment objectives, we expect to use our capital resources to make certain payments to our Manager. During our organization and offering stage, these payments will include payments for reimbursement of certain organization and offering expenses. We intend to reimburse our Manager for actually incurred, third-party organization and offering expenses in an amount up to 3% of gross offering proceeds, which total organization and offering expenses will not exceed 15% of gross offering proceeds. If the Second Follow-on Offering is not successfully completed, we will not be obligated to pay the remaining offering and organizational costs owed to our Manager. In addition, we reimburse our Manager for out-of-pocket expenses incurred on our behalf, including license fees, auditing fees, fees associated with SEC reporting requirements, acquisition expenses, interest expenses, property management fees, insurance costs, tax return preparation fees, marketing costs, taxes and filing fees, administration fees, fees for the services of independent directors and third-party costs associated with the aforementioned expenses.

The sponsors of our joint venture investments in real estate may make payments to our Sponsor or its affiliates in connection with the selection or purchase of investments. We will pay our Manager a monthly asset management fee of one-twelfth of 1.25%, which is based on total equity value, which equals (a) our then-current NAV per share, as determined by our board of directors, multiplied by (b) the number of shares of our common stock then outstanding. Any portion of the asset management fee may be deferred and paid in a subsequent period upon the mutual agreement of the Company and our Manager. For a discussion of the compensation paid to our Manager, see “Management Compensation.”

We elected to be taxed, and currently qualify, as a REIT commencing with our taxable year ended December 31, 2017. To maintain our qualification as a REIT, we will be required to make aggregate annual distributions to our stockholders of at least 90% of our REIT taxable income (computed without regard to the dividends paid deduction and excluding net capital gain). The board of directors may authorize distributions in excess of those required for us to maintain REIT status depending on our financial condition and such other factors as the board of directors deems relevant. Provided we have sufficient available cash flow, we expect our board of directors to authorize daily distributions, payable quarterly in arrears, or on another periodic basis. We have not established a minimum distribution level.

Related Party Loans and Warehousing of Assets

Related Party Loans

If we do not have sufficient funds to acquire a particular investment or have sufficient funds to acquire only a portion of a particular investment, then, in order to cover the shortfall, we may obtain a related party loan from Realty Mogul, Co. or one of its affiliates, including an RM Originator, on commercially reasonable terms. The board of directors has authorized us to enter into unsecured related party loans that, in the aggregate, do not exceed $20 million, provide for no more than three principal payments and do not carry an interest rate that exceeds the then current applicable prime rate with respect to such loans, without the approval of the board of directors. All other related party loans obtained by us from Realty Mogul, Co. or one of its affiliates would require prior approval of the board of directors.

Warehousing of Assets

Alternatively, an RM Originator or its affiliates may close and fund a loan or other investment prior to it being acquired by us. This ability to “warehouse” investments allows us the flexibility to deploy our offering proceeds as funds are raised. Our conflicts of interest policy allows us to acquire investments from affiliates, provided that such affiliated transactions are approved by the board of directors, including a majority of our independent directors.

Results of Operations

On August 23, 2017, our Initial Offering was qualified by the SEC and we commenced operations on September 18, 2017. Our financial statements for the year ended December 31, 2023 reflected net loss attributable to RealtyMogul Apartment Growth REIT of approximately $875,000. During the year ended December 31, 2023, we authorized distributions totaling approximately $2,593,000, including shares issued pursuant to the distribution reinvestment plan.

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Net (loss) income and operating income

The years ended December 31, 2023 and 2022 resulted in a net (loss) income attributable to RealtyMogul Apartment Growth REIT of approximately $(875,000) and $10,077,000, respectively. This decrease in net income for the year ended December 31, 2023, as compared to the year ended December 31, 2022, was primarily due to the gain on sale of Avon Place Apartments, The Clover on Park Lane and Villas de Sonoma and related losses on extinguishment of debt in 2022 partially offset by the gain on sale of Villas del Sol I and II and an increase in interest income and preferred return income in 2023. Operating income was approximately $2,256,000 for the year ended December 31, 2023, compared to operating income of approximately $948,000 for the year ended December 31, 2022.

Rental Income, net

For the years ended December 31, 2023 and 2022, we earned rental income, net, of approximately $17,543,000 and $17,974,000, respectively. This decrease for the year ended December 31, 2023, as compared to the year ended December 31, 2022, was primarily due to the sales of Avon Place Apartments and The Clover on Park Lane in 2022, partially offset by the acquisitions of Ridgeline View Townhomes and Brookside Apartments in 2023 and increases in rental income in our existing portfolio.

Other Revenue

For the years ended December 31, 2023 and 2022, we earned other revenue of approximately $1,021,000 and $1,219,000, respectively. This decrease for the year ended December 31, 2023, as compared to the year ended December 31, 2022, was primarily due to the sales of Avon Place Apartments and The Clover on Park Lane in 2022 as well as one-time insurance income for Ninety-Nine44 Owner, LLC in 2022, partially offset by the acquisitions of Ridgeline View Townhomes and Brookside Apartments in 2023.

Expenses

Depreciation and Amortization

For the years ended December 31, 2023 and 2022, we incurred depreciation and amortization expenses of approximately $5,046,000 and $4,898,000, respectively. This increase for the year ended December 31, 2023, as compared to the year ended December 31, 2022, was primarily due to the acquisitions of Ridgeline View Townhomes and Brookside Apartments in 2023, partially offset by the sale of Avon Place Apartments in 2022.

General and Administrative Expenses

For the years ended December 31, 2023 and 2022, we incurred general and administrative expenses of approximately $1,511,000 and $1,657,000, respectively. This decrease for the year ended December 31, 2023, as compared to the year ended December 31, 2022, was primarily due to the sales of Avon Place Apartments and The Clover on Park Lane in 2022, partially offset by the acquisitions of Ridgeline View Townhomes and Brookside Apartments in 2023.

Real Estate Operating Expenses

For the years ended December 31, 2023 and 2022, we incurred real estate operating expenses of approximately $10,258,000 and $10,448,000, respectively. This decrease for the year ended December 31, 2023, as compared to the year ended December 31, 2022, was primarily due to the sales of Avon Place Apartments and The Clover on Park Lane in 2022, partially offset by the acquisitions of Ridgeline View Townhomes and Brookside Apartments in 2023 and increases in real estate operating expenses in our existing portfolio.

Asset Management Fees

The Company paid the Manager a monthly asset management fee based on the total equity value, which equals (a) our then-current net asset value per share, as determined by our board of directors, multiplied by (b) the number of shares of our common stock then outstanding.

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For the years ended December 31, 2023 and 2022, we incurred asset management fees of approximately $950,000 and $892,000, respectively. This increase for the year ended December 31, 2023, as compared to the year ended December 31, 2022, was primarily due to an increase in the Company’s NAV.

Acquisitions

The following table presents a summary of the investments that the Company has made. Each investment represents or has represented a material portion of the net proceeds of the Offering.

Asset	Location	Acquisition Date	Property Type	Investment Type	Principal Acquired or Capital Contributed	Overview (253G2)
The Clover on Park Lane (1)	Dallas, TX	8/31/2017	Multifamily	Joint Venture Equity	$4,000,000	SEC Edgar Link
Brooklyn Portfolio	Brooklyn, NY	11/30/2017	Multifamily	Joint Venture Equity	$3,000,000	SEC Edgar Link
Villas del Sol I & II (2)	Plano, TX	1/9/2018	Multifamily	Joint Venture Equity	$1,000,000	SEC Edgar Link
Villas de Toscana (3)	San Antonio, TX	1/31/2018	Multifamily	Joint Venture Equity	$1,000,000	SEC Edgar Link
Villas de Sonoma (4)	Fort Worth, TX	2/28/2018	Multifamily	Joint Venture Equity	$1,872,078	SEC Edgar Link
Avon Place Apartments (5)	Avon, CT	11/1/2018	Multifamily	Joint Venture Equity	$3,000,000	SEC Edgar Link
Terrace Hill (6)	El Paso, TX	5/31/2019	Multifamily	Joint Venture Equity	$3,385,320	SEC Edgar Link
Ashland Apartments (7)	Chicago, IL	6/22/2018	Multifamily	Preferred Equity	$1,440,000	SEC Edgar Link
Ninety-Nine44 Apartments	Dallas, TX	9/9/2020	Multifamily	Joint Venture Equity	$4,000,000	SEC Edgar Link
The Orion	Orion Township, MI	3/23/2021	Multifamily	Joint Venture Equity	$5,000,000	SEC Edgar Link
Lotus Village	Austin, TX	6/25/2021	Multifamily	Joint Venture Equity	$2,776,192	SEC Edgar Link
Sherwood Oaks	Riverview, FL	11/30/2021	Multifamily	Joint Venture Equity	$4,200,000	SEC Edgar Link
Restoration on Candlewood(8)	Oklahoma City, OK	3/21/2023	Multifamily	Preferred Equity	$5,250,000	SEC Edgar Link
Ridgeline View Townhomes	Vancouver, WA	5/19/2023	Multifamily	Joint Venture Equity	$4,000,000	SEC Edgar Link
Brookside Apartments	Raleigh, NC	6/30/2023	Multifamily	Joint Venture Equity	$3,000,000	SEC Edgar Link
Hunters Ridge	East Lansing, MI	12/7/2023	Multifamily	Joint Venture Equity	$5,500,000	SEC Edgar Link
					$52,423,590

(1)	On January 7, 2022, this property (the “Clover Property”) was sold. The Clover Property was originally acquired for $19,500,000, and was sold for $38,500,000. The initial underwriting projected a property-level internal rate of return (“IRR”) of 20.9%, a 2.3x equity multiple and 9.2% average cash-on-cash return throughout a 5-year hold period. Based on the Clover Property’s sale price, the Clover Property achieved approximately a 36.2% property-level IRR, a 3.2x equity multiple and 8.7% average cash-on-cash return over the 4.3-year hold period. In connection with the sale of the Clover Property, a disposition fee was paid to RM Adviser in the amount of $385,000.

(2)	On December 22, 2023, this property (the “Villas del Sol Property”) was sold. The Villas del Sol Property was originally acquired for $10,500,000, or $67,308 per unit, and was sold for $19,350,000, or $124,038 per unit, reflecting an 84.3% increase in property value. The initial underwriting projected a property-level IRR of 23.6%, a 2.6x equity multiple and 12.0% average cash-on-cash return throughout a 5-year hold period. Based on the Villas del Sol Property’s sale price, the Villas del Sol Property achieved approximately a 38.8% property-level IRR, a 3.5x equity multiple and 14.3% average cash-on-cash return over the 6.0-year hold period. In connection with the sale of the Villas del Sol Property, a disposition fee was paid to RM Adviser in the amount of $193,500.

(3)	On December 20, 2021, this property (the “Tuscany Property”) was sold. The Tuscany Property was originally acquired for $14,350,000, and was sold for $17,650,000. Based on the Tuscany Property’s sale price, the Tuscany Property achieved approximately a 4.5% property-level IRR, a 1.2x equity multiple and 3.2% average cash-on-cash return over the 4-year hold period. In connection with the sale of the Tuscany Property, a disposition fee was paid to RM Adviser in the amount of $176,500.

(4)	On October 25, 2022, this property (the “Villas de Sonoma Property”) was sold. The Villas de Sonoma Property was originally acquired for $14,530,750, and was sold for $21,150,000, reflecting a 45.6% increase in property value. The initial underwriting projected a property-level IRR of 20.8%, a 2.2x equity multiple and 12.0% average cash-on-cash return throughout a 5-year hold period. Based on the Villas de Sonoma Property’s sale price, the Villas de Sonoma Property achieved approximately a 0.3% property-level IRR, a 1.0x equity multiple and 1.6% average cash-on-cash return over the 4.7-year hold period. In connection with the sale of the Villas de Sonoma Property, a disposition fee was paid to our Manager in the amount of $211,500.

(5)	On September 30, 2022, this property (the “Avon Property”) was sold. The Avon Property was originally acquired for $24,000,000, and was sold for $33,750,000, reflecting a 40.6% increase in property value. The initial underwriting projected a property-level IRR of 25.4%, a 2.6x equity multiple and 8.3% average cash-on-cash return throughout a 5-year hold period. Based on the Avon Property’s sale price, the Avon Property achieved approximately a 19.4% property-level IRR, a 1.81x equity multiple and 6.6% average cash-on-cash return over the 3.9-year hold period. In connection with the sale of the Avon Property, a disposition fee was paid to RM Adviser in the amount of $337,500.

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(6)	On November 1, 2021, this property (the “Terrace Hill Property”) was sold. The Terrace Hill Property was originally acquired for $18,700,000, and was sold for $27,325,000. The initial underwriting projected a property-level IRR of 17.4%, a 2.04x equity multiple and 8.05% average cash-on-cash return throughout a 5-year hold period. The Terrace Hill Property achieved approximately a 22.9% property-level IRR, a 1.63x equity multiple and 5.3% average cash-on-cash return. In connection with the sale of the Terrace Hill Property, the seller’s broker fee was paid to RMCC in the amount of $273,250.

(7)	This investment was paid in full on June 6, 2019 in the amount of $1,469,300, which included: (i) $1,440,000 in outstanding principal plus $18,600 in accrued interest through June 6, 2019; (ii) a prepayment penalty of $10,200 for interest through June 22, 2019; and (iii) legal fees.

(8)	On June 28, 2024, this property was refinanced with a new loan, which new loan has a five-year term with a maturity date of July 1, 2029, a fixed interest rate of 5.65% and is interest only for two years. In connection with the refinancing, the senior loan was paid off and the Company’s investment was paid down in the amount of $5,300,000, which included $4,141,748 in outstanding principal plus $1,158,252 in accrued interest. After the paydown, the Company’s remaining investment is $1,108,252.

Investments in United States Treasury Bills

On November 18, 2022, we acquired three investments in T-Bills with a par value of $1,625,000, $10,927,500 and $10,927,500, respectively. The T-Bills were acquired at a discount rate of 3.597%, 3.860% and 4.095%, respectively, and had maturity dates of one month from the purchase date with respect to the $1,625,000 T-Bill, two months from the purchase date with respect to the first $10,927,500 T-Bill and three months from the purchase date with respect to the second $10,927,500 T-Bill. The T-Bills did not accrue any interest prior to their respective maturity dates. The T-Bills were issued, and were backed, by the United States government. We acquired the T-Bills as we believe they provide a compelling risk-adjusted return on our outstanding cash, which was approximately 150 basis points higher on a blended basis than the current return on our outstanding cash in our money market account.

On June 9, 2023, we acquired three investments in T-Bills each with a par value of $4,900,000. The T-Bills were acquired at a discount rate of 5.126%, 5.059% and 4.995%, respectively, and had maturity dates of one month from the purchase date with respect to the first $4,900,000 T-Bill with a 4.995% discount rate, two months from the purchase date with respect to the second $4,900,000 T-Bill with a 5.059% discount rate and three months from the purchase date with respect to the third $4,900,000 T-Bill with a 5.126% discount rate. The T-Bills did not accrue any interest prior to their respective maturity dates. The T-Bills were issued, and were backed, by the United States government. We acquired the T-Bills as we believe they provide a compelling risk-adjusted return on our outstanding cash, which was approximately 100 basis points higher on a blended basis than the current return on our outstanding cash in our money market account.

Investment Company Act Considerations

Under Section 3(a)(1) of the Investment Company Act, an investment company generally is defined as an issuer which: (i) is or holds itself out as being engaged primarily in an investment company business (meaning investing, reinvesting or trading in securities); (ii) is a face-amount certificate company; or (iii) holds more than 40% of the value of its assets in investment securities. We believe that neither we nor any of our subsidiaries will be required to be registered under the Investment Company Act, because, among other things, we do not expect that the nature of our business will cause us to fall within the definition of an investment company. We intend to invest at least 60% of the fair market value of our assets (exclusive of government securities and cash) in equity ownership interests or fee interests in, or general partnership interests in, real estate or in loans secured by real estate, unless we are satisfied that a lower percentage will not impair the availability to us of our exemption from registration under the Investment Company Act.

In addition, because we are organized as a holding company that will conduct its business, in part, through our operating partnership, which in turn is a holding company that will conduct its business through its subsidiaries, we intend to conduct our operations, and the operations of our operating partnership and any other subsidiary, so that we will not meet the 40% test under Section 3(a)(1)(C) of the Investment Company Act.

If, however, our operations are conducted in such a manner so as to cause us to fall within the definition of an investment company under Section 3(a)(1) of the Investment Company Act, it is expected that we will be able to rely upon the exemption from registration set forth in Section 3(c)(5)(C), which exempts issuers that are primarily engaged in the business of purchasing or otherwise acquiring Qualifying Real Estate Assets. In order to qualify for the Section 3(c)(5)(C) exemption, it is expected that we will be required to maintain at least 55% of the total value of our assets in Qualifying Real Estate Assets and to maintain an additional 25% of the total value of our assets in Qualifying Real Estate Assets or other real estate-related assets. The need to maintain these ratios could cause us to engage in (or forego engaging in) particular transactions at sub-optimal times.

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Critical Accounting Policies

The preparation of financial statements in accordance with GAAP requires management to use judgment in the application of accounting policies, including making estimates and assumptions. Such judgments are based on our management’s experience, our historical experience, the experience of our Manager’s affiliates, and the industry. We consider these policies critical because we believe that understanding these policies is critical to understanding and evaluating our reported financial results. Additionally, these policies may involve significant management judgments and assumptions, or require estimates about matters that are inherently uncertain. These judgments will affect the reported amounts of assets and liabilities and our disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. With different estimates or assumptions, materially different amounts could be reported in our financial statements. Additionally, other companies may utilize different estimates that may impact the comparability of our results of operations to those of companies in similar businesses.

Revenue Recognition

Rental income is recognized as rentals become due. Rental payments received in advance are deferred until earned. All leases between the Company and tenants of the property are operating leases and are one year or less.

For certain properties, in addition to contractual base rent, the tenants pay their share of utilities to the Company. The income and expenses associated with these properties are generally recorded on a gross basis when the Company is the primary obligor.

Tenant fees, such as application fees, administrative fees, late fees, and other revenues from tenants, are recorded when amounts become due.

Available for Sale Securities

We will determine the appropriate classification of our investments in securities at the time of purchase and reevaluate such determination at each balance sheet date in accordance with ASC 320, “Accounting for Certain Investments in Debt and Equity Securities,” or ASC 320. Debt securities for which we will not have the intent or the ability to hold to maturity will be classified as available for sale securities. We will use quoted prices in active markets to measure the fair value of securities available for sale, when available. When unavailable, the Company will use prices obtained from independent third-party pricing services to measure the fair value.

Variable Interest Entities and Voting Interest Entities

A variable interest entity (“VIE”) is an entity that lacks one or more of the characteristics of a voting interest entity. A VIE is defined as an entity in which equity investors do not have the characteristics of a controlling financial interest or do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. The determination of whether an entity is a VIE includes consideration of various factors. These factors include review of the formation and design of the entity, its organizational structure including decision-making ability and relevant financial agreements, and analysis of the forecasted cash flows of the entity. We make an initial determination upon acquisition of a VIE, and reassess the initial evaluation of an entity as a VIE upon the occurrence of certain events.

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A VIE must be consolidated only by its primary beneficiary, which is defined as the party who, along with its affiliates and agents has both the: (i) power to direct the activities that most significantly impact the VIE’s performance; and (ii) obligation to absorb the losses of the VIE or the right to receive the benefits from the VIE, which could be significant to the VIE. We determine whether we are the primary beneficiary of a VIE by considering various factors, including, but not limited to: which activities most significantly impact the VIE’s economic performance and which party controls such activities; the amount and characteristics of its investment; the obligation or likelihood for us or other interests to provide financial support; consideration of the VIE’s purpose and design, including the risks the VIE was designed to create and pass through to its variable interest holders and the similarity with and significance to the business activities of our interest and the other interests. We reassess our determination of whether we are the primary beneficiary of a VIE each reporting period. Significant judgments related to these determinations include estimates about the future performance of investments held by VIEs and general market conditions. The maximum risk of loss related to our investments is limited to our recorded investment in such entities, if any.

A voting interest entity (“VOE”) is an entity in which equity investors have the characteristics of a controlling financial interest and has sufficient equity at risk to finance its activities. A controlling financial interest exists if limited partners with equity at risk are able to exercise substantive kick-out rights or are able to exercise substantive participation rights. Under the VOE model, generally, only a single limited partner that is able to exercise substantial kick-out rights will consolidate the entity.

As of December 31, 2023 and 2022, the Company held one investment in an entity which was evaluated under the VIE model and was not consolidated because the Company does not have substantive kick-out rights or a controlling financial interest. This investment is carried on the consolidated financial statements using the equity method because of the Company’s significant influence.

As of December 31, 2023 and 2022, the Company held investments in seven and five entities, respectively, which were evaluated under the VOE model and are consolidated because the Company is able to exercise substantial kick-out rights and substantive participation rights.

Purchase Accounting for Acquisition of Real Estate

Prior to January 1, 2018, the Company recorded acquired real estate investments that are consolidated as business combinations when the real estate is occupied, at least in part, at acquisition. Costs directly related to the acquisition of such investments have been expensed as incurred. The purchase consideration included cash paid, the fair value of equity or other assets issued, and the fair value of any assumed debt. The Company assessed the fair value of assumed debt based on estimated cash flow projections that utilized appropriate discount rates and available market information. Such inputs were categorized as Level 3 in the fair value hierarchy. The difference between the fair value and the stated principal of assumed debt was amortized using the effective interest method basis over the terms of the respective debt obligation.

The Company allocated the fair value of the purchase consideration to the fair value of land, buildings, site improvements and intangible assets including in-place leases at the acquisition date. The Company estimated the fair value of the assets using market-based, cost-based, and income-based valuation techniques.

Effective January 1, 2018, the Company adopted the provisions of Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which provides that if substantially all the fair value of the gross assets is concentrated in any individual asset, the acquisition is treated as an asset acquisition as opposed to a business combination. Under an asset acquisition, costs directly related to the acquisition are capitalized as part of the purchase consideration. The fair value of the purchase consideration is then allocated based on the relative fair value of the assets. The estimates of the fair value of the purchase consideration and the fair value of the assets acquired is consistent with the techniques used in a business combination.

Impairment of Real Estate Owned and Allowance for Credit Losses

The Company reviews its real estate portfolio on a quarterly basis to ascertain if there are any indicators of impairment to the value of any of its real estate assets, including deferred costs and intangibles, to determine if there is any need for an impairment charge. In reviewing the portfolio, the Company examines one or more of the following: the type of asset, the current financial statements or other available financial information of the asset, and the economic situation in the area in which the asset is located. For each real estate asset owned for which indicators of impairment exist, management performs a recoverability test by comparing the sum of the estimated undiscounted future cash flows attributable to the asset to its carrying amount. If the aggregate undiscounted cash flows are less than the asset’s carrying amount, an impairment loss is recorded to the extent that the estimated fair value is less than the asset’s carrying amount. The estimated fair value is determined using a discounted cash flow model of the expected future cash flows through the useful life of the property. The analysis includes an estimate of the future cash flows that are expected to result from the real estate investment’s use and eventual disposition. These cash flows consider factors such as expected future operating income, trends and prospects, the effects of leasing demand, competition and other factors.

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For the years ended December 31, 2023 and 2022, the Company determined that there was no impairment of long-lived assets.

The Company maintains an allowance for credit losses for estimated losses resulting from the inability of a tenant to make required rent payments. As of December 31, 2023 and 2022, there was approximately $304,000 and $682,000 in the allowance for credit losses, respectively.

Fair Value

Fair value is the exchange price that would be received for an asset or paid to transfer a liability (exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. There are three levels of inputs that may be used to measure fair values:

Level 1 — Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2 — Significant other observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data.

Level 3 — Significant unobservable inputs that reflect a company’s own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Fair Value Option

ASC 825 “Fair Value Option for Financial Assets and Financial Liabilities,” or ASC 825, provides a fair value option election that allows companies to irrevocably elect fair value as the initial and subsequent measurement attribute for certain financial assets and liabilities. ASC 825 permits the fair value option election on an instrument by instrument basis at initial recognition. We have decided not to make this election.

Financial Instruments

Financial Accounting Standards Board (“FASB”) ASC Subtopic 825-10, Financial Instruments, requires disclosure of fair value information about financial instruments. The Company’s financial instruments include cash, accounts payable, other current assets and liabilities, long-term debt and derivative instruments. The fair value of the Company’s cash, accounts payable, other current assets and liabilities approximates their carrying value due to their relatively short maturities. The fair value of the Company’s senior and subordinated debt instruments approximates their carrying value as the interest is tied to or approximates market rates or is short term in nature.

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DESCRIPTION OF OUR COMMON STOCK

The following descriptions of our common stock, certain provisions of Maryland law and certain provisions of our charter and bylaws are summaries and are qualified by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the offering statement of which this offering circular is a part. See “Additional Information.”

General

We were formed under the laws of the State of Maryland. The rights of our stockholders are governed by Maryland law as well as our charter and bylaws. The following summary of the terms of our common stock is only a summary, and you should refer to the Maryland General Corporation Law and our charter and bylaws for a full description. The following summary is qualified in its entirety by the more detailed information contained in our charter and bylaws. Our charter and bylaws are on file with the SEC as exhibits to the offering statement of which this offering circular is a part and can be accessed over the Internet at the SEC’s website at www.sec.gov. In addition, copies of our charter and bylaws are available at no cost upon request. See “Additional Information.”

Our charter authorizes us to issue up to 20,000,000 shares of stock, of which 19,000,000 shares are classified as common stock, $0.01 par value per share, and 1,000,000 shares are classified as preferred stock, $0.01 par value per share. As of December 31, 2023, 5,349,440 shares of our common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding. The board of directors may amend our charter from time to time to increase or decrease the aggregate number of our authorized shares or the number of shares of any class or series that we have authority to issue without any action by our stockholders.

Our charter contains a provision permitting the board of directors, without any action by our stockholders, to classify or reclassify any unissued common stock or preferred stock into one or more classes or series and establish the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, and terms and conditions of redemption of any new class or series of stock, subject to certain restrictions, including the express terms of any class or series of stock outstanding at the time. We believe that the power to classify or reclassify unissued shares of stock and thereafter issue the classified or reclassified shares provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise.

Our charter and bylaws contain certain provisions that could make it more difficult to acquire control of the Company by means of a tender offer, a proxy contest or otherwise. These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Company to negotiate first with the board of directors. We believe that these provisions increase the likelihood that proposals initially will be on more attractive terms than would be the case in their absence and facilitate negotiations that may result in improvement of the terms of an initial offer that might involve a premium price for our common stock or otherwise be in the best interests of our stockholders. See “Risk Factors – Risks Related to Our Corporate Structure.”

Common Stock

Subject to the restrictions on the ownership and transfer of stock and except as may otherwise be specified in our charter, the holders of common stock are entitled to one vote per share on all matters voted on by stockholders, including the election of our directors. Our charter does not provide for cumulative voting in the election of our directors. Therefore, the holders of a majority of the outstanding shares of our common stock can elect our entire board of directors. Subject to the restrictions on the ownership and transfer of stock, the holders of common stock are entitled to such distributions as may be authorized from time to time by the board of directors out of legally available funds and declared by us and, upon any liquidity event, would be entitled to receive all assets available for distribution to our stockholders. Upon issuance for full payment in accordance with the terms of this offering, all common stock issued in the offering will be fully paid and non-assessable. Holders of common stock will not have preemptive rights, which means that they will not have an automatic option to purchase any new shares that we issue, or preference, conversion, exchange, sinking fund, or redemption rights and will not have appraisal rights unless the board of directors determines that appraisal rights apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of us, or any liquidating distributions of our assets, such assets, or the proceeds therefrom, will be distributed among the stockholders.

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We will generally not issue certificates for shares of our common stock. Shares of our common stock will be held in “uncertificated” form, which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable stock certificates and eliminate the need to return a duly executed stock certificate to effect a transfer. Computershare, Inc. acts as our registrar and as the transfer agent for our shares of common stock. Transfers can be effected simply by mailing to our transfer agent a transfer and assignment form, which we will provide to you at no charge upon written request.

Preferred Stock

Our charter authorizes the board of directors to issue one or more classes or series of preferred stock without stockholder approval (provided that the issuance of preferred stock must also be approved by a majority of independent directors not otherwise interested in the transaction) and to fix the voting rights, liquidation preferences, distribution rates, conversion rights, redemption rights and terms, including sinking fund provisions, and certain other rights and preferences with respect to such preferred stock; provided, however, that the voting rights of any such preferred stock offered and sold in a private offering shall not exceed voting rights which bear the same relationship to the voting rights of our common stock as the consideration paid to us per share in such private offering bears to the book value of each outstanding share of our common stock. Because the board of directors has the power to establish the preferences and rights of each class or series of preferred stock, it may afford the holders of any series or class of preferred stock preferences, powers, and rights senior to the rights of holders of common stock, subject to the limitation on voting rights noted in the preceding sentence. If we were to create and issue preferred stock with a distribution preference over common stock, payment of any distribution preferences of outstanding preferred stock would reduce the amount of funds available for the payment of distributions on the common stock. Further, holders of preferred stock are normally entitled to receive a preference payment in the event we liquidate, dissolve or wind up before any payment is made to the holders of common stock, likely reducing the amount holders of common stock would otherwise receive upon such an occurrence. In addition, under certain circumstances, the issuance of preferred stock may delay, prevent, render more difficult or tend to discourage the following:

●	a merger, tender offer, or proxy contest;

●	the assumption of control by a holder of a large block of our securities; or

●	the removal of incumbent management.

Also, the board of directors, without stockholder approval, may issue preferred stock with voting and conversion rights that could adversely affect the holders of shares of our common stock.

We currently have no preferred stock issued or outstanding. The board of directors has no present plans to issue shares of preferred stock, but it may do so at any time in the future without stockholder approval.

Meetings and Special Voting Requirements

Subject to our charter restrictions on transfer of our stock and except as may otherwise be specified in our charter, each holder of common stock is entitled at each meeting of stockholders to one vote per share owned by such stockholder on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors, which means that the holders of a majority of shares of our outstanding common stock can elect all of the directors then standing for election and the holders of the remaining shares of common stock will not be able to elect any directors.

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by the affirmative vote of a majority of the votes entitled to be cast.

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However, under the Maryland General Corporation Law and our charter, the following events do not require stockholder approval:

●	stock exchanges in which we are the successor; and

●	transfers of less than substantially all of our assets.

Also, our operating assets are expected to be held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.

An annual meeting of our stockholders for the election of directors will be held each year. Special meetings of stockholders may be called only upon the request of the board of directors, the chairman of the board of directors, our president, or our chief executive officer and, subject to the satisfaction of certain procedural requirements, must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast on such matter at such meeting. The presence, either in person or by proxy, of stockholders entitled to cast at least a majority of all the votes entitled to be cast at a meeting on any matter will constitute a quorum.

We will continue perpetually unless dissolved pursuant to any applicable provision of the Maryland General Corporation Law.

Formation Transaction

In connection with our formation, on May 8, 2017, our Sponsor completed its investment of $100,000 in exchange for 10,000 shares of our common stock. Pursuant to the management agreement, our Sponsor will not be permitted to sell this initial investment in our common stock while it remains our Sponsor, but it may transfer this initial investment to its affiliates.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, we must meet the following criteria regarding our stockholders’ ownership of our shares:

●	five or fewer individuals (as defined in the Code to include certain tax exempt organizations and trusts) may not own, directly or indirectly, more than 50% in value of our outstanding shares during the last half of a taxable year; and

●	100 or more persons must beneficially own our shares during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year.

See “U.S. Federal Income Tax Considerations.” We may prohibit certain acquisitions and transfers of shares so as to ensure our initial and continued qualification as a REIT under the Code. However, there can be no assurance that this prohibition will be effective. Because we believe it is essential for us to continue to qualify as a REIT, among other reasons, our charter provides (subject to certain exceptions) that no stockholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value of the aggregate of our outstanding shares or more than 9.8% (in value or number of shares, whichever is more restrictive) of the aggregate of our outstanding shares of common stock.

The board of directors, in its sole discretion, may (prospectively or retroactively) waive this ownership limit if evidence satisfactory to our directors is presented that such ownership will not then or in the future jeopardize our status as a REIT. Also, these restrictions on transferability and ownership will not apply if our directors determine that it is no longer in our best interests to continue to qualify as a REIT.

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Additionally, our charter prohibits the transfer or issuance of our stock if such transfer or issuance:

●	with respect to transfers only, results in our common stock being beneficially owned by fewer than 100 persons;

●	results in our being “closely held” within the meaning of Section 856(h) of the Code;

●	results in our owning, directly or indirectly, more than 9.9% of the ownership interests in any tenant or subtenant; or

●	otherwise results in our disqualification as a REIT.

Any attempted transfer of our stock which, if effective, would result in our stock being beneficially owned by fewer than 100 persons, will be null and void and the proposed transferee will acquire no rights in such stock. In the event of any attempted transfer of our stock which, if effective, would result in (1) violation of the ownership limit discussed above, (2) our being “closely held” under Section 856(h) of the Code, (3) our owning (directly or indirectly) more than 9.9% of the ownership interests in any tenant or subtenant or (4) our otherwise failing to qualify as a REIT, then the number of shares causing the violation (rounded to the nearest whole share) will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. To avoid confusion, these shares so transferred to a beneficial trust are referred to in this offering circular as Excess Securities. Excess Securities will remain issued and outstanding shares and will be entitled to the same rights and privileges as all other shares of the same class or series. The trustee of the beneficial trust, as holder of the Excess Securities, will be entitled to receive all distributions authorized by the board of directors on such securities for the benefit of the charitable beneficiary. Our charter entitles the trustee of the beneficial trust to vote all Excess Securities and, subject to Maryland law, to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the beneficial trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote. If the transfer to the beneficial trust would not be effective for any reason to prevent a violation of the limitations on ownership and transfer, then the transfer of that number of shares that otherwise would cause the violation will be null and void, with the proposed transferee acquiring no rights in such shares.

Within 20 days of receiving notice from us that the Excess Securities have been transferred to the beneficial trust, the trustee of the beneficial trust shall sell the Excess Securities. The trustee of the beneficial trust may select a transferee to whom the Excess Securities may be sold as long as such sale does not violate the 9.8% ownership limit or the other restrictions on ownership and transfer. Upon sale of the Excess Securities, the intended transferee (the transferee of the Excess Securities whose ownership would violate the 9.8% ownership limit or the other restrictions on ownership and transfer) will receive from the trustee of the beneficial trust the lesser of such sale proceeds (net of any commissions and other expenses of sale) or the price per share the intended transferee paid for the Excess Securities (or, in the case of a gift or devise to the intended transferee, the price per share equal to the market value per share on the date of the transfer to the intended transferee). The trustee may reduce the amount payable to the intended transferee upon such sale by the amount of any dividends and other distributions we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. The trustee of the beneficial trust will distribute to the charitable beneficiary any amount the trustee receives in excess of the amount to be paid to the intended transferee. If, prior to our discovery that shares of our stock have been transferred to the beneficial trust, the shares are sold by the intended transferee, then the shares will be deemed to have been sold on behalf of the beneficial trust and, to the extent that the intended transferee received an amount for the shares that exceeds the amount such intended transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, we have the right to purchase any Excess Securities at the lesser of (1) the price per share paid in the transfer that created the Excess Securities, or (2) the current market price, until the Excess Securities are sold by the trustee of the beneficial trust. We may reduce the amount payable to the intended transferee upon such sale by the amount of any dividends and other distributions we pay to an intended transferee on Excess Securities prior to our discovery that such Excess Securities have been transferred in violation of the provisions of the charter. We may pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary.

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If the board of directors determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, the board of directors or such committee may take such action as it deems necessary to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Any person who acquires or attempts or intends to acquire shares in violation of the foregoing restrictions, or would have owned shares that resulted in a transfer to a charitable trust, is required to give us immediate written notice or, in the case of a proposed or attempted transaction, 15 days’ written notice prior to such transaction. In both cases, such persons must provide to us such other information as we may request in order to determine the effect, if any, of such transfer on our status as a REIT. The foregoing restrictions will continue to apply until the board of directors determines it is no longer in our best interests to continue to qualify as a REIT or that compliance with these restrictions is no longer required for us to qualify as a REIT.

The ownership limit does not apply to the underwriter in a public offering of shares or to a person or persons exempted (prospectively or retroactively) from the ownership limit by the board of directors based upon certain representations and undertakings required by our charter and other appropriate assurances that our qualification as a REIT is not jeopardized. Any person who owns more than 5% of the outstanding shares during any taxable year will be asked to deliver a notice setting forth the number of shares beneficially owned, directly or indirectly.

Stockholders wishing to transfer shares of our stock may request an application for transfer by contacting us. See “Additional Information.” With respect to transfers of uncertificated stock, we will continue to treat the stockholder registered on our stock ledger as the owner of the shares until the record owner and the new owner deliver a properly executed application for transfer to our transfer agent at the address set forth in the application for transfer. Any questions regarding the transferability of shares should be directed to our transfer agent, whose contact information is set forth on page 106 of this offering circular.

Policy on Ownership and Transfer of Shares of Our Common Stock

In addition to the provisions in our charter relating to transfers of shares of our common stock, we have adopted the following policy concerning the ownership and transfer of shares of our common stock.

Stockholders seeking to assign or transfer all or a portion of their shares must satisfy the following requirements:

●	A stockholder wishing to assign or transfer all or a portion of its shares must have held its shares for at least one year;

●	No stockholder may transfer or assign all or any portion of its shares to any individual or entity that does not possess the financial qualifications required of all individuals or entities that become stockholders, as described in the offering circular and the charter;

●	A stockholder wishing to transfer or assign all or a portion of its shares must provide a letter by an attorney, or similar documentation, attesting to the financial qualifications of the desired transferee or assignee as required of all individuals who become stockholders, as described in the offering circular and the charter. In addition, if the stockholder wishing to transfer or assign all or a portion of its shares is an entity, such stockholder must provide a letter by an attorney, or similar documentation, attesting that such transfer is permissible in accordance with the offering circular and the charter;

●	Any such transfer shall be made at least 30 days prior to the desired transfer or assignment and by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of the charter or this offering circular, and which has been duly executed by the assignor of such shares and accepted by the Manager in writing. Upon such acceptance by the Manager, such an assignee shall take shares subject to all terms of the offering circular, the charter and all accompanying documents and shall become a stockholder;

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●	A transfer fee shall be paid by the transferring stockholder in such amount as may be required by the Manager to cover all reasonable expenses connected with such assignment; and

●	Transfer requests that comply with the charter and the foregoing requirements will be processed on the first day of each quarter.

Our policy on ownership and transfer of shares of our common stock may be amended at any time in the board of directors’ discretion.

Distributions

Our board of directors has declared and paid, and we expect that our board of directors will continue to declare and pay, distributions quarterly in arrears. Stockholders who are record holders with respect to declared distributions will be entitled to such distributions until such time as the stockholders have had their shares repurchased by us.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for U.S. federal income tax purposes. Generally, income distributed will not be taxable to us under the Code if we distribute at least 90% of our REIT taxable income each year (computed without regard to the dividends paid deduction and our net capital gain). Distributions are not guaranteed. Distributions will be authorized at the discretion of the board of directors, and are based on, among other factors, our present and reasonably projected future cash flow. The board of directors’ discretion will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements and to avoid U.S. federal income and excise taxes on retained income and gains.

We are not prohibited from distributing our own securities in lieu of making cash distributions to stockholders. Our charter also gives our Manager the right to distribute other assets rather than cash. The receipt of our securities or assets in lieu of cash distributions may cause stockholders to incur transaction expenses in liquidating the securities or assets, to the extent they are able to sell such securities or assets at all. We do not anticipate that we will distribute other assets in kind (other than in the context of a roll up transaction). While we do not have a set timeframe, we intend to pursue a liquidity transaction. See “Investment Objectives and Strategy – Liquidity Event.”

Although our goal is to fund the payment of distributions solely from cash flow from operations, we have paid, and may continue to pay, distributions from other sources, including the net proceeds of this offering, cash advances by our Manager, cash resulting from a waiver of fees or reimbursements due to our Manager, borrowings in anticipation of future operating cash flow and the issuance of additional securities, and we have no limit on the amounts we may pay from such other sources. If we fund distributions from financings or the net proceeds from this offering, we will have less funds available for investment in real estate properties, real estate-related assets and other investments. We expect that our cash flow from operations available for distribution will be lower in the initial stages of this offering until we have raised significant capital and made substantial investments. Further, because we may receive income at various times during our fiscal year and because we may need cash flow from operations during a particular period to fund expenses, during the early stages of our operations and from time to time thereafter, we may declare distributions in anticipation of cash flow that we expect to receive during a later period and these distributions would be paid in advance of our actual receipt of these funds. In these instances, we may look to third-party borrowings, our offering proceeds or other sources to fund our distributions.

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Our distributions, including distributions that are reinvested pursuant to our distribution reinvestment plan, will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis will be treated as gain resulting from a sale or exchange of such shares. Distributions received pursuant to our distribution reinvestment plan will be considered a new share purchase as of the distribution date. Our board of directors has declared quarterly distributions for stockholders of record as of the close of business on the last day of each quarter. Distributions made for quarterly distribution periods in 2022, 2023 and 2024 are shown in the table below:

Quarterly Distribution Period for Daily Record Dates	Date of Authorization	Payment Date(1)	Cash Distribution Amount per Share of Common Stock($)	Annualized Yield
1/1/2022 – 3/31/2022	12/30/2021	4/15/2022	0.0013623288 (1/1 – 1/27)	4.5%(2)
0.0012858904 (1/28 – 1/31)
0.0012858904 (2/1 – 3/31)
4/1/2022 – 6/30/2022	3/16/2022	7/15/2022	0.0013684932	4.5%(3)
7/1/2022 – 9/30/2022	6/30/2022	10/15/2022	0.0013783562	4.5%(4)
10/1/2022 – 12/31/2022	9/29/2022	1/15/2023	0.0013783562 (10/1 – 10/3)	4.5%(5)
0.0014005479 (10/4 – 10/31)
0.0014005479 (11/1 – 12/31)
1/1/2023 – 3/31/2023	1/1/2023	4/15/2023	0.0014005479 (1/1 – 1/9)	4.5%(6)
0.0013783562 (1/10 – 1/31)
0.0013783562 (2/1 – 3/31)
4/1/2023 – 6/30/2023	3/20/2023	7/15/2023	0.0013783562 (4/1 – 4/13)	4.5%(7)
0.0013697260 (4/14 – 4/30)
0.0013697260 (5/1 – 6/30)
7/1/2023 – 9/30/2023	6/15/2023	10/15/2023	0.0013697260 (7/1 – 8/7)	4.5%(8)
0.0012908219 (8/8 – 9/30)
10/1/2023 – 12/31/2023	9/28/2023	1/15/2024	0.0012908219 (10/1 – 10/31)	4.5%(9)
0.0012834247 (11/1 – 12/31)
1/1/2024 – 3/31/2024	12/26/2023	4/15/2024	0.0012834247 (1/1 – 1/8)	4.5%(10)
0.0012489041 (1/9 – 3/31)
4/1/2024 – 6/30/2024	3/28/2024	7/31/2024	0.0012489041 (4/1 - 4/23)
			0.0012020548 (4/24 – 6/30)	4.5%(11)

(1)	Dates presented are the dates on which the distributions were scheduled to be distributed; actual distribution dates may vary.

(2)	Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then-current rate assuming a $11.05 per share net asset value (the then-current purchase price for the period from January 1, 2022 to January 27, 2022) and calculated for the distribution period beginning January 1, 2022 and ending January 31, 2022 and a $10.43 per share net asset value (the then-current purchase price for the period from January 28, 2022 to March 31, 2022) calculated for the distribution periods beginning February 1, 2022 and ending February 28, 2022 and beginning March 1, 2022 and ending March 31, 2022.

(3)	Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then-current rate assuming a $11.10 per share net asset value (the then-current purchase price for the period from April 1, 2022 to June 30, 2022) and calculated for the distribution periods beginning April 1, 2022 and ending April 30, 2022, beginning May 1, 2022 and ending May 31, 2022 and beginning June 1, 2022 and ending June 30, 2022.

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(4)	Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then-current rate assuming a $11.18 per share net asset value (the then-current purchase price for the period from July 1, 2022 to October 3, 2022) and calculated for the distribution periods beginning July 1, 2022 and ending July 31, 2022, beginning August 1, 2022 and ending August 31, 2022 and beginning September 1, 2022 and ending September 30, 2022.

(5)	Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then current rate, assuming a $11.18 NAV per share (the then-current purchase price for the period from October 1, 2022 to October 3, 2022) and calculated for the distribution period beginning October 1, 2022 and ending on October 31, 2022, and assuming a $11.36 NAV per share (the then-current purchase price for the period from October 4, 2022 to January 9, 2023) and calculated for the distribution periods beginning November 1, 2022 and ending on November 30, 2022 and beginning December 1, 2022 and ending on December 31, 2022.

(6)	Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then-current rate assuming a $11.36 per share NAV (the then-current purchase price for the period from October 4, 2022 to January 9, 2023) and calculated for the distribution period beginning January 1, 2023 and ending January 31, 2023, and assuming a $11.18 per share NAV (the then-current purchase price for the period from January 10, 2023 to April 13, 2023) and calculated for the distribution periods beginning February 1, 2023 and ending February 28, 2023 and beginning March 1, 2023 and ending March 31, 2023.

(7)	Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then-current rate assuming a $11.18 per share NAV (the then-current purchase price for the period from January 10, 2023 to April 13, 2023) and calculated for the distribution period beginning April 1, 2023 and ending April 30, 2023, and assuming a $11.11 per share NAV (the then-current purchase price for the period from April 14, 2023 to August 7, 2023) and calculated for the distribution periods beginning May 1, 2023 and ending May 31, 2023 and beginning June 1, 2023 and ending June 30, 2023.

(8)	Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then-current rate assuming a $11.11 per share NAV (the then-current purchase price for the period from April 14, 2023 to August 7, 2023) and calculated for the distribution periods beginning July 1, 2023 and ending July 31, 2023, and beginning August 1, 2023 and ending August 31, 2023, and assuming a $10.47 per share NAV (the then-current purchase price for the period from August 8, 2023 to October 31, 2023) and calculated for the distribution period beginning September 1, 2023 and ending September 30, 2023.

(9)	Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then-current rate assuming a $10.47 per share NAV (the then-current purchase price for the period from August 8, 2023 to October 31, 2023) and calculated for the distribution period beginning October 1, 2023 and ending October 31, 2023, and assuming a $10.41 per share NAV (the then-current purchase price for the period from November 1, 2023 to January 8, 2024) and calculated for the distribution periods beginning November 1, 2023 and ending November 30, 2023, and beginning December 1, 2023 and ending December 31, 2023.

(10)	Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then-current rate assuming a $10.41 per share NAV (the then-current purchase price for the period from November 1, 2023 to January 8, 2024) and calculated for the distribution period beginning January 1, 2024 and ending January 31, 2024, and assuming a $10.13 per share NAV (the then-current purchase price for the period from January 9, 2024 to April 23, 2024) and calculated for the distribution periods beginning February 1, 2024 and ending February 29, 2024, and beginning March 1, 2024 and ending March 31, 2024.

(11)	Annualized yield represents the annualized yield amount of each distribution calculated on an annualized basis at the then-current rate assuming a $10.13 per share NAV (the then-current purchase price for the period from January 9, 2024 to April 23, 2024) and calculated for the distribution period beginning April 1, 2024 and ending April 30, 2024, and assuming a $9.75 per share NAV (the current purchase price effective April 24, 2024) and calculated for the distribution periods beginning May 1, 2024 and ending May 31, 2024, and beginning June 1, 2024 and ending June 30, 2024.

As of April 30, 2024, cumulative since inception, we have paid approximately $12,600,000 in distributions, of which approximately $4,500,000 was paid in cash and approximately $8,100,000 was reinvested in our shares pursuant to the distribution reinvestment plan. For the years ended December 31, 2023 and 2022, we authorized and paid distributions to our stockholders of approximately $2,593,000 and $2,281,000, respectively, including through the issuance of shares pursuant to our distribution reinvestment plan.

Our distributions, including distributions that are reinvested pursuant to our distribution reinvestment plan, will constitute a return of capital to the extent that they exceed our current and accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that a distribution is treated as a return of capital for U.S. federal income tax purposes, it will reduce a holder’s adjusted tax basis in the holder’s shares, and to the extent that it exceeds the holder’s adjusted tax basis, it will be treated as gain resulting from a sale or exchange of such shares. Distributions received pursuant to our distribution reinvestment plan will be considered a new share purchase as of the distribution date.

Funds from Operations and Adjusted Funds from Operations

Our Manager believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and of the Company in particular. We will compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures. FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

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We will calculate AFFO by subtracting from (or adding to) FFO:

●	the amortization or accrual of various deferred costs; and

●	an adjustment to reverse the effects of unrealized gains/(losses).

Our calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs. Our management will utilize FFO and AFFO as measures of our operating performance, and believes they will be useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash expenses. Additionally, FFO and AFFO will serve as measures of our operating performance because they facilitate evaluation of the Company without the effects of selected items required in accordance with GAAP that may not necessarily be indicative of current operating performance and that may not accurately compare our operating performance between periods. Furthermore, although FFO, AFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we also believe that FFO and AFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of our operating performance or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our unaudited FFO and AFFO calculations for the years ended December 31, 2023 and 2022 are as follows (amounts in thousands):

	For the Year Ended December 31, 2023	For the Year Ended December 31, 2022
GAAP net (loss) income attributable to RealtyMogul Apartment Growth REIT, Inc.	$(875)	$10,077
Add: depreciation of properties	4,756	4,516
Adjustments for noncontrolling interests in depreciation	(2,953)	(2,895)
Add: amortization of lease intangibles	290	382
Adjustments for noncontrolling interests in amortization of lease intangibles	(122)	(234)
Add: share of depreciation of real estate held by equity method investments	—	62
Adjustments for unrealized loss on marketable securities	60	119
Adjustments for realized gain on marketable securities	—	(5)
Add: loss on extinguishment of debt	—	1,175
Adjustment for noncontrolling interest in loss on extinguishment of debt	—	(614)
Add: change in fair value of interest rate caps	1,218	(1,540)
Adjustment for noncontrolling interest in change in fair value of interest rate caps	(902)	1,015
Adjustment for gain on sale of equity method investment	(1,067)	(1,673)
Adjustment for gain on sale of real estate investment	—	(27,965)
Adjustment for noncontrolling interest in gain on sale of real estate	—	16,764
FFO applicable to common stock	405	(815)
Add: amortization of deferred financing costs, discount and premium	422	488
Adjustments for noncontrolling interests in deferred financing costs	(267)	(349)
Add: stock award compensation	50	47
AFFO applicable to common stock	$610	$(629)

Stockholder Liability

The Maryland General Corporation Law provides that our stockholders:

●	are not liable personally or individually in any manner whatsoever for any debt, act, omission or obligation incurred by us or the board of directors; and

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●	are under no obligation to us or our creditors with respect to their shares other than the obligation to pay to us the full amount of the consideration for which their shares were issued.

Business Combinations

Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

●	any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock; or

●	an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board of directors.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

●	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

●	two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, the board of directors has exempted any business combination with our Manager, our operating partnership or any of their affiliates. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and our Manager, our operating partnership or any of their affiliates. As a result, our Manager, our operating partnership or any of their affiliates may be able to enter into business combinations with us that may not be in the best interests of our stockholders, without compliance with the super-majority vote requirements and the other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

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Control Share Acquisitions

With some exceptions, Maryland law provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter, excluding shares:

●	owned by the acquiring person;

●	owned by our officers; and

●	owned by our employees who are also directors.

“Control shares” mean voting shares which, if aggregated with all other voting shares owned by an acquiring person or shares for which the acquiring person can exercise or direct the exercise of voting power, would entitle the acquiring person to exercise voting power in electing directors within one of the following ranges of voting power:

●	one-tenth or more but less than one-third;

●	one-third or more but less than a majority; or

●	a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition occurs when, subject to some exceptions, a person directly or indirectly acquires ownership or the power to direct the exercise of voting power (except solely by virtue of a revocable proxy) of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of some specific conditions, including an undertaking to pay expenses, may compel the board of directors to call a special meeting of our stockholders to be held within 50 days of a demand to consider the voting rights of the control shares. If no request for a meeting is made, we may present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to some conditions and limitations, we may redeem any or all of the control shares (except those for which voting rights have been previously approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date or, if no such meeting is held, as of the date of the last control share acquisition by the acquirer, of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation, or share exchange if we are a party to the transaction or to acquisitions approved or exempted by our charter or bylaws.

As permitted by Maryland General Corporation Law, our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions of our stock by any person. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the Maryland General Corporation Law permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

●	a classified board of directors;

●	a two-thirds vote requirement for removing a director;

●	a requirement that the number of directors be fixed only by vote of the directors;

●	a requirement that a vacancy on the board of directors be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

●	a majority requirement for the calling of a stockholder-requested special meeting of stockholders.

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Our charter provides that, at such time as we are eligible to make a Subtitle 8 election and except as may be provided by the board of directors in setting the terms of any class or series of our preferred stock, we have elected to provide that vacancies on the board of directors be filled only by the remaining directors and for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already vest in the board of directors the exclusive power to fix the number of directorships and require the written request of stockholders entitled to cast at least a majority of all the votes entitled to be cast on any matter that may properly be considered at a meeting of stockholders to call a special meeting to act on such matter.

Tender Offers by Stockholders

Our charter provides that any tender offer, including any “mini-tender” offer, must comply with most of the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. The offering person must provide the Company notice of such tender offer at least 10 business days before initiating the tender offer. If the offering person does not comply with the provisions set forth above, no stockholder may transfer any shares to such offering person unless the stockholder has first offered such shares to us at the price offered by such offering person. In addition, the non-complying person will be responsible for all of the Company’s expenses in connection with that person’s noncompliance.

Advance Notice of Director Nominations and New Business

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of the board of directors, or (3) by a stockholder who is a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving advance notice of such nominations or proposals of business and at the time of such annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (1) by or at the direction of the board of directors, (2) by a stockholder that has requested that a special meeting be called in compliance with our bylaws or (3) provided that the meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by the board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving advance notice of such nominations and at the time of such special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

Transfer Agent and Registrar

The transfer agent and registrar for our shares of common stock is Computershare, Inc. The transfer agent’s address is 250 Royall Street, Canton, Massachusetts 02021.

Personal Conduct Repurchase Right

Our charter provides that we may elect to repurchase, at a price equal to the NAV per share value, all of the shares held by an investor in the event that such investor fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon us, as determined by our Manager in its sole and absolute discretion. The purchase price will be payable to the investor in a single payment, with the payment becoming due fifteen (15) business days following the date on which we provide notice to the investor of our decision to repurchase the shares.

Prospect of Roll-Up/Public Listing

The board of directors may determine that it is in our best interest to (i) contribute to, or convert the Company into, an alternative vehicle, through consolidation, merger or other similar transaction with other companies, some of which may be managed by our Manager or its affiliates, referred to in this offering circular as a Roll-Up, or (ii) list our shares of common stock (or shares of the Roll-Up vehicle) on a national securities exchange. In connection with a Roll-Up, stockholders may receive from the Roll-Up vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as the board of directors deems fair and reasonable; provided, however, that we will be required to obtain the approval of stockholders holding a majority of the outstanding shares of our common stock if required by applicable laws or regulations.

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Subscription Agreement – Arbitration Provisions

The subscription agreement used in connection with the purchase of the Company’s shares of our common stock contains arbitration provisions, which provide, among other things, that stockholders agree to be bound by such provisions. The Company believes that such arbitrations provisions are enforceable under federal law, including the Federal Arbitration Act (“FAA”) and rulings from the United States Supreme Court. The subscription agreement expressly provides that the FAA governs the arbitration provisions located therein. The FAA provides, in relevant part, that arbitration agreements “shall be valid, irrevocable, and enforceable, save upon such grounds as exist at law or in equity for the revocation of any contract.” 9 U.S.C. §2. In addition, the United States Supreme Court has said that “courts must place arbitration agreements on the same footing as other contracts and enforce them according to their terms.” ATT Mobility LLC v. Concepcion, 563 U.S. 333, 339 (2011), citing Volt Information Sciences, Inc. v. Board of Trustees of Leland Stanford Junior Univ., 489 U.S. 468, 478 (1989); see also American Express Co. v. Italian Colors Restaurant, 133 S. Ct. 2304 (2010, (holding that, under the FAA, courts must “rigorously enforce” arbitration agreements according to their terms under the FAA’s mandate has been “overridden by a contrary congressional command”).

The Company believes that the arbitration provisions contained in the subscription agreement clearly and unambiguously provide the intent to have arbitration serve as a remedy to resolve “Claims,” as defined in the subscription agreement. In addition, the Company believes that the arbitration provisions in the subscription agreement are not unconscionable because either the prospective stockholders or the Company can invoke arbitration, and the prospective stockholder has a meaningful choice, i.e., the prospective stockholder can simply choose not to subscribe for shares of our common stock in the Offering if they do not agree to the terms of the subscription agreement, and once the investment has been made, the arbitration agreement expressly provides that arbitration is not the exclusive means for resolving “Claims.” Notwithstanding the Company’s belief that the arbitration provisions are enforceable, there can be no assurance that federal or state laws will not change or that a court will not find that such provisions are unenforceable. If a court were to determine that the arbitration provisions did not clearly provide the parties’ intent to arbitrate or that they unreasonably favored the Company so that there was an absence of meaningful choice by the stockholder, a court may find that the arbitrations provisions are not enforceable.

As stated above, the arbitration provisions in the subscription agreement apply to “Claims,” as defined in the subscription agreement. The subscription agreement defines a “Claim” as including “any past, present, or future claim, dispute, or controversy involving Subscriber (or persons claiming through or connected with Subscriber), on the one hand, and any of the Realty Mogul Parties (or persons claiming through or connection with the Realty Mogul Parties), on the other hand, relating to or arising out of this Agreement, any Common Stock, the Site, and/or activities or relationships that involve, lead to, or result from any of the foregoing, including the enforceability of this Arbitration Provision, any part thereof, or the entire Agreement.” Based on the foregoing, the Company believes that the arbitration provisions apply to “Claims” relating to the Offering, including claims arising under federal securities laws and the rules and regulations thereunder.

The Company is not waiving its compliance with federal securities laws and the rules and regulations thereunder through the use of arbitration provisions in the subscription agreement. In addition, stockholders are not deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder by agreeing to the arbitration provisions in the subscription agreement.

Valuation Policies

The internal accountants or asset managers of our Manager or its affiliates calculate our NAV per share. The NAV calculation reflects the total value of our assets minus the total value of our liabilities, divided by the number of shares of our common stock outstanding as of the close of business on the last day of the prior fiscal quarter. Our commercial real estate assets and investments will constitute a significant component of our total assets. We will take estimated values of each of our commercial real estate assets and investments, including related liabilities, based upon performance, market default rates, discount rates, loss severity rates, and, if our board of directors deems it necessary, individual appraisal reports of the underlying real estate assets provided periodically by third-party appraisers or an independent valuation expert.

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As with any methodology used to estimate value, the methodology employed by the internal accountants or asset managers of our Manager or its affiliates is based upon a number of estimates and assumptions about future events that may not be accurate or complete. Further, different parties using different assumptions and estimates could derive a different NAV per share, which could be significantly different from our calculated NAV per share. NAV per share will fluctuate over time and does not represent: (i) the price at which our shares would trade on a national securities exchange, (ii) the amount per share a stockholder would obtain if he, she or it tried to sell his, her or its shares or (iii) the amount per share stockholders would receive if we liquidated our assets and distributed the proceeds after paying all our expenses and liabilities.

In addition, for any given quarter, our published NAV per share may not fully reflect certain material events, to the extent that the financial impact of such events on our portfolio is not immediately quantifiable. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV. While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website.

Quarterly NAV Share Price Adjustments

Our offering price per share equals our most recently announced NAV per share (calculated as our NAV divided by the number of shares of common stock outstanding as of the end of the prior fiscal quarter). The price per share pursuant to our distribution reinvestment plan equals our most recently announced NAV per share and any repurchases of shares made pursuant to our share repurchase program will be made at the most recent NAV per share (less any applicable discounts, as set forth herein). No sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan. See “– Distribution Reinvestment Plan” for additional information.

While this offering is ongoing, we will file with the SEC on a quarterly basis an offering circular supplement disclosing the quarterly determination of our NAV per share and the offering price per share that will be applicable for the following three-month period, which we refer to as the pricing supplement. Additionally, we will identify the current offering price per share as well as our NAV per share on our website, www.realtymogul.com. Our website will also contain this offering circular, including any supplements and amendments. We will use commercially reasonable efforts to monitor whether a material event occurs in between quarterly updates of NAV that we reasonably believe would cause our NAV per share to change by 5% or more from the last disclosed NAV per share. While this offering is ongoing, if we reasonably believe that such a material event has occurred, we will calculate and disclose the updated NAV per share and the reason for the change in an offering circular supplement as promptly as reasonably practicable, and will update the NAV per share information provided on our website.

Any subscriptions that we receive prior to our announcement of a new offering price per share will be executed at the price per share in effect on the date the subscription is submitted. Thus, even if settlement occurs following the announcement of a new offering price per share, the purchase price for the shares will be the price in effect at the time the subscription was submitted.

Components of NAV

The following table sets forth the calculation for our most recently announced NAV per share:

STATEMENTS OF ASSETS AND LIABILITIES (UNAUDITED):

(In thousands, except per share numbers)	March 31, 2024	December 31, 2023
ASSETS:
Real estate investments, at fair value	$33,152	$35,679
Real estate debt investments, at fair value	5,250	5,250
Marketable securities, at fair value	1,507	8,119
Cash and cash equivalents	12,976	5,808
Interest receivable	686	609
Other assets	270	223
Total assets	$53,841	$55,688

LIABILITIES:
Accounts payable and accrued expenses	$295	$347
Due to related party	(69)	(63)
Distributions payable	619	639
Settling subscriptions payable	644	575
Other liabilities	-	-
Total liabilities	$1,489	$1,497

NET ASSETS
Net assets consist of:
Stockholders’ equity	$41,025	$40,942
Retained earnings	7,630	6,912
Net adjustments to fair value	3,697	6,337
NET ASSETS	$52,352	$54,189
NET ASSET VALUE PER SHARE	$9.75	$10.13

Quarterly Share Repurchase Program

While you should view your investment as long-term, we have adopted a share repurchase program, whereby stockholders may request that we repurchase up to 25% of their shares quarterly while this offering is ongoing.

Our common stock currently is not listed on a national securities exchange or included for quotation on a national securities market, and we currently do not intend to list our shares. In order to provide our stockholders with some liquidity, we have adopted a share repurchase program that may enable you to sell your shares of common stock to us in limited circumstances.

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Stockholders may present for repurchase all or a portion of their shares of our common stock to us in accordance with the procedures outlined herein. Upon such presentation, we may, subject to the conditions and limitations described below, repurchase the shares presented to us for cash subject to the availability of cash to fund such repurchase, which will be determined by the board of directors, in its full discretion.

In the event there are insufficient funds to honor all requested share repurchases, we will use the funds available and honor the repurchase requests on a pro rata basis.

We will not pay our Manager or its affiliates any fees to complete any transactions under our share repurchase program.

We may make repurchases upon the death of a stockholder (referred to as “exception repurchases”; all other repurchases are referred to as “ordinary repurchases”). For ordinary repurchases, the Effective Repurchase Rate will depend upon how long a stockholder requesting repurchase has held his or her shares.

Exception repurchases are not subject to any discount associated with the amount of time shares were held and will be repurchased at 100% of the applicable price per share. For ordinary repurchases, we will repurchase the shares at the most recently announced NAV per share, multiplied by the Effective Repurchase Rate. The Effective Repurchase Rates at which we will repurchase shares are as follows:

Share Repurchase Anniversary (Year)	Effective Repurchase Rate (1)
Less than 1 year	(Lock-up) 0%
1 year until 2 years	98%
2 years until 3 years	99%
3 or more years	100%
Exception Repurchases	100%

(1)	As a percentage of the most recently announced NAV per share. The repurchase price will be rounded down to the nearest $0.01.

In addition, if, as a result of a request for repurchase, a stockholder will own shares having a value of less than $1,000 (based on our most-recently published offering price per share), we reserve the right to repurchase all of the shares owned by such stockholder.

During the first year in which you have owned shares, you may not request that we repurchase your shares; provided, however, exception repurchase requests may be made at any time and, in such an event, the repurchase price we will pay will equal 100% of the most recently announced NAV per share, as described above.

Any fee charged to the Company by a third party in connection with a repurchase will be deducted from the total repurchase price. Accordingly, stockholders who present shares for repurchase will be paid an amount equal to the product of the most recently announced NAV per share multiplied by the Effective Repurchase Rate, minus the Repurchase Cost. For purposes of determining the time period a stockholder has held each share, the time period begins as of the date the stockholder acquired the share.

In the event that a stockholder requests repurchase of 100% of the shares owned by the stockholder on the date of presentment, we will waive the one-year holding period requirement for any shares presented that were acquired through our distribution reinvestment plan.

At any time we are engaged in an offering of shares, the price at which time we will repurchase shares will never be greater than the applicable per share offering price in effect on the date of the share repurchase.

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It should be noted that the difference between 100% and the Effective Repurchase Rate, if any, is not paid to our Manager, its affiliates or any other party. That amount remains in the Company as cash.

For purposes of determining the time period a stockholder has held each share, the time period begins as of the date the stockholder acquired the share. As described above, in ordinary repurchases, the shares owned by a stockholder may be repurchased at different prices depending on how long the stockholder has held each share submitted for repurchase. Exception repurchases are not subject to any discount associated with the amount of time the shares were held and will be repurchased at 100% of the applicable Repurchase Base Price per share. Limited partners of our operating partnership who exchange their limited partnership units for shares of our common stock will be deemed to have owned their shares as of the date our operating partnership’s units were issued.

Repurchases of shares of our common stock will be made quarterly upon written request to us at least 30 days prior to the end of the applicable quarter and will be made within 45 days of the end of the applicable quarter, which we refer to as the repurchase date. Stockholders may withdraw their repurchase request any time prior to the repurchase date. If we agree to honor a repurchase request, the shares of common stock to be repurchased will cease to accrue distributions or have voting rights as of the repurchase date as of the end of the applicable quarter. If we are unable to honor a repurchase request, you can (i) withdraw your request for repurchase; or (ii) ask that we honor your request in a future quarter, if any, when such repurchase can be made pursuant to the limitation of the repurchase program when sufficient funds are available.

We intend to limit the number of shares to be repurchased during any calendar year to 5.0% of the weighted average number of shares of common stock outstanding during the prior calendar year (or 1.25% per quarter, with excess capacity carried over to later quarters in the calendar year). During the period that this offering is ongoing, all stockholders who have held their shares for at least one year may request us to repurchase up to 25% of their shares quarterly, up to the aggregate quarterly and annual limitations discussed above. Once we have concluded this offering, we intend to evaluate share repurchase levels on a quarterly basis depending on our available cash.

In addition, following the conclusion of this offering, the board of directors may, in its sole discretion, amend, suspend, or terminate the share repurchase program at any time. Reasons we may amend, suspend or terminate the share repurchase program include, but are not limited to, (i) to protect our operations and our remaining stockholders, (ii) to prevent an undue burden on our liquidity, (iii) to preserve our status as a REIT, or (iv) following any material decrease in our NAV. Following the conclusion of this offering, the board of directors may also, in its sole discretion, decline any particular share repurchase request if it believes such action is necessary to preserve our status as a REIT (for example, if a repurchase request would cause a non-repurchasing stockholder to violate the ownership limits in our charter or if a repurchase constitutes a “dividend equivalent repurchase” that could give rise to a preferential dividend issue). Therefore, you may not have the opportunity to make a share repurchase request prior to any potential termination of our share repurchase program.

For more information about our share repurchase program or to submit a repurchase request, please contact us by email at Info@realtymogul.com.

Distribution Reinvestment Plan

The following is a summary of our distribution reinvestment plan. Exhibit 4.2 to this offering circular contains the full text of our distribution reinvestment plan.

Investment of Distributions

Our distribution reinvestment plan will allow you to elect to purchase shares of our common stock with our distributions. We are offering up to $4,705,077 in shares for sale pursuant to our distribution reinvestment plan at a price equal to our most recently announced NAV per share as determined by the Company and updated quarterly. No sales commissions will be paid with respect to shares purchased pursuant to the distribution reinvestment plan. A participant in the distribution reinvestment plan will not be permitted to acquire shares under the distribution reinvestment plan to the extent such purchase would cause the Company to exceed the Tier 2 offering limits set forth in this offering circular.

Shares will be purchased under our distribution reinvestment plan on the date that the Company makes a distribution. Distributions will be paid as authorized by the board of directors and declared by us. You can choose to include all of your investments in our distribution reinvestment plan in their entirety or not at all. You may not choose to include a portion of your investments in our distribution reinvestment plan. You may elect to participate, or terminate your election to participate, in our distribution reinvestment plan by completing a new enrollment form or other form provided for that purpose. No selling commissions will be paid with respect to shares purchased pursuant to our distribution reinvestment plan.

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Pursuant to our distribution reinvestment plan, we will apply the cash distributions declared and paid in respect of your shares to the purchase of additional shares for you. Such shares will be sold directly by us to you in the same manner in which we sold the underlying shares to which the distributions relate.

In connection with any matter requiring the vote of our stockholders, you may vote all shares that you acquire through our distribution reinvestment plan.

Election to Participate or Terminate Participation

You may participate in our distribution reinvestment plan by making a written election to participate on your subscription agreement at the time of subscription for shares or by completing and executing an enrollment form or any other Company–approved authorization form as may be available from the Company. Participation in our distribution reinvestment plan will begin with the next distribution payable after receipt of your subscription, enrollment or authorization. In connection with election to participate in our distribution reinvestment plan and at the time of any distribution reinvestment, the Company will provide participants with a hyperlink to the current version of the offering circular for the Second Follow-on Offering.

In addition, our Manager and those selling shares on our behalf in this offering will be permitted to make a determination that the participants in our distribution reinvestment plan are “qualified purchasers,” during periodic reviews or otherwise of the Company’s shareholders’ compliance with Regulation A, in reliance on the information and representations provided by the participant in compliance with Rule 251(d)(2)(i)(C) of Regulation A. See “State Law Exemption and Purchase Restrictions” on page iii of this offering circular.

We reserve the right to prohibit qualified retirement plans from participating in our distribution reinvestment plan if such participation would cause our underlying assets to constitute “plan assets” of qualified retirement plans. See “ERISA Considerations.”

You may terminate participation in our distribution reinvestment plan at any time by delivering written notice to us. A withdrawal from participation in our distribution reinvestment plan will be effective with respect to distributions for a distribution period only if written notice of termination is received at least 10 business days prior to the last day of the month to which the distribution relates. In addition, any transfer of shares by you will terminate your participation in our distribution reinvestment plan with respect to the transferred shares. Further, in the event that you request that we purchase all of your shares, you shall be deemed to have given written notice to us that you are terminating your participation in our distribution reinvestment plan and are electing to receive all future distributions in cash.

Federal Income Tax Considerations

Taxable participants will incur tax liability for income allocated to them even though they have elected not to receive their distributions in cash but rather to have their distributions reinvested under our distribution reinvestment plan.

Amendment, Suspension and Termination

We reserve the right to amend, suspend or terminate our distribution reinvestment plan for any reason upon 10 days’ notice to you. We may provide such notice by including such information in a separate mailing to you, including via electronic mail.

Reports to Stockholders

Under the Securities Act, we must update this offering circular upon the occurrence of certain events, such as certain asset acquisitions. We will file updated offering circulars and offering circular supplements with the SEC. We are also subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we will file annual reports, semi-annual reports and other information with the SEC. In addition, we will provide you with periodic updates, including offering circulars, offering circular supplements, quarterly pricing supplements, quarterly information statements and other information.

We will provide such periodic updates electronically through the Realty Mogul Platform website at www.realtymogul.com. You may access and print all periodic updates provided through our website. We will provide you with paper copies at any time upon request. The contents of the Realty Mogul Platform website are not incorporated by reference in or otherwise a part of this offering circular.

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DESCRIPTION OF OUR OPERATING PARTNERSHIP

General

We are structured as an UPREIT. An UPREIT is a structure REITs often use to invest in real property from owners on a tax deferred basis, where the sellers can generally accept partnership units and defer taxable gain they would otherwise be required to recognize upon the disposition of properties. Such owners may also desire to achieve diversity in their investment and other benefits afforded to shareholders in a REIT. For purposes of satisfying the asset and income tests for qualification as a REIT for tax purposes, the REIT’s proportionate share of the assets and income of its operating partnership will be deemed to be assets and income of the REIT.

RealtyMogul Apartment Growth REIT Operating Partnership, our operating partnership, is a Delaware limited partnership, which was organized in February 2017 to acquire and hold investments on our behalf. Our operating partnership is currently structured so that it is treated as a disregarded entity for U.S. federal income tax purposes. We are the sole general partner of our operating partnership. Currently, our operating partnership’s sole limited partner is MR II OP, LLC, a Delaware limited liability company that we wholly own.

We intend to hold some assets in our operating partnership or in subsidiary entities in which our operating partnership owns an interest, and we may make future acquisitions of real properties using the UPREIT structure. As the sole general partner of our operating partnership, we have the exclusive power to manage and conduct the business of our operating partnership.

We anticipate in the future we may have an investor who desires to contribute property in exchange for units of our operating partnership. In that scenario, we expect that we would amend and restate the operating partnership’s limited partnership agreement, or the operating partnership agreement, to provide for the terms and provisions described in this section.

Capital Contributions

As we will accept subscriptions for shares of our common stock, the operating partnership agreement will require us to transfer substantially all of the net offering proceeds to our operating partnership as a capital contribution in exchange for limited partnership interests; however, we will be deemed to have made capital contributions in the amount of the gross offering proceeds received from shareholders. Our operating partnership will be deemed to have simultaneously paid the fees, commissions, and other costs associated with the offering in which we sold our securities.

If our operating partnership requires additional funds at any time in excess of capital contributions we make or funds received from borrowing, we may borrow funds from a financial institution or other lender and lend such funds to our operating partnership on the same terms and conditions as would be applicable to our borrowing of such funds. In addition, we expect that the operating partnership agreement will authorize us to cause our operating partnership to issue limited partnership interests for less than fair market value if we conclude in good faith that such issuance will be in the best interest of our operating partnership and us.

Operations; Rights, Obligations, and Powers of the General Partner

The operating partnership agreement will require that, so long as we remain qualified as a REIT, our operating partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for U.S. federal income tax purposes and (2) avoid any federal income or excise tax liability. As general partner of our operating partnership, we will also be empowered to do anything to ensure that our operating partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in our operating partnership being taxed as a corporation, rather than as a partnership, which would cause us to fail to qualify as a REIT.

As our operating partnership’s sole general partner, we will have complete and exclusive discretion to manage and control our operating partnership’s business and to make all decisions affecting its assets. Under the expected terms of the operating partnership agreement, we will have the specific authority to:

●	invest in, purchase, own, operate, lease and dispose of any real property and any other property;

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●	construct buildings and make other improvements on owned or leased properties;

●	authorize, issue, sell, redeem or otherwise purchase any debt or other securities;

●	borrow money;

●	make or revoke any tax election;

●	maintain insurance coverage in amounts and types as we determine is necessary;

●	retain employees or other service providers;

●	form or acquire interests in joint ventures; and

●	merge, consolidate or combine our operating partnership with another entity.

In addition to the administrative and operating costs and expenses incurred by our operating partnership in acquiring and operating our real properties and real estate-related assets, our operating partnership will pay all our administrative costs and expenses and such expenses will be treated as expenses of our operating partnership. Such expenses will include, but not be limited to, all:

●	expenses relating to the formation and continuity of our existence;

●	expenses relating to our public offering and registration of securities;

●	expenses associated with the preparation and filing of any periodic reports by us under federal, state or local laws or regulations;

●	expenses associated with compliance by us with applicable laws, rules and regulations; and

●	other operating or administrative costs incurred in the ordinary course of our business on behalf of our operating partnership.

The only costs and expenses we could incur for which we will not be reimbursed by our operating partnership are costs and expenses relating to any properties we may own outside of our operating partnership. We will pay the expenses relating to such properties directly. However, we expect that the operating partnership agreement will provide that to the extent of amounts we receive on account of such outside interests we own directly, amounts distributed to us under the operating partnership agreement will be reduced so as to take into account amounts received pursuant to such outside interest, and the amounts distributed to the limited partners will be increased by the same amount, so that the overall effect of the distribution would be to distribute what would have been distributed under the operating partnership agreement had such outside interest been held through the operating partnership (treating any distribution made in respect of such outside interest as if such distribution had been made to us). Allocations of income, gain, loss, and expense would similarly be adjusted to take into account such outside interests.

Distributions and Allocations of Profits and Losses

The operating partnership agreement will provide that our operating partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from the disposition of assets, to the partners of our operating partnership in accordance with their relative percentage interests, on a monthly basis (or, at our election, more frequently), in amounts that we, as general partner, determine. The effect of these distributions will be that a holder of one unit of limited partnership interest will generally receive the same amount of annual cash flow distributions from our operating partnership as the amount of annual distributions paid to the holder of one share of our common stock (before taking into account certain tax withholdings some states may require with respect to the limited partnership interests).

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Similarly, the operating partnership agreement will provide that our operating partnership will allocate income from operations and, except as provided below, income from disposition of assets, to the holders of limited partnership interests in accordance with their relative percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will similarly generally be allocated among the partners in accordance with their respective percentage interests in our operating partnership.

Upon the liquidation of our operating partnership, after payment of debts and obligations, any remaining assets of our operating partnership will be distributed in accordance with the distribution provisions of the operating partnership agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following our liquidation, we would be obligated to contribute cash to our operating partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

Redemption Rights

Under an amended and restated operating partnership agreement, holders of limited partnership interests will have customary redemption rights. We expect the limited partners of our operating partnership would have the right to cause our operating partnership to redeem all or a portion of their limited partnership interests for, at our sole discretion, cash equal to the value of an equivalent number of shares of our common stock, shares of our common stock, or a combination of both. If we elect to redeem limited partnership interests for cash, the cash delivered will generally equal the amount the limited partner would have received if its limited partnership interests were redeemed for shares of our common stock and then such shares were subsequently repurchased pursuant to our share repurchase plan. Limited partners, however, would not be able to exercise this redemption right if and to the extent that the delivery of our shares upon such exercise would:

●	result in any person owning shares in excess of the ownership limit in our charter (unless exempted by the board of directors);

●	result in our shares being owned by fewer than 100 persons;

●	result in our shares being “closely held” within the meaning of Section 856(h) of the Code; or

●	otherwise cause us not to qualify as a REIT, including causing us to own 10% or more of the ownership interests in a tenant within the meaning of Section 856(d)(2)(B) of the Code.

Furthermore, limited partners could exercise their redemption rights only after their limited partnership interests had been outstanding for one year. A limited partner could not deliver more than two redemption notices each calendar year and would not be able to exercise a redemption right for less than $5,000 in limited partnership interests, unless such limited partner held less than $5,000 in limited partnership interests. In that case, he or she would be required to exercise his or her redemption right for all of his or her limited partnership interests.

Change in General Partner

We are generally not permitted to withdraw as the general partner of our operating partnership or transfer our general partnership interest in our operating partnership (except to a wholly-owned subsidiary). The principal exception to this is if we merge with another entity and (1) the holders of a majority of limited partnership interests (including those we held) approve the transaction; (2) the limited partners receive or have the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their redemption rights immediately before such transaction; (3) we are the surviving entity and our stockholders did not receive cash, securities or other property in the transaction; or (4) the successor entity contributes substantially all of its assets to our operating partnership in return for an interest in our operating partnership and agrees to assume all of our obligations as the general partner of our operating partnership. If we voluntarily seek protection under bankruptcy or state insolvency laws, or if we are involuntarily placed under such protection for more than 90 days, we will be deemed to be automatically removed as the general partner. Otherwise, the limited partners will not have the right to remove us as general partner.

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Transferability of Interests

With certain exceptions, the limited partners will not be permitted to transfer their interests in our operating partnership, in whole or in part, without our written consent as the general partner.

Amendment of Operating Partnership Agreement

Amendments to the operating partnership agreement will require the consent of the holders of a majority of the limited partnership interests including the limited partnership interests we and our affiliates may hold. Additionally, we, as general partner, will be required to approve any amendment to the operating partnership agreement. We expect that certain amendments to the operating partnership agreement will require the consent of the holders of a majority of the limited partnership interests held by third-party limited partners. Such amendments may include:

●	any amendment that will affect the redemption right to the detriment of the limited partners (except for certain business combinations where we merge with another entity and leave the operating partnership in existence to hold all the assets of the surviving entity);

●	any amendment that will adversely affect the limited partners’ rights to receive distributions (except for amendments we make to create and issue a new class of preferred partnership units that are senior in priority to the partnership units that would be associated with our common stock that we are selling in this offering);

●	any amendment that will alter how we allocate profits and losses, except for amendments we make to create and issue a new class of preferred partnership units; and

●	any amendment that will impose on the limited partners any obligation to make additional capital contributions.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of certain U.S. federal income tax considerations relating to our qualification and taxation as a REIT and the acquisition, holding, and disposition of our common stock. For purposes of this section, references to “we,” “us” or the “Company” means only RealtyMogul Apartment Growth REIT, Inc. and not its subsidiaries or other lower-tier entities, except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that the operation of the Company, and of any subsidiaries and other lower-tier affiliated entities, will be in accordance with its applicable organizational documents and as described in this offering circular. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

●	U.S. expatriates;

●	persons who mark-to-market our common stock;

●	subchapter S corporations;

●	U.S. stockholders who are U.S. persons (as defined below) whose functional currency is not the U.S. dollar;

●	financial institutions;

●	insurance companies;

●	broker-dealers;

●	regulated investment companies;

●	trusts and estates;

●	holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

●	persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

●	persons subject to the alternative minimum tax provisions of the Code;

●	persons holding our common stock through a partnership or similar pass-through entity;

●	persons holding a 10% or more (by vote or value) beneficial interest in the Company;

●	tax exempt organizations, except to the extent discussed below in “—Taxation of Tax Exempt U.S. Stockholders;” and

●	non-U.S. persons (as defined below), except to the extent discussed below in “—Taxation of Non-U.S. Stockholders.”

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This summary assumes that stockholders will hold our common stock as capital assets, which generally means as property held for investment.

For the purposes of this summary, a U.S. person is a beneficial owner of our common stock who for U.S. federal income tax purposes is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

For the purposes of this summary, a U.S. stockholder is a beneficial owner of our common stock who is a U.S. person. A tax exempt organization is a U.S. person who is exempt from U.S. federal income tax under Section 401(a) or 501(a) of the Code. For the purposes of this summary, a non-U.S. person is a beneficial owner of our common stock who is a nonresident alien individual or a non-U.S. corporation for U.S. federal income tax purposes, and a non-U.S. stockholder is a beneficial owner of our common stock who is a non-U.S. person. The term “corporation” includes any entity treated as a corporation for U.S. federal income tax purposes, and the term “partnership” includes any entity treated as a partnership for U.S. federal income tax purposes.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF OUR COMMON STOCK. Neither the Company nor its affiliates provide or are responsible for any tax advice.

Taxation of the Company

We elected to be taxed, and currently qualify, as a REIT under the Code, commencing with the taxable year ended December 31, 2017. We believe that we have been organized, owned and operated in conformity with the requirements for qualification and taxation as a REIT under the Code.

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Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, discussed below. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest, which we may not control. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT is generally taxed only at the stockholder level, upon a distribution of dividends by the REIT.

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

●	We will be taxed at regular U.S. federal corporate rates on any undistributed income, including undistributed cashless income such as accrued but unpaid interest.

●	We may be subject to the “alternative minimum tax” (for taxable years beginning before December 31, 2017) on our items of tax preference, if any.

●	If we have net income from “prohibited transactions,” which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “—Prohibited Transactions” and “—Foreclosure Property” below.

●	If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (1) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (2) treating any income from such property as non-qualifying for purposes of the REIT gross income tests discussed below, provided however, that the gain from the sale of the property or net income from the operation of the property that would not otherwise qualify for the 75% income test but for the foreclosure property election will be subject to U.S. federal corporate income tax at the highest applicable rate (currently 21%).

●	If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (1) the greater of (A) the amount by which we fail the 75% gross income test or (B) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (2) a fraction intended to reflect profitability.

●	If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that do not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset tests.

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●	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

●	If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% non-deductible excise tax on the excess of the required distribution over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior years), plus (B) retained amounts on which income tax is paid at the corporate level.

●	We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification as a REIT.”

●	A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and our TRS if and to the extent that the IRS successfully adjusts the reported amounts of these items because the reported amounts were not consistent with arm’s length amounts.

●	If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the five-year period following their acquisition from the non-REIT corporation.

●	We may elect to retain and pay U.S. federal income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain in its income (to the extent we make a timely designation of such gain to the stockholder), would be deemed to have paid the tax that it paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock.

●	We own subsidiaries that elected to be treated as TRSs, and we may hold equity interests in our investments through such TRSs, the earnings of which will be subject to U.S. federal corporate income tax.

●	We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in REMICs, or taxable mortgage pools, to the extent our stock is held in record name by specified tax-exempt organizations not subject to tax on UBTI or non-U.S. sovereign investors.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including state, local, and non-U.S. income, franchise property and other taxes.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

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(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” as defined in the Code to include specified entities, referred to as the 5/50 Test in this offering circular;

(7)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked;

(8)	that has no earnings and profits from any non-REIT taxable year at the close of any taxable year;

(9)	that uses the calendar year for U.S. federal income tax purposes; and

(10)	that meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions.

Our shares are generally freely transferable, and we believe that the restrictions on ownership and transfers of our shares do not prevent us from satisfying condition (2). We satisfy condition (5), and we believe that the shares sold in our offerings will allow us to timely comply with condition (6). To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. Provided we comply with these record keeping requirements and that we would not otherwise have reason to believe we fail the 5/50 Test after exercising reasonable diligence, we will be deemed to have satisfied the 5/50 Test. In addition, our charter provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described above.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in an entity that is treated as a partnership for U.S. federal income tax purposes, the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. For purposes of determining the amount of the REIT’s taxable income that must be distributed, or is subject to tax, the REIT’s share of partnership income is determined under the partnership tax provisions of the Code and will reflect any special allocations of income or loss that are not in proportion to capital interests. Income earned through partnerships retains its character for U.S. federal income tax purposes when allocated among its partners. We intend to obtain covenants from any partnerships in which we invest but do not control to operate in compliance with the REIT requirements, but we may not control any particular partnership into which we invest, and thus no assurance can be given that any such partnerships will not operate in a manner that causes us to fail an income or asset test requirement. In general, partnerships are not subject to U.S. federal income tax. However, under the recently enacted partnership audit rules, a partnership in which we invest may be required to pay the hypothetical increase in partner-level taxes resulting from an adjustment of partnership tax items on audit.

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Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly owned by a REIT, by other disregarded subsidiaries of a REIT or by a combination of the two. Single member limited liability companies or other domestic unincorporated entities that are wholly owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests unless they elect TRS status. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. Our operating partnership is currently a disregarded entity and will remain so unless and until it issues limited partnership interests to any subsidiary we establish that is a regarded entity for tax purposes or to a person other than us. See “—Asset Tests” and “—Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to U.S. federal income tax on its taxable income, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes dividend income when it receives distributions of earnings from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of its TRSs in determining the parent REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude the parent REIT from doing directly or through pass-through subsidiaries. If dividends are paid to us by one or more domestic TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “—Taxation of Taxable U.S. Stockholders” and “—Annual Distribution Requirements.”

We hold equity interests we receive in our investments through one or more TRSs. While we intend to manage the size of our TRSs and dividends from our TRSs in a manner that permits us to qualify as a REIT, it is possible that the equity investments appreciate to the point where our TRSs exceed the thresholds mandated by the REIT rules. In such cases, we could lose our REIT status if we are unable to satisfy certain exceptions for failing to satisfy the REIT income and asset tests. In any event, any earnings attributable to equity interests held in TRSs or origination activity conducted by TRSs will be subject to U.S. federal corporate income tax.

To the extent we hold an interest in a non-U.S. TRS, we may be required to include our portion of its earnings in our income irrespective of whether or not such non-U.S. TRS has made any distributions. Any such income will not be qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

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Taxable Mortgage Pools

We may enter into transactions that could result in us being considered to own interests in one or more taxable mortgage pools. An entity, or a portion of an entity, is classified as a taxable mortgage pool under the Code if:

●	substantially all of its assets consist of debt obligations or interests in debt obligations;

●	more than 50% of those debt obligations are real estate mortgage loans or interests in real estate mortgage loans as of specified testing dates;

●	the entity has issued debt obligations that have two or more maturities; and

●	the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

A taxable mortgage pool generally is treated as a corporation for U.S. federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a taxable mortgage pool. If a REIT owns, directly or indirectly through one or more qualified REIT subsidiaries or other entities that are disregarded as a separate entity for U.S. federal income tax purposes, 100% of the equity interests in the taxable mortgage pool, the taxable mortgage pool will be a qualified REIT subsidiary and, therefore, ignored as an entity separate from the REIT for U.S. federal income tax purposes and would not generally affect the tax qualification of the REIT. Rather, the consequences of the taxable mortgage pool classification would generally, except as described below, be limited to the REIT’s stockholders. See “—Excess Inclusion Income.”

If we own less than 100% of the ownership interests in a subsidiary that is a taxable mortgage pool, the foregoing rules would not apply. Rather, the subsidiary would be treated as a corporation for U.S. federal income tax purposes, and could be subject to corporate income tax. In addition, this characterization would alter our REIT income and asset test calculations and could adversely affect our compliance with those requirements.

Certain Equity Investments

We expect to hold certain equity investments (with rights to receive preferred economic returns) in entities treated as partnerships for U.S. federal income tax purposes and may hold “kickers” in entities treated as partnerships for U.S. federal income tax purposes (and may hold such a kicker outside of a TRS). When we hold investments treated as equity in partnerships, as discussed above, for purposes of the REIT income and asset tests we are required to include our proportionate share of the assets and income of the partnership, based on our share of partnership capital, as if we owned such share of the issuer’s assets directly. As a result, any nonqualifying income generated, or nonqualifying assets held, by the partnerships in which we hold such equity could jeopardize our compliance with the REIT income and asset tests. We intend to obtain covenants from our equity issuers (including a kicker issuer if the kicker is held outside of a TRS) to operate in compliance with the REIT requirements, but we generally will not control such issuers, and thus no assurance can be given that any such issuers will not operate in a manner that causes us to fail an income or asset test requirement. Moreover, at least one IRS internal memorandum would treat the preferred return on certain equity investments as interest income for purposes of the REIT income tests, which treatment would cause such amounts to be nonqualifying income for purposes of the 75% gross income test. Although we do not believe that interest income treatment is appropriate, and that analysis was not followed in subsequent IRS private letter rulings, the IRS could re-assert that position.

In some, or many, cases, the proper characterization of certain equity investments (with rights to receive preferred economic returns) as unsecured indebtedness or as equity for U.S. federal income tax purposes may be unclear. Characterization of such an equity investment as unsecured debt for U.S. federal income tax purposes would subject the investment to the various asset test limitations on investments in unsecured debt, and our preferred return would be treated as non-qualifying income for purposes of the 75% gross income test (but we would not have to include our share of the underlying assets and income of the issuer in our tests). Thus, if the IRS successfully challenged our characterization of an investment as equity for U.S. federal income tax purposes, or successfully treated a preferred return as interest income, we could fail an income or asset test. In that event, we could face substantial penalty taxes to cure the resulting violations, as described in “—Failure to Qualify” below, or, if we were deemed to have acted unreasonably in making the investment, lose our REIT status.

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Gross Income Tests

In order to maintain our qualification as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain hedging and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of other shares of REITs, interest income derived from mortgage loans secured by real property, and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain hedging and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. While we do not expect to make investments in mortgage loans, partnerships in which we invest may do so. Under the rules relating to investments through partnerships, if we are deemed to earn interest income with respect to a mortgage loan that is secured by both real property and other property and the highest outstanding balance of the loan during a taxable year exceeds the fair market value of the real property on the date of our commitment to make or purchase the mortgage loan, the interest income will be apportioned between the real property and the other property, and the income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. With respect to loans to develop or improve real property, we are permitted to include as real property collateral for the foregoing apportionment purposes the sum of the fair market value of the undeveloped land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. The failure of a loan to qualify as an obligation secured by a mortgage on real property within the meaning of the REIT rules could adversely affect our ability to qualify as a REIT.

In the event a mortgage loan is modified, we may be required to retest the loan under the apportionment rules discussed above by comparing the outstanding balance of the modified loan to the fair market value of the collateral real property at the time of modification.

Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property for purposes of the income tests, and generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

Any amount includible in our gross income with respect to a regular or residual interest in a REMIC generally is treated as interest on an obligation secured by a mortgage on real property. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount that is treated as interest on an obligation secured by a mortgage on real property.

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Among the assets we may be deemed to hold as a result of an investment in a partnership are certain mezzanine loans secured by equity interests in a pass-through entity that directly or indirectly owns real property, rather than a direct mortgage on the real property. The IRS issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan, if it meets each of the requirements contained in the Revenue Procedure, will be treated by the IRS as a real estate asset for purposes of the REIT asset tests, and interest derived from it will be treated as qualifying mortgage interest for purposes of the 75% gross income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. Structuring a mezzanine loan to meet the requirements of the safe harbor may not always be practical, and the mezzanine loans that we are deemed to acquire may not meet all of the requirements for reliance on this safe harbor. Hence, there can be no assurance that the IRS will not challenge the qualification of such assets as real estate assets or the interest generated by these loans as qualifying income under the 75% gross income test. To the extent partnerships in which we invest make corporate mezzanine loans or acquire other commercial real estate corporate debt, such loans will not qualify as real estate assets and interest income with respect to such loans will not be qualifying income for purposes of the 75% gross income test.

Also through partnerships in which we invest, we may hold indirect participation interests in some loans, rather than direct ownership of the loan. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan and, if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan and grants junior participations which absorb losses first in the event of a default by the borrower. We generally expect that we would treat any such participation interests as an undivided ownership interest in the underlying loan, and thus as a qualifying real estate asset for purposes of the REIT asset tests that also generates qualifying mortgage interest for purposes of the 75% gross income test, to the extent that the loan underlying the participation is a qualifying real estate asset that generates qualifying income for such purposes. The appropriate treatment of participation interests for U.S. federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our intended treatment of such participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

We expect that any mortgage backed securities that we invest in, directly or through a partnership, will be treated either as interests in a grantor trust or as interests in a REMIC for U.S. federal income tax purposes and that all interest income from such mortgage backed securities will be qualifying income for the 95% gross income test. In the case of mortgage backed securities treated as interests in grantor trusts, we would be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans, and any mortgage loans that we own directly, would be qualifying income for purposes of the 75% gross income test to the extent that the obligation is adequately secured by real property, as discussed above. In the case of mortgage backed securities treated as interests in a REMIC for U.S. federal income tax purposes, income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests. However, if less than 95% of the assets of the REMIC are real estate assets, then only a proportionate part of our interest in the REMIC and income derived from the interest will qualify for purposes of the 75% gross income test. We expect that any interest income from mortgage backed securities that are not treated as an interest in a grantor trust or an interest in a REMIC will not be qualifying income for purposes of the 75% gross income test. Mortgage loans that may be held by a grantor trust or REMIC may not necessarily qualify as “real estate assets” for purposes of the REIT rules. As a result, it may be difficult, if not impossible, to determine whether income from certain CMBS investments will be qualifying 75% gross income. In addition, some REMIC securitizations include imbedded interest swap or cap contracts or other derivative instruments that potentially could produce non-qualifying income for the holder of the related REMIC securities.

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Fee Income

We do not contemplate originating any loans, but if partnerships in which we invest originate loans and receive various fees and expense reimbursements from borrowers in connection with originating loans, such amounts may be qualifying or disqualifying income. Fees that are for entering into agreements to make loans are qualifying income for both gross income tests. Other fees that are treated as “points” are treated as additional interest on the loan and are qualifying or nonqualifying based on whether the loan is a real estate asset. However, fees for services will not be qualifying income for purposes of both the 75% and 95% gross income tests. In addition, certain expense reimbursements received from the borrower, and even certain expenses paid by the borrower directly to a third party service provider, may result in nonqualifying income for both gross income tests to the extent such amounts are reimbursements for expenses that benefit us. Any fees earned by a TRS will not be included for purposes of the gross income tests but the use of a TRS to originate loans to avoid such nonqualifying income may increase the taxes paid by the TRS.

Dividend Income

We may receive material distributions from TRSs. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test.

If we invest in an entity treated as a “passive foreign investment company” or “controlled foreign corporation” for U.S. federal income tax purposes, we could be required to include our portion of its earnings in our income prior to the receipt of any distributions. Any such income inclusions would not be treated as qualifying income for purposes of the 75% gross income test and may not be qualifying income for purposes of the 95% gross income test.

Treatment of Certain Debt Instruments as Equity

Partnerships in which we invest may hold loans with relatively high loan-to-value ratios and/or high yields or may receive equity interests in borrowers in connection with loans they acquire. These features can cause a loan to be treated as equity for U.S. federal income tax purposes. Although we will not acquire loans and do not expect partnerships in which we invest to acquire such loans, there can be no assurance that the IRS will not challenge the treatment as debt for U.S. federal income tax purposes of one or more loans in which we hold an interest. In the event the IRS was successful in such a challenge, all or a portion of the income from any such loans received from borrowers that are treated as partnerships for U.S. federal income tax purposes may be viewed as guaranteed payments under the partnership tax rules, in which case such income may not be qualifying income for the REIT income tests, and may be treated as income from a prohibited transaction, which is excluded from the REIT income tests. As a result, such a recharacterization could adversely affect our ability to qualify as a REIT.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swap agreements, interest rate cap agreements, options, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury regulations, any income from a hedging transaction, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income test if (i) we enter into the hedging transaction in the normal course of business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, and the hedge is clearly identified as specified in Treasury regulations before the close of the day on which it was acquired, originated, or entered into, or (2) we enter into the hedging transaction primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests and the hedge is clearly identified as such before the close of the day on which it was acquired, originated, or entered into. To the extent that we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize its qualification as a REIT, but there can be no assurance that we will be successful in this regard.

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Rents from Real Property

We may invest in real property (through majority-owned subsidiaries with rights to receive preferred economic returns), and may invest in other interests in real property (including equity participations). However, to the extent that we own real property or interests therein, rents we receive qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under any particular lease, then all of the rent attributable to such personal property will not qualify as rents from real property. The determination of whether an item of personal property constitutes real or personal property under the REIT provisions of the Code is subject to both legal and factual considerations and therefore can be subject to different interpretations.

In addition, in order for rents received by us to qualify as “rents from real property,” the rent must not be based in whole or in part on the income or profits of any person. However, an amount will not be excluded from rents from real property solely by reason of being based on a fixed percentage or percentages of sales or if it is based on the net income of a tenant which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the subtenants would qualify as rents from real property, if earned directly by us. Moreover, for rents received to qualify as “rents from real property,” we generally must not furnish or render certain services to the tenants of such property, other than through an “independent contractor” who is adequately compensated and from which we derive no income or through a TRS. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payment for such services or, if greater, 150% of our cost of providing such services, does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the related rent.

Rental income will qualify as rents from real property only to the extent that we do not directly or constructively own, (1) in the case of any tenant which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such tenant, or (2) in the case of any tenant which is not a corporation, an interest of 10% or more in the assets or net profits of such tenant.

Phantom Income

Due to the nature of the assets in which we may invest, we may be required to recognize taxable income from those assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets. For example, certain rental income under leases may require recognition before the related cash receipts, and debt service may exceed the economic income generated from real estate secured by such debt. We will not acquire debt investments, but partnerships in which we invest may acquire debt instruments, and the tax treatment of various debt instruments requires holders to recognize income before the receipt of, or without receiving any, cash. For example, our partnerships could acquire debt instruments that provide for interest that accrues or is payable in kind, in which case we may be required to include a share of that income for tax purposes as it accrues rather than when it is paid in cash. To the extent our partnerships purchase debt instruments at a discount after their original issuance, the discount may represent “market discount.” Unlike original issue discount, market discount is not required to be included in income on a constant yield method. However, the holder is required to treat a portion of any principal payments as ordinary income in an amount equal to the market discount that has accrued while the holder held the debt instrument. If a holder ultimately collects less on a debt instrument than the purchase price and any original issue discount or accrued market discount that has been included in income, and we are required for income tax purposes to report these amounts on our tax return, there may be limitations on our ability to use any losses resulting from that debt instrument.

If we invest in partnerships that acquire loans that provide rights to participate in the appreciation of the collateral real property or that provide for other contingent payments based on the borrower’s performance and such equity features are part of the loan and not treated as a separate equity investment, we may be required to accrue for tax purposes our share (depending upon, among other things, the terms of the partnership agreement) of the projected increase in the yield on the loan attributable to the participation feature or contingent payments over the term of the loan, even though no cash attributable to the participation feature or contingent payments would be received until some point in the future, if ever. In circumstances where the equity participation is structured as a separate interest from the loans, the partnership would be required to allocate the amount paid for the loan and the equity interest between those securities and, depending on the circumstances, such allocation may result in additional discount on the loan that must be accrued for tax purposes over the life of the loan (even though no corresponding cash payment is made until later), and we may be required to recognize our share of the income that accrues.

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If debt instruments acquired below par are subsequently modified by agreement between the borrower and lender, such modifications may be treated as a taxable event in which the old debt instrument is exchanged for a new debt instrument, the value of which may be treated as equal to the face amount of the new debt instrument. The tax basis in such debt instruments being substantially less than the face value could give rise to significant income without any corresponding receipt of cash.

In addition, in the event that any debt instruments are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, a holder may nonetheless be required to continue to accrue the unpaid interest as taxable income.

Due to each of these potential timing differences between income recognition or expense deduction and cash receipts or disbursements, there is a risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other action to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “—Annual Distribution Requirements.”

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, and manage our assets so as to ensure our compliance with the gross income tests. We cannot assure you, however, that we will be able to satisfy the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter, we must also satisfy tests relating to the nature of our assets. At least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, and U.S. Government securities. For this purpose, real estate assets include loans secured by mortgages on real property to the extent described below, certain mezzanine loans and mortgage backed securities as described below, interests in real property (such as land, buildings, leasehold interests in real property), shares in other qualifying REITs and stock or debt instruments held for less than one year purchased with the proceeds from an offering of shares of our stock or certain debt and debt instruments issued by publicly offered REITs. A “publicly offered REIT” means a REIT which is required to file annual and periodic reports with the SEC under the Exchange Act. Assets that do not qualify for purposes of the 75% test and that are not securities of our TRSs are subject to the additional following asset tests: (i) the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets, and (ii) we generally may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value, and (iii) not more than 25% of our assets may consist of “nonqualified publicly offered REIT debt instruments.” A “nonqualified publicly offered REIT debt instrument” means debt instruments issued by publicly offered REITs that only qualify as “real estate assets” by virtue of provisions of the Code. In addition, the aggregate value of all securities of TRSs held by us may not exceed 20% of the value of our gross assets.

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The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (1) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (2) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (3) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into stock and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code. In the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (A) are not straight debt or other excluded securities (prior to the application of this rule), and (B) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, our interest as a partner in the partnership). As a result, the straight debt exception would not be available to us with respect to a loan where we also hold an equity participation in the borrower through a TRS.

As previously noted, we do not anticipate investing in debt instruments; however, partnerships in which we invest may do so, and for purposes of the REIT asset test, we are deemed to own our proportionate share of the partnership’s assets. A real estate mortgage loan that we are deemed to own generally will be treated as a real estate asset for purposes of the 75% REIT asset test if, on the date the mortgage loan is acquired, the value of the real property securing the loan is equal to or greater than the principal amount of the loan. Existing IRS guidance provides that certain rules described above that are applicable to the gross income tests may apply to determine what portion of a mortgage loan will be treated as a real estate asset if the mortgage loan is secured both by real property and other assets. Under special guidance issued by the IRS, if the value of the mortgage loan exceeds the greater of the current value of the real property securing the loan and the value of the real property securing the loan at the time our investee partnership committed to acquire the loan, such excess will not be a qualifying real estate asset. Furthermore, we may be required to retest modified loans to determine if the modified loan is adequately secured by real property as of the modification date if the modification results in a taxable exchange. However, under special guidance issued by the IRS, if a loan modification occurred as a result of default or there was a reasonable belief that there was a significant risk of default and the modification reduced such risk, we generally would not be required to retest such modified loan.

As discussed above under “—Gross Income Tests,” certain loans could be at risk of being treated as equity interests in the borrower for U.S. federal income tax purposes. In such cases, we would likely be treated as owning our proportionate share of the borrower’s assets (if the borrower is a pass-through entity) or as owning corporate stock (if the borrower is a corporation), which could adversely affect our ability to comply with the asset tests.

As discussed above under “—Gross Income Tests,” there may be circumstances in which mezzanine loans do not comply with the safe harbor under Revenue Procedure 2003-65. To the extent that any of mezzanine loans held by partnerships in which we invest do not meet all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, such loans may not be real estate assets and could adversely affect our REIT status.

As discussed above under “—Gross Income Tests,” participation interests in loans may not be treated as direct interests in the underlying mortgage loan, which may cause the participation interest to not qualify as a real estate asset.

Regular or residual interests in REMICs are generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. The IRS has issued guidance providing that, among other things, if a REIT holds a regular or residual interest in an “eligible REMIC” that informs the REIT that at least 80% of the REMIC’s assets constitute real estate assets, then the REIT may treat 80% of the value of the interest in the REMIC as a real estate asset for the purpose of the REIT asset tests. The remaining 20% of the value of the REIT’s interest in the REMIC would not qualify as a real estate asset for purposes of the REIT asset tests and could adversely affect our ability to qualify as a REIT. In the case of interests in grantor trusts, we will be treated as owning an undivided beneficial interest in the mortgage loans held by the grantor trust. Such mortgage loans will generally qualify as real estate assets for purposes of the 75% asset test to the extent they are secured by real property. Investments in mortgage backed securities that are not interests in a grantor trust or REMIC or government securities will not be treated as qualifying assets for purposes of the 75% asset test and will be subject to the 5% asset test, the 10% value test, the 10% vote test and the 20% securities test described above.

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We may enter into repurchase agreements under which we would nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We generally believe that we would be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such repurchase agreement, and the repurchase agreement would be treated as a secured lending transaction notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could successfully assert that we did not own the assets during the term of the repurchase agreement, which could impact our REIT status.

Failure to Satisfy the Asset Tests

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire assets during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which the identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we are permitted to avoid disqualification as a REIT, after the 30-day cure period, by taking steps, including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which we identified the failure to satisfy the REIT asset test) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 21%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)	the sum of:

	●	90% of our “REIT taxable income” (computed without regard to its deduction for dividends paid and its net capital gains); and

	●	90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first regular dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

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In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents. To avoid paying preferential dividends, we must treat every stockholder of the class of shares with respect to which we make a distribution the same as every other stockholder of that class, and we must not treat any class of shares other than according to its dividend rights as a class. Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends. Preferential dividends potentially include “dividend equivalent repurchases.” Accordingly, we intend to pay dividends pro rata within each class, and to abide by the rights and preferences of each class of our shares if there is more than one, and will seek to avoid dividend equivalent repurchases. See “— Taxation of Taxable U.S. Stockholders – Repurchases of Common stock” below for a discussion of when repurchases are dividend equivalent and measures we intend to take to avoid them.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary U.S. federal corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit or refund, as the case may be, for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a non-deductible 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash from operations to meet the distribution requirements, for example, due to timing differences between the actual receipt of cash and the inclusion of the corresponding items in income by us for U.S. federal income tax purposes prior to receipt of such income in cash or non-deductible expenditures. See “—Gross Income Tests – Phantom Income” above. In the event that such shortfalls occur, to meet our distribution requirements it might be necessary to arrange for short-term, or possibly long-term, borrowings, use cash reserves, liquidate non-cash assets at rates or times that we regard as unfavorable or pay dividends in the form of taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Excess Inclusion Income

If we directly or indirectly acquire a residual interest in a REMIC or equity interests in a taxable mortgage pool, a portion of our income from such arrangements may be treated as “excess inclusion income.” See “—Effect of Subsidiary Entities – Taxable Mortgage Pools.” We are required to allocate any excess inclusion income to our stockholders in proportion to their dividends. We would be subject to U.S. corporate tax to the extent of any excess inclusion income from the REMIC residual interest or taxable mortgage pool that is allocable to the percentage of our shares held in record name by “disqualified organizations,” which are generally certain cooperatives, governmental entities and tax-exempt organizations that are exempt from tax on UBTI. Because this tax would be imposed on us, however, unless we can recover the tax out of distributions to the disqualified organizations, all of our investors, including investors that are not disqualified organizations, would bear a portion of the tax cost associated with the classification of a portion of our assets as a taxable mortgage pool.

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Stockholders who are not disqualified organizations will have to treat our dividends as excess inclusion income to the extent of their allocable shares of our excess inclusion income. This income cannot be offset by net operating losses of our stockholders. If the stockholder is a tax-exempt entity and not a disqualified organization, then this income is fully taxable as UBTI under Section 512 of the Code. If the stockholder is a foreign person, it would be subject to U.S. federal income tax withholding on this income without reduction or exemption pursuant to any otherwise applicable income tax treaty. If the stockholder is a REIT, a regulated investment company, common trust fund or other pass-through entity, the stockholder’s allocable share of our excess inclusion income could be considered excess inclusion income of such entity.

Prohibited Transactions

Net income we derive from a prohibited transaction outside of a TRS is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT. The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates). Thus, we intend to conduct our operations so that assets owned by us that are inventory or held primarily for sale to customers in the ordinary course of business are held through a TRS. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances, and no assurance can be given that we will be successful in isolating all investments subject to the 100% tax in our TRSs or that we will not engage in prohibited transactions outside of our TRSs.

We may make non-controlling investments in partnerships. Such partnerships may engage in transactions that constitute prohibited transactions for purposes of the REIT rules, and accordingly, any gain that passes through to us from such partnerships would be subject to this 100% tax. Furthermore, for purposes of this 100% tax, income earned from a shared appreciation provision in a mortgage loan (see below) is treated as if the REIT sold an interest in the underlying property (thus subjecting such income to 100% tax if the shared appreciation mortgage is held outside of a TRS and the underlying property is inventory or held for sale). The 100% tax will not apply to gains from the sale of property held through a TRS or other taxable corporations (which are taxed at regular corporate rates). With respect to kickers treated as equity for U.S. federal income tax purposes, as well as any loans treated as equity interests in the borrowers for U.S. federal income tax purposes, income from such interests may be income from a prohibited transaction subject to the 100% tax if the underlying real property is treated as held as inventory or primarily for sale to customers. See “—Gross Income Tests.”

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum U.S. federal corporate rate (currently 21%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election is in effect will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or property held for sale in the hands of the selling REIT.

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Shared Appreciation Mortgages/Equity Participations

In connection with loans acquired by partnerships in which we invest, such partnerships obtain rights to share in the appreciation of the underlying collateral real property securing the mortgage loan. These participation features may be structured as “shared appreciation provisions” that are in connection with the loan itself or as a severable contingent right on the collateral. The participation features are sometimes referred to as “kickers.” To the extent the shared appreciation provision is in connection with the loan secured by real property, any income derived from the shared appreciation provision will be treated as gain from the sale of the collateral property for REIT income test purposes and for purposes of determining whether such income is income from a prohibited transaction. However, this treatment will not impact the character of the shared appreciation payment as contingent interest for other tax purposes. To the extent a participation feature is structured as a severable contingent right in the collateral property, or otherwise does not meet the definition of “shared appreciation provision,” we may either be treated as owning an equity interest in the collateral property for the REIT income and asset tests or as holding a loan that provides for interest based on net profits, which would not be qualifying income for both the 75% and 95% REIT income tests. We may hold severable contingent rights through a TRS, in which case they will be subject to corporate tax but will not generate non-qualifying income (except to the extent of TRS dividends for the 75% income test) or non-qualifying assets (except to the extent of the additional value in the TRS stock).

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT under specified relief provisions available to us to avoid such disqualification if (i) the violation is due to reasonable cause and not due to willful neglect, (ii) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (iii) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax (for taxable years beginning before December 31, 2017), on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current or accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of U.S. stockholders (as defined above) who are individuals at a maximum capital gains rate of 20%, and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. In addition, under the Tax Act, non-corporate stockholders, including individuals, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017, and before January 1, 2026. If we fail to qualify as a REIT, such stockholders may not claim this deduction with respect to dividends paid by us. Unless we are entitled to relief under the specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders that are not tax-exempt organizations.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders, including distributions that are reinvested pursuant to our distribution reinvestment plan, out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. stockholders who receive dividends from taxable subchapter C corporations. However, under the Tax Act, non-corporate U.S. holders, including individuals, generally may deduct 20% of dividends from a REIT, other than capital gain dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017, and before January 1, 2026. As discussed above, if we realize excess inclusion income and allocate it to a taxable U.S. stockholder, that income cannot be offset by net operating losses of such stockholder. As a result, participants in our distribution reinvestment plan may have a tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

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In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit or refund, as the case may be, for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 20% in the case of U.S. stockholders who are individuals and 21% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months generally are subject to a 25% maximum U.S. federal income tax rate for U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions from us in excess of our current or accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s common stock in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of a U.S. stockholder’s common stock, they will be treated as gain from the disposition of the shares and thus will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “—Taxation of the Company” and “—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us.

To the extent a U.S. stockholder elects to participate in our distribution reinvestment plan, a tax liability may be incurred for allocated distributions withheld and reinvested pursuant to our distribution reinvestment plan. A stockholder will be treated as if a cash distribution was received and then applied to a purchase of additional shares. If shares were purchased through our distribution reinvestment plan at a discount to their fair market value, it will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. A U.S. stockholder will be taxed on the amount of the distribution as a dividend to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as a capital gain distribution. A U.S. stockholder may be subject to back up withholding if certain tax requirements are not complied with. See “– Backup Withholding and Information Reporting.”

Dispositions of Our Common Stock

In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 20%, if such shares were held for more than one year, and will be taxed at ordinary income rates (of up to 37%) if such shares were held for one year or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 21%, whether or not classified as long-term capital gains.

Capital losses recognized by a U.S. stockholder upon the disposition of shares of our common stock held for more than one year at the time of disposition will be considered long-term capital losses (or short-term capital losses if the shares have not been held for more than one year), and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

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Repurchases of Common Stock

A repurchase of shares will be treated under Section 302 of the Code as a taxable distribution unless the repurchase satisfies one of the tests set forth in Section 302(b) of the Code enabling the repurchase to be treated as a sale or exchange of the repurchased shares. A repurchase that is not treated as a sale or exchange will be taxed in the same manner as regular distributions (e.g., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend), and a repurchase treated as a sale or exchange will be taxed in the same manner as other taxable sales discussed above.

The repurchase will be treated as a sale or exchange if it (i) is “substantially disproportionate” with respect to the stockholder, (ii) results in a “complete termination” of the stockholder’s interest in us, or (iii) is “not essentially equivalent to a dividend” with respect to the stockholder, all within the meaning of Section 302(b) of the Code. In determining whether any of these tests have been met, shares considered to be owned by the stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares actually owned, must generally be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) of the Code is satisfied with respect to any particular repurchase will depend upon the facts and circumstances as of the time the determination is made and the constructive ownership rules are complicated, prospective stockholders are advised to consult their own tax advisers to determine such tax treatment.

If a repurchase of shares is treated as a distribution that is taxable as a dividend, the amount of the distribution would be measured by the amount of cash and the fair market value of the property received by the stockholder whose shares were repurchased. In addition, although guidance is sparse, the IRS could take the position that stockholders who do not participate in any repurchase treated as a dividend should be treated as receiving a constructive stock distribution taxable as a dividend in the amount of the increased percentage ownership in us as a result of the repurchase, even though such stockholder did not actually receive cash or other property as a result of such repurchase. The amount of any such constructive dividend would be added to the non-repurchasing stockholder’s basis in his shares. It also is possible that under certain technical rules relating to the deduction for dividends paid, the IRS could take the position that repurchases taxed as dividends impair our ability to satisfy our distribution requirements under the Code. To avoid certain issues related to our ability to comply with the REIT distribution requirements, we have implemented procedures designed to track our stockholders’ percentage interests in our common stock and identify any such dividend equivalent repurchases, and we will decline to effect a repurchase to the extent that we believe that it would constitute a dividend equivalent repurchase. However, we cannot assure you that we will be successful in preventing all dividend equivalent repurchase. See “—Requirements for Qualification as a REIT ” and “— Annual Distribution Requirements.”

Liquidating Distributions

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a U.S. stockholder with respect to our common stock will be treated first as a recovery of the stockholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common stock. In general, the U.S. federal income tax rules applicable to REITs likely will require us to complete our liquidation within 24 months following our adoption of a plan of liquidation. Compliance with this 24 month requirement could require us to distribute unsold assets to a “liquidating trust.” Each stockholder would be treated as receiving a liquidating distribution equal to the value of the liquidating trust interests received by the stockholder. The U.S. federal income tax treatment of ownership an interest in any such liquidating trust would differ materially from the U.S. federal income tax treatment of an investment in our shares, including the potential incurrence of income treated as UBTI for tax-exempt stockholders.

Medicare Tax on Unearned Income

U.S. stockholders that are individuals, estates or trusts may be required to pay an additional 3.8% federal tax on net investment income including, among other things, dividends on and capital gains from the sale or other disposition of stock. U.S. stockholders should consult their tax advisors regarding the effect, if any, of this tax on their ownership and disposition of our common stock.

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Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and IRAs, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that regular distributions from a REIT to a tax exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Code (that is, where the acquisition or holding of the property is financed through a borrowing by the tax exempt stockholder) and (2) we do not, directly or through a partnership, hold REMIC residual interests or interests in a taxable mortgage pool that give rise to “excess inclusion income” distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax exempt U.S. stockholder. Excess inclusion income as allocated to a tax-exempt U.S. stockholder will be treated as UBTI (or, in the case of a disqualified organization, taxable to us). See “Excess Inclusion Income.”

Tax exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

A pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have satisfied the 5/50 Test but for a special rule that permits us to “look-through” such trusts to the ultimate beneficial owners of such trusts in applying the 5/50 Test.

Tax exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and non-U.S. tax consequences of owning our common stock.

Taxation of Non-U.S. Stockholders

General

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our common stock. In cases where a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, dividend income received in respect of our common stock and gain from the sale of our common stock generally will be “effectively connected income,” or ECI, subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. stockholder were a U.S. stockholder, and such dividend income may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty) on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation. Additionally, non-U.S. stockholders that are nonresident alien individuals who are present in the United States for 183 days or more during the taxable year and have a “tax home” in the United States are subject to a 30% withholding tax on their capital gains. The remaining discussion below assumes the dividends and gain generated in respect of our common stock is not effectively connected to a U.S. trade or business of the non-U.S. stockholder and that the non-U.S. stockholder is not present in the United States for more than 183 days during any taxable year.

To the extent a non-U.S. stockholder elects to participate in our distribution reinvestment plan, a tax liability may be incurred for allocated distributions withheld and reinvested pursuant to our distribution reinvestment plan. A stockholder will be treated as if a cash distribution was received and then applied to a purchase of additional shares. A non-U.S. stockholder may be subject to back up withholding. See “ – Backup Withholding and Information Reporting.”

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FIRPTA

Under FIRPTA gains from U.S. real property interests, or USRPIs, are treated as ECI subject to U.S. federal income tax at graduated rates in the same manner as if the non-U.S. stockholder were a U.S. stockholder (and potentially branch profits tax to non-U.S. corporations), and will generate return filing obligations in the United States for such non-U.S. stockholders. USRPIs for purposes of FIRPTA generally include interests in real property located in the United States and loans that provide the lender with a participation in the profits, gains, appreciation (or similar arrangements) of real property located in the United States. Loans secured by real property located in the United States that do not provide the lender with a participation in profits, gains, appreciation (or similar arrangements) of the real property are generally not treated as USRPIs.

In addition, stock of a domestic corporation (including a REIT such as us) will be a USRPI if at least 50% of its real property assets and assets used in a trade or business are USRPIs at any time during a prescribed testing period. Notwithstanding the foregoing rule, our common stock will not be a USRPI (i) if we are “domestically controlled,” (ii) if our common stock owned is of a class that is regularly traded on an established securities market and the selling non-U.S. stockholder owned, actually or constructively, 10% or less of our outstanding stock of that class at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition or the period of our existence), (iii) with respect to a selling non-U.S. stockholder that is a “qualified stockholder” (as described below) or (iv) with respect to a selling non-U.S. stockholder that is a “qualified foreign pension fund” (as described below). A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five-year period ending on the date of disposition of the REIT’s shares of common stock or the period of the REIT’s existence), less than 50% in value of its outstanding shares of common stock is held directly or indirectly by non-U.S. persons.

On December 29, 2022, the U.S. Department of Treasury published in the Federal Register a notice of proposed rulemaking (the “NPRM”), with proposed regulations under Section 897(h) of the Code setting forth a look-through test to determine whether a qualified investment entity is domestically controlled. In particular, under the proposed regulations, in determining whether a REIT is domestically controlled, a REIT is required to look through any nonpublic domestic corporation if 25% or more of the corporation’s stock (by value) is owned by foreign persons. Domestic corporations that are either publicly traded or whose foreign ownership is less than 25% would not be subject to the look-through rule and thus would be treated as U.S. persons for purposes of testing domestic control of the underlying REIT. The comment period in response to the NPRM closed on February 27, 2023, and as of the date of this offering circular, the U.S. Department of Treasury has not finalized the NPRM.

Our shares are not currently traded on an established securities market. We also cannot assure you that we will be domestically controlled at all times in the future. Thus, although we expect that many of our assets will not themselves be USRPIs, we cannot assure you that our stock is not or will not become a USRPI in the future.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of USRPIs will generally be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30% withholding tax or a reduced treaty rate.

Non-Dividend Distributions

A non-U.S. stockholder should not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of its stock. Instead, the excess portion of the distribution will reduce the adjusted basis of that stock. A non-U.S. stockholder generally will not be subject to U.S. federal income tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its stock unless our stock constitutes a USRPI. If our stock is a USRPI, distributions in excess of both our earnings and the non-U.S. stockholder’s basis in our stock will be treated as ECI subject to U.S. federal income tax. Regardless of whether the distribution exceeds basis, we will be required to withhold 15% of any distributions to non-U.S. stockholders in excess of our current year and accumulated earnings (i.e., including distributions that represent a return of the non-U.S. stockholder’s tax basis in our stock). The withheld amounts will be credited against any U.S. tax liability of the non-U.S. stockholder, and may be refundable to the extent such withheld amounts exceed the stockholder’s actual U.S. federal income tax liability. Even in the event our stock is not a USRPI, we may choose to withhold on the entire amount of any distribution at the same rate as we would withhold on a dividend because we may not be able to determine at the time we make a distribution whether or not the distribution will exceed our current and accumulated earnings and profits. However, a non-U.S. stockholder may obtain a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits, to the extent such withheld amounts exceed the stockholder’s actual U.S. federal income tax liability.

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Capital Gain Dividends

Subject to an exception that may apply if our stock is regularly traded on an established securities market or if the selling non-U.S. stockholder is a “qualified stockholder” or a “qualified foreign pension fund,” each as described below, under a FIRPTA “look-through” rule, any of our distributions to non-U.S. stockholders of gain attributable to the sale of a USRPI will be treated as ECI and subject to 35% withholding. Amounts treated as ECI under the look-through rule may also be subject to the 30% branch profits tax (subject to possible reduction under a treaty), after the application of the income tax to such ECI, in the case of a non-U.S. stockholder that is a corporation. In addition, we will be required to withhold tax equal to 35% of the maximum amount that could have been designated as capital gains dividends. Capital gain dividends received by a non-U.S. stockholder that are attributable to dispositions of our assets other than USRPIs are not subject to U.S. federal income tax. This FIRPTA look-through rule also applies to distributions in repurchases of shares and liquidating distributions, to the extent they represent distributions of gain attributable to the sale of a USRPI.

A distribution that would otherwise have been treated as gain from the sale of a USRPI under the FIRPTA look-through rule will not be treated as ECI, and instead will be treated as otherwise described herein without regard to the FIRPTA look-through rule, if (1) the distribution is received with respect to a class of stock that is regularly traded on an established securities market located in the United States, and (2) the recipient non-U.S. stockholder does not own more than 10% of that class of stock at any time during the one-year period ending on the date on which the distribution is received. We currently are not publicly traded and such rules will not apply unless and until our common stock becomes “regularly traded” on an established securities exchange in the future.

Dispositions of Our Common Stock

A sale of our common stock by a non-U.S. stockholder generally will not be subject to U.S. federal income tax unless our shares are a USRPI. If our shares are a USRPI, gain from the sale of our shares would be ECI to the non-U.S. stockholder. If our shares are not a USRPI, gain from the sale of our shares would not be subject to U.S. federal income tax.

To the extent our common stock is held directly (or indirectly through one or more partnerships) by a “qualified stockholder,” our common stock will not be treated as a USRPI. Further, to the extent such treatment applies, any distribution to such stockholder will not be treated as gain recognized from the sale or exchange of a USRPI. For these purposes, a qualified stockholder is generally a non-U.S. stockholder that (i)(A) is eligible for treaty benefits under an income tax treaty with the United States that includes an exchange of information program, and the principal class of interests of which is listed and regularly traded on one or more stock exchanges or (B) is a foreign limited partnership organized in a jurisdiction with an exchange of information agreement with the United States and that has a class of regularly traded limited partnership units (having a value greater than 50% of the value of all partnership units) on the New York Stock Exchange or Nasdaq, (ii) is a “qualified collective investment vehicle” (within the meaning of Section 897(k)(3)(B) of the Code) and (iii) maintains records of persons holding 5% or more of the class of interests described in clauses (i)(A) or (i)(B) above. However, in the case of a qualified stockholder having one or more “applicable investors,” the exception described in the first sentence of this paragraph will not apply with respect to a portion of the qualified stockholder’s shares of common stock (determined by applying the ratio of the value of the interests held by applicable investors in the qualified stockholder to the value of all interests in the qualified stockholder and applying certain constructive ownership rules). Such ratio applied to the amount realized by a qualified stockholder on the disposition of our shares or with respect to a distribution from us attributable to gain from the sale or exchange of a USRPI will be treated as amounts realized from the disposition of USRPIs. For these purposes, an “applicable investor” is a person who holds an interest in the qualified stockholder and holds more than 10% of our common stock applying certain constructive ownership rules.

FIRPTA will not apply to any USRPI held directly (or indirectly through one or more partnerships) by, or to any distribution received from a REIT by, a “qualified foreign pension fund” or any entity all of the interests of which are held by a qualified foreign pension fund. For these purposes, a “qualified foreign pension fund” is an organization or arrangement (i) created or organized in a foreign country, (ii) established to provide retirement or pension benefits to current or former employees (or their designees) of one or more employers for services rendered, (iii) which does not have a single participant or beneficiary that has a right to more than 5% of its assets or income, (iv) which is subject to government regulation and provides annual information reporting about its beneficiaries to relevant local tax authorities and (v) with respect to which, under its local laws, contributions that would otherwise be subject to tax are deductible or excluded from its gross income or taxed at a reduced rate, or taxation of its income is deferred or taxed at a reduced rate.

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Repurchases and Liquidating Distributions

A repurchase of shares by a non-U.S. stockholder will be treated as a regular distribution or as a sale or exchange of the repurchased shares under the same rules of Section 302 of the Code that apply to U.S. stockholders and which are discussed above under “Taxation of Taxable U.S. Stockholders—Repurchases of Common Stock.” Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a repurchase treated as a sale or exchange of our shares would be ECI to the non-U.S. stockholder and (ii) if our shares are not a USRPI, gain from a repurchase treated as a sale or exchange of our shares would not be subject to U.S. federal income tax.

Once we have adopted (or are deemed to have adopted) a plan of liquidation for U.S. federal income tax purposes, liquidating distributions received by a non-U.S. stockholder with respect to our common stock will be treated first as a recovery of the stockholder’s basis in the shares (computed separately for each block of shares) and thereafter as gain from the disposition of our common stock. Subject to the FIRPTA look-through rule, (i) if our shares are a USRPI, gain from a liquidating distribution with respect to our shares would be ECI to the non-U.S. stockholder and (ii) if our shares are not a USRPI, gain from a liquidating distribution with respect to our shares would not be subject to U.S. federal income tax.

The IRS takes the view that under the FIRPTA look-through rule, but subject to the exception described above that may apply to a holder of no more than 10% of our common stock if shares of our common stock are regularly traded on an established securities market, distributions in repurchases of shares of our common stock and liquidating distributions to non-U.S. stockholders will be treated as ECI and subject to 35% withholding, and also potentially subject to branch profits tax in the case of corporate non-U.S. stockholders, to the extent that the distributions are attributable to gain from the sale of a USRPI, regardless of whether our stock is a USRPI and regardless of whether the distribution is otherwise treated as a sale or exchange.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. In addition, we may be required to withhold a portion of dividends or capital gain distribution to any U.S. stockholder who fails to certify their non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of shares of our common stock within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of shares of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Foreign Accounts and FATCA

The Foreign Account Tax Compliance Act, commonly referred to as FATCA, currently imposes withholding taxes on certain U.S. source passive payments to “foreign financial institutions” and certain other non-U.S. entities. Under FATCA, the failure to comply with additional certification, information reporting and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to U.S. stockholders who own shares of our common stock through foreign accounts or foreign intermediaries and certain non-U.S. stockholders. FATCA imposes a 30% withholding tax on dividends on our common stock paid to a foreign financial institution or to a foreign entity other than a financial institution, unless (i) the foreign financial institution undertakes certain diligence and reporting obligations or (ii) the foreign entity is not a financial institution and either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. If the payee is a foreign financial institution (that is not otherwise exempt), it must either (1) enter into an agreement with the U.S. Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements or (2) in the case of a foreign financial institution that is resident in a jurisdiction that has entered into an intergovernmental agreement to implement FATCA, comply with the revised diligence and reporting obligations of such intergovernmental agreement. Prospective investors should consult their tax advisors regarding the application of FATCA to an investment in the Company.

State, Local and Non-U.S. Taxes

We and our stockholders may be subject to state, local or non-U.S. taxation in various jurisdictions, including those in which it or they transact business, own property or reside. The state, local or non-U.S. tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any non-U.S. taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and non-U.S. income and other tax laws on an investment in our common stock.

Tax Aspects of Our Partnerships

The following discussion summarizes the material U.S. federal income tax considerations that are applicable to our direct and indirect investments in our subsidiaries that are taxed as partnerships for U.S. federal income tax purposes, each individually referred to as a “Partnership” and, collectively, as the “Partnerships.” The following discussion does not address state or local tax laws or any U.S. federal tax laws other than income tax laws.

Classification as Partnerships

We are required to include in our income our distributive share of each Partnership’s income and allowed to deduct our distributive share of each Partnership’s losses but only if such Partnership is classified for U.S. federal income tax purposes as a partnership rather than as a corporation or an association treated as a corporation. An unincorporated entity with at least two owners, as determined for U.S. federal income tax purposes, will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:

●	is treated as a partnership under the Treasury Regulations relating to entity classification, or the “check-the-box regulations”; and

●	is not a “publicly traded partnership.”

Under the check-the-box regulations, an unincorporated entity with at least two owners may elect to be classified either as an association treated as a corporation or as a partnership for U.S. federal income tax purposes. If such an entity does not make an election, it generally will be taxed as a partnership for U.S. federal income tax purposes.

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A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. A publicly traded partnership generally is treated as a corporation for U.S. federal income tax purposes, but will not be so treated if, for each taxable year beginning after December 31, 1987 in which it was classified as a publicly traded partnership, at least 90% of the partnership’s gross income consisted of specified passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the “90% passive income exception.” The Treasury Regulations provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. If any Partnership does not qualify for any safe harbor and is treated as a publicly traded partnership, we believe that such Partnership would have sufficient qualifying income to satisfy the 90% passive income exception and, therefore, would not be treated as a corporation for U.S. federal income tax purposes.

Our operating partnership is currently wholly owned by us and a disregarded entity that we wholly own. Accordingly, for federal income tax purposes, our operating partnership is also currently a disregarded entity. However, if our operating partnership issues interests to anyone other than us or one of our disregarded entities, it would lose its status as a disregarded entity for federal income tax purposes, and we would intend for it to be classified as a partnership for U.S. federal income tax purposes. We will not elect to cause it to be treated as an association taxable as a corporation.

We have not requested, and do not intend to request, a ruling from the IRS that any Partnership is or will be classified as a partnership for U.S. federal income tax purposes. If, for any reason, a Partnership were treated as a corporation, rather than as a partnership, for U.S. federal income tax purposes, we may not be able to qualify as a REIT, unless we qualify for certain statutory relief provisions. See “– Gross Income Tests – Failure to Satisfy the Gross Income Tests,” “– Asset Tests – Failure to Satisfy the Asset Tests” and “– Failure to Qualify.” In addition, any change in a Partnership’s status for U.S. federal income tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “– Annual Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to us, and we would be treated as a stockholder for U.S. federal income tax purposes. Consequently, such Partnership would be required to pay income tax at U.S. federal corporate income tax rates on its net income, and distributions to us would constitute dividends that would not be deductible in computing such Partnership’s taxable income.

Income Taxation of Partnerships and Their Partners

Partners, Not the Partnerships, Subject to Tax

A partnership is not a taxable entity for U.S. federal income tax purposes. Rather, we are required to take into account our distributive share of each Partnership’s income, gains, losses, deductions, and credits for each taxable year of the Partnership ending with or within our taxable year, even if we receive no distribution from the Partnership for that year or a distribution that is less than our share of taxable income. Similarly, even if we receive a distribution, it may not be taxable if the distribution does not exceed our adjusted tax basis in our interest in the Partnership.

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Partnership Allocations

Although an agreement among the owners of an entity taxed as a partnership for U.S. federal income tax purposes generally will determine the allocation of income and losses among the owners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the “partners’ interests in the partnership,” which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the owners with respect to such item.

Tax Allocations With Respect to Contributed Properties

Income, gain, loss, and deduction attributable to appreciated or depreciated property contributed to an entity taxed as a partnership for U.S. federal income tax purposes in exchange for an interest in such entity must be allocated for U.S. federal income tax purposes in a manner such that the contributing owner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution (the “704(c) Allocations”). The amount of such unrealized gain or unrealized loss, referred to as “built-in gain” or “built-in loss,” at the time of contribution is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at that time, referred to as a book-tax difference.

A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of the allocation of depreciation deductions to the contributing owner for book purposes, but not for tax purposes. The Treasury Regulations require entities taxed as partnerships for U.S. federal income tax purposes to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outline several reasonable allocation methods.

Any gain or loss recognized by a partnership on the disposition of contributed properties generally will be allocated first to the partners of the partnership who contributed such properties to the extent of their built-in gain or loss on those properties for U.S. federal income tax purposes, as adjusted to take into account reductions in book-tax differences described in the previous paragraph. Any remaining gain or loss recognized by the partnership on the disposition of the contributed properties generally will be allocated among the partners in accordance with their partnership agreement unless such allocations and agreement do not satisfy the requirements of applicable Treasury Regulations, in which case such allocation will be made in accordance with the “partners’ interests in the partnership.”

Under the “traditional method,” as well as certain other reasonable methods available to us, built-in gain or loss with respect to our depreciable properties (i) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than for economic purposes and (ii) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic gain allocated to us as a result of such sale, with a corresponding tax benefit to the contributing partners.

Basis in Partnership Interest

Our adjusted tax basis in any Partnership interest we own generally will be:

●	the amount of cash and the basis of any other property we contribute to the Partnership;

●	increased by our distributive share of the Partnership’s income (including tax-exempt income) and any increase in our allocable share of indebtedness of the Partnership; and

●	reduced, but not below zero, by our distributive share of the Partnership’s loss (including any non-deductible items), the amount of cash and the basis of property distributed to us, and any reduction in our allocable share of indebtedness of the Partnership.

Loss allocated to us in excess of our basis in a Partnership interest will not be taken into account for U.S. federal income tax purposes until we again have basis sufficient to absorb the loss. A reduction of our allocable share of Partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in the Partnership interest. Distributions, including constructive distributions, in excess of the basis of our Partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.

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Sale of a Partnership’s Property

Generally, any gain realized by a Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of the gain treated as depreciation or cost recovery recapture. Our share of any Partnership’s gain from the sale of inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction subject to a 100% tax. See “– Prohibited Transactions.”

Legislative or Other Actions Affecting REITs

The foregoing discussion is only a summary and is based upon existing federal income tax law. You should recognize that the federal income tax treatment of an investment in us may be modified at any time by legislative, judicial or administrative action. Any such changes may have a retroactive effect with respect to existing transactions and investments and may modify the statements made above. In particular, the Tax Act includes sweeping changes to U.S. tax laws and represents the most significant changes to the Code since 1986. You are urged to consult with your own tax advisor with respect to the impact of recent legislation, including the Tax Act and CARES Act, on your investment in our shares.

THE FOREGOING DISCUSSION SHOULD NOT BE CONSIDERED TO DESCRIBE FULLY THE FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN US. YOU ARE STRONGLY ADVISED TO CONSULT WITH YOUR TAX ADVISORS WITH RESPECT TO THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX CONSEQUENCES OF AN INVESTMENT IN US.

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ERISA CONSIDERATIONS

This summary is based on provisions of ERISA and the Code and the regulations issued thereunder through the date of this offering circular and is designed only to provide a general conceptual understanding of certain basic issues relevant to a benefit plan investor. We cannot assure you that adverse tax or labor decisions or legislative, regulatory or administrative changes that would significantly modify the statements expressed herein will not occur. Any such changes may or may not apply to transactions entered into prior to the date of their enactment.

ERISA is a broad statutory framework that governs most U.S. tax-qualified retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor, or the DOL, under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA, or ERISA Plans, and their legal advisors. In particular, a fiduciary of an ERISA Plan or IRA should consider whether an investment in our common stock satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

On June 5, 2019, the SEC finalized Regulation Best Interest which, among other things, generally requires a heightened standard of care for broker-dealers (i.e., that they act in the “best interest” of their retail customers when recommending securities transactions) and clarifies the SEC’s views of the fiduciary duty that investment advisors owe their clients. In addition, on December 18, 2020, the U.S. Department of Labor finalized a prohibited transaction class exemption allowing investment advisors, broker-dealers, banks, insurance companies and other financial firms that provide fiduciary investment advice to give retirement investment advice using “Impartial Conduct Standards,” which are intended to be consistent with the Regulation Best Interest issued by the SEC and the fiduciary duty of registered investment advisers under securities laws. The Impartial Conduct Standards generally require investment advice fiduciaries to provide advice in the best interest of retirement investors, charge only reasonable compensation, and make no materially misleading statements. The new exemption also describes when advice about rollovers to IRAs could be considered fiduciary advice under ERISA and the Code. ERISA Plans and IRAs are urged to consult with their own advisors regarding impact of these rules on purchasing and holding investments in our common stock.

In determining whether an investment in our common stock is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our common stock, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our Manager nor any of its affiliates has any responsibility for developing any overall investment strategy for any ERISA Plan or for advising any ERISA Plan as to the advisability or prudence of an investment in us. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan to consider whether an investment in our common stock by the ERISA Plan, when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan or IRA and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to ERISA Plans or IRAs, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded, including restoring to the ERISA Plan or IRA any profit realized on the transaction and reimbursing the ERISA Plan or IRA for any losses suffered by the ERISA Plan or IRA as result of the investment. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies. For IRAs, if an IRA engages in a non-exempt prohibited transaction, the tax-exempt status of the IRA may be lost and result in a taxable deemed distribution of the assets of the IRA.

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An ERISA Plan or IRA that proposes to invest in our common stock may already maintain a relationship with our Manager or one or more of its affiliates, as a result of which our Manager or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such ERISA Plan or IRA (e.g., if our Manager or such affiliate provides investment management, investment advisory or other services to that ERISA Plan or IRA). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by certain “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the ERISA Plan or IRA that is motivated solely by the interests of the ERISA Plan or IRA. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the ERISA Plan or IRA to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration or benefit. In this circumstance, ERISA Plans or IRAs that propose to invest in our common stock should consult with their counsel to determine whether an investment in our common stock would result in a non-exempt transaction that is prohibited by ERISA or Section 4975 of the Code.

If our assets were considered to be assets of an ERISA Plan, referred to as Plan Assets in this offering circular, our management might be deemed to be fiduciaries of the investing ERISA Plan. In this event, the operation of the Company could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of Section 4975 of the Code.

The DOL has promulgated the Plan Assets Regulation that provides guidelines as to whether, and under what circumstances, the underlying assets of an entity will be deemed to constitute plan assets for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975.

Under the Plan Assets Regulation, the assets of an entity in which an ERISA Plan acquires an “equity interest” will generally be deemed to be assets of such ERISA Plan unless the entity satisfies one of the exceptions to this general rule. Generally, the exceptions require that the investment in the entity be one of the following:

●	in securities issued by an investment company registered under the Investment Company Act;

●	in “publicly offered securities,” defined generally as interests that are “freely transferable,” “widely held” and registered with the SEC;

●	in an “operating company” which includes “venture capital operating companies” and “real estate operating companies;” or

●	in which equity participation by “benefit plan investors” is not significant.

The shares will constitute an “equity interest” for purposes of the Plan Assets Regulation. The shares may not constitute “publicly offered securities” for purposes of the Plan Assets Regulation. In addition, the shares will not be issued by a registered investment company.

The 25% Limit. Under the Plan Assets Regulation, and assuming no other exception applies, an entity’s underlying assets would be deemed to include plan assets subject to ERISA on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the value of any class of equity interests in the entity is held by “benefit plan investors,” referred to as the 25% Limit in this offering circular. For purposes of this determination, the value of equity interests held by a person (other than a benefit plan investor) that has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee with respect to such assets (or any affiliate of such a person) is disregarded. The term “benefit plan investor” is defined in the Plan Assets Regulation as (i) any employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) any plan that is subject to Section 4975 of the Code, which includes IRAs, and (iii) any entity whose underlying assets include Plan Assets by reason of a plan’s investment in the entity (to the extent of such plan’s investment in the entity). Thus, our assets would not be considered to be plan assets for purposes of ERISA so long as the 25% Limit is not exceeded. Our charter and/or operating partnership agreement provide that if benefit plan investors exceed the 25% Limit, we may repurchase their interests at a price equal to the then current NAV per share. We intend to rely on this aspect of the Plan Assets Regulation.

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Operating Companies. Under the Plan Assets Regulation, an entity is an “operating company” if it is primarily engaged, directly or through a majority-owned subsidiary or subsidiaries, in the production or sale of a product or service other than the investment of capital. In addition, the Plan Assets Regulation provides that the term operating company includes an entity qualifying as a real estate operating company, or REOC, or a venture capital operating company, or VCOC. An entity is a REOC if: (i) on its “initial valuation date and on at least one day within each annual valuation period,” at least 50% of the entity’s assets, valued at cost (other than short-term investments pending long-term commitment or distribution to investors) are invested in real estate that is managed or developed and with respect to which such entity has the right to substantially participate directly in management or development activities; and (ii) such entity in the ordinary course of its business is engaged directly in the management or development of real estate during the 12-month period. The “initial valuation date” is the date on which an entity first makes an investment that is not a short-term investment of funds pending long-term commitment. An entity’s “annual valuation period” is a pre-established period not exceeding 90 days in duration, which begins no later than the anniversary of the entity’s initial valuation date. Certain examples in the Plan Assets Regulation clarify that the management and development activities of an entity looking to qualify as a REOC may be carried out by independent contractors (including, in the case of a partnership, affiliates of the general partner) under the supervision of the entity. An entity will qualify as a VCOC if (i) on its initial valuation date and on at least one day during each annual valuation period, at least 50% of the entity’s assets, valued at cost, consist of “venture capital investments,” and (ii) the entity, in the ordinary course of business, actually exercises management rights with respect to one or more of its venture capital investments. The Plan Assets Regulation defines the term “venture capital investments” as investments in an operating company (other than a VCOC) with respect to which the investor obtains management rights.

If the 25% Limit is exceeded and we do not exercise our right to repurchase the shares of benefit plan investors as described above, we may try to operate in a manner that will enable us to qualify as a VCOC or a REOC or to meet such other exception as may be available to prevent our assets from being treated as plan assets of any investing ERISA Plan for purposes of the Plan Assets Regulation. Accordingly, we believe, on the basis of the Plan Assets Regulation, that our underlying assets should not constitute plan assets for purposes of ERISA. However, no assurance can be given that this will be the case.

If our assets are deemed to constitute plan assets, certain of the transactions in which we might normally engage could constitute a non-exempt “prohibited transaction” under ERISA or Section 4975 of the Code. In such circumstances, in our sole discretion, we may void or undo any such prohibited transaction, and we may require each investor that is a “benefit plan investor” to repurchase their shares upon terms that we consider appropriate.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in our common stock.

Shares sold by us may be purchased or owned by investors who are investing ERISA Plan assets. Our acceptance of an investment by an ERISA Plan should not be considered to be a determination or representation by us or any of our respective affiliates that such an investment is appropriate for an ERISA Plan. In consultation with its advisors, each prospective ERISA Plan investor should carefully consider whether an investment in the Company is appropriate for, and permissible under, the terms of the ERISA Plan’s governing documents.

Governmental plans, foreign plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, foreign, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel and advisors before deciding to invest in our common stock.

IRAs and non-ERISA Keogh plans, while not subject to ERISA, are subject to the provisions of Section 4975 of the Code, prohibiting transactions with “disqualified persons” and investments and transactions involving fiduciary conflicts. A prohibited transaction or conflict of interest could arise if the fiduciary making the decision to invest has a personal interest in or affiliation with the Company or any of its respective affiliates. In the case of an IRA, a prohibited transaction or conflict of interest that involves the beneficiary of the IRA could result in disqualification of the IRA. A fiduciary for an IRA who has any personal interest in or affiliation with the Company or any of its respective affiliates, should consult with his or her tax and legal advisors regarding the impact such interest may have on an investment in our shares with assets of the IRA.

Employee benefit plan investors should also consider the limited liquidity of an investment in our common stock as it relates to the minimum distribution requirements under the Code, if applicable, and as it relates to other distributions (such as, for example, cash out distributions) that may be required under the terms of the benefit plan from time to time. In addition, fiduciaries of ERISA Plans may be required to determine the fair market value of the assets of such ERISA Plans on at least an annual basis and, sometimes, more frequently. Employee benefit plan investors should consider whether an investment in our stock will inhibit the plan’s ability to value its plan assets in accordance with ERISA and the terms of the plan.

145

PLAN OF DISTRIBUTION

We are offering in this Second Follow-on Offering up to $71,628,340 in shares of our common stock (comprising $66,923,263 in shares in our primary offering and $4,705,077 in shares pursuant to our distribution reinvestment plan under Rule 251(d)(3)(i)(B) of Regulation A), which represents the value of the shares available to be offered as of July 1, 2024 out of the rolling 12-month maximum offering amount of $75 million in shares of our common stock. All shares of our common stock being offered hereby will only be offered on the Realty Mogul Platform at www.realtymogul.com.

Our Sponsor has entered into a Selling and Distribution Agreement with RM Securities. Pursuant to the Selling and Distribution Agreement, our Sponsor will pay up to a 1.00% commission on the proceeds from the sale of any shares that the broker executed. These commissions will not be paid by, or charged to, either the Company or its investors. Additionally, our Sponsor will pay the broker for any reimbursements, including miscellaneous expenses such as mailing or copy charges, which, collectively, shall not exceed $1,000, and such reimbursements are items of value under FINRA rules. All items of underwriting compensation in connection with this offering, from any source, payable or reimbursed to, or paid on behalf of, RM Securities, its affiliates or other participating broker-dealers, shall not exceed an amount that equals 10% of the gross offering proceeds of our primary offering. In addition, total organization and offering expenses will not exceed 15% of the gross proceeds of the offering, which 15% includes the 10% limit on underwriting compensation. We expect that all sales of shares of our common stock on the Realty Mogul Platform will be executed through RM Securities during this offering. The use of the Realty Mogul Platform by RM Securities is pursuant to a software and technology license agreement between RM Securities and RM Technologies. Certain employees of Realty Mogul, Co. are also registered representatives sponsored by RM Securities. RM Securities may engage additional broker-dealers or financial advisors that are members of FINRA, which we refer to as participating broker-dealers, to sell our common shares. We anticipate that RM Securities’ activity on our behalf will be conducted largely by such registered representatives, and a portion of the sales commission received by RM Securities will be paid to those registered representatives. These dual employees also receive compensation from Realty Mogul, Co., a portion of which is considered an item of value under FINRA rules.

The Selling and Distribution Agreement may be terminated by our Sponsor or RM Securities, as applicable, at any time (i) upon ninety days’ prior written notice to the other party, or (ii) immediately in the event of a material breach by the other party, and shall automatically terminate at the close of business on the date this offering is terminated.

The Company has incurred legal expenses of approximately $98,000 as of the date of this offering circular in conjunction with this Second Follow-on Offering, which will benefit RM Securities. These legal fees are included in organization and offering expenses described in “Management Compensation” and will be reimbursed according to the reimbursement procedures for organization and offering expenses described elsewhere in this offering circular. In addition, in connection with services as a member of the board of directors, Ms. Helman receives annually 1,000 shares of common stock, the price of which equals the NAV per share at the time of issuance.

Our Sponsor, which is an affiliate of RM Securities, previously acquired 10,000 shares of our common stock at a price equal to the initial public offering price in connection with our formation. Pursuant to the management agreement, our Sponsor will not be permitted to sell this initial investment in our common stock while it remains our Sponsor, but it may transfer this initial investment to its affiliates.

The Realty Mogul Platform is not subject to the registration requirements of Section 304 of the JOBS Act because it does not offer and sell securities pursuant to Section 4(a)(6) of the Securities Act, and, therefore, does not meet the definition of a “funding portal.”

This offering circular will be furnished to prospective investors upon their request via electronic PDF format and will be available for viewing and download 24 hours per day, 7 days per week on the Realty Mogul Platform website, as well as on the SEC’s website at www.sec.gov.

In order to subscribe to purchase shares of our common stock, a prospective investor must electronically complete, sign and deliver to us an executed subscription agreement like the one attached as an exhibit to this offering circular and make arrangements to pay for its subscription amount in accordance with the instructions provided therein. If a prospective investor elects to participate in our distribution reinvestment plan, distributions earned from shares purchased will be automatically reinvested pursuant to our distribution reinvestment plan. See “Description of Our Common Stock – Distribution Reinvestment Plan” and Exhibit 4.2.

An investor will become a stockholder of the Company, including for tax purposes, and the shares of our common stock will be issued, as of the date of settlement. Settlement will not occur until an investor’s funds have cleared and our Manager accepts the investor as a stockholder. Once submitted, an investor’s subscription is irrevocable. The number of shares of our common stock issued to an investor will be calculated based on the price per share in effect on the date we receive the subscription.

The Company, or the Manager, acting on the Company’s behalf, reserves the right to reject any investor’s subscription in whole or in part for any reason, including if the Company, or the Manager, acting on the Company’s behalf determines in its sole and absolute discretion that such investor is not a “qualified purchaser” for purposes of Section 18(b)(4)(D)(ii) of the Securities Act. If any prospective investor’s subscription is rejected, the Company will not draw funds from the prospective investor and any funds received from such investor will be returned without interest or deduction.

146

State Law Exemption and Offerings to “Qualified Purchasers”

Our shares of common stock are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “blue sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that our shares of common stock offered hereby are offered and sold only to “qualified purchasers” or at a time when our common stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501 of Regulation D and (ii) all other investors so long as their investment in shares of our common stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Certificates Will Not be Issued

We will not issue certificates. Instead, our outstanding shares of common stock will be recorded and maintained on the Company’s stockholder register.

Transferability of Shares of Our Common Stock

Shares of our common stock are generally freely transferable by our stockholders subject to any restrictions imposed by applicable securities laws or regulations, compliance with the transfer provisions of our charter related to REIT compliance ownership limits and analogous regulatory compliance and receipt of appropriate documentation. The transfer of any shares of our common stock in violation of our charter will be deemed invalid, null and void, and of no force or effect. Any person to whom shares of our common stock are attempted to be transferred in violation of our charter will not be entitled to vote on matters coming before the stockholders, receive distributions from the Company or have any other rights in or with respect to our common stock. We will not have the ability to reject a transfer of shares of our common stock where all applicable transfer requirements, including those imposed under the transfer provisions of our charter, are satisfied.

Advertising, Sales and other Promotional Materials

In addition to this offering circular, subject to limitations imposed by applicable securities laws, we expect to use additional advertising, sales and other promotional materials in connection with this offering, although only when accompanied by or preceded by the delivery of this offering circular, including, in the context of electronic sales materials, a hyperlink to the offering circular. These materials may include: property brochures, articles and publications concerning real estate, public advertisements, audio-visual materials, “pay per click” advertisements on social media and search engine internet websites, electronic correspondence transmitting the offering circular, electronic brochures containing a summary description of this offering, electronic fact sheets describing the general nature of this offering and our investment objectives, online investor presentations, website material, electronic media presentations, client seminars and seminar advertisements and invitations, and third-party industry-related article reprints in each case only as authorized by us. In addition, the sales material may contain certain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material. These materials will not give a complete understanding of this offering, us or our common stock and are not to be considered part of this offering circular. This offering is made only by means of this offering circular and prospective investors must read and rely on the information provided in this offering circular in connection with their decision to invest in shares of our common stock. Any information in any of the aforementioned materials are qualified in their entirety by the statements made in this offering circular.

147

HOW TO SUBSCRIBE

Subscription Procedures

Investors seeking to purchase shares of our common stock who satisfy the “qualified purchaser” standards should proceed as follows:

●	Read this entire offering circular and any supplements accompanying this offering circular.

●	Electronically complete and execute a copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included as an exhibit to this offering circular. As outlined in the subscription agreement, each investor will need to electronically complete a Form W-9.

●	Electronically provide ACH instructions to us for the full purchase price of shares of our common stock being subscribed for.

By executing the subscription agreement, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets the minimum standards of a “qualified purchaser,” and that for investors who do not qualify as “accredited investors” under Rule 501 of Regulation D, such subscription for shares of our common stock does not exceed 10% of the greater of such investor’s annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Subscriptions will be effective only upon our acceptance, and the Company, or the Manager, acting on the Company’s behalf, reserves the right, in its sole discretion, to reject any subscription or investment in whole or in part.

In addition, if we accept a subscription and it is subsequently discovered that any information in such subscription document is inaccurate or incomplete, we reserve the right to repurchase such investor’s shares at a price equal to the most recently announced NAV per share of our common stock.

Minimum Purchase Requirements

For non-IRAs and other tax deferred accounts, you must initially purchase at least $5,000 in common stock and at least $1,000 for subsequent investments. For IRA and other tax deferred accounts, you must initially purchase at least $5,000 in common stock and at least $1,000 in common stock for subsequent investments. You should note that an investment in our shares will not in itself create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. In the board of directors’ discretion, we may in the future increase or decrease the minimum investment amount for all new purchasers. We will disclose any new investment amount on the Realty Mogul Platform at least two days in advance of that new minimum amount taking effect. Any change to the minimum investment amount will apply prospectively to all new purchasers.

If you have satisfied the applicable minimum purchase requirement, any additional purchase must be at least $1,000 in common stock. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan. In the board of directors’ discretion, we may in the future increase or decrease the minimum investment amount required for investments beyond the initial purchase.

Purchase of Shares by Retirement Accounts

With respect to any investor who elects to open a new account with our preferred independent custodian to purchase shares through an IRA or other tax deferred account, our Sponsor will not pay custodial account maintenance fees. Neither we nor any of our affiliates are affiliated with, or receive any compensation or any other remuneration from, any such custodian, nor do we or our Manager offer any retirement plans or investment advice to any individual investor. Any statements made or information provided by such custodian are made solely by such custodian and do not represent of the position or opinions of, are not endorsed by and are not binding on us or our affiliates.

148

LEGAL MATTERS

Certain legal matters, including the validity of shares of our common stock offered hereby, have been passed upon for us by Venable, LLP, Baltimore, Maryland.

EXPERTS

The consolidated financial statements of RealtyMogul Apartment Growth REIT, Inc., as of December 31, 2023 and 2022, and for the years then ended, incorporated in this offering circular by reference from RealtyMogul Apartment Growth REIT, Inc.’s Annual Report on Form 1-K for the year ended December 31, 2023 have been audited by CohnReznick LLP, an independent auditor, as stated in its report thereon, incorporated herein by reference, and have been incorporated in this offering circular by reference in reliance upon the report of such firm given on the authority of said firm as experts in accounting and auditing.

We have not engaged an independent valuation services firm, and do not intend to do so until such time as we determine that one is needed. As further described under “Description of our Common Stock—Valuation Policies,” the internal accountants or asset managers of our Manager or its affiliates will use the estimated market values provided as well as inputs from other sources in their calculation of our quarterly NAV per share.

ADDITIONAL INFORMATION

We have filed with the SEC an offering statement under the Securities Act on Form 1-A regarding this offering. This offering circular, which is part of the offering statement, does not contain all the information set forth in the offering statement and the exhibits related thereto filed with the SEC, reference to which is hereby made. Following the qualification of our initial offering statement, we became subject to the informational reporting requirements of the Exchange Act that are applicable to Tier 2 companies whose securities are registered pursuant to Regulation A, and accordingly, we file annual reports, semi-annual reports and other information with the SEC. The offering statement, the related exhibits and the reports and other information we file with the SEC will be available to the public free of charge through the SEC’s website at www.sec.gov.

The information incorporated by reference herein is an important part of the offering statement and this offering circular. The following documents previously filed with the SEC are incorporated by reference into the offering statement and this offering circular:

○	Our Annual Report on Form 1-K for the fiscal year ended December 31, 2023, filed with the SEC on April 26, 2024; and
○	Our Current Reports on Form 1-U filed with the SEC on March 6, 2024 , June 10, 2024, July 3, 2024 and July 10, 2024.

You may also request a copy of these filings at no cost, by writing, emailing or telephoning us at:

RealtyMogul Apartment Growth REIT, Inc.

Attn: Investor Relations

10573 W. Pico Blvd.

PMB #603

Los Angeles, CA 90064

Info@realtymogul.com

(877) 781-7153

Within 120 days after the end of each fiscal year we will provide to our stockholders of record an annual report. The annual report will contain audited financial statements and certain other financial and narrative information that we are required to provide to stockholders.

We also maintain a website at www.realtymogul.com, where there may be additional information about our business, but the contents of that site are not incorporated by reference in or otherwise a part of this offering circular.

149

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF REALTYMOGUL APARTMENT GROWTH REIT, INC.

The financial statements of the Company can be found in Item 7. Financial Statements” of the Company’s Annual Report on Form 1-K for the fiscal year ended December 31, 2023, which can be found here, which is incorporated herein by reference.

F-1

APPENDIX A

PRIOR PERFORMANCE TABLES

The prior performance tables that follow present certain information regarding certain real estate programs previously sponsored by our Sponsor and its affiliates. We have presented all programs subject to public reporting requirements that have similar investment objectives to this offering. The information in this section should be read together with the summary information in this offering circular under the caption “Management – Prior Performance of our Sponsor.”

These tables contain information that may aid a potential investor in evaluating the program being offered in this offering circular. However, the purchase of shares of our common stock will not create any ownership interest in the program included in these tables.

A-1

TABLE II

COMPENSATION TO SPONSOR (UNAUDITED)

The following sets forth the compensation received by our Manager and its affiliates, including compensation paid out of offering proceeds and compensation paid in connection with the ongoing operations of Prior Real Estate Programs. Each of the Prior Real Estate Programs for which information is presented below has investment objectives similar or identical to ours. All figures are as of December 31, 2023.

RealtyMogul Income REIT, LLC (1)
Date offering commenced	8/12/2016
Dollar amount raised(2)	$58,350,255
Amount paid to sponsor from proceeds of offering:
Broker Sales Commissions(3)	—
Other	—
Amount paid to sponsor from operations:
Asset Management Fee	$3,236,062
Servicing Fee	$77,631
Special Servicing Fee	—
Other Operating Expenses	—
Amount paid to sponsor from property sales and refinancing:
Real Estate Commissions	—
Financing Fees	—

(1)	RealtyMogul Income REIT, LLC is continuing operations.
(2)	Net of repurchases.
(3)	These amounts will be paid by our sponsor and will not be charged to RealtyMogul Income REIT, LLC or its investors.

A-2

TABLE V

SALES OR DISPOSALS OF PROPERTIES (UNAUDITED)

The following table presents summary information on the results of the repayment of loans and equity investments held by RealtyMogul Income REIT, LLC. All figures are through March 27, 2024. The table below reflects the performance of the portfolio in terms of loans and equity investments made, loans and equity investments repaid, interest income received on loans, and profit returned on equity investments.

Loan or Equity Investment	Date Funded(1)	Date of Final Repayment	Payments Received	Loan or Equity and Funds Contributed Net of Any Interest	Amount of Loan Repaid & Interest Earned or Equity & Profit Returned(2)	Interest Earned or Profit Returned(3)
Garden Grove	8/19/2016	3/29/2017	$4,234,399	$3,915,000	$4,234,399	$319,399
Hanford Center	3/31/2017	12/12/2017	$2,031,065	$1,900,000	$2,031,065	$131,065
Wyckoff Avenue Apartments	6/20/2017	6/13/2018	$1,510,775	$1,350,000	$1,510,775	$160,775
Animas Building	1/11/2017	9/18/2018	$1,642,014	$1,435,910	$1,642,014	$206,104
JADAK Headquarters	6/28/2017	6/3/2019	$1,823,125	$1,500,000	$1,823,125	$323,125
Crossroads South	8/3/2017	6/24/2019	$1,537,500	$1,250,000	$1,537,500	$287,500
Corona Marketplace	8/17/2017	7/2/2019	$4,493,414	$3,549,300	$4,493,414	$944,114
Orange Tree Village	4/23/2018	7/16/2019	$2,615,492	$2,275,000	$2,615,492	$340,492
Northside at John’s Creek	6/20/2017	8/30/2019	$1,967,250	$1,500,000	$1,967,250	$467,250
Parkway Plaza	2/17/2017	12/30/2019	$4,387,889	$3,400,000	$4,387,889	$987,889
1450-1460 S Harbor Blvd	3/16/2018	1/31/2020	$2,362,172	$1,900,000	$2,362,172	$462,172
378 Moss Street (4)	11/15/2017	2/6/2020	$5,326,724	$4,490,000	$5,326,724	$836,724
Riverside Office Portfolio	10/22/2018	3/6/2020	$2,922,274	$2,500,000	$2,922,274	$422,274
Naugatuck Valley	10/23/2018	3/16/2020	$3,510,000	$3,000,000	$3,510,000	$510,000
Ashlan Park	11/19/2018	4/17/2020	$4,221,223	$3,600,000	$4,221,223	$621,223
Amerigroup Corp HQ	5/21/2018	6/9/2020	$2,125,000	$1,700,000	$2,125,000	$425,000
2395 29th Ave	2/16/2018	7/29/2020	$5,734,395	$4,750,000	$5,734,395	$984,395
Portland Office	11/27/2018	10/15/2020	$4,592,588	$3,950,000	$4,592,588	$642,588
PFF ETF	8/28/2020	2/19/2021	$4,082,342	$3,899,674	$4,082,342	$182,668
Pensacola Marketplace	6/12/2017	3/31/2021	$1,568,594	$1,125,000	$1,568,594	$443,594
Synchrony Financial	8/19/2016	6/25/2021	$2,316,916	$2,000,000	$2,316,916	$316,916
NV Energy	7/9/2020	12/31/2021	$10,467,894	$6,000,000	$10,467,894	$4,467,894
Highland Place	3/22/2017	2/16/2022	$3,504,976	$2,300,000	$3,504,976	$1,204,976
Shiloh Park	11/18/2020	5/18/2022	$2,746,596	$2,323,030	$2,746,596	$423,566

(1) Represents the date on which the program acquired the loan or equity investment, which could be later than the date the loan or equity investment was originated.

(2) Reflects the proceeds from the loan repayment or equity and profit returned from the equity investment including all interest earned since the date on which the program acquired the loan or all profit returned from the equity investment. RealtyMogul Income REIT, LLC generally intends to reinvest the proceeds of the repayment.

(3) Reflects the interest earned from the repaid loan or profit returned from the repaid equity investment.

(4) The original loan amount was $3,575,000, but it was subsequently increased in an amendment.

The following table presents summary information on the results of the repayment of equity investments held by RealtyMogul Apartment Growth REIT, Inc. All figures are through May 16, 2024. The table below reflects the performance of the portfolio in terms of investments made, investments repaid, and interest income received on preferred equity investments.

Equity Investment	Date Funded(1)	Date of Final Repayment or Date of Sale	Payments Received	Equity and Funds Contributed Net of Any Interest	Amount of Equity Repaid & Interest Earned or Equity & Profit Returned(2)	Interest Earned or Profit Returned(3)
Ashland Apartments	6/22/2018	6/6/2019	$1,656,600	$1,440,000	$1,656,600	$216,600
PFF ETF	8/28/2020	2/19/2021	$2,512,217	$2,399,810	$2,512,217	$112,408
Terrace Hill Apartments	5/31/2019	11/1/2021	$5,032,401	$3,385,320	$5,032,401	$1,647,081
Villas de Toscana	1/31/2018	12/20/2021	$1,175,153	$1,000,000	$1,175,153	$175,153
The Clover on Park Lane	8/31/2017	1/7/2022	$10,029,777	$4,000,000	$10,029,777	$6,029,777
Avon Place Apartments	11/1/2018	9/30/2022	$4,704,387	$3,000,000	$4,704,387	$1,704,387
Villas de Sonoma	2/28/2018	10/25/2022	$1,882,082	$1,872,078	$1,882,082	$10,004
Villas del Sol I & II	1/9/2018	12/22/2023	$1,827,616	$1,000,000	$1,827,616	$827,616

(1) Represents the date on which the program acquired the equity investment, which could be later than the date the investment was originated.

(2) Reflects the proceeds from the equity investment repayment including all interest or profit earned since the date on which we acquired the investment. RealtyMogul Apartment Growth REIT, Inc. generally intends to reinvest the proceeds of the repayment.

(3) Reflects the interest earned or profit returned from the repaid equity investment.

A-3

RealtyMogul Apartment Growth REIT, Inc.

Sponsored by

RM Sponsor, LLC

UP TO $71,628,340 IN SHARES OF COMMON STOCK

OFFERING CIRCULAR

You should rely only on the information contained in this offering circular. No dealer, salesperson or other individual has been authorized to give any information or to make any representations that are not contained in this offering circular. If any such information or statements are given or made, you should not rely upon such information or representation. This offering circular does not constitute an offer to sell any securities other than those to which this offering circular relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This offering circular speaks as of the date set forth below. You should not assume that the delivery of this offering circular or that any sale made pursuant to this offering circular implies that the information contained in this offering circular will remain fully accurate and correct as of any time subsequent to the date of this offering circular.

__________, 2024

PART III EXHIBITS

Exhibit No.	Description
1.1*	Form of Selling and Distribution Agreement by and between RM Sponsor, LLC and RM Securities, LLC (incorporated by reference to Exhibit 1.1 to the Company’s Offering Statement on Form 1-A/A, filed on April 9, 2024)

2.1*	Articles of Amendment and Restatement of RealtyMogul Apartment Growth REIT, Inc. (Incorporated by reference to Exhibit 2.1 to the Company’s Offering Statement on Form 1-A/A, filed on August 4, 2017)

2.2*	Articles of Amendment to the Articles of Amendment and Restatement of RealtyMogul Apartment Growth REIT, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Offering Statement on Form 1-A POS, filed on December 9, 2021)

2.3*	Articles of Amendment to the Articles of Amendment and Restatement of RealtyMogul Apartment Growth REIT, Inc. (incorporated by reference to Exhibit 2.3 to the Company’s Offering Statement on Form 1-A/A, filed on April 9, 2024)

2.4*	Amended and Restated Bylaws of RealtyMogul Apartment Growth REIT, Inc. (Incorporated by reference to Exhibit 2.3 to the Company’s Offering Statement on Form 1-A, filed on June 28, 2017)

2.5*	Amendment No. 1 to the Amended and Restated Bylaws of RealtyMogul Apartment Growth REIT, Inc. (incorporated by reference to Exhibit 2.4 to the Company’s Offering Statement on Form 1-A POS, filed on December 9, 2021)

4.1*	Form of Subscription Agreement (incorporated by reference to Exhibit 4.1 to the Company’s Offering Statement on Form 1-A/A, filed on April 9, 2024)

4.2*	Distribution Reinvestment Plan (Incorporated by reference to Exhibit 4.2 to the Company’s Offering Statement on Form 1-A POS, filed on August 31, 2018)

6.1*	Form of Management Agreement between RealtyMogul Apartment Growth REIT, Inc. and RM Adviser, LLC (Incorporated by reference to Exhibit 6.1 to the Company’s Offering Statement on Form 1-A, filed on June 28, 2017)

6.2*	Amendment to Management Agreement between RealtyMogul Apartment Growth REIT, Inc. and RM Adviser, LLC (Incorporated by reference to Exhibit 6.2 to the Company’s Post-Qualification Amendment to the Offering Statement on Form 1-A, filed on December 20, 2019)

6.3*	Form of Agreement of Limited Partnership of RealtyMogul Apartment Growth REIT Operating Partnership, L.P. (Incorporated by reference to Exhibit 6.2 to the Company’s Offering Statement on Form 1-A, filed on June 28, 2017)

6.4*	Amendment to Agreement of Limited Partnership of RealtyMogul Apartment Growth REIT Operating Partnership, LP (incorporated by reference to Exhibit 6.4 to the Company’s Offering Statement on Form 1-A POS, filed on December 9, 2021)

6.5*	Form of License Agreement between RealtyMogul Apartment Growth REIT, Inc. and Realty Mogul, Co. (Incorporated by reference to Exhibit 6.3 to the Company’s Offering Statement on Form 1-A, filed on June 28, 2017)

6.6*	Form of Master Technology and Services Agreement among RM Technologies, LLC, RM Sponsor, LLC and RealtyMogul Apartment Growth REIT, Inc. (incorporated by reference to Exhibit 6.6 to the Company’s Offering Statement on Form 1-A/A, filed on April 9, 2024)

10.1*	Power of Attorney of Flynann Janisse and Louis S. Weeks (incorporated by reference to the signature page of the Company’s Offering Statement on Form 1-A POS (File No. 024-10713) filed August 31, 2018)

11.1*	Consent of Venable LLP (included in Exhibit 12.1)

11.2**	Consent of CohnReznick LLP, Independent Auditors

12.1*	Opinion of Venable LLP, as to the legality of the securities being qualified (incorporated by reference to Exhibit 12.1 to the Company’s Offering Statement on Form 1-A/A, filed on April 9, 2024)

*Previously filed.

**Filed herewith.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on July 25, 2024.

RealtyMogul Apartment Growth REIT, Inc.

By:	/s/ Kevin Moclair
Name:	Kevin Moclair
Title:	Chief Accounting Officer and Treasurer
Date:	July 25, 2024

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jilliene Helman	Chief Executive Officer, President and Director	July 25, 2024
Jilliene Helman	(Principal Executive Officer)

/s/ Kevin Moclair	Chief Accounting Officer and Treasurer	July 25, 2024
Kevin Moclair	(Principal Financial Officer and Principal Accounting Officer)

*	Director	July 25, 2024
Flynnann Janisse

*	Director	July 25, 2024
Louis S. Weeks III

*By:	/s/ Jilliene Helman
Jilliene Helman, Chief Executive Officer, Attorney-in-fact

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